Exhibit 10.2

CONTRIBUTION AGREEMENT

by and between

ANTERO RESOURCES CORPORATION

and

ANTERO RESOURCES MIDSTREAM LLC

TABLE OF CONTENTS

ARTICLE I
	DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
	CONTRIBUTION

Section 2.1	Contribution	9
Section 2.2	Consideration	10
Section 2.3	Closing	10
Section 2.4	Revenues and Expenses	11

ARTICLE III
	CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES

Section 3.1	Organization and Good Standing	12
Section 3.2	Authority; Authorization of Agreement	12
Section 3.3	No Violations	12
Section 3.4	No Liens	13

ARTICLE IV
	ANTERO MIDSTREAM’S REPRESENTATIONS AND WARRANTIES

Section 4.1	Organization and Good Standing	13
Section 4.2	Authority; Authorization of Agreement	13
Section 4.3	No Violations	13

ARTICLE V
	COVENANTS

Section 5.1	Conduct of Business	14
Section 5.2	Records	14
Section 5.3	Bonds	14
Section 5.4	Required Consents; Carved-Out Assets	14
Section 5.5	Customary Post-Closing Consents	15
Section 5.6	Casualty Loss	15

ARTICLE VI
	TAX MATTERS

Section 6.1	Tax Matters	16

ARTICLE VII
	ASSUMPTION; DISCLAIMER

Section 7.1	Assumption by Antero Midstream	16
Section 7.2	Disclaimer	17

ARTICLE VIII
	MISCELLANEOUS PROVISIONS

Section 8.1	Notices	18
Section 8.2	Assignment; Successors in Interest	18
Section 8.3	Governing Law	18

Section 8.4	Consent to Jurisdiction, Etc.; Waiver of Jury Trial	19
Section 8.5	Severability	19
Section 8.6	Counterparts	19
Section 8.7	No Third-Party Beneficiaries	19
Section 8.8	Amendment; Waiver	19
Section 8.9	Entire Agreement	19
Section 8.10	Further Cooperation	20
Section 8.11	Transaction Costs	20
Section 8.12	Construction	20

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EXHIBITS

Exhibit A	Assets:
Systems
Non-Hydrocarbon Systems
Easements
Fee interests and Leases
Compressor Stations
Equipment
Related Contracts
Midstream Permits

Exhibit B-1	Excluded Assets

Exhibit B-2	Retained Liabilities

Exhibit B-3	Retained third party midstream agreements

Exhibit C	Form of Gathering Agreement

Exhibit D	Form of ROFO Agreement

Exhibit E	Form of Water Services Agreement

Exhibit F	Form of License Agreement

Exhibit G	Required Consents

Exhibit H	Excluded Wells

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is dated the 16th day of October, 2013, by and between Antero Resources Corporation, a Delaware corporation (“Contributor”), and Antero Resources Midstream LLC, a Delaware limited liability company (“Antero Midstream”). Contributor and Antero Midstream are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Contributor owns 100% of the membership interests in Antero Midstream (other than a special membership interest, which is owned by Antero Resources Midstream Management LLC);

WHEREAS, Contributor intends to contribute to Antero Midstream, or to cause the transfer to Antero Midstream of, all of the Assets (as defined below), and Antero Midstream intends to accept all of the Assets and to assume certain Liabilities (as defined below) as further described herein, in each case in accordance with this Agreement;

NOW, THEREFORE, based on the mutual covenants and agreements herein, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  In this Agreement, capitalized terms have the meanings provided in this Section 1.1. All references to Sections refer to Sections in this Agreement and all references to Exhibits refer to Exhibits attached to this Agreement, each of which is made a part hereof.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person. The term “control” and its derivatives with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other voting interests, by contract or otherwise. Notwithstanding the foregoing, Antero Midstream and Contributor shall not be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the introductory paragraph.

“Antero Midstream” has the meaning set forth in the introductory paragraph.

“Assets” means all assets in respect of the midstream business of Contributor on the Closing Date, including the following:

(a)                                 all systems held by Contributor or an Affiliate of Contributor on the Closing Date for the gathering or transportation of Hydrocarbons, including the systems described on Exhibit A (the foregoing, collectively, the “Systems”);

(b)                                 all assets and systems held by Contributor or an Affiliate of Contributor on the Closing Date for the gathering or transportation of water, carbon dioxide or other non-Hydrocarbons, or the treatment, transportation, handling or disposal of waste water or other fluid waste, including the systems described on Exhibit A (the foregoing, collectively, the “Non-Hydrocarbon Systems”);

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(c)                                  all easements, surface use agreements, servitudes, third party permits, licenses, surface leases, sub-surface leases, rights-of-way, grazing rights, logging rights and other similar interests relating to surface operations or for use or occupancy of the surface or the subsurface applicable to the Systems, the Non-Hydrocarbon Systems or the Compressor Stations, including the instruments and agreements described on Exhibit A (the foregoing, collectively, the “Easements”), to the extent reasonably determined by Antero Midstream to be assignable;

(d)                                 all fee and leasehold interests in real property that relate primarily to the ownership or operation of the assets described in the other clauses of this definition, including the fee and leasehold interests described on Exhibit A (the Easements and the interests described in this clause (d), collectively, the “Lands”, and the leases under which the leasehold interests described in this clause (d) are, collectively, the “Leases”);

(e)                                  all compressor stations used on the Systems, including the compressor stations described on Exhibit A (the foregoing, collectively, the “Compressor Stations”);

(f)                                   all of the Personal Property, including the facilities and equipment described on Exhibit A (the foregoing, collectively, the “Equipment”);

(g)                                  all Related Contracts, to the extent reasonably determined by Antero Midstream to be assignable;

(h)                                 all Hydrocarbons comprising line pack or line fill in any part of the Systems at the Effective Time;

(i)                                     all Permits issued to or held by Contributor or any of its Affiliates in connection with Contributor’s or its Affiliates’ ownership or operation of the other assets described in this definition, including those Permits described on Exhibit A (the foregoing, collectively, the “Midstream Permits”), to the extent reasonably determined by Antero Midstream to be assignable;

(j)                                    all of Contributor’s and its Affiliates rights, claims and causes of action (including warranty and similar claims that may be made against a third party vendor under a master service agreement or any other Related Contract) to the extent, and only to the extent, that such rights, claims or causes of action (i) are associated with the Assets and relate to the period of time from and after the Effective Time or (ii) relate to the liabilities assumed by Antero Midstream pursuant to this Agreement (in each case excluding any such rights, claims and causes of action that arise from or are related to the ownership by Contributor or its Affiliates of, or the rights of Contributor or its Affiliates in respect of, the Excluded Assets) (the foregoing, collectively, the “Claims”), to the extent reasonably determined by Antero Midstream to be assignable;

(k)                                 all prepaid expenses (other than Taxes) attributable to the Assets that are paid by or on behalf of Contributor or its Affiliates and are attributable to the periods of time on and after the Effective Time, including prepaid utility charges;

(l)                                     the Conveyed IP; and

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(m)                             all of Contributor’s and its Affiliates’ files, records and data directly and primarily relating to the items described in the preceding clauses above, including title records (including title opinions and curative documents), surveys, maps and drawings, operating data and records, maintenance records, and correspondence, including any Intellectual Property (other than Trademarks) held by Contributor therein, except (i) to the extent the transfer, delivery or copying of such records may be restricted by contract with a third party or subject to a fee; (ii) all documents and instruments of Contributor that may be protected by the attorney-client privilege; and (iii) all accounting and Tax files, books, records, Tax Returns and Tax work papers related to such items (the foregoing, collectively, the “Records”).

Notwithstanding the foregoing, “Assets” shall not include the Excluded Assets.

“Asset Taxes” shall mean sales, use, ad valorem, property, excise or similar Taxes based upon the operation or ownership of the Assets but excluding, for the avoidance of doubt, (a) Income Taxes and (b) Transfer Taxes.

“Assignment Documents” has the meaning set forth in Section 2.3(a)(i).

“Bonds” has the meaning set forth in the definition of Excluded Assets.

“Business Day” means any day except Saturday, Sunday or any day on which banks in the United States are required to be or are customarily closed.

“Carved-Out Asset” has the meaning set forth in Section 5.4(b).

“Claims” has the meaning set forth in the definition of Assets.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” means the date on which Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compressor Stations” has the meaning set forth in the definition of Assets.

“Contributor” has the meaning set forth in the introductory paragraph.

“Conveyed IP” means (a) all Intellectual Property (other than Trademarks) owned by Contributor primarily relating to the operation of the Non-Hydrocarbon Systems and (b) the Intellectual Property described in Exhibit A, including all rights, claims and causes of action for past, present and future infringement and misappropriation of the Conveyed IP, including the right to seek injunctive relief and damages, and to collect and retain same.

“Customary Post-Closing Consents” means (a) consents, notices, approvals, waivers, authorizations and filings from or to (as applicable) Governmental Authorities that are customarily obtained or made (as applicable) after closing in connection with transactions similar to the transactions contemplated by this Agreement and (b) any consents, approvals, waivers and authorizations of Governmental Authorities or other third parties that cannot be unreasonably withheld by the relevant Person.

“Easements” has the meaning set forth in the definition of Assets.

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“Effective Time” means 00:01 a.m. (Central Time) on the first day of the calendar month in which Closing occurs.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws of any Governmental Authority having jurisdiction over the Assets in question addressing pollution or protection of human health, safety, natural resources or the environment, Releases or threatened Releases of, or exposure to, Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, handling, transport or disposal of Hazardous Materials and all amendments to such Laws.

“Equipment” has the meaning set forth in the definition of Assets.

“Excluded Assets” means all right, title and interest of Contributor and its Affiliates in and to any assets, properties, agreements and interests not included in the definition of Assets, including, without limitation:

(a)                                 the Upstream Assets;

(b)                                 all systems primarily used or intended for the gathering or transportation of Hydrocarbons produced from the Excluded Wells;

(c)                                  all of Contributor’s (and its Affiliates’) corporate minute books, financial records and other business records to the extent such books and records are related to Contributor’s (or any of its Affiliates’) business generally or are otherwise not directly related to the Assets;

(d)                                 all claims for refunds, credits, loss carryforwards and similar Tax assets with respect to (i) Asset Taxes allocated to Contributor pursuant to Section 6.1(b), (ii) Income Taxes of Contributor or any of its Affiliates or (iii) any Taxes attributable to any of the assets or properties described in this definition;

(e)                                  all personal computers and associated peripherals and all radio and telephone equipment (and licenses related thereto);

(f)                                   all of Contributor’s (and its Affiliates’) computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property (except the Conveyed IP), and all interests of the Contributor in and to the License Agreement;

(g)                                  all documents and instruments of Contributor (or any of its Affiliates) that may be protected by an attorney-client privilege (other than title opinions and reports on status of title, in each case, with respect to title to any of the Assets);

(h)                                 all offices of Contributor and all personal property located therein;

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(i)                                     all of the bonds, letters of credit, guarantees, deposits and other pre-payments posted by Contributor or any of its Affiliates with any Governmental Authorities or any other third parties (“Bonds”);

(j)                                    all trade credits, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time, or attributable to any of the assets and properties described in this definition with respect to any period of time;

(k)                                 all accounts (including bank accounts) and all cash on hand;

(l)                                     any policy or agreement of insurance or indemnity agreement and any proceeds or awards therefrom;

(m)                             all assets of Antero Resources Midstream Management LLC and all assets of any Person that directly or indirectly holds any interest in Antero Resources Midstream Management LLC; and

(n)                                 all assets described on Exhibit B.

“Excluded Wells” means the wells specified on Exhibit H.

“Gathering Agreement” means a natural gas gathering agreement to be entered into by Contributor and Antero Midstream at Closing in substantially the form set forth in Exhibit C.

“Governmental Authority” means any federal, state, local, municipal or other governments; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

“Hazardous Materials” means any substance that, by its nature or its use, is regulated or as to which liability might arise under any Environmental Law including any:  (a) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, condensate, crude oil or any components, fractions, or derivatives thereof or oil and gas exploration and production waste; and (c) asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation, or radon gas.

“Hydrocarbons” means oil and gas and other hydrocarbons produced in association therewith (whether in liquid or gaseous form), or any combination thereof, and any minerals produced in association therewith.

“Income Taxes” means any federal, state, local or foreign Taxes measured by or imposed on net income, gross revenue or receipts, including franchise or similar Taxes.

“Intellectual Property” means (a) patents and patent applications; (b) trade secrets and confidential information, (c) copyrights, registered and unregistered; and (d) trademarks, service marks, trade names, trade dress, and domain names (“Trademarks”).

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“Lands” has the meaning set forth in the definition of Assets.

“Laws” means any and all applicable laws, statutes, ordinances, Permits, decrees, writs, injunctions, orders, codes, judgments, principles of common law, rules or regulations that are promulgated, issued or enacted by a Governmental Authority having jurisdiction, and includes Environmental Laws.

“Leases” has the meaning set forth in the definition of Assets.

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, obligations, losses, damages, penalties, fines and other costs and expenses (including reasonable attorneys’ fees and other legal costs and expenses), including any of the foregoing arising out of or otherwise attributable to personal injury or death, property damage, environmental damage or remediation, or violation of Environmental Law.

“License Agreement” means a license agreement in respect of certain intellectual property rights of Contributor, to be entered into by Contributor and Antero Midstream at Closing in substantially the form set forth in Exhibit F.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, defect, restriction or other encumbrance in respect of such asset.

“Material Adverse Effect” means any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the Assets; provided, however, that a Material Adverse Effect shall not include such material adverse effects resulting from (a) general changes in Hydrocarbon prices; (b) general changes in industry, economic, financial or political conditions or markets; (c) changes in conditions or developments generally applicable to the oil and gas industry, in any area or areas where the Assets are located; (d) acts of God, including hurricanes, storms and other natural disasters; (e) acts or failures to act of Governmental Authorities; or (f) civil unrest or similar disorder, terrorist acts, any outbreak of hostilities of war.

“Midstream Permits” has the meaning set forth in the definition of Assets.

“Non-Hydrocarbon Systems” has the meaning set forth in the definition of Assets.

“Operating Expenses” means all operating expenses (including costs of insurance but excluding Asset Taxes) and capital expenditures incurred in the ownership and operation of the Assets.

“Party” and “Parties” have the meanings set forth in the introductory paragraph.

“Permit” means any permit, license, certificate, consent, approval, waiver, exemption, variance, authorization, registration and any similar item required under any Law or issued by any Governmental Authority.

“Permitted Liens” means, with respect to any Asset:

(a)                                 any Governmental Authority or other third party consent, notice, approval, waiver, authorization or filing required in respect of such Asset in connection with the consummation of the transactions contemplated hereby, including the

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Required Consents in respect of any Carved-Out Asset and the Customary Post-Closing Consents;

(b)                                 the dedications and any other Liens under the Gathering Agreement, the ROFO Agreement, the Water Services Agreement and the Shared Use Agreements;

(c)                                  rights reserved to or vested in a Governmental Authority having jurisdiction to control or regulate such Asset in any manner whatsoever and all Laws of such Governmental Authorities;

(d)                                 Liens for Taxes, assessments and similar charges that are (i) not yet due or (ii) being contested in good faith by appropriate proceedings;

(e)                                  mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business that are not yet due and payable;

(f)                                   Easements, Leases and Permits affecting such Asset, and ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads and structures on, over or through such Asset, in each case, to the extent the same do not materially affect or impair the ownership, operation or use of such Asset (either as owned, operated or used immediately before Closing, or as contemplated to be built out and owned, operated and used by Antero Midstream following Closing);

(g)                                  any undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to operation or use of such Asset;

(h)                                 the terms and conditions of the instruments creating the Assets, if applicable; and

(i)                                     Liens created by any third party owner of the Lands.

“Person” means an individual, partnership, corporation, limited liability company, trust, Governmental Authority or other entity.

“Personal Property” means the equipment, structures, fixtures, improvements, equipment, storage tanks, pipelines, manifolds, casing, tubing, pumps, motors, machinery, compression equipment, flow lines, processing and separation facilities and other items of every kind and nature located at or on the Compressor Stations or the Lands or primarily used or held for use in connection with the Assets at Closing.

“ROFO Agreement” means a right of first offer agreement relating to natural gas processing and certain other services to be entered into by Contributor and Antero Midstream at Closing in substantially the form set forth in Exhibit D.

“Records” has the meaning set forth in the definition of Assets.

“Related Contracts” shall mean those gathering, transportation and marketing agreements, hydrocarbon storage agreements, operating agreements, balancing agreements, facilities or equipment leases, interconnection agreements, service and parts agreements and all other contracts to which Contributor or an Affiliate of Contributor is a party, that relate primarily to the ownership or operation of

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the Assets and that will be binding on Antero Midstream or any of the Assets after the Closing Date, including the contracts set forth on Exhibit A, but excluding any contract that is an Excluded Asset.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Required Consents” means (a) the consents, notices, approvals, waivers, authorizations and filings set forth on Exhibit G and (b) any Governmental Authority or other third party consent, notice, approval, waiver, authorization or filing that is identified by Antero Midstream before Closing as material to the consummation of the transactions contemplated hereby.

“Retained Liabilities” means (a) any and all Income Taxes imposed on Contributor or any of its Affiliates; the Asset Taxes allocable to Contributor pursuant to Section 6.1(b); any Taxes imposed on or with respect to the Excluded Assets; and any and all other Taxes imposed on or with respect to the Assets for any taxable period (or portion thereof) ending before the Effective Time; and (b) the Liabilities described on Exhibit B-2.

“Shared Use Agreements” has the meaning set forth in Section 2.3(a)(v).

“Straddle Period” means any Tax period beginning before and ending at or after the Effective Time.

“Systems” has the meaning set forth in the definition of Assets.

“Tax” and “Taxes” means (a) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any Governmental Authority, including any federal, state, local and/or foreign income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, (b) any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with any item described in clause (a), and (c) any liability in respect of any item described in clauses (a) or (b) above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

“Tax Return” means any report, return, information statement, election, document, estimated tax filing, declaration or other filing provided to any Governmental Authority in respect of Taxes including any attachments thereto and amendments thereof.

“Transfer Taxes” has the meaning set forth in Section 6.1(a).

“Upstream Assets” means all assets held by Contributor or an Affiliate of Contributor in respect of the upstream business of Contributor and its Affiliates, including all interests of Contributor or its Affiliates:

(a)                                 in and to any oil and gas wells and leases, including all mineral interests, royalty interests, overriding royalty interests, production payments, other payments out of or measured by the value of oil and gas production, net profits interests, carried interests, farmout or farmin rights, options, subleases, and all other rights

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and interests that Contributor or its Affiliates have in and to any oil and gas leases, any lands pooled or unitized therewith and any oil and gas wells;

(b)                                 in and to (i) any Hydrocarbons, carbon dioxide or water or other non-Hydrocarbons in and under, or which may be produced and saved from or attributable to, the leases or lands referred to in clause (a), or any interests pooled or unitized therewith; and (ii) any water the subject of any water rights agreement between Contributor and any third party;

(c)                                  other than any line fill and line pack that is expressly included in the Assets, all Hydrocarbons in storage or existing in stock tanks, pipelines and/or plants (including inventory) on the Systems and all carbon dioxide, water and other non-Hydrocarbons in storage or existing in stock tanks, pipelines and/or plants (including inventory) on the Non-Hydrocarbon Systems;

(d)                                 with respect to the use and occupancy of the surface of and the subsurface depths under the lands and leases referred to in clause (a), and rights of ingress and egress and similar rights and interests pertaining to, situated on or used in connection with such lands and leases, except, in the case of surface and access rights, to the extent such surface rights comprise a part of the Lands;

(e)                                  in and to any oil, gas or mineral unitization, pooling, operating and communitization agreements, joint venture agreements, farmin and farmout agreements, exploration agreements, exchange agreements, declarations, orders, rules, regulations or other official acts of any Governmental Authority and the units created thereby, including all units voluntarily formed or formed under orders, regulations, rules or other official acts of any Governmental Authority having jurisdiction;

(f)                                   in and to all surface and subsurface personal property, equipment, machinery, fixtures, movable and immovable property and improvements on or appurtenant to the leases, lands or wells described in clause (a), or used or obtained in connection with the exploration, development or operation of such leases, lands or wells, including any trucks and cars, drilling/workover rigs and rolling stock and all equipment, pipe and inventory that is not currently being used or currently designated for use in connection with the ownership or operation of the Assets (whether located on or off the Assets); and

(g)                                  in and to (i) the Gathering Agreement, the ROFO Agreement, the Water Services Agreement and the Shared Use Agreements, and (ii) all agreements with third parties for midstream services, including the agreements set forth on Exhibit B-3.

“Water Services Agreement” means a water services agreement to be entered into by Contributor and Antero Midstream at Closing in substantially the form set forth in Exhibit E.

ARTICLE II
CONTRIBUTION

Section 2.1                                    Contribution.  Subject to the terms and conditions of this Agreement, Contributor shall contribute, or cause the transfer of, and Antero Midstream shall accept, all of Contributor’s and its Affiliates’ right, title and interest in and to the Assets, free and clear of all Liens other than Permitted

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Liens. Notwithstanding anything to the contrary set forth herein, Contributor shall reserve and retain all of the Excluded Assets and the Assets shall not include any of the Excluded Assets.

Section 2.2                                    Consideration.  The contribution of the Assets under this Agreement shall be made by way of a capital contribution from Contributor to Antero Midstream and no payment shall be made by Antero Midstream to Contributor in consideration of such contribution.

Section 2.3                                    Closing.  The Closing shall take place at the offices of Vinson & Elkins LLP, 1001 Fannin, Suite 2500, Houston, TX 77002 at 9:00 a.m. (Central Time) on the earlier of (i) the date on which Antero Midstream elects that Closing shall occur and (ii) the date falling 180 days after the date of this Agreement, and, in each case, if such date is not a Business Day, the first Business Day thereafter. At the Closing:

(a)                                 Antero Midstream shall deliver the following to Contributor:

(i)                                     original executed counterparts of such assignment agreements, assumption agreements, novation agreements, releases, deeds and bills of sale (collectively, the “Assignment Documents”) as may be reasonably required by Antero Midstream in order to effect the contribution of the Assets as contemplated by this Agreement, in sufficient number as Contributor and Antero Midstream may each reasonably require to facilitate appropriate recording; provided that (i) any Assignment Document that comprises a deed for the transfer of real property shall, unless reasonably requested otherwise by Antero Midstream, be a special warranty deed and (ii) the Assignment Documents shall not materially vary the obligations or change the allocations of liability as between the Parties as set forth in this Agreement;

(ii)                                  all other documents reasonably required by Contributor or Antero Midstream in order to transfer operations on the Assets to Antero Midstream, to the extent such operations were, immediately prior to Closing, conducted by Contributor or any of its Affiliates;

(iii)                               the consideration set forth in Section 2.2;

(iv)                              original executed counterparts of the Gathering Agreement, the ROFO Agreement, the Water Services Agreement and the License Agreement;

(v)                                 original executed counterparts of such shared use agreements and other instruments relating to the Contributor and Antero Midstream’s continued access to, and use of, respectively, the Assets and the retained assets of Contributor (collectively, the “Shared Use Agreements”), as may be reasonably required by Antero Midstream in order for Antero Midstream to develop, construct, own and operate the Assets and the related midstream business going forward, and for Contributor to continue to own and operate its retained business; and

(vi)                              any other items that are required by this Agreement to be executed and/or delivered by Antero Midstream on the Closing Date or are reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby.

(b)                                 Contributor shall deliver the following to Antero Midstream:

(i)                                     original executed copies of such Assignment Documents as may be reasonably required by Antero Midstream in order to effect the contribution of the Assets as contemplated by this Agreement, in sufficient number as Contributor and Antero Midstream may each reasonably require to facilitate appropriate recording;

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(ii)                                  an executed certificate of non-foreign status described in Treasury Regulation §1.1445-2(b)(2);

(iii)                               all other documents reasonably required by Contributor or Antero Midstream in order to transfer operations on the Assets to Antero Midstream, to the extent such operations were, immediately prior to Closing, conducted by Contributor or any of its Affiliate;

(iv)                              original executed counterparts of the Gathering Agreement, the ROFO Agreement, the Water Services Agreement and the License Agreement;

(v)                                 a recordable release of any trust, mortgages, financing statements, fixture filings or security agreements made by Contributor or any of its Affiliates affecting any part of the Assets;

(vi)                              original executed copies of the Shared Use Agreements; and

(vii)                           any other items that are required by this Agreement to be executed and/or delivered by Contributor on the Closing Date or are reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby.

Section 2.4                                    Revenues and Expenses.

(a)                                 Except as expressly provided otherwise in Section 7.1 or otherwise in this Agreement, Contributor or its applicable Affiliate shall remain entitled to all of the rights of ownership (including the right to all proceeds) and shall remain responsible for all Operating Expenses, in each case attributable to the Assets for the period of time prior to the Effective Time.  Except as expressly provided otherwise in Section 7.1, Antero Midstream shall be entitled to all of the rights of ownership (including the right to all proceeds), and shall be responsible for all Operating Expenses, in each case attributable to the Assets from and after the Effective Time.

(b)                                 If any Party receives monies that, in accordance with the principles set forth in Section 2.4(a), belong to the other Party, then the receiving Party shall, within 30 days after the end of the month in which such amounts were received, pay such amounts to the proper Party. If any Party pays monies for Operating Expenses which are the obligation of the other Party hereto, then such other Party shall, within 30 days after the end of the month in which the applicable invoice and proof of payment of such invoice were received, reimburse the Party that paid such Operating Expenses. If a Party receives an invoice of an expense or obligation which is owed by the other Party, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same. If an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Contributor and Antero Midstream, then the Parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee.

(c)                                  Each of Contributor and Antero Midstream shall be permitted to offset any Operating Expenses owed by such Party to the other Party pursuant to this Section 2.4 against revenues owing by the second Party to the first Party pursuant to this Section 2.4, but not otherwise.

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ARTICLE III
CONTRIBUTOR’S REPRESENTATIONS AND WARRANTIES

Contributor represents and warrants to Antero Midstream the following as of the date of this Agreement and as of Closing (except to the extent that a specific date is referred to, in which case Contributor represents and warrants to Antero Midstream that such statement is correct as of such specific date):

Section 3.1                                    Organization and Good Standing.  Contributor is a corporation, duly organized and validly existing under the Laws of the State of Delaware. Contributor is duly licensed or qualified to do business as a foreign corporation, and is in good standing in all jurisdictions in which such qualification is required by Law, except where the failure to qualify would not have a Material Adverse Effect.

Section 3.2                                    Authority; Authorization of Agreement.  Contributor has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby to be executed and delivered by Contributor, to consummate the transactions contemplated by this Agreement and such documents and to perform all of its obligations herein and therein.  This Agreement constitutes, and such documents, when executed and delivered by Contributor, shall constitute, the valid and binding obligation of Contributor, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 3.3                                    No Violations.  Except for (x) any Customary Post-Closing Consents and (y) as at Closing, any Required Consents in respect of any Carved-Out Assets: (a) there are no consents, notices, approvals, waivers, authorizations and filings or other prohibitions on assignment that are applicable to the contribution of the Assets by Contributor and its Affiliates to Antero Midstream as contemplated by this Agreement; and (b) Contributor’s execution and delivery of this Agreement and the documents contemplated hereby to be executed and delivered by Contributor, and the consummation of the transactions contemplated by this Agreement and such documents, shall not:

(i)                                     conflict with or require the consent, approval, waiver or authorization of, or the notice or filing to, any Person under any of the terms, conditions or provisions of the organizational documents of Contributor;

(ii)                                  violate any provision of, or require any consents, notices, approvals, waivers, authorizations and filings under, any Laws (excluding Environmental Laws) applicable to Contributor except (in each case) where such violation or the failure to make or obtain such consents, notices, approvals, waivers, authorizations and filings would not have a Material Adverse Effect;

(iii)                               conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consents, notices, approvals, waivers, authorizations and filings under any Related Contract, except where such conflict, breach or default would not have a Material Adverse Effect; or

(iv)                              result in the creation or imposition of any Lien upon one or more of the Assets except where such Lien would not have a Material Adverse Effect.

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Section 3.4                                    No Liens.  Except for Permitted Liens and Liens that will be released at Closing, there are no Liens upon any of the Assets.

ARTICLE IV
ANTERO MIDSTREAM’S REPRESENTATIONS AND WARRANTIES

Antero Midstream represents and warrants to Contributor the following as of the date of this Agreement and as of Closing (except to the extent that a specific date is referred to, in which case Antero Midstream represents and warrants to Contributor that such statement is correct as of such specific date):

Section 4.1                                    Organization and Good Standing.  Antero Midstream is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Antero Midstream is duly licensed or qualified to do business as a foreign entity and is in good standing in all jurisdictions in which it is required by Law except where the failure to qualify would not have a material adverse effect on the business, financial condition or results in operations of Antero Midstream or any of its subsidiaries taken as a whole or have a material adverse effect on Antero Midstream’s ability to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

Section 4.2                                    Authority; Authorization of Agreement.  Antero Midstream has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby to be executed and delivered by Antero Midstream, to consummate the transactions contemplated by this Agreement and such documents and to perform all of its obligations herein and therein.  This Agreement constitutes, and such documents, when executed and delivered by Antero Midstream, shall constitute, the valid and binding obligation of Antero Midstream, enforceable against Antero Midstream in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 4.3                                    No Violations.  Antero Midstream’s execution and delivery of this Agreement and the documents contemplated hereby to be executed and delivered by Antero Midstream, and the consummation of the transactions contemplated by this Agreement and such documents do not:

(a)                                 conflict with or require the consent, approval, waiver or authorization of, or the notice or filing to, any Person under any of the terms, conditions or provisions of the organizational documents of Antero Midstream;

(b)                                 violate any provision of, or require any consents, notices, approvals, waivers, authorizations and filings under any Laws (excluding Environmental Laws) applicable to Antero Midstream; or

(c)                                  conflict with, result in a breach of, constitute a default under or constitute an event that, with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consents, notices, approvals, waivers, authorizations and filings under:  (i) any material agreement or any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Antero Midstream is a party or by which Antero Midstream (or any of its assets) is bound, except (in each case) where such conflict, breach or default would not materially affect Antero Midstream’s ability to consummate the transactions contemplated hereby or thereby or (ii) any order, judgment or decree of any Governmental Authority.

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ARTICLE V
COVENANTS

Section 5.1                                    Conduct of Business.  From the date of this Agreement until the Closing, Contributor shall, and shall cause its Affiliates to:

(a)                                 operate its business (solely as it relates to the Assets) in the ordinary course,  except in respect of (i) operations necessary to respond to or alleviate the eminent or immediate endangerment of the health or safety of any individual or the environment or the safety or operational condition of any of the Assets, (ii) actions and operations necessary to develop, construct and hookup any midstream assets of Contributor or its Affiliates that are under development or construction as at the date of this Agreement, or that become under development or construction between the date of this Agreement and Closing, or (iii) any actions expressly consented to in writing by Antero Midstream; and

(b)                                 not assign or otherwise dispose of, or agree to assign or otherwise dispose of, any of the Assets or create any Lien on any of the Assets other than Permitted Liens.

Section 5.2                                    Records.  Contributor shall use commercially reasonable efforts to make available or deliver to Antero Midstream all of the Records as soon as practicable after the Closing Date.  Contributor shall have no obligation to deliver any Records to Antero Midstream that include information relating to Excluded Assets. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, from and after the Closing Date, Contributor may retain a copy of any or all of the Records.

Section 5.3                                    Bonds.  Contributor shall not terminate any of the Bonds relating to the Assets before Closing. Contributor shall be entitled to terminate any of the Bonds relating to the Assets after Closing; provided that Contributor shall not terminate (and shall cause its Affiliates not to terminate) any Bond relating to the Assets unless and until Antero Midstream has put into place a replacement for such Bond directly with the relevant Governmental Authority or other third party. Antero Midstream shall use its commercially reasonable endeavors to put into place replacement Bonds relating to the Assets as soon as reasonably practicable after Closing. If any Bond relating to the Assets is capable of transfer, in accordance with its terms, from Contributor or an Affiliate of Contributor to Antero Midstream, Antero Midstream may elect that such Bond be transferred to Antero Midstream, for consideration equal to the amount posted by Contributor or its relevant Affiliate in respect of such Bond.

Section 5.4                                    Required Consents; Carved-Out Assets.

(a)                                 Contributor shall, before Closing, send to the holder of each Required Consent a notice in compliance with the contractual provisions applicable to such Required Consent seeking such holder’s consent to the transactions contemplated hereby.

(b)                                 In respect of (x) any Claim, Easement, Lease, Related Contract or Midstream Permit that is not capable of assignment to Antero Midstream and hence is not included in the Assets, or (y) any Asset to which a Required Consent applies and for which such Required Consent is not obtained before Closing (each such Claim, Easement, Lease, Related Contract, Midstream Permit or Asset, a “Carved-Out Asset”):

(i)                                     such Carved-Out Asset shall not be contributed to Antero Midstream on Closing;

(ii)                                  the Parties shall, at Closing, deliver to each other such documents and take such actions as Antero Midstream, acting reasonably, determines necessary or desirable to give to Antero Midstream the benefit of the Carved-Out Asset and to cause Antero Midstream to be responsible

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for all of the liabilities associated therewith (which may include Contributor holding title to such Carved-Out Asset in trust for Antero Midstream, Contributor sub-leasing, sub-contracting or licensing such Carved-Out Asset to Antero Midstream, Antero Midstream assuming the pre-Effective Time Liabilities of Contributor under the Related Contracts to the extent required for an assignment of such Related Contracts to be effective, or any other arrangement);

(iii)                               from and after Closing, and unless and until such Carved-Out Asset is contributed pursuant to paragraph (iv) or (v) below or otherwise by mutual agreement of the Parties:

(A)                               Antero Midstream shall perform all obligations of Contributor under such Carved-Out Asset; and

(B)                               if such Carved-Out Asset is a Claim, Easement, Lease, Related Contract or Midstream Permit, Contributor shall take no action (and shall make no omission) the taking (or omission, as applicable) of which would be reasonably likely to (1) comprise or cause a breach, violation or default of or under such Claim, Easement, Lease, Related Contract or Midstream Permit or (2) in respect of a Midstream Permit, cause its revocation, cancellation, suspension or adverse modification;

(iv)                              if such Carved-Out Asset requires a Required Consent, each Party shall use its commercially reasonable endeavors after Closing to cooperate with the other Party in seeking to obtain such Required Consent and, in the event that such Required Consent is obtained following the Closing Date, then, as soon as reasonably practicable (and no later than the tenth Business Day) after such Required Consent is obtained, Contributor shall contribute such Carved-Out Asset to Antero Midstream pursuant to an instrument or instruments in substantially the same form as equivalent instruments for similar assets executed and delivered at Closing, for no additional consideration; and

(v)                                 each Party shall use its commercially reasonable endeavors after Closing to cooperate with the other Party in taking all other actions as may be reasonably required by Antero Midstream to cause such Carved-Out Asset to become assignable, if possible, and, in the event that such Carved-Out Asset becomes assignable following the Closing Date, then, as soon as reasonably practicable (and no later than the tenth Business Day) thereafter (assuming prior receipt of Required Consents), Contributor shall contribute such Carved-Out Asset to Antero Midstream pursuant to an instrument or instruments in substantially the same form as equivalent instruments for similar assets executed and delivered at Closing, for no additional consideration.

Section 5.5                                    Customary Post-Closing Consents.  Each Party shall use its commercially reasonable endeavors after Closing to cooperate with the other Party in seeking to obtain each Customary Post-Closing Consent to the extent Antero Midstream deems it reasonably necessary to obtain such Customary Post-Closing Consent.

Section 5.6                                    Casualty Loss.  Notwithstanding the Effective Time concept set forth in this Agreement, if, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, then (a) the affected Assets shall be deemed to be Excluded Assets and shall not be contributed at Closing, and (b) Contributor shall retain the right to all sums paid or payable to Contributor by third parties by reason of such event with respect to the affected Assets.

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ARTICLE VI
TAX MATTERS

Section 6.1                                    Tax Matters.

(a)                                 Transfer Taxes.  To the extent that any transfer, sales, purchase, use, stamp, registration or other similar Taxes (collectively, “Transfer Taxes”) are payable as a result of the transactions contemplated by this Agreement, such Transfer Taxes shall be borne and timely paid by Contributor.  Contributor and Antero Midstream, as appropriate, shall, at the expense of Contributor, file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to such Taxes, and, if required by applicable Laws, Contributor and Antero Midstream, as appropriate, will join in the execution of any such Tax Return or other documentation of the other.

(b)                                 Asset Taxes.  Contributor shall be allocated and bear all Asset Taxes attributable to (A) any Tax period ending prior to the Effective Time and (B) the portion of any Straddle Period ending immediately prior to the Effective Time.  Antero Midstream shall bear and be allocated all Asset Taxes attributable to (A) any Tax period beginning at or after the Effective Time and (B) the portion of any Straddle Period beginning at the Effective Time.  For purposes of determining the allocations of Asset Taxes for Straddle Periods, (i) Asset Taxes that are imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time based on the portion of the Straddle Period in which the transaction giving rise to such Asset Taxes occurred, and (ii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the Effective Time, on the one hand, and the number of days in such Straddle Period that occur at or after the Effective Time, on the other hand.

(c)                                  Tax Cooperation.  The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes relating to the Assets.  Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any Governmental Authority

ARTICLE VII
ASSUMPTION; DISCLAIMER

Section 7.1                                    Assumption by Antero Midstream.  Antero Midstream assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all Liabilities, known or unknown, with respect to the Assets to the extent arising on or after the Effective Time; provided that Antero Midstream shall not assume any Liabilities of Contributor resulting from, relating to or arising out of the Retained Liabilities or, for the avoidance of doubt, relating to or arising out of the Excluded Assets. Contributor shall indemnify Antero Midstream in respect of all Retained Liabilities and all Liabilities relating to or arising out of the Excluded Assets.

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Section 7.2                                    Disclaimer.

(a)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III AND IN ANY ASSIGNMENT DOCUMENT, (I) CONTRIBUTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) CONTRIBUTOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ANTERO MIDSTREAM OR ITS EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ANTERO MIDSTREAM BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF CONTRIBUTOR).

(b)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III AND IN ANY ASSIGNMENT DOCUMENT, CONTRIBUTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (III)  THE CONDITION, QUALITY, SUITABILITY OR MARKETABILITY OF THE ASSETS, (IV) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY CONTRIBUTOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS, AND (V) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ANTERO MIDSTREAM OR ITS EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO. EXCEPT AS AND TO THE EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III AND IN ANY ASSIGNMENT DOCUMENT, CONTRIBUTOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT AS AND TO THE EXTENT OTHERWISE PROVIDED IN ARTICLE III OR IN ANY ASSIGNMENT DOCUMENT, ANTERO MIDSTREAM SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ANTERO MIDSTREAM HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ANTERO MIDSTREAM DEEMS APPROPRIATE.

(c)                                  Environmental Matters.

(i)                                     CONTRIBUTOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL PERMITS, THE RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS INTO THE ENVIRONMENT, EXPOSURE TO HAZARDOUS MATERIALS, OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.

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(ii)                                  Notwithstanding Section 7.2(c)(i):

(A)                               Contributor shall indemnify and hold harmless Antero Midstream from and against all Liabilities arising under Environmental Law to the extent resulting from Contributor’s operation or ownership of the Assets and occurring before the Effective Time;

(B)                               Antero Midstream shall indemnify and hold harmless Contributor from and against all Liabilities arising under Environmental Law in respect of the Assets to the extent arising on or after the Effective Time.

(d)                                 THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 7.2 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1                                    Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section of this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile transmission or sent by registered or certified mail (return receipt requested) or by nationally recognized overnight courier (with evidence of delivery and postage and other fees prepaid) as follows:

If to Antero Midstream:	Antero Resources Midstream LLC
1625 17th Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: (303) 357-7315

If to Contributor:	Antero Resources Corporation
1625 17th Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: (303) 357-7315

or to such other representative or at such other address or facsimile number of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made upon the date of receipt by the applicable Party.

Section 8.2                                    Assignment; Successors in Interest.  No assignment or transfer by any Party of its rights and obligations under this Agreement will be made except with the prior written consent of the other Party. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign. For the avoidance of doubt, the conversion of a Party to a different legal form or the merger of a Party with a newly-formed entity for the principal purpose of converting such Party to a different legal form shall not be deemed an assignment of any rights or obligations under this Agreement.

Section 8.3                                    Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction.

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Section 8.4                                    Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Texas, in Harris County or the federal courts located in the Southern District of the State of Texas.  The Parties agree that, after such a dispute is before a court as specified in this Section 8.4 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 8.4 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

Section 8.5                                    Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, the Parties waive any provision of Law which renders any such provision prohibited or unenforceable in any respect.

Section 8.6                                    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile or scanned and emailed transmission of any signed original document or retransmission of any signed facsimile or scanned and emailed transmission will be deemed the same as delivery of an original.

Section 8.7                                    No Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

Section 8.8                                    Amendment; Waiver.

(a)                                 Any amendment, extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed by both Contributor and Antero Midstream.

(b)                                 A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

Section 8.9                                    Entire Agreement.  This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings between the Parties with respect to the subject matter of this Agreement and constitute the entire agreement between the Parties.

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Section 8.10                             Further Cooperation.  From and after the Closing Date, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement.

Section 8.11                             Transaction Costs.  Except as otherwise provided herein, each Party will be responsible for its own legal fees and other expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

Section 8.12                             Construction.

(a)                                 This Agreement has been freely and fairly negotiated between the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any Law will be deemed also to refer to such Law as amended, modified, succeeded or supplemented from time to time and in effect at any given time, and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” do not limit the preceding terms or words and shall be deemed to be followed by “without limitation.”  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Unless the context otherwise requires, the terms “day” and “days” mean and refer to calendar day(s). The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(b)                                 The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first set forth above.

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer and Regional Vice President

ANTERO RESOURCES MIDSTREAM LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Authorized Person

Signature Page to Contribution Agreement

EXHIBIT A

ASSETS

Systems

Any low pressure and high pressure gathering systems gathering gas from Contributor in the following counties and states:

Washington, PA;

Doddridge, WV;

Harrison, WV;

Tyler, WV;

Ritchie, WV;

Noble, OH;

Monroe, OH;

Guernsey, OH ; and

Belmont, OH,

excluding facilities owned by Summit, Crestwood, ETC, M3, EQT, and MarkWest.

Non-Hydrocarbon Systems

1.              All existing or imminent buried water pipelines and associated appurtenances.

2.              All existing or imminent temporary surface water pipeline and associated appurtenances.

3.              All water pipeline and associated appurtenances contained in inventory and designated for future water pipeline projects.

4.              All existing or imminent pump stations, transfer pumps, or booster pumps that are designated for the transfer of water up to the Contributor’s receiving tanks/pits.

5.              All pump stations, transfer pumps, or booster pumps that are contained in inventory and designated for the future transfer of water up to the Contributor’s receiving tanks/pits.

6.              All existing or imminent operational equipment, tools, telemetry devices, vehicles necessary for operation of the line.

7.              All existing or imminent surface use agreements for withdrawal points, access roads, impoundments, pump stations, maintenance shops, laydown or staging yards and surface feature access pads.

8.              Fresh Water Impoundments (“FWIs”) (status as of October 10, 2013):

FWIs built and in-service

1.              Harshbarger North FWI

2.              Harshbarger South FWI

3.              Marsden FWI

4.              Quinn FWI

5.              Bonnell FWI

FWIs — constructing

1.              Hinter Heirs South FWI

2.              Hinter Heirs North FWI

3.              Pearl Jean South FWI

4.              Pearl Jean North FWI

5.              Annie Horizontal FWI

6.              Lake FWI

7.              Nimorwicz West FWI

8.              Nimorwicz East FWI

9.              Foreman FWI

10.       Bee Lewis FWI

Planning/Permitting/waiting on release/waiting on SUA

1.              John Richards Centralized Pit (produced water storage)

2.              Whitehair FWI

3.              Hartley West FWI

4.              Melody FWI

5.              Spiker FWI

6.              Heflin FWI

7.              James Webb FWI

8.              Lemley FWI

Easements

Bluestone Easements

LINE NAME	ANTERO LINE NUMBER	GRANTOR	GRANTEE	AGREEMENT	EXECUTED	PARCEL TAX ID	RECORDING DATE	BOOK PAGE INSTRUMENT
BLUESTONE	WV-BLU-001.000	RITTER, NEVA (LE)	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	9/21/2008	18-280-2	11/6/2008	1424-724 #200800031429
BLUESTONE	WV-BLU-002.000	SAMER, MATTHEW T ET UX	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	3/7/2008	18-280-1.2	4/14/2008	1416-691 #200800009060
BLUESTONE	WV-BLU-003.000	TRAVIS, CHARLES ET UX	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	3/20/2008	18-280-1	4/14/2008	1416-691 #200800009060
BLUESTONE	WV-BLU-005.000	CORNELL, ANTHONY P ET UX	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	5/28/2008	18-281-19	1/18/2011	1461-1075 #201100001737
BLUESTONE	WV-BLU-006.000	STOUT, RICHARD T.	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	3/20/2008	18-281-22	4/14/2008	1416-685 #200800009057
BLUESTONE	WV-BLU-009.000	GRIFFIN, DONNIE F	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	11/25/2008	18-281-23	12/30/2008	1426-348 #200800036292
BLUESTONE	WV-BLU-012.000	DOLLY, MARY S	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	1/12/2009	18-261-13 18-281-10	1/29/2009	1427-129 #200900002766
BLUESTONE	WV-BLU-013.000	CITY OF SALEM	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	6/22/2009	18-281-13 18-281-14 18-281-15 18-281-17 18-281-30 18-281-52	7/10/2009	1434-532 #200900022676
BLUESTONE	WV-BLU-015.000	HICKMAN, IVA S ET AL	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	3/17/2009	18-261-5	3/23/2009	1428-761 #200900009618
BLUESTONE	WV-BLU-016.000	MATTHEY, WILLIS LEE	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	3/17/2009	18-261-4	3/23/2009	1428-758 200900009616
BLUESTONE	WV-BLU-018.000	GORBY, BILLY LEE ET UX	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	12/3/2008	18-281-32.1	12/30/2008	1426-363 #200800036297
BLUESTONE	WV-BLU-020.000	BAILEY, DAVID D	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	10/1/2009	18-282-12 18-282-32.2	11/20/2009	1439-223 #200900038130
BLUESTONE	WV-BLU-021.000	KINNEY, CLYDE JR	BLUESTONE ENERGY PARTNERS	PIPELINE RIGHT OF WAY	11/25/2008	18-282-15	12/30/2008	1426-357 #200800036295

Easements: Land Agreements

[attached.]

Water Rights

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-ACCESS-2009-11	Kimberly A. Male	Antero Resources Appalachian Corporation	2/7/2009	7-285-51	2/18/2009	1427/943	Harrison County, WV
ANT-ACCESS-2010-1	Lorrain P. Laverdierre	Antero Resources Appalachian Corporation	4/20/2010	7-285-3	5/6/2010	1146/1010	Harrison County, WV
ANT-ACCESS-2011-10	Vickie Lynn Singleton	Antero Resources Appalachian Corporation	5/11/2011	14-265-96	5/13/2011	1469/1195	Harrison County, WV
ANT-ACCESS-2011-40	Jerry Norman and Michael Norman	Antero Resources Appalachian Corporation	10/17/2011	1-9-16	11/8/2011	294/645	Doddridge County, WV
ANT-ACCESS-2011-41	Milton D Nicholson	Antero Resources Appalachian Corporation	12/9/2011	6-12-30	1/30/2012	262/636	Doddridge County, WV
ANT-ACCESS-2011-9	Janet L. Baxter	Antero Resources Appalachian Corporation	5/11/2011	14-265-90,91	5/13/2011	1469/1191	Harrison County, WV
ANT-ACCESS-2012-1	David M. Hartley	Antero Resources Appalachian Corporation	11/14/2012	6-12-26	12/13/2012	404/846	Tyler County, WV
ANT-ACCESS-2012-2	David and Vivian Burton	Antero Resources Appalachian Corporation	12/20/2012	6-15-12	2/25/2013	305/381	Doddridge County, WV
ANT-ACCESS-2012-39	Annabell Riffle and Troy Cunningham	Antero Resources Appalachian Corporation	6/20/2012	1-6-41	7/10/2012	271/438	Doddridge County, WV
ANT-ACCESS-2012-4	Robert Lewis	Antero Resources Appalachian Corporation	6/6/2012	20-383-47	6/18/2012	1493/589	Harrison County, WV
ANT-ACCESS-2013-1	Brenda and Michael Tuckwiller	Antero Resources Appalachian Corporation	3/11/2013	20-424-16	4/19/2013	1509/1060	Harrison County, WV
ANT-ACCESS-2013-2	William M McDonald	Antero Resources Appalachian Corporation	1/31/2013	20-424-2	N/A	N/A	Harrison County, WV
ANT-ACCESS-2013-2	James and Ashley Heffinger	Antero Resources Appalachian Corporation	3/5/2013	20-403-13.2	3/20/2013	1506/1307	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-DEED-2012-1	Anthony Lake	Antero Resources Appalachian Corporation	12/18/2013	4-12-19	12/21/2012	304/399	Doddridge County, WV
ANT-FWI-2010-1	Richard F Rager	Antero Resources Appalachian Corporation	12/16/2010	9-227-36	1/4/2011	1461/234	Harrison County, WV
ANT-FWI-2010-12	Kimberly A. Male	Antero Resources Appalachian Corporation	6/28/2010	7-285-51	7/12/2010	1450/834	Harrison County, WV
ANT-FWI-2010-13	Five H Investments Limited Liability Company	Antero Resources Appalachian Corporation	6/12/2010	7-285-32	6/30/2010	1450/153	Harrison County, WV
ANT-FWI-2010-15	Randall L. Nutter and Wanda L. Nutter	Antero Resources Appalachian Corporation	7/21/2010	7-266-51	8/13/2010	1452/1023	Harrison County, WV
ANT-FWI-2010-16	Joseph L Dunn	Antero Resources Appalachian Corporation	7/22/2010	PA-West Pike Run Twshp-7000020000001100	1/22/2012	201218460	Washington County, PA
ANT-FWI-2010-17	Larry and Martha Posey	Antero Resources Appalachian Corporation	8/19/2010	7-286-16	9/30/2010	1456/29	Harrison County, WV
ANT-FWI-2010-18	Lorrain P. Laverdierre	Antero Resources Appalachian Corporation	4/20/2010	7-285-3	N/A	1446/1014	Harrison County, WV
ANT-FWI-2010-2	Edmund J Gore	Antero Resources Appalachian Corporation	4/30/2010	7-266-27	9/30/2010	1456/42	Harrison County, WV
ANT-FWI-2010-28	Larry L Posey and Martha V. Posey	Antero Resources Appalachian Corporation	8/19/2010	7-286-24.1,25,25.2	9/30/2010	1456/32	Harrison County, WV
ANT-FWI-2010-3	Stanley Lawrence and Michael Yates	Antero Resources Appalachian Corporation	8/8/2010	20-324-5	9/14/2010	1455/132	Harrison County, WV
ANT-FWI-2010-32	James D. Scarff and Meva J. Scarff	Antero Resources Appalachian Corporation	6/25/2010	9-266A-24,25	7/12/2010	1450/837	Harrison County, WV
ANT-FWI-2010-4	Charles E Yeager	Antero Resources Appalachian Corporation	8/19/2010	20-363-34,37	9/14/2010	1455/141	Harrison County, WV
ANT-FWI-2010-5	Patrick H and Frank O Cunningham	Antero Resources Appalachian Corporation	5/18/2010	7-265-2	6/11/2010	1448/1082	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-FWI-2010-6	Joshua G. Williams	Antero Resources Appalachian Corporation	7/12/2010	1-305-28	8/3/2010	1451/1219	Harrison County, WV
ANT-FWI-2010-7	John R. Jones and Catherine W. Jones	Antero Resources Appalachian Corporation	7/28/2010	14-265-33, 61	8/13/2010	1452/1013	Harrison County, WV
ANT-FWI-2011-1	June S. Hanner	Antero Resources Appalachian Corporation	12/6/2011	20-384-10,11,19,22; 20-404-4,1	7/20/2012	1495/591	Harrison County, WV
ANT-FWI-2011-10	Michael and Barbara Davis	Antero Resources Appalachian Corporation	3/18/2011	20-422-4,13	3/30/2011	1465/928	Harrison County, WV
ANT-FWI-2011-11	Mable Roberts, Borman Kimball, Marvin Kimball, Charles Kimball, Michael Kimball, Virginia Griffin, Barbara Lemasters	Antero Resources Appalachian Corporation	4/12/2011	3-2-2,8.1,8.2,16	8/1/2011	017/133	Doddridge County, WV
ANT-FWI-2011-12	Forest and Brenda Moore	Antero Resources Appalachian Corporation	4/1/2011	5-20-13	4/22/2011	381/514	Tyler County, WV
ANT-FWI-2011-13	James D Grose	Antero Resources Appalachian Corporation	5/9/2011	18-283-11	5/24/2011	1470/930	Harrison County, WV
ANT-FWI-2011-14	Robert L Reed; Lynn and Lora Reed, Robert and Gayle Reed, Richard and Betty Bennett	Antero Resources Appalachian Corporation	4/14/2011; 4/11/2011	20-382-9	5/24/2011	1470/943	Harrison County, WV
ANT-FWI-2011-15	Matthew and Lisa D Bowyer	Antero Resources Appalachian Corporation	5/14/2011	20-383-23	5/24/2011	1470/948	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-FWI-2011-2	Martha P Leeson	Antero Resources Appalachian Corporation	7/7/2011	14-225-24	7/27/2011	1473/1326	Harrison County, WV
ANT-FWI-2011-26	Kenneth Lee Poling	Antero Resources Appalachian Corporation	6/29/2011	20-365-29	7/27/2011	1453/1331	Harrison County, WV
ANT-FWI-2011-3	Samuel S.Jackson and Barbara J. Jackson	Antero Resources Appalachian Corporation	5/9/2011	7-286-26	5/24/2011	1470/933	Harrison County, WV
ANT-FWI-2011-31	Clarence Pratt and Jaunita Pratt	Antero Resources Appalachian Corporation	4/1/2011	8-8-11	4/19/2011	288/428	Doddridge County, WV
ANT-FWI-2011-35	John Somerville	Antero Resources Appalachian Corporation	2/1/2011	20-365-4, 4.1, 4.2	2/16/2011	1463/682	Harrison County, WV
ANT-FWI-2011-4	Robert and Patricia Bennett	Antero Resources Appalachian Corporation	6/8/2011	20-383-25	7/8/2011	1473/578	Harrison County, WV
ANT-FWI-2011-42	Troy Cunningham	Antero Resources Appalachian Corporation	10/17/2011	1-6-31	11/8/2011	294/637	Doddridge County, WV
ANT-FWI-2011-5	James F Allen IV	Antero Resources Appalachian Corporation	6/17/2011	20-365-12	7/8/2011	1473/611	Harrison County, WV
ANT-FWI-2011-6	Kimberly Lindsey, Trustee and Ronald G Bennett	Antero Resources Appalachian Corporation	12/8/2011	20-383-55	1/10/2012	1481/1309	Harrison County, WV
ANT-FWI-2011-7	Pelma B Swiger	Antero Resources Appalachian Corporation	6/11/2011	9-185-48	7/27/2011	1473/1320	Harrison County, WV
ANT-FWI-2011-8	Ronald G Bennett	Antero Resources Appalachian Corporation	6/23/2011	20-383-56	7/12/2011	1473/717	Harrison County, WV
ANT-FWI-2011-9	Albert, Theresa, Everett, and Shirley Myer	Antero Resources Appalachian Corporation	1/19/2011	20-403-22	2/9/2011	1463/193	Harrison County, WV
ANT-FWI-2012-1	James, Stanley. Richard and Brian Webb	Antero Resources Appalachian Corporation	12/5/2012	7-4-19.9, 19.8,19.7,18, 16	2/25/2013	305/359	Doddridge County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-FWI-2012-16	Elton D Whitehair and Judith Whitehair	Antero Resources Appalachian Corporation	8/14/2012	6-12-18	8/28/2012	275/454	Doddridge County, WV
ANT-FWI-2012-17	Richard K. Nicholson and Linda J. Nicolson	Antero Resources Appalachian Corporation	7/13/2012	6-12-33	7/20/2012	302/87	Doddridge County, WV
ANT-FWI-2012-18	Rush L. Hickman and Judith A Hickman	Antero Resources Appalachian Corporation	7/16/2012	6-12-33	7/25/2012	302/85	Doddridge County, WV
ANT-FWI-2012-19	George and Barbara Adrian	Antero Resources Appalachian Corporation	9/16/2012	6-3-6	10/9/2012	303/319	Doddridge County, WV
ANT-FWI-2012-2	John and Tamela Richards	Antero Resources Appalachian Corporation	1/12/2012	10-8-7	4/2/2013	319/326	Doddridge County, WV
ANT-FWI-2012-20	Randall A Molek	Antero Resources Appalachian Corporation	3/11/2012	PA-West Pike Run Twshp-7000010000001600; 3200120000001100	N/A	N/A	Washington County, PA
ANT-FWI-2012-27	Carolyn Plauger	Antero Resources Appalachian Corporation	11/5/2012	4-4-6	11/30/2012	304/142	Doddridge County, WV
ANT-FWI-2012-3	Dennis Foreman	Antero Resources Appalachian Corporation	5/3/2012	4-7-10	5/24/2012	301/108	Doddridge County, WV
ANT-FWI-2012-4	Bruner Land Co	Antero Resources Appalachian Corporation	7/16/2012	4-7-9	7/25/2012	302/83	Doddridge County, WV
ANT-FWI-2012-41	Troy Cunningham and Annabell Riffle	Antero Resources Appalachian Corporation	6/20/2012	1-6-41	7/10/2012	271/435	Doddridge County, WV
ANT-FWI-2012-42	James T. Barr, Jr. and Bernice J Barr	Antero Resources Appalachian Corporation	8/6/2012	6-12-10	8/21/2012	302/440	Doddridge County, WV
ANT-FWI-2012-43	James T. Barr, Jr. and Bernice J Barr	Antero Resources Appalachian Corporation	9/20/2012	6-12-15	10/25/2012	303/602	Doddridge County, WV
ANT-FWI-2012-44	Jason and Michelle Harshbarger	Antero Resources Appalachian Corporation	12/6/2012	10/14/2015	1/9/2013	318/773	Ritchie County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-FWI-2012-45	O’Neill Family Trust; Romarllo LLC; Karah and Kelcie Lofitin; Kathleen Hooven; Timothy R O’Neill; Sharon S O’Neill; Nancy Louise Antill; Mary Frances Harms	Antero Resources Appalachian Corporation	11/28/2012; 11/27/12; 11/2/12; 11/7/12; 11/5/12; 11/2/12; 11/28/12; 11/6/12	20-14-10	1/9/2013; 1/9/13; 12/4/12; 12/4/12; 11/26/12; 11/26/12; 1/9/13; 11/26/12	318/770; 318/768; 318/479; 318/482; 318/416; 318/418; 318/765; 318/413	Ritchie County, WV
ANT-FWI-2012-5	Lawrence J and Jacqueline Jones	Antero Resources Appalachian Corporation	8/16/2012	4-6-12.2	N/A	275/456	Doddridge County, WV
ANT-FWI-2012-53	David M. Hartley	Antero Resources Appalachian Corporation	11/14/2012	6-12-23,26,27	12/13/2012	404/844	Ritchie County, WV
ANT-FWI-2012-55	Mona Morgan	Antero Resources Appalachian Corporation	11/5/2012	4-11-21,26	11/30/2012	304/144	Doddridge County, WV
ANT-FWI-2012-56	David and Vivian Burton; Richard and Loreta Delaney	Antero Resources Appalachian Corporation	12/20/2012	6-15-12	2/25/2013	305/383	Doddridge County, WV
ANT-FWI-2012-6	Richard and Margerite Clevenger	Antero Resources Appalachian Corporation	5/3/2012	4-7-21	N/A	301/110	Doddridge County, WV
ANT-FWI-2012-8	Giovanna Miracle	Antero Resources Appalachian Corporation	6/5/2012	1-7-21	6/19/2012	271/433	Doddridge County, WV
ANT-FWI-2013-1	Johnnie and Amy Cline	Antero Resources Appalachian Corporation	6/9/2013	6-15-13.3	7/23/2013	310/559	Doddridge County, WV
ANT-FWI-2013-10	James E Webb	Antero Resources Appalachian Corporation	5/8/2013	1-15-3	6/3/2013	309/563	Doddridge County, WV
ANT-FWI-2013-11	John and Carole Bunten	Antero Resources Appalachian Corporation	6/6/2013	4-10-11			Doddridge County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-FWI-2013-12	Frank and Charisse Traska	Antero Resources Corporation	8/6/2013	Beaver Twshp-Section 23-01-21433.000			Noble County, OH
ANT-FWI-2013-13	Richard F. McCullough	Antero Resources Appalachian Corporation	5/22/2013	1-6-5	7/23/2013	310/593	Doddridge County, WV
ANT-FWI-2013-14	John, Myron, and Cynthia Law	Antero Resources Appalachian Corporation	4/25/2013	Seneca Twshp-Section 15-31-0021235.000	6/3/2013	225/37	Noble County, OH
ANT-FWI-2013-2	Lewis, Toby, Paul and Kevin Bee	Antero Resources Corporation	8/5/2013	8-19-6			Doddridge County, WV
ANT-FWI-2013-22	Dean R. Pennington and Martha A. Pennington	Antero Resources Appalachian Corporation	2/8/2012	3-16-21 ; 3-17-28; 3- 20-1 , 51	3/18/2013	305/553	Doddridge County, WV
ANT-FWI-2013-3	Key Oil Company, Inc	Antero Resources Appalachian Corporation	2/19/2013	8-19-6	3/18/2013	305/534	Doddridge County, WV
ANT-FWI-2013-4	Larry and Carolyn Sams	Antero Resources Appalachian Corporation	7/16/2013	3-4-3,4,5,8			Doddridge County, WV
ANT-FWI-2013-5	James E Webb	Antero Resources Appalachian Corporation	5/8/2013	1-15-3	6/3/2013	309/363	Doddridge County, WV
ANT-FWI-2013-7	Teresa Webb and Patricia Davidson	Antero Resources Corporation	7/2/2013	6-20-28	7/23/2013	310/531	Doddridge County, WV
ANT-FWI-2013-8	Donna Frumento	Antero Resources Appalachian Corporation	5/2/2013	18-341-2	5/30/2013	1512/992	Harrison County, WV
ANT-FWI-2013-9	Tillman Lee Williams	Antero Resources Appalachian Corporation	4/23/2013	18-341-1	7/23/2012	1515/637	Harrison County, WV
ANT-H20EASEMENT-2013-1	Frederick, Lonnie and Gregory Doerfler	Antero Resources Appalachian Corporation	4/30/2013	PA-West Pike Run Twshp-7000040000000800	N/A	N/A	Washington, County, WV
ANT-H20FACILITY-2012-1	James and Brenda Raines; Clarence Mutschelknaus, Patrick Deem	Antero Resources Appalachian Corporation	1/23/2012	7-267-24.2	1/26/2012	1482/1123	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-H20ROWEASEMENT-2009-13	Kimberly A. Male	Antero Resources Appalachian Corporation	4/8/2009	7-285-49	NA	NA	Harrison County, WV
ANT-H20WITHDRAWL-2010-1	Regina Rager, James and Loreli Hart	Antero Resources Appalachian Corporation	9/27/2010	Taylor county 5-2-1.1	10/20/2010	60/28	Taylor County, WV
ANT-H20WITHDRAWL-2011-1	The City of Salem	Antero Resources Appalachian Corporation	11/9/2011	18-2708-98	11/21/2011	1480/28	Harrison County, WV
ANT-H20WITHDRAWL-2012-1	Andrew and Yolanda Wiliamson	Antero Resources Appalachian Corporation	8/12/2012	10-14-3.2	10/29/2012	259/225	Ritchie County, WV
ANT-H20WITHDRAWL-2012-10	Gary and Rella Dawson	Antero Resources Appalachian Corporation	11/13/2012	1-15-1	12/13/2012	404/842	Tyler County, WV
ANT-H20WITHDRAWL-2012-11	Lewis F. Grimes	Antero Resources Appalachian Corporation	11/15/2012	Grandview Twshp-Section 18-15-57020.000; Grandview Twshp-Section 24-15-57024.000	4/15/2013	543/2193	Washington County, OH
ANT-H20WITHDRAWL-2012-14	Guy and Josephine Brown	Antero Resources Appalachian Corporation	10/24/2012	Jackson Twshp-Section 18-10-015001.000; Jackson Twshp-Section 24-10-016026.000	4/4/2013	239/437	Monroe County, OH
ANT-H20WITHDRAWL-2012-2	Clarence Sweeney	Antero Resources Appalachian Corporation	2/23/2012	5-12-33	3/8/2012	297/303	Doddridge County, WV
ANT-H20WITHDRAWL-2012-3	Nancy Powers	Antero Resources Appalachian Corporation	6/18/2012	20-324-19	7/3/2012	1494/645	Harrison County, WV
ANT-H20WITHDRAWL-2012-4	Nancy Powers	Antero Resources Appalachian Corporation	9/6/2012	20-343-14	10/4/2012	1499/317	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-H20WITHDRAWL-2012-5	Kevin J Poth	Antero Resources Appalachian Corporation	4/12/2012	20-364-14	4/24/2012	1489/930	Harrison County, WV
ANT-H20WITHDRAWL-2012-7	Larry Alderman	Antero Resources Appalachian Corporation	7/20/2012	4H-18	8/2/2012	506/451	Upshur County, WV
ANT-H20WITHDRAWL-2012-8	Arthur J. Rockwell	Antero Resources Appalachian Corporation	7/24/2012	9-304-15	8/2/2012	1117/503	Marion County, WV
ANT-H20WITHDRAWL-2012-9	David and Debra Shrieves (G.A.L)	Antero Resources Appalachian Corporation	3/21/2012; 3/21/13	12-424-17	N/A	1486/537	Harrison County, WV
ANT-H20WITHDRAWL-2013-5	Carson and Teresa Spence	Antero Resources Appalachian Corporation	1/20/2013	Section 21-20-0170031.000	2/21/2013	236/860	Monroe County, OH
ANT-H20WITHDRAWL-2013-6	City of Pennsboro	Antero Resources Appalachian Corporation	6/4/2013	Pennsboro Water Reservoir (TM/P not listed on agmt)	N/A	N/A	Ritchie County, WV
ANT-H20WITHDRAWL-2013-7	Timothy and Julia Hall	Antero Resources Appalachian Corporation	1/25/2013	Section 21-31-00426.000	N/A	500/554	Guernsey County, OH
ANT-H20WITHDRAWL-2013-7	The Village of Barnesville	Antero Resources Appalachian Corporation	5/1/2013	Warren Twshp-Section 13-Barnesville Park Lake	7/26/2013	408/355	Belmont County, OH
ANT-H20WITHDRAWL-2013-8	The Village of Barnesville	Antero Resources Appalachian Corporation	5/1/2013	Somerset Twshp	7/26/2013	408/357	Belmont County, OH
ANT-PERMH20LINE-2012-1	Clara Mae and Peggy Hurst	Antero Resources Appalachian Corporation	10/1/2012	20-403-4	N/A	N/A	Harrison County, WV
ANT-PERMH20LINE-2012-2	Everett M and Shirley Myer	Antero Resources Appalachian Corporation	11/19/2012	20-403-22	N/A	N/A	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-PERMH20LINE-2013-1	Ronald Mark Hitt	Antero Resources Appalachian Corporation	1/28/2013	20-403-30,31	2/21/2013	1502/802	Harrison County, WV
ANT-PERMH20LINE-2013-2	Charles N Tyree	Antero Resources Appalachian Corporation	2/4/2013	20-404-30.1	2/21/2013	1505/800	Harrison County, WV
ANT-PERMH20LINE-2013-3	Ronald C Fragmin	Antero Resources Appalachian Corporation	1/28/2013	20-404-39	2/21/2013	1505/790	Harrison County, WV
ANT-PERMH20LINE-2013-4	James Ivan McDonald	Antero Resources Appalachian Corporation	1/28/2013	20-424-1; 20-424-14	2/21/2013	1505/805	Harrison County, WV
ANT-PERMH20LINE-2013-5	William M McDonald	Antero Resources Appalachian Corporation	9/30/2012	20-424-2	11/19/2012	1501/526	Harrison County, WV
ANT-PERMH20LINE-2013-6	Christopher and Kimberly Turner	Antero Resources Appalachian Corporation	1/28/2013	20-403-32	2/21/2013	1505/797	Harrison County, WV
ANT-STORAGEYARD-2013-1	James Singer and Dennis F. Gerst	Antero Resources Appalachian Corporation	4/18/2013	Section 6-28-2137.000	N/A	N/A	Noble County, OH
ANT-TANKPAD-2011-1	Vivian and David Burton	Antero Resources Appalachian Corporation	6/23/2011	6-15-12	8/12/2011	017/129	Doddridge County, WV
ANT-TANKPAD-2012-1	Bernard, Clara Mae, and Peggy Hurst	Antero Resources Appalachian Corporation	10/17/2012	20-403-4	11/19/2012	1501/530	Harrison County, WV
ANT-TANKPAD-2012-2	Andrew and Yolanda Williamson	Antero Resources Appalachian Corporation	8/23/12	10-14-3.2	10/9/2012	258/924	Ritchie County, WV
ANT-TANKPAD-2012-29	Dennis Powell and Mellie M. Powell	Antero Resources Appalachian Corporation	8/21/2012	3-19-31, 31.1, 31.2,32	9/6/2012	302/559	Doddridge County, WV
ANT-TANKPAD-2012-30	Dennis Powell and Mellie M. Powell	Antero Resources Appalachian Corporation	11/8/2012	3-19-31, 31.1, 31.2,32	11/30/2012	304/140	Doddridge County, WV
ANT-TANKPAD-2012-44	James and Sharon Devericks	Antero Resources Appalachian Corporation	10/27/2012	6-12-37.5	11/8/2012	303/715	Doddridge County, WV
ANT-TANKPAD-2012-45	James T. Barr, Jr. and Bernice J Barr	Antero Resources Appalachian Corporation	10/23/2012	4-12-10,10.1	11/8/2012	304/3	Doddridge County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-TANKPAD-2012-5	John and Sandra Erwin	Antero Resources Appalachian Corporation	8/30/2012	6-19-10	10/9/2012	303/332	Doddridge County, WV
ANT-TANKPAD-2012-6	John and Sandra Erwin	Antero Resources Appalachian Corporation	10/25/2012	6-19-1	11/8/2012	303/719	Doddridge County, WV
ANT-TANKPAD-2012-7	James and Bernice Barr	Antero Resources Appalachian Corporation	10/23/2012	6-12-10,10.1	11/8/2012	304/3	Doddridge County, WV
ANT-TANKPAD-2012-8	George and Susan Gagnon	Antero Resources Appalachian Corporation	9/10/2012	6-3-2	10/9/2012	303/321	Doddridge County, WV
ANT-TANKPAD-2013-1	Gabriele Smith aka Gariele Hoover	Antero Resources Appalachian Corporation	2/25/2013	4-15-16,16.1,33	3/18/2013	305/530	Doddridge County, WV
ANT-TANKPAD-2013-14	Richard E. Marsden and Wilma J. Marsden	Antero Resources Appalachian Corporation	4/30/2013	4-4-16	6/3/2013	309-381	Doddridge County, WV
ANT-TANKPAD-2013-2	Delbert, Donna, and Michael Leatherman and Elizabeth Hayduk	Antero Resources Appalachian Corporation	1/23/2013	3-16-15	N/A	N/A	Doddridge County, WV
ANT-TANKPAD-2013-25	Sharon S. O’Neill; Romarlo LLC; Timothy O’Neill; Karah and Kelcie Lofitin; O’Neill Family Trust; Nancy Antill; Mary Harms; O’Neill Family Trust c/o Daniel O’Neill; Kathleen Hooven	Antero Resources Appalachian Corporation	1/19/2013; 1/14/2013; 1/11/13; 1/7/13; 1/9/13 ; 1/11/13; 1/12/13; 1/11/13 1/14/2013	10-13-23	2/20/2013	318/1067; 318/1072; 318/1068; 318/1073; 318/1076; 318/1085; 318/1082; 318/1079; 319/330	Ritchie County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-TANKPAD-2013-3	Garry R. Norton	Antero Resources Appalachian Corporation	2/7/2013	6-16-15; 6-19-6	3/18/2013	305/542	Doddridge County, WV
ANT-TANKPAD-2013-4	Troy D. Cunningham and Annabelle Rifle	Antero Resources Corporation	7/5/2013	1-6-41	7/23/2013	310/527	Ritchie County, WV
ANT-TANKPAD-2013-43	Troy D. Cunningham and Annabelle Rifle	Antero Resources Appalachian Corporation	7/5/2013	1-6-41	7/23/2013	310/527	Ritchie County, WV
ANT-TANKPAD-2013-6	George G Hamilton; Gary L Hamilton	Antero Resources Appalachian Corporation	6/10/2013	6-10-4	7/23/2013	310/549; 310/553	Doddridge County, WV
ANT-TANKPAD-2013-7	Ritchie County Cooperative Marketing Association	Antero Resources Appalachian Corporation	2/8/2013	3-34-31	4/2/2013	319/328	Ritchie County, WV
ANT-TANKPAD-2013-8	Michael and Judy Arnold	Antero Resources Appalachian Corporation	2/28/2013	Buffalo Twshp-Section 28-05-002125.002	7/22/2013	227/746	Noble County, OH
ANT-TEMPACCESS-2012-1	Jordan Swiger	Antero Resources Appalachian Corporation	8/28/2012	6-12-27.1	10/9/2012	303/330	Doddridge County, WV
ANT-TEMPACCESS-2012-2	Naomi and Frank Williams	Antero Resources Appalachian Corporation	8/22/2012	6-12-34,36,39	9/6/2012	302/563	Doddridge County, WV
ANT-TEMPACCESS-2012-3	Gary and Gayenne Crislip	Antero Resources Appalachian Corporation	8/22/2012	6-12-34,36,39	10/9/2012	303/340	Doddridge County, WV
ANT-TEMPACCESS-2012-4	Dorothy Davis	Antero Resources Appalachian Corporation	8/22/2013	6-12-34,36,39	11/8/2012	304/11	Doddridge County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-TEMPACCESS-2012-5	Rexall and Deborah Crislip	Antero Resources Appalachian Corporation	8/24/2012	6-12-34,36,39	8/24/2012	304/343	Doddridge County, WV
ANT-TEMPACCESS-2012-6	Thomas Johns and Celia Arbogast	Antero Resources Appalachian Corporation	11/12/2012	6-12-5,5.1,40	1/16/2013	304/651	Doddridge County, WV
ANT-TEMPH20LINE-2011-23	Rita A Walker	Antero Resources Appalachian Corporation	1116/2011	9-266A-2,16	11/21/2011	1480/22	Harrison County, WV
ANT-TEMPH20LINE-2011-24	Curt Myers and James E. Raines	Antero Resources Appalachian Corporation	11/7/2011	9-266A-5	11/21/2011	1480/25	Harrison County, WV
ANT-TEMPH20LINE-2011-25	Donald L. Phillips and Mary V. Phillips	Antero Resources Appalachian Corporation	10/28/2011	9-266A-6.1	11/21/2011	1480/32	Harrison County, WV
ANT-TEMPH20LINE-2012-1	Don and Heidi Huffman	Antero Resources Appalachian Corporation	7/22/2012	18-324-2	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-10	Robert and Sue Cook	Antero Resources Appalachian Corporation	8/7/2012	5-25-59	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2012-11	Freda M Hutson	Antero Resources Appalachian Corporation	8/8/2012	5-25-37	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2012-12	Randall P Hutson	Antero Resources Appalachian Corporation	8/8/2012	5-25-36	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2012-13	Kevin D Hutson	Antero Resources Appalachian Corporation	8/7/2012	5-25-38	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2012-14	Gregory Myers	Antero Resources Appalachian Corporation	8/24/2012	20-241-1	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-15	Annie Haymond and Eddie Landrum	Antero Resources Appalachian Corporation	9/24/2012	3-14-5	N/A	N/A	Ritchie County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-TEMPH20LINE-2012-16	Lewis and Norma Davis	Antero Resources Appalachian Corporation	11/7/2012	3-14-12	N/A	N/A	Ritchie County, WV
ANT-TEMPH20LINE-2012-17	Mountain Lakes, LLC	Antero Resources Appalachian Corporation	4/13/2012	20-364-2	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-2	Phyllis Smith	Antero Resources Appalachian Corporation	8/29/2012	20-242-2	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-3	Tracy and Stephanie Knight	Antero Resources Appalachian Corporation	10/10/2012	10-14-3.3	N/A	N/A	Ritchie County, WV
ANT-TEMPH20LINE-2012-43	Dorothy Davis	Antero Resources Appalachian Corporation	10/23/2012	6-12-34,36,39	11/8/2012	303/725	Doddridge County, WV
ANT-TEMPH20LINE-2012-44	Rexall Crislip	Antero Resources Appalachian Corporation	10/24/2012	6-12-34,36,39	11/8/2012	304/1	Doddridge County, WV
ANT-TEMPH20LINE-2012-45	Frank and Naomi Williams	Antero Resources Appalachian Corporation	10/23/2012	6-12-34,36,39	11/8/2012	304/5	Doddridge County, WV
ANT-TEMPH20LINE-2012-46	Gary and Gayenne Crislip	Antero Resources Appalachian Corporation	10/23/2012	6-12-34,36,39	11/8/2012	304/7	Doddridge County, WV
ANT-TEMPH20LINE-2012-47	Matthew and Lisa D Bowyer	Antero Resources Appalachian Corporation	12/17/2012	20-383-31,23	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-48	David and Lisa A Gaines	Antero Resources Appalachian Corporation	12/2/2013	20-403-4.2	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-7	David and Blanche Stutler	Antero Resources Appalachian Corporation	12/17/2012	20-383-32	N/A	N/A	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-TEMPH20LINE-2012-8	James K Lightner	Antero Resources Appalachian Corporation	12/20/2012	20-383-24	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2012-9	Dorotha J Post	Antero Resources Appalachian Corporation	8/13/2012	18-242-35	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-1	Patrick J Shaver	Antero Resources Corporation	7/3/2013	18-321-31.2	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-10	Allen Ash, Jr	Antero Resources Appalachian Corporation	1/11/2013	6-25-6.1	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2013-11	Allen and Janet Ash	Antero Resources Appalachian Corporation	2/26/2013	6-20-26	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2013-12	Freddie R Daugherty	Antero Resources Appalachian Corporation	1/22/2013	20-383-22	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-14	Blackrock Enterprises, LLC	Antero Resources Corporation	8/10/2013	18-302-51	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-15	Lyle and Betty R Benedum	Antero Resources Corporation	8/10/2013	18-302-78; 18-322-6, 2	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-16	Mark and Sabrina Benedum	Antero Resources Corporation	8/25/2013	18-321-10.1,18 18-302-22	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-17	Eric L Cochran	Antero Resources Corporation	7/17/2013	18-302-78; 18-321-10	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-2	John and Marianne Clevenger	Antero Resources Appalachian Corporation	7/16/2013	18-321-39	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-3	William J Boggs	Antero Resources Appalachian Corporation	7/9/2013	18-281-31	N/A	N/A	Harrison County, WV

Antero File #	Grantor(s)	Grantee	Execution Date	District-TM- PCL	Recording Date	Book/Page	County, State
ANT-TEMPH20LINE-2013-4	Lilburn C Wilburn and Jessie G. Wilburn	Antero Resources Appalachian Corporation	3/28/2013	10-19-30	NA	NA	Ritchie County, WV
ANT-TEMPH20LINE-2013-42	Willis Lee Mathey	Antero Resources Corporation	7/26/2013	18-2708-166	NA	NA	Harrison County, WV
ANT-TEMPH20LINE-2013-44	David and Barbara K Thompson	Antero Resources Appalachian Corporation	3/5/2013	McClellan District, Doddridge County(NO TM or PCL listed on Agmt)	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2013-5	Sleepy Hollow Hunting Club	Antero Resources Appalachian Corporation	3/4/2013	10-19-9,10,12.1, 12.2, 12.3,12.4,12.5,12.6	NA	NA	Ritchie County, WV
ANT-TEMPH20LINE-2013-6	Jonathan L. Davis and Louella d. Davis	Antero Resources Appalachian Corporation	6/12/2013	1-7-1	NA	NA	Doddridge County, WV
ANT-TEMPH20LINE-2013-7	Robert and Patricia Bennett	Antero Resources Appalachian Corporation	2/4/2013	20-383-25	N/A	N/A	Harrison County, WV
ANT-TEMPH20LINE-2013-8	M & R investments	Antero Resources Appalachian Corporation	4/1/2013	8-13-5	N/A	N/A	Doddridge County, WV
ANT-TEMPH20LINE-2013-9	Rendal and Sandy Dotson	Antero Resources Appalachian Corporation	2/6/2013	6-20-9	N/A	N/A	Doddridge County, WV

Compressor Stations

Compressor Stations and Related Dehydration Facilities

Compressor Stations and Related Dehydration Facilities	State	County	Land Owner / Lessor	Compressor Owner
Salem	WV	Harrison	Antero Resources	Crestwood/Enerven
Ike & Mike	WV	Harrison	Antero Resources	Crestwood/Enerven
Jarvisville/Sperry	WV	Harrison	Antero Resources	Crestwood/Enerven
Tichenal	WV	Harrison	Antero Resources	Crestwood/Enerven
Clarksburg	WV	Harrison	Antero Resources	EXPL
West Union	WV	Doddridge	Antero Resources	Crestwood
Victoria	WV	Doddridge	Antero Resources	Crestwood
Pike Fork	WV	Doddridge	Antero Resources	EXPL
Midpoint(1)	WV	Doddridge	Summit/MarkWest	Summit
White Oak	WV	Ritchie	Antero Resources	E2: Operator AR: Owner
Bluestone	WV	Doddridge	Antero Resources	Antero Resources
Upper Hill	OH	Noble	Antero Resources	E2
Reusser	OH	Monroe	Antero Resources	E2
Batesville	OH	Noble	Antero Resources	E2
New Milton	WV	Doddridge	Antero Resources	Antero Resources
Sherwood	WV	Doddridge	Antero Resources /MarkWest	MarkWest
Doefler Out of Service	PA	Washington	Antero Resources	Exterran

(1)  Note: Antero Resources Corporation reserved the right to use the inlet area as described in conveyance to MarkWest

Equipment

Receivers, Launchers and Slug Catchers

Pad/Line Name	State	County	Pipe Size	Compressor	No. of Existing Facilities
WEST VIRGINIA

Cunningham Pad	WV	Harrison	8"	Ike & Mike	2
Williams #10	WV	Harrison	8"	Ike & Mike	2
Williams #9	WV	Harrison	8"	Ike & Mike	2
Matthews Pad	WV	Harrison	16"	Ike & Mike	2
Mattheny	WV	Harrison	8"	Ike & Mike	2
Moss Pad	WV	Harrison	12"	Ike & Mike	2
Moss to Ike & Mike	WV	Harrison	16"	Ike & Mike	2
Tracy	WV	Harrison	12"	ClarksBurg	2
5H	WV	Harrison	*'	ClarksBurg	2
Clarksburg Compressor Discharge	WV	Harrison	12"	ClarksBurg	2
Ross	WV	Harrison	8"	ClarksBurg	2
Ike & Mike to Jarvisville	WV	Harrison	16"	Clarksburg/Jarvisville	2
Richman	WV	Harrison	8"	Ike & Mike	0
Fannigan	WV	Harrison	16"	Ike & Mike	2
Roscoe (Jones Pad)	WV	Harrison	16"	Ike & Mike	2
Phillips	WV	Harrison	16"	Ike & Mike	2
Larry	WV	Harrison	8"	Ike & Mike	2
Alan Ash	WV	Harrison	16"	Ike & Mike	2
Betty Williams	WV	Doddridge	16"	Pike Fork	2
Lowe (Wagner)	WV	Harrison	8"	Jarvisville
Sperry	WV	Harrison	8"	Tichenal
Hurst 21	WV	Harrison		Jarvisville
Coffman	WV	Harrison	8"	Javisville/Tichenal	2
Jarvisville to Tichenal	WV	Harrison	16"	Salem	2
Matheny	WV	Harrison	12"	Salem	2
Hill (Poly)	WV	Harrison	10"	Salem	2
Salem 1	WV	Harrison	12"	Salem	2
O’Rice Pad	WV	Harrison	12"	Salem	2
Powell Pad	WV	Doddridge	12"	MarkWest Smithburg	2
Forrest Pad	WV	Doddridge	16"	MarkWest Smithburg	2
Erwin Valley	WV	Doddridge	16"	Brushy Fork	2
Coastal HillTop	WV	Doddridge	12"	Brushy Fork	2

Pad/Line Name	State	County	Pipe Size	Compressor	No. of Existing Facilities
White Oak to MarkWest	WV	Doddridge	20"	MarkWest Smithburg	2
John Campbell North	WV	Doddridge	16"	White Oak	2
Moore	WV	Doddridge		MarkWest Smithburg	2
Langford	WV	Doddridge	16"		0
Jonathan Davies	WV	Doddridge	16"	West Union	2
Eddy	WV	Doddridge	16"	West Union	2
West Union Compressor	WV	Doddridge	20"	West Union	2
Vogt	WV	Doddridge	16"	West Union	2
West Union Compressor Discharge	WV	Doddridge	16"	West Union	2
Mountain Lakes	WV	Doddridge	16"	Jarvisville	2

OHIO

Rubel	Ohio	Monroe	16"	MarkWest Senecaville	2
Seneca (MarkWest)	Ohio	Noble	20"	MarkWest Senecaville	2
Carpenter	Ohio	Monroe	16" to 20"	MarkWest Senecaville	4
Wayne Pad	Ohio	Noble	20"	MarkWest Senecaville	6
Miley	Ohio	Noble	16"	MarkWest Senecaville	4
Sanford 1-H	Ohio	Noble	8"	MarkWest Senecaville	2

PENNSYLVANIA

Hill 2H & 3H	PA	Washington	12"	Doerfler	2

Additional Facilities

1	Hall Master Meter, Doddridge County, West Virginia.
2	All Gathering to Hustead Pad and Mary Post Pad located in Harrison County, West Virginia.
3	Any required Licenses in connection with the Assets.
4	All pipe, pipe fittings, fixtures, and equipment inventories in connection with the Assets.
5	Any pipelines or facilities currently in service or under construction in connection with the Assets.
6	Agreements to purchase pipe equipment, compressors, etc., currently in effect, in connection with the Assets.
7

Any water pipelines or facilities currently in service or under construction utilizing a MarkWest Liberty Midstream, Summit MidstreamPartners LP or Crestwood Marcellus Midstream LLC, Crestwood Appalachia Pipeline LLC right of way agreement.

8	Any electrical, IT, monitoring, control, communication or utility facilities associated with gas gathering and water handling.

Midstream Permits

Permits

Permit	Requirement
Army Corp of Engineers (“ACOE”)

ACOE permits are necessary for any work, including construction and dredging, in the Nation’s navigable waters. Submitted when there are impacts to any streams or wetlands. Submitted for both Ohio and West Virginia.

US Fish and Wildlife Service (“USFWS”)	Submitted for RTE (rare, threatened, endangered species; e.g., Indiana Bats) discussion. Submitted for both Ohio and West Virginia.
West Virginia Department of Natural Resources, Wildlife Resources Division	Submitted for RTE (rare, threatened, endangered species; i.e., Indiana Bats) discussion.
West Virginia State Historic Preservation Office (“SHPO”)

Consultation with this agency is required when we submit a project to the ACOE. They look for historic resources (i.e., anything that might have archeological significance, human remains) within federal nexuses.

From their website:

“When a project requires a government license or permit or makes use of government money, federal and state laws require that the project be sent to the SHPO for review. Once submitted, the SHPO staff determines how that project will affect West Virginia’s historic resources and provides comments to the government agency.”

West Virginia Department of Environmental Protection (“WVDEP”)

WVDEP Storm Water General Construction Permit.

Notice of Intent submittal for projects under 3 acres and a Site Registration with Stormwater Pollution Prevention Plan (“SWPPP”) for sites larger than 3 acres.

West Virginia Department of Natural Resources Office of Land and Streams

Agency must be consulted for any stream activities associated with a project to identify if any aquatic resources will be impacted during construction. Includes stream crossings (boring or not), rail crossings, wetlands, mussel streams, etc.

West Virginia Division of Highways	Permitting covers construction in/around road crossings (boring a roadway) and project access roads/entrance locations. Road crossings and entrance permits are submitted separately.
West Virginia County Floodplain Offices	Must get approval for projects within each county floodplain and submit all projects in or not in floodplain.
Ohio Department of Natural Resources Wildlife Resources Impact Assessment

Consultation necessary to search the Ohio Natural Heritage Database and other relevant databases to determine if the project is located within any officially designated wilderness areas or wilderness preserves and to ascertain if there were any threatened or endangered species within the proposed project ROW or on contiguous properties.

Permitting Agencies

Agency	Requirement
Ohio State Historic Preservation Office	Cultural review to identify Phase 1 Surveys or archaeological sites within the project ROW.
Ohio Environmental Protection Agency (“OEPA”)

Anyone who wishes to impact jurisdictional wetlands or streams, regardless of whether on private or public property, must obtain an individual Section 401 Water Quality Certification (“WQC”) from the state in addition to a ACOE 404 Permit.

Ohio County Floodplain Offices:	Consultation required if project is located within a 100-year floodplain.

EXHIBIT B1

EXCLUDED ASSETS

1.              Any firm transportation and firm gas sales contracts or any other contracts relating to the upstream business of Contributor or its Affiliates.

2.              Excluded Low Pressure and High Pressure Gathering Systems

Any Low Pressure and High Pressure Gathering Systems owned by Summit, Crestwood, ETC, M3, EQT, and MarkWest gathering Contributor gas in the following counties and states:

Washington, PA;

Doddridge, WV;

Harrison, WV;

Tyler, WV;

Ritchie, WV;

Noble, OH;

Monroe, OH;

Guernsey, OH; and

Belmont, OH.

3.              Excluded Water Infrastructure

i.	All above-ground tanks and other temporary storage facilities on or near Contributor’s fracturing locations that are designated for use by Contributor for receiving water from Antero Midstream.
ii.	All existing pad associated pits designated for use as storage for onsite flowback water, or for receiving water from Antero Midstream on fracturing locations.
iii.	All pumps required for the transfer of water from Contributor’s receiving tanks/pits/temporary storage facilities to the onsite working tanks immediately associated with fracturing activities.
iv.

All water pipeline required for the transfer of water from Contributor’s receiving tanks/pits/temporary storage facilities to the onsite working tanks immediately associated with fracturing activities.

EXHIBIT B-2

RETAINED LIABILITIES

Any liabilities associated with Environmental Protection Agency consent decrees.

EXHIBIT B-3

RETAINED THIRD PARTY MIDSTREAM AGREEMENTS

Scadalynx Monitoring Agreement between Contributor and eLynx Technologies, LLC, expiring December 31, 2013. Notice has been served for renewal effective January 1, 2014 through December 31, 2014.

EXHIBIT C

FORM OF GATHERING AGREEMENT

[attached.]

C-1

GATHERING AND COMPRESSION AGREEMENT

BY AND BETWEEN

ANTERO RESOURCES CORPORATION

AND

ANTERO RESOURCES MIDSTREAM LLC

DATED AS OF

[                 ]

i

ii

Section 16.2	Shipper Warranty	38
Section 16.3	Title	38

Article 17	TAXES; ROYALTIES	38

Section 17.1	Taxes	38
Section 17.2	Royalties	39

Article 18	MISCELLANEOUS	39

Section 18.1	Rights	39
Section 18.2	Applicable Laws	39
Section 18.3	Governing Law; Jurisdiction	40
Section 18.4	Successors and Assigns	40
Section 18.5	Severability	41
Section 18.6	Confidentiality	41
Section 18.7	Entire Agreement, Amendments and Waiver	43
Section 18.8	Limitation of Liability	43
Section 18.9	Headings	43
Section 18.10	Rights and Remedies	43
Section 18.11	No Partnership	43
Section 18.12	Rules of Construction	44
Section 18.13	No Third Party Beneficiaries	44
Section 18.14	Further Assurances	44
Section 18.15	Counterpart Execution	44
Section 18.16	Memorandum of Agreement	44

Exhibit A	Excluded Wells
Exhibit B	Delivery Points
Exhibit C	Gathering System
Exhibit D	Initial Development Plan
Exhibit E	Conflicting Dedications
Exhibit F	Initial Gathering System Plan
Exhibit G	Form of Connection Notice
Exhibit H	Deemed Connection Notices
Exhibit I	Cost of Service Fee
Exhibit J	Memorandum of Agreement

iii

GATHERING AND COMPRESSION AGREEMENT

This Gathering and Compression Agreement (this “Agreement”), dated as of [                        ] (the “Effective Date”), is by and between ANTERO RESOURCES CORPORATION, a Delaware corporation (“Shipper”), and ANTERO RESOURCES MIDSTREAM LLC, a Delaware limited liability company (“Gatherer”).  Shipper and Gatherer may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.                                    Shipper owns Oil and Gas Interests and intends to produce Gas and/or Liquid Hydrocarbons from Wells in the Initial Dedication Area and may from time to time own Oil and Gas Interests and may produce Gas and Liquid Hydrocarbons from Wells in other areas.

B.                                    Gatherer has acquired the Gathering System, which gathers Gas from certain Wells of Shipper, from Shipper. Gatherer anticipates the expansion of the Gathering System to connect additional Wells of Shipper.

C.                                    Shipper desires to contract with Gatherer to provide the Services on the Gathering System with respect to Dedicated Production, including compressing Dedicated Gas at the System Compression Stations, and Gatherer desires to provide the Services to Shipper, in each case in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used, but not otherwise defined, in this Agreement shall have the respective meanings given to such terms set forth below:

Acquired Facilities.  As defined in Section 2.3(c).

Adequate Assurance of Performance.  As defined in Section 13.6(a).

Affiliate.  Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.  Affiliated shall have the correlative meaning.  The term “control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.  Notwithstanding the foregoing, any Person shall be deemed to control any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

Agreement.  As defined in the preamble hereof.

Barrel.  Forty-two Gallons.

Btu.  The amount of heat required to raise the temperature of one pound of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 psia.

Business Day.  Any calendar Day that commercial banks in New York City are open for business.

Completion Deadline.  As defined in Section 3.4(b).

Compression Fee.  As defined in Section 5.1(a)(iii).

Condensate.  Gas that condenses at the wellhead or in the Gathering System at ambient temperatures and is recovered from the Gathering System or at the wellhead as a hydrocarbon liquid.

Confidential Information.  As defined in Section 18.6(a).

Conflicting Dedication.  Any gathering agreement or other commitment or arrangement that would require Dedicated Production to be gathered and/or compressed on any gathering system other than the Gathering System.

Connection Notice.  As defined in Section 3.4(b).

Contract Year.  Each of (i) the period from the Effective Date to the last Day of the Month in which the first anniversary of the Effective Date occurs and (ii) each period of twelve (12) Months thereafter.

Cost of Service Fee.  As defined in Section 5.1(e).

CPI.  As defined in Section 5.1(b).

CS Facility.  As defined in Section 5.1(e).

Cubic Foot.  The volume of Gas in one cubic foot of space at a standard pressure and temperature base of 14.73 psia and 60 degrees Fahrenheit, respectively.

Day.  A period commencing at 10:00 a.m., Eastern Standard Time, on a calendar day and ending at 10:00 a.m., Eastern Standard Time, on the next succeeding calendar day.  Daily shall have the correlative meaning.

Dedicated Gas.  Gas constituting Dedicated Production.

Dedicated Production.  All Production that is attributable to any Dedicated Property (including all Production attributable to third parties that is produced from a Well located on such Dedicated Property) that Shipper has the right to control and deliver for gathering and that is produced on or after the Dedication Effective Date with respect to such Dedicated Property, except for (i) Production consisting of Liquid Hydrocarbons, except to the extent that Gatherer is providing Liquid Hydrocarbons gathering pursuant to Section 2.3(c), and (ii) Gas being produced from the wells identified in Exhibit A.

Dedicated Properties.  All Oil and Gas Interests now owned or hereafter acquired by Shipper and located wholly or partly within the Dedication Area or pooled, unitized or communitized with Oil and Gas Interests located wholly or partly within the Dedication Area; provided that Dedicated Properties shall not include any Oil and Gas Interests that are unitized or pooled with the properties of third parties that are not Dedicated Properties if Shipper is not the operator of such unit.

Dedication Area.  The Initial Dedication Area and any other area that becomes part of the Dedication Area pursuant to Section 20.1.

Dedication Effective Date.  With respect to Dedicated Properties owned by Shipper as of the Effective Date, the Effective Date; and with respect to Dedicated Properties acquired by Shipper after the Effective Date, the date such Oil and Gas Interests become Dedicated Properties pursuant to Section 20.1.

Delivery Point.  Each point at which point Gatherer will redeliver Production to Shipper or for its account, which shall be (i) in the case of Gas, the point of interconnection of the Gathering System with the facilities of a Processing Plant or Downstream Pipeline, including those points more particularly described on 0, (ii) in the case of Liquid Hydrocarbons recovered at the wellhead, the outlet flange of the storage tank into which such Liquid Hydrocarbons are delivered from the Gathering System, and (iii) in the case of Condensate that is recovered from Gas gathering facilities at a System Compressor Station, the outlet flange of the storage tank at such System Compressor Station into which such Condensate is delivered.

Delivery Point Gas.  A quantity of Gas having a Thermal Content equal to the total Thermal Content of the Dedicated Gas received by Gatherer from Shipper at the Receipt Points, less (i) the Thermal Content of Gas used for Fuel, (ii) the Thermal Content of Condensate recovered from the Gathering System, and (iii) the Thermal Content of Lost and Unaccounted for Gas, in each case, as allocated to Shipper in accordance with this Agreement.

Development Plan.  As defined in Section 3.3(a).

Downstream Pipeline.  Any Gas pipeline or any facilities of any end-user or local distribution company, in each case downstream of the Gathering System, into which Shipper’s Gas is delivered from the Gathering System or a Processing Plant.

Effective Date.  As defined in the preamble of this Agreement.

Emissions Charges.  As defined in Section 10.4.

Fair Market Value.  With respect to any asset, the price that would be paid by a willing buyer of such asset to a willing seller, as determined by an independent nationally known investment banking firm selected by Gatherer and reasonably acceptable to Shipper.

FERC.  As defined in Section 18.2.

Firm Capacity Production.  Production that is accorded the highest priority on the Gathering System with respect to capacity allocations, interruptions, or curtailments, specifically including (i) Dedicated Production and (ii) Production delivered to the Gathering System from any Person for which Gatherer is contractually obligated to provide the highest priority. Firm Capacity Production will be the last Production removed from the relevant part of the Gathering System in the event of an interruption or curtailment and all Firm Capacity Production, including Dedicated Production, will be treated equally in the event an allocation is necessary.

Force Majeure.  As defined in Section 14.2.

Fuel.  Gas and electric power used in the operation of the Gathering System, including fuel consumed in System Compressor Stations and dehydration facilities that are part of the Gathering System.

Gallon.  One U.S. gallon, which is equal to 231 cubic inches.

Gas.  Any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons and inert and noncombustible gases, that is extracted from beneath the surface of the earth.

Gas Quality Specifications.  As defined in Section 10.1.

Gatherer.  As defined in the preamble of this Agreement.

Gathering Fee.  As defined in Section 5.1(a).

Gathering System.  The gathering system described in Exhibit C being acquired by Gatherer from Shipper as of the date hereof, together with any additional System Segments constructed after the date hereof, as such gathering system is expanded after the date hereof, including, in each case, to the extent now in existence or constructed or installed in the future, Low Pressure Gas gathering pipelines, Liquid Hydrocarbons gathering pipelines, High Pressure Gas gathering pipelines, System Compressor Stations, Gas dehydration facilities, Receipt Points, Delivery Points (including all interconnection facilities), Measurement Facilities, Condensate handling facilities, pig receiving facilities, slug catchers and other inlet facilities at Processing Plants, rights of way, fee parcels, surface rights, and permits, and all appurtenant facilities.

Gathering System Plan.  As defined in Section 3.3(b).

Gross Heating Value.  The number of Btus produced by the complete combustion in air, at a constant pressure, of one Cubic Foot of Gas when the products of combustion are cooled to the initial temperature of the Gas and air and all water formed by combustion is condensed to the liquid state.

Governmental Authority.  Any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

High Pressure.  Pipelines gathering or transporting Gas that has been dehydrated and compressed to the pressure of the Downstream Pipelines or Processing Plants at the Delivery Points.

High Pressure Gathering Fee.  As defined in Section 5.1(a)(ii).

Ideal Gas Laws.  The thermodynamic laws applying to perfect gases.

Imbalance.  As defined in Section 9.3.

Index Price.  For Gas produced from the Marcellus formation in West Virginia, the “Midpoint Average” price published in Platt’s Gas Daily Price Guide for “Columbia Gas/Appalachia”.  For Gas produced from the Utica formation in Ohio, the “Midpoint Average” price published in Platt’s Gas Daily Price Guide for “Texas Eastern M-2 Receipts”.  For other Gas production, an index price determined by Shipper and reasonably acceptable to Gatherer based on where such Gas production is being sold, or, if no appropriate index is available, a price based on a netback calculation determined by Shipper and reasonably acceptable to Gatherer.

Initial Dedication Area.  The states of Pennsylvania, West Virginia, and Ohio.

Initial Development Plan.  The Development Plan attached hereto as Exhibit D.

Interruptible Production.  Production that is accorded the lowest priority on the Gathering System with respect to capacity allocations, interruptions, or curtailments.  Interruptible Production will be the first Production removed from the Gathering System in the event of an interruption or curtailment.

Liquids Gathering Fee.  As defined in Section 5.1(a)(iv).

Liquid Hydrocarbons.  Oil, Condensate, natural gasoline and all the liquid hydrocarbon production from wells, or a blend of such, in its natural form, not having been processed, other than for removal of water at the wellhead.

Lost and Unaccounted For Gas.  Gas received into the Gathering System that is released or lost through piping, equipment, operations, or measurement losses or inaccuracies or that is vented, flared or lost in connection with the operation of the Gathering System.

Low Pressure.  Pipelines gathering Gas at or near wellhead pressure that has yet to be compressed (other than by well pad gas lift compression or dedicated well pad compressors) and dehydrated.

Made Available for Delivery.  In connection with deliveries of Dedicated Production under this Agreement, Dedicated Production that is unable to be delivered to the applicable point as a result of Gatherer’s failure to perform its obligations under this Agreement.

Maintenance.  As defined in Section 7.3.

Mcf.  One thousand (1,000) Cubic Feet.

Measurement Facilities.  Any facility or equipment used to measure the volume of Gas or Liquid Hydrocarbons, which may include meter tubes, LACT units, isolation valves, tank strappings, recording devices, communication equipment, buildings and barriers.

Minimum Compression Volume Commitment.  With respect to any Contract Year from the Contract Year in which the first System Compressor Station is placed in service through the earlier of the Contract Year in which occurs the tenth (10th) anniversary of the placement in service of the last System Compressor Station to be placed in service or the expiration or termination of the term of this Agreement, a volume of Dedicated Gas, stated in Mcf, equal to the sum of all such volumes calculated at each System Compressor Station that has been in service for ten (10) years or less, each of which shall be calculated as follows: the product of (i) the total design capacity, stated in Mcf per Day, of the relevant System Compressor Station, multiplied by (ii) subject to the immediately following sentence, the number of Days in such Contract Year, multiplied by (iii) 0.70.  For purposes of the foregoing calculation the design capacity of a particular System Compressor Station shall be included (1) only to the extent that such capacity has been installed at the direction of the Shipper in accordance with Section 3.4(a) and does not represent additional capacity installed at such System Compressor Station by Gatherer as permitted by Section 3.4(a), (2) for not more than the 10 year period after it is first placed in service, (3) in the Contract Year in which it is placed in service, only for the number of Days in such Contract Year after it has been placed in service, and (4) if arising prior to the expiration or termination of the term of this Agreement, in the Contract Year in which the 10th anniversary of its placement in service occurs, only for the number of Days through such 10th anniversary.

Minimum High Pressure Volume Commitment.  With respect to any Contract Year from the Contract Year in which the first System High Pressure Line is placed in service through the earlier of the Contract Year in which occurs the tenth (10th) anniversary of the placement in service of the last System High Pressure Line to be placed in service or the expiration or termination of the term of this Agreement, a volume of Dedicated Gas, stated in Mcf, equal to the sum of all such volumes calculated at each System High Pressure Line that has been in service for ten (10) years or less, each of which shall be calculated as follows: the product of (i) the total design capacity, stated in Mcf per Day, of the relevant System High Pressure Line, as reasonably calculated by Gatherer based on the capacity of the relevant System Compressor Station and the length and diameter of such System High Pressure Line, multiplied by (ii) subject to the immediately following sentence, the number of Days in such Contract Year, multiplied by (iii) 0.75.  For purposes of the foregoing calculation the design capacity of a particular System High Pressure Line shall be included (1) for not more than the 10 year period after it is first placed in service, (2) in the Contract Year in which it is placed in service, only for the number of Days in such Contract Year after it has been placed in service, and (3) if arising prior to the expiration or termination of the term of this Agreement, in the Contract Year in which the 10th anniversary of its placement in service occurs, only for the number of Days through such 10th anniversary.

MMBtu.  One million (1,000,000) Btus.

MMcf.  One million (1,000,000) Cubic Feet.

Monitoring Services Provider.  As defined in Section 11.9(a).

Month.  A period commencing at 10:00 a.m., Eastern Standard Time, on the first Day of a calendar month and extending until 10:00 a.m., Eastern Standard Time, on the first Day of the next succeeding calendar month.  Monthly shall have the correlative meaning.

Oil and Gas Interests.  Oil and gas leasehold interests and oil and gas mineral fee interests, including working interests, overriding royalty interests, net profits interests, carried interests, and similar rights and interests.

Parties.  As defined in the preamble of this Agreement.

Party.  As defined in the preamble of this Agreement.

Person.  An individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust, an unincorporated organization, or any other entity or organization, including a Governmental Authority.

Planned Well.  As defined in Section 3.3(a).

Planned Well Pad.  As defined in Section 3.3(a).

Production.  Gas and/or Liquid Hydrocarbons.

Processing Plant. Any Gas processing facility downstream of any portion of the Gathering System to which Shipper has dedicated Gas for processing or at which Shipper has arranged for Gas to be processed prior to delivery to a Downstream Pipeline.

Proposal Notice.  As defined in Section 2.3(c).

psia.  Pounds per square inch, absolute.

psig.  Pounds per square inch, gauge.

Receipt Point.  The inlet valve at the Measurement Facilities located at or nearby or assigned to a Well Pad where one or more Wells or, in the case of Liquid Hydrocarbons, one or more of Producer’s tanks receiving Liquid Hydrocarbons from such Wells, are connected to the Gathering System.

Remote Monitoring Data.  As defined in Section 11.9(a).

Request for Proposal.  As defined in Section 2.3(c).

Required Compressor Station.  As defined in Section 3.4(a).

Required High Pressure Lines.  As defined in Section 3.5.

Services.  As defined in Section 3.1.

Shipper.  As defined in the preamble of this Agreement.

Shipper’s GHG Emissions.  As defined in Section 10.4.

System Compressor Station.  As defined in Section 3.4(a).

System Delivery Point.  Each point at which Gatherer redelivers Gas from the Gathering System to or for the account of shippers, including the Delivery Points.

System High Pressure Line.  As defined in Section 3.5.

System Receipt Point.  Each point where Gas first enters the Gathering System, including the Receipt Points.

System Segment.  A physically separate segment of the Gathering System that connects one or more of Shipper’s Wells to one or more Delivery Points, including all Low Pressure Gas gathering pipelines, Liquid Hydrocarbons gathering pipelines, High Pressure Gas gathering pipelines, System Compressor Stations, Gas dehydration facilities, Receipt Points, Delivery Points, Measurement Facilities, Condensate handling facilities, rights of way, fee parcels, surface rights, and permits, and all appurtenant facilities.

Target Completion Date.  As defined in Section 3.4(b).

Taxes.  All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of Production, or upon the Services, including gathering, transportation, handling, transmission, compression, processing, treating, conditioning, distribution, sale, use, receipt, delivery or redelivery of Production, including, without limitation, gross receipts taxes, and including all of the foregoing now existing or in the future imposed or promulgated.

Thermal Content.  For Gas, the product of (i) a volume of Gas in Cubic Feet and (ii) the Gross Heating Value of such Gas, as expressed in MMBtus.  For Condensate, the product of the measured volume in Gallons multiplied by the Gross Heating Value per Gallon determined in accordance with the GPA 2145-09 Table of Physical Properties for Hydrocarbons and GPA 8173 Method for Converting Mass of Natural Gas Liquids and Vapors to Equivalent Liquid Volumes, in each case as revised from time to time; provided, however, that if sufficient data has not been obtained to make such calculation, the Thermal Content of Condensate shall be deemed to be 0.115 MMBtu per Gallon.

Third Party Production.  Production produced by Persons other than Shipper and not considered Dedicated Production hereunder.

Well.  A well for the production of hydrocarbons in which Shipper owns an interest that produces or is intended to produce Dedicated Production or otherwise is connected or is required to be connected to the Gathering System in accordance with this Agreement.

Well Pad.  The surface installation on which one or more Wells are located.

ARTICLE 2
SHIPPER COMMITMENTS

Section 2.1                                   Shipper’s Dedication.  Subject to Section 2.2 through Section 2.4, (a) Shipper exclusively dedicates and commits to deliver to Gatherer, as and when produced, all Dedicated Production for gathering through the Gathering System under this Agreement, including (in the case of Dedicated Gas) High Pressure gathering and compression in the System Compressor Stations, and (b) Shipper agrees not to deliver any Dedicated Production to any other gathering system or compressor station.

Section 2.2                                   Conflicting Dedications.  Shipper shall have the right to comply with each of the Conflicting Dedications set forth in EXHIBIT B hereto and any other Conflicting Dedication entered into by a non-Affiliated predecessor-in-interest to Shipper that is applicable as of the date of acquisition thereof to any Dedicated Property acquired after the Effective Date (but not any entered into in connection with such acquisition); provided, however, that Shipper shall have the right to comply with Conflicting Dedications only until the first Day of the Month following the termination of such Conflicting Dedication and shall not take any voluntary action (including the exercise of any right to extend) to extend the term of such Conflicting Dedication beyond the minimum term provided for in the document evidencing such Conflicting Dedication.  Shipper represents that, except as set forth in EXHIBIT B, Dedicated Production is not as of the Effective Date subject to any Conflicting Dedication.  If Dedicated Production produced from a Well on a Well Pad is subject to a Conflicting Dedication that Shipper has the right to comply with under this Section 2.2, Shipper has the right, in complying with such Conflicting Dedication, to deliver all Dedicated Production from such Well Pad in accordance with the Conflicting Dedication, even if all Wells on such Well Pad are not subject to such Conflicting Dedication.

Section 2.3                                   Shipper’s Reservations.  Shipper reserves the following rights with respect to Dedicated Production for itself and for the operator of the relevant Dedicated Properties:  (a) to operate Wells producing Dedicated Production as a reasonably prudent operator in its sole discretion, including the right, but never the obligation, to drill new Wells, to repair and rework old Wells, to renew or extend, in whole or in part, any Oil and Gas Interest covering any of the Dedicated Properties, and to cease production from or abandon any Well or surrender any such Oil and Gas Interest, in whole or in part, when no longer deemed by Shipper to be capable of producing Production in paying quantities under normal methods of operation; (b) to use Dedicated Production for operations (including reservoir pressure maintenance and drilling or fractionation fuel); (c) to deliver or furnish to Shipper’s lessors and holders of other existing similar burdens on production such Production as is required to satisfy the terms of the applicable leases or other applicable instruments; (d) to acquire Wells connected to existing gathering systems and to continue to deliver to such gathering systems Production produced from such Wells, provided that, to the extent that Production from such Wells constitutes Dedicated Production, Shipper delivers a Connection Notice to Gatherer with respect to any such Well not later than 30 Days after its acquisition and thereafter delivers Production to such gathering system only until Gatherer has connected such Well to the Gathering System in accordance with Section 3.4; (e) to pool, communitize, or unitize Shipper’s Oil and Gas Interests with respect to Dedicated Production, provided that the share of Production produced from such pooled, communitized, or unitized Oil and Gas Interests shall be committed and dedicated to this

Agreement; and (f) to gather Liquid Hydrocarbons produced from the Marcellus formation in trucks.

Section 2.4                                   Covenant Running with the Land.  The dedication and commitment made by Shipper under this Article 2 is a covenant running with the land. For the avoidance of doubt and in addition to that which is provided in Section 18.4, in the event Shipper sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Dedicated Properties, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.  Notwithstanding the foregoing, Shipper shall be permitted to sell, transfer, convey, assign, grant, or otherwise dispose of Dedicated Properties free of the dedication hereunder (i) in a sale or other disposition in which a number of net acres of Dedicated Properties that, when added to the total of net acres of Dedicated Properties theretofore and, where applicable, simultaneously disposed of free of dedication hereunder pursuant to this Section 2.4, does not exceed the aggregate number of net acres of Dedicated Properties acquired by Gatherer after the Effective Date, including in a transaction in which Dedicated Properties are exchanged for other properties located in the Dedication Area that would be subject to dedication hereunder or (ii) in a sale of Wells located on Dedicated Properties that are pooled or unitized with the properties of third parties that are not Dedicated Properties if Shipper is not the operator of such unit; provided, however, that any such sale, transfer, conveyance, assignment, grant or other disposition of Dedicated Properties shall not include, and there shall be expressly excluded therefrom, any Well that is or has been connected to the Gathering System (whether producing, shut-in, temporarily abandoned or which has been spud or as to which drilling, completion, reworking or other well operations have commenced) or which is located on a Well Pad for which a Connection Notice has previously been delivered by Shipper (unless the completion of such Well has been delayed and Shipper has paid the costs and expenses incurred by Gatherer in connection therewith in accordance with Section 3.3(d)).  At the request of Gatherer, the Parties shall execute and record an amendment to the memorandum of this Agreement previously entered into, as provided in Section 18.16, to reflect additions to the Dedicated Properties.

Section 2.5                                   Additional Oil and Gas Interests or Gathering Facilities.

(a)                                 If Shipper acquires any existing gathering facilities gathering Gas from any Oil and Gas Interests, it shall, by notice to Gatherer on or before the 10th Day after such acquisition, which notice shall include a reasonable description of such gathering facilities and such Oil and Gas Interests (including an update to the Development Plan reflecting such Oil and Gas Interests) and the price paid by Shipper for such gathering facilities, including any liabilities assumed by Shipper, offer to sell to Gatherer such gathering facilities, including all Low Pressure Gas gathering pipelines, High Pressure Gas gathering pipelines, compressor stations, Gas dehydration facilities, receipt points, delivery points, measurement facilities, Condensate handling facilities, rights of way, fee parcels, surface rights, and permits, and all appurtenant facilities, as well as any third party shipper contracts for Gas gathered on such gathering facilities, at the same price at which such gathering facilities were acquired by Shipper, including the assumption of any liabilities with respect thereto assumed by Shipper.  Gatherer shall have the right, to be exercised by notice to Shipper on or before the 60th Day after Shipper’s notice of its acquisition of such gathering facilities, to acquire such gathering facilities at such price (including the assumption of such liabilities).  If Gatherer does not give such notice to Shipper on or before such 60th Day, Gatherer shall be deemed to have waived its right to acquire such gathering facilities, except in the case of a third party gathering offer as provided below, and (i) Shipper shall have the right to own and operate such facilities to gather the Gas from the Oil and Gas Interests described in such notice and/or (ii) Shipper shall have the right to solicit proposals from a third party gatherer to acquire, own, and operate such facilities to gather the Gas from the Oil and Gas Interests described in such notice on the basis that Shipper will dedicate to such gatherer all Oil and Gas Interests owned by Shipper the Gas from which is being gathered by such gathering facilities as well as the area (including all geological strata and production zones) within two miles of any such Oil and Gas Interest.  If Shipper obtains any such third party proposal, it shall, by notice to Gatherer, provide Gatherer with all the terms and conditions thereof, and Gatherer shall have the right to elect, by notice to Shipper on or before the 60th Day after its receipt of Shipper’s notice containing the terms and conditions of such proposal, to acquire such gathering facilities and provide such services on the same terms and conditions as those offered by the third party gatherer.  If Gatherer does not so elect on or before such 60th Day, Gatherer shall be deemed to have waived its right to acquire such gathering facilities and provide such services, and Shipper shall have the right to contract with such third party gatherer to acquire such facilities and to provide such services on such terms and conditions and to dedicate to such gatherer all Oil and Gas Interests owned by Shipper the Gas from which is being gathered by such gathering facilities as well as the area (including all geological strata and production zones) within two miles of any such Oil and Gas Interest.  If Gatherer elects to acquire such gathering facilities, the closing of Gatherer’s purchase of such gathering facilities from Shipper shall take place as soon as reasonably practicable following Gatherer’s exercise of its right to acquire such gathering facilities.  From and after the closing of such purchase by Gatherer, all Oil and Gas Interests owned by Shipper the Gas from which is being gathered by such gathering facilities shall be Dedicated Properties, the area (including all geological strata and production zones) within two miles of any such Dedicated Property shall become part of the Dedication Area, and such gathering facilities shall be deemed to be part of the Gathering System.  In any transaction in which Shipper so acquires gathering facilities, Shipper shall use reasonable efforts to cause the transaction documents for such acquisition to state a separate purchase price (and separately state any assumed liabilities) for such gathering facilities.  If notwithstanding such reasonable efforts the transaction documents for such acquisition do not state a separate purchase price, the purchase price to be paid by Gatherer to Shipper for such gathering facilities shall be equal to the Fair Market Value of such gathering facilities, and Gatherer shall assume all liabilities in respect of such gathering facilities to the extent arising from the ownership and operation of such gathering facilities and/or any occurrence from and after the closing of the purchase of such gathering facilities by Gatherer.

(b)                                 If at any time Shipper desires to construct, own, and operate, or to have constructed and operated, gathering facilities to gather Gas from Oil and Gas Interests located outside the then-existing Dedication Area, Shipper shall, by notice to Gatherer specifying (i) the facilities it desires and the receipt points and delivery points it plans to connect, (ii) the Oil and Gas Interests acquired by Shipper the Gas from which will be gathered using such facilities, and (iii) a proposed update to the Development Plan reflecting the Wells to be drilled on such Oil and Gas Interests during the period of at least 18 Months after such notice, including production forecasts for all such Wells, offer to Gatherer the opportunity to construct, own, and operate such facilities as part of the Gathering System on the terms set forth in this Agreement.  Gatherer shall have the right, to be exercised by notice to Shipper on or before the 60th Day after Shipper’s notice, to elect to construct, own, and operate such facilities.  If Gatherer exercises such right, from and after the date of Gatherer’s notice of exercise, all Oil and Gas Interests owned by Shipper described in Gatherer’s notice shall be Dedicated Properties, the area (including all geological strata and production zones) within two miles of any such Dedicated Property shall become part of the Dedication Area, such gathering facilities as they are constructed shall be deemed to be part of the Gathering System, and the proposed development plan included in Shipper’s notice shall become part of the Development Plan.  If Gatherer does not give such notice to Shipper on or before such 60th Day, Gatherer shall be deemed to have waived its right to construct, own, and operate the facilities set forth in Shipper’s notice as part of the Gathering System on the terms set forth in this Agreement, except in the case of a third party gathering offer as provided below, and (1) Shipper shall have the right to construct, own, and operate such facilities to gather the Gas from the Oil and Gas Interests described in such notice or (2) Shipper shall have the right to solicit proposals from a third party gatherer to construct, own, and operate such facilities to gather the Gas from the Oil and Gas Interests described in such notice on the basis that Shipper will dedicate to such gatherer all Oil and Gas Interests described in such notice as well as the area (including all geological strata and production zones) within two miles of any such Oil and Gas Interest.  If Shipper obtains any such third party proposal, it shall, by notice to Gatherer, provide Gatherer with all the terms and conditions thereof, and Gatherer shall have the right to elect, by notice to Shipper on or before the 60th Day after its receipt of Shipper’s notice containing the terms and conditions of such proposal, to construct, own, and operate such facilities to gather the Gas from the Oil and Gas Interests described in such notice on the same terms and conditions as those offered by the third party gatherer.  If Gatherer does not so elect on or before such 60th Day, Gatherer shall be deemed to have waived its right to provide such services, and Shipper shall have the right to contract with such third party gatherer to provide such services on such terms and conditions and to dedicate to such gatherer the Oil and Gas Interests described in such notice as well as the area (including all geological strata and production zones) within two miles of any such Oil and Gas Interest.

(c)                                  If at any time Shipper desires Services consisting of gathering Liquid Hydrocarbons from any Oil and Gas Interests of Shipper the Production from which has not already become Dedicated Production pursuant to this Section 2.3(c), including any such Services to be provided through any existing facilities acquired or being acquired by Shipper (“Acquired Facilities”), Shipper shall, by notice to Gatherer, request from Gatherer a proposal to provide such Services on the terms set forth in this Agreement (such notice, a “Request for Proposal”).  Each Request for Proposal shall (i) specify the Oil and Gas Interests from which such Liquid Hydrocarbons would be gathered, (ii) specify the proposed Delivery Points to which such Liquid Hydrocarbons would be delivered, (iii) in the case of Acquired Facilities, provide a reasonable description of such Acquired Facilities and the price paid or proposed to be paid by Shipper for the Acquired Facilities, including any liabilities assumed by Shipper, and details of any third-party contracts for Liquid Hydrocarbons gathering on such Acquired Facilities, and (iv) a proposed update to the Development Plan for the Wells to be drilled on such Oil and Gas Interests from which such Liquid Hydrocarbons would be gathered during the period of at least 18 Months after the Request for Proposal, including production forecasts for all such Wells.  Gatherer shall have the right, to be exercised by notice to Shipper on or before the 60th Day after the Request for Proposal (such notice, a “Proposal Notice”), make a proposal to provide such Services for the Liquid Hydrocarbons gathering fees set forth in such Proposal Notice and otherwise on the terms and conditions set forth in this Agreement.  Concurrently with or following its Request for Proposal to Gatherer, Shipper may seek proposals from third parties to provide such Services on the terms and conditions set forth in this Agreement.  On or before the 60th Day after a Request for Proposal with respect to which Gatherer has given a Proposal Notice, Shipper shall inform Gatherer that (1) it is accepting Gatherer’s Proposal Notice, (2) it is accepting a proposal from a third party for such Services on the basis that the gathering fees proposed by such third party for providing such Services on the terms and conditions set forth in this Agreement were lower than the gathering fees proposed by Gatherer, or (3) it has elected not to acquire such Services or to carry out such Services itself and is accordingly withdrawing its Request for Proposal.  If Gatherer’s proposal is accepted, Gatherer shall, as applicable, (A)  construct and operate such facilities so as to provide such Services on the terms and conditions set forth in this Agreement such that it commences the performance of such Services within 18 Months after the date of Shipper’s Request for Proposal and/or (B) as soon as reasonably practicable accept the transfer from Shipper of any Acquired Facilities and commence providing Services through such Acquired Facilities.  If Gatherer’s proposal is accepted, all Liquid Hydrocarbons Production from the Oil and Gas Interests referred to in Shipper’s Request for Proposal or from any other Oil and Gas Interests at any time owned by Shipper (in each case including all geological strata and production zones) within two miles of any such Oil and Gas Interests shall become Dedicated Production, such gathering facilities as they are constructed and/or such Acquired Facilities, as applicable, shall be deemed to be part of the Gathering System, and the proposed Development Plan update included in Shipper’s notice shall become part of the Development Plan.  If a third party proposal is accepted as provided above or if Gatherer does not deliver a Proposal Notice, Gatherer shall be deemed to have waived its right under this Section 2.3(c) to provide the requested Services, and Shipper shall have the right to contract with such third party to provide such Services to Shipper on the terms and conditions set forth in this Agreement for the fees set forth in such third party’s proposal, including if applicable the transfer of any Acquired Facilities to such third party, and Shipper shall have the right to dedicate to such third party all Liquid Hydrocarbons Production from the Oil and Gas Interests referred to in Shipper’s Request for Proposal and from any other Oil and Gas Interests at any time owned by Shipper (in each case including all geological strata and production zones) within two miles of any such Oil and Gas Interest described in such notice as well as the area.  If Shipper does not enter into an agreement with a third party in accordance with this Section 2.3(c) on or before the 90th Day after Shipper’s Request for Proposal, the Services that were the subject of such Request for Proposal shall again become subject to this Section 2.3(c).  In respect of any Acquired Facilities, Shipper shall use reasonable efforts to cause the transaction documents for the acquisition thereof to state a separate purchase price (and separately state any assumed liabilities) for such Acquired Facilities. If, pursuant to this Section 2.3(c), Gatherer is to acquire from Shipper any Acquired Facilities, such acquisition shall be made at the same price at which such Acquired Facilities were acquired by Shipper, including the assumption of any liabilities with respect thereto assumed by Shipper. If the transaction documents for Shipper’s acquisition of such Acquired Facilities did not state a separate purchase price for such Acquired Facilities, the purchase price to be paid by Gatherer to Shipper for the Acquired Facilities shall be equal to the Fair Market Value of the Acquired Facilities, and Gatherer shall assume all liabilities in respect of the Acquired Facilities to the extent arising from the ownership and operation of the Acquired Facilities and/or any occurrence from and after the closing of the purchase of the Acquired Facilities by Gatherer.

Section 2.6                                   Priority of Dedicated Production.  Dedicated Production tendered under this Agreement shall be Firm Capacity Production.

ARTICLE 3
SERVICES; GATHERING SYSTEM EXPANSION AND CONNECTION OF WELLS

Section 3.1                                   Gatherer Service Commitment.  Subject to and in accordance with the terms and conditions of this Agreement, Gatherer commits to providing the following services (collectively, the “Services”) to Shipper:

(a)                                 receive, or cause to be received, into the Gathering System, from or for the account of Shipper, at each Receipt Point, all Dedicated Production tendered by Shipper;

(b)                                 compress and dehydrate Dedicated Gas received into the Gathering System at the System Compressor Stations;

(c)                                  deliver, or cause to be delivered, to or for the account of Shipper, at the nominated Delivery Point for Gas, Delivery Point Gas allocated to Shipper; and

(d)                                 to the extent that the Gatherer is providing Liquid Hydrocarbon gathering pursuant to Section 2.3(c), make available for delivery, to or for the account of Shipper, at each Delivery Point for Liquid Hydrocarbons, the Liquid Hydrocarbons received into the Gathering System and gathered to or delivered into storage tanks at such Delivery Point allocated to Shipper in accordance with Section 6.4.

Section 3.2                                   Development Plan; Gathering System Plan; Exchange and Review of Information.

(a)                                 The Initial Development Plan describes the planned development, drilling, and production activities relating to the Dedicated Properties through the date that is 18 months after the Effective Date (such plan, as updated as hereinafter provided, and including any proposed development plan that becomes part of the Development Plan pursuant to Section 2.3(b), the “Development Plan”).  Following the Effective Date, Shipper shall provide Gatherer an updated Development Plan describing the planned development, drilling, and production activities relating to the Dedicated Properties for the 18-Month period commencing on the date of such updated Development Plan on or before the last Day of each Month.  Each Development Plan will include (i) information as to the Wells that Shipper expects will be drilled during such period (each such Well reflected in a Development Plan, a “Planned Well”), information as to each Well Pad expected to be constructed during such period (each such Well Pad reflected in a Development Plan, a “Planned Well Pad”) and the approximate locations thereof, the earliest date on which one or more Wells at each such Well Pad are expected to be completed, and the Delivery Points at which Gas produced from such Wells is to be redelivered to Shipper and (ii) good faith and reasonable production forecasts for all Wells connected as of, and estimated to be connected to the Gathering System during the 18-Month period following, the date of such Development Plan (to the extent not previously provided or, if earlier provided, as revised in Shipper’s good faith estimation).  Shipper shall make its representatives available to discuss the Development Plan from time to time with Gatherer and its representatives, in order to facilitate advance planning for expansion or improvement of the Gathering System and to address other matters relating to the construction and installation of additions to the Gathering System.  Shipper may provide updated or amended Development Plans to Gatherer at any time and shall provide its then-current Development Plan to Gatherer from time to time on or prior to the fifth (5th) Business Day after Gatherer’s request therefor.

(b)                                 Attached hereto as Exhibit D is a Gathering System plan describing and/or depicting the Gathering System, including all pipelines, all Receipt Points and Delivery Points, and all compression and dehydration facilities and other major physical facilities, together with their locations, sizes and other physical specifications, operating parameters, capacities, and other relevant specifications, and together with a schedule for completing the construction and installation of the planned portions thereof, in each case as currently in existence, under construction, or planned (such plan, as updated as hereinafter provided, the “Gathering System Plan”).  Based on the Development Plans and such other information about the expected development of the Dedicated Properties as shall be provided to Gatherer by or on behalf of Shipper, Gatherer shall periodically update the Gathering System Plan.  Without limiting the generality of the foregoing, Gatherer shall ensure that the Gathering System Plan reflects each Monthly Development Plan not later than 30 Days after such Development Plan is delivered. Gatherer shall make the Gathering System Plan available for inspection by Shipper and its representatives from time to time and shall make representatives of Gatherer available to discuss the Gathering System Plan from time to time with Shipper and its representatives.  Gatherer shall provide Shipper updates not less frequently than monthly on the progress of work on all facilities necessary to connect Planned Wells to the Gathering System and to connect the Gathering System to the Delivery Points as set forth in the then-current Gathering System Plan.

(c)                                  The Parties recognize that the plans for the development of the Dedicated Properties set forth in the Development Plans, as well as all information provided by Shipper to Gatherer regarding its intentions with respect to the development of the Dedicated Properties, are subject to change and revision at any time at the discretion of Shipper, and that such changes may impact the timing, configuration, and scope of the planned activities of Gatherer.  The exchange of such information and any changes thereto shall not give rise to any rights or liabilities as between the Parties except as expressly set forth in this Agreement, and Gatherer shall determine at its own risk the time at which it begins to work on and incur costs in connection with particular Gathering System expansion projects, including the acquisition of rights of way, equipment, and materials.  Without limiting the generality of the foregoing, Shipper has no obligation to Gatherer under this Agreement to develop or produce any hydrocarbons from the Dedicated Properties or to pursue or complete any drilling or development on the Dedicated Properties, whether or not envisioned in the Development Plan.

Section 3.3                                   Expansion of Gathering System; Connection of Well Pads; Delivery Points.

(a)                                 The Gathering System shall be designed, developed, and constituted for the purpose of providing Services as and when needed to support the upstream development of the Dedicated Properties, and Gatherer shall be obligated, at its sole cost and expense, subject to the provisions of this Agreement, to plan, procure, construct, install, own, and operate the Gathering System so as to timely connect the Planned Wells to the Gathering System, connect the Gathering System to Delivery Points on the Downstream Pipelines or at the Processing Plants

specified by Shipper, and timely commence providing the full scope of Services, with respect to all Dedicated Production produced from the Planned Wells from and after their completion, all in accordance with this Section 3.4; provided, that the foregoing shall not preclude Gatherer from also designing, developing and constituting the Gathering System to accommodate Third Party Production.

(b)                                 In planning the Gathering System, Gatherer shall use its discretion in determining when to construct and install separate and segregated facilities in the same geographical area for the purposes of handling Production with different characteristics (for example, hydrocarbon-dry versus hydrocarbon-wet Gas); provided, however, that if Shipper requests that Gatherer construct and install separate facilities, Gatherer shall, subject to all of the terms and conditions of this Agreement, do so.

(c)                                  Gatherer shall be obligated to connect Wells at a particular Well Pad to the Gathering System only if Gatherer has received from Shipper a notice in the form of Exhibit F hereto (or in such form as Shipper and Gatherer shall otherwise agree from time to time) stating that Shipper intends to drill and complete such Wells at such Well Pad (a “Connection Notice”) and setting forth the target completion date for drilling and completion of such Wells (the “Target Completion Date”), and the expected production from such Well Pad over the next eighteen (18) months.  Following receipt of a Connection Notice, Gatherer shall cause the necessary facilities to be constructed to connect the Planned Wells referred to in such Connection Notice to the Gathering System and to commence the Services with respect to Dedicated Production produced from such Planned Wells.  Such facilities shall be available to receive Dedicated Production from Planned Wells on the Planned Well Pad on which such Planned Wells are to be located as soon as reasonably practicable following the Connection Notice and in any event on or before the later to occur of (1) the Target Completion Date with respect to such Planned Well Pad, (2) the date that is 180 Days after the Connection Notice, and (3) the date on which the initial Planned Well(s) at such Planned Well Pad has reached its projected depth and is ready for completion (the later of such dates, with respect to such Planned Well Pad, the “Completion Deadline”).  Gatherer shall provide Shipper notice promptly upon Gatherer’s becoming aware of any reason to believe that it may not be able to connect a Planned Well Pad to the Gathering System by the Target Completion Date therefor or to otherwise complete all facilities necessary to provide the full scope of Services with respect to all Dedicated Production from Wells on such Planned Well Pad by the Target Completion Date therefor.  If and to the extent Gatherer is delayed in completing and making available such facilities by a Force Majeure event or any action of Shipper that is inconsistent with the cooperation requirements of Section 3.9, then the Completion Deadline for such connection shall be extended for a period of time equal to that during which Gatherer’s completion and making available of such facilities was delayed by such events or actions.  If such facilities are not completed and made available by the Completion Deadline, as Shipper’s sole and exclusive remedies for such delay,

(i)                                     the Dedicated Production from such Planned Well Pad shall be temporarily released from dedication hereunder until such time as such Planned Well Pad is connected to the Gathering System and the Gathering System is ready to receive Dedicated Production produced from such Planned Well Pad and to commence the Services with respect thereto; and

(ii)                                  Shipper shall have the right to complete the procurement, construction and/or installation of any rights or facilities necessary to connect the relevant Planned Well Pad to the Gathering System, to connect the Gathering System to the relevant Delivery Point, and/or to permit Dedicated Production from Planned Wells at the Planned Well Pad to be received into the Gathering System and delivered to the relevant Delivery Point, in which case Gatherer shall pay to Shipper an amount equal to 115% of all reasonable costs and expenses incurred by Shipper in so procuring, constructing, and/or installing such rights and facilities, and Shipper shall convey all such rights and facilities to Gatherer and such rights and facilities shall thereafter be part of the Gathering System.

The remedies set forth in clauses (i) and (iii) above shall be applicable to Wells with Completion Deadlines that are 180 Days or more after the Effective Date.

(d)                                 If the actual completion of the initial Planned Well at a particular Planned Well Pad is delayed more than 30 Days after the Target Completion Date for such Planned Well Pad and the Gathering System is connected to such Planned Well Pad and available to commence providing the Services with respect to all Dedicated Production from such Planned Well prior to the date such initial Planned Well has reached its projected depth and is ready for completion, Gatherer shall be entitled to a fee equal to interest per annum at the Wall Street Journal prime rate on the incremental cost and expense incurred by Gatherer to procure, construct and install the relevant rights and facilities to connect to such Planned Well Pad and to cause such facilities to be available to commence providing Services thereto for the number of Days after the Target Completion Date until the Day that the first Well at such Planned Well Pad is completed; provided, however, that if such first Well has not been completed by the date that is six months after the Target Completion Date for such Well or, as of an earlier date, Shipper notifies Gatherer that it has elected not to complete any Planned Wells at such Planned Well Pad, Shipper shall pay to Gatherer an amount equal to 115% of all reasonable incremental costs and expenses incurred by Gatherer in procuring, constructing and installing such rights and facilities to connect the Gathering System to such Planned Well Pad and to cause such facilities to be available to commence providing Services thereto, and Gatherer shall assign, transfer, and deliver to Shipper all rights and facilities (including equipment, materials, work in progress, and completed construction) the costs and expenses of which have so been paid by Shipper, to Shipper.  If Shipper so pays Gatherer and later completes a Well at such Planned Well Pad, or if such facilities are later used to connect a completed Well at a different Planned Well Pad or for a third party, Gatherer shall refund to Shipper such amount paid by Shipper, and Shipper shall retransfer such rights and facilities to Gatherer.

(e)                                  A Connection Notice shall be deemed to have been given for the Planned Wells set forth on Exhibit G hereto, the Target Completion Date for which shall be as set forth Exhibit G.  Such Connection Notice shall be deemed to have been given for each such Planned Well 180 Days prior to such Target Completion Date.

(f)                                   Shipper shall have right to specify in the Development Plan or in a Connection Notice that Dedicated Gas produced from a particular Well be redelivered to Shipper at a particular Delivery Point, including a Delivery Point on any Downstream Pipeline.  Gatherer shall be obligated, at Gatherer’s cost, to provide connections to the Delivery Points set forth on

0.  If Shipper specifies that Shipper’s Gas is to be delivered to a Delivery Point not described on 0 that is not at such time connected to the Gathering System, Gatherer shall, at Shipper’s sole cost, risk, and expense, provide a connection to such Delivery Point.  All such Delivery Points shall be provided with all interconnection facilities and other Delivery Point facilities (including any Measurement Facilities), and with sufficient capacities, necessary to permit Shipper’s Gas to be redelivered at such Delivery Point in accordance with this Agreement (with all expansions of capacity at such Delivery Points, including the Delivery Points described on 0, being at Shipper’s sole, cost, risk, and expense).  Subject to the foregoing, Gatherer shall connect each Well to the Gathering System such that Gas from such Well can be redelivered to the Delivery Point described in the Development Plan.

Section 3.4                                   Compression.

(a)                                 The Gathering System Plan will describe the compression facilities that will be required to compress Dedicated Gas upstream of the Delivery Points or any System High Pressure Line in order for the Gathering System to be operated at the pressures specified in Section 8.1 and to permit Dedicated Gas to enter the facilities of the Downstream Pipelines or Processing Plants, as applicable (“Required Compressor Stations”).  Gatherer shall install each such Required Compressor Station as directed by Shipper and shall operate and maintain each Required Compressor Station (each such Required Compressor Station so installed by Gatherer, a “System Compressor Station”).  Notwithstanding the foregoing, Gatherer shall not be obligated to install any Required Compressor Station during the ten year period immediately prior to the scheduled termination of this Agreement unless Shipper agrees that this Agreement shall remain in effect beyond the scheduled termination thereof as to such Required Compressor Station only and the amount determined under Section 5.1(d)(ii)(A) with respect thereto until the 10th anniversary of the placement in service of such Required Compressor Station.  To the extent that Shipper does not direct Gatherer to install any Required Compressor Station as, when, and where described in the Gathering System Plan and as a consequence the Gathering System is not capable of operating in accordance with the obligations of Gatherer with respect to pressures that are set forth in Sections 8.1 and 8.2, Gatherer shall be relieved from such obligations.  For the avoidance of doubt, Gatherer shall have the right at any time to add additional compressor stations to the Gathering System, and to add compression capacity at any System Compressor Station in addition to the capacity that Shipper has directed to be installed at such System Compressor Station, as it deems necessary or appropriate to provide the Services and such services as it is providing in respect of Third Party Production.  Shipper must pay the Compression Fee with respect to all its Gas that is compressed using such additional compressor stations or using such additional capacity, but such additional compressor stations or additional capacity shall not be included for purposes of calculating the Minimum Compression Volume Commitment, and the Compression Fee paid by Gatherer for its Gas compressed using such additional compressor stations or additional capacity shall not count toward the amount determined under Section 5.1(d)(ii)(A).

(b)                                 The Parties acknowledge that inlet Measurement Facilities and a slug catcher have not been installed at the System Compressor Station referred to in the Initial Gathering Plan as the Bluestone Compressor Station.  Shipper agrees that if it sells or otherwise transfers any Well upstream of the Bluestone Compressor Station such that Gas owned by a third party is being gathered to the Bluestone Compressor Station, Gatherer will install such

Measurement Facilities and a slug catcher at the Bluestone Compressor Station, and Shipper will reimburse Gatherer’s reasonable costs of doing so.

Section 3.5                                   High Pressure Services.  The Gathering System Plan will describe the High Pressure gathering pipelines that Gatherer determines are necessary or appropriate to connect the Gathering System to the Gas Delivery Points required by Shipper and to redeliver the volumes of Dedicated Gas to be redelivered at such Delivery Points in the most efficient manner (“Required High Pressure Lines”).  Gatherer shall install each such Required High Pressure Line, together with the associated Required Compressor Stations, as directed by Shipper and shall operate and maintain each Required High Pressure Line (each such Required High Pressure Line so installed by Gatherer, a “System High Pressure Line”).  Notwithstanding the foregoing, Gatherer shall not be obligated to install any Required High Pressure Line during the ten year period immediately prior to the scheduled termination of this Agreement unless Shipper agrees either that this Agreement shall remain in effect beyond the scheduled termination thereof as to such Required High Pressure Line only and the amount determined under Section 5.1(d)(i)(A) with respect thereto until the 10th anniversary of the placement in service of such Required High Pressure Line.  To the extent that Shipper does not direct Gatherer to install any Required High Pressure Line as, when, and where described in the Gathering System Plan and as a consequence the Gathering System is not capable of operating in accordance with the obligations of Gatherer with respect to pressures that are set forth in Sections 8.1 and 8.2, Gatherer shall be relieved from such obligations.  For the avoidance of doubt, Gatherer shall have the right at any time to add additional High Pressure gathering pipelines to the Gathering System as it deems necessary or appropriate to provide the Services and such services as it is providing in respect of Third Party Production.  Shipper must pay the High Pressure Gathering Fee with respect to all its Gas that is gathered through such additional High Pressure gathering pipelines, but such additional High Pressure Gathering Pipelines shall not be included for purposes of calculating the Minimum High Pressure Volume Commitment, and the High Pressure Gathering Fee paid by Gatherer for its Gas gathered through such additional High Pressure gathering pipelines shall not count toward the amount determined under Section 5.1(d)(i)(A).

Section 3.6                                   Liquids Gathering.  If Gatherer provides Liquid Hydrocarbons gathering pursuant to Section 2.3(c), Shipper is responsible for the construction, ownership, and operation of (a) all facilities for the separation and/or collection of Liquid Hydrocarbons at the wellhead and the Well site storage of such liquids and (b) the pumps located at each Receipt Point to transfer Liquid Hydrocarbons from such storage into the Gathering System.  Shipper shall ensure that pumps have sufficient capacity and are operated in a manner sufficient to cause the Liquid Hydrocarbons received into the Gathering System to be redelivered into the tanks located at the Liquid Hydrocarbons Delivery Points.  Shipper shall cause Liquid Hydrocarbons to be received into the Gathering System at reasonably uniform rates of flow and to provide Gatherer reasonable notice of material increases or decreases in such rates of flow.

Section 3.7                                   Production Removed for Lease Operations.  Gatherer shall use commercially reasonable efforts to accommodate, at the cost and expense of Shipper, any request by Shipper to redeliver to Shipper any Production that has been received into the Gathering System that Shipper desires to use in lease operations, including for drilling and fractionation fuel.  Shipper shall be responsible for the construction, ownership, and operation of facilities to transport such Production from the point of redelivery of such production from the Gathering System to the lease sites where such Production will be used.

Section 3.8                                   Right of Way and Access.  Gatherer is responsible for the acquisition of rights of way, crossing permits, licenses, use agreements, access agreements, leases, fee parcels, and other rights in land right necessary to construct, own, and operate the Gathering System, and all such rights in land shall be solely for use by Gatherer and shall not be shared with Shipper, except as otherwise agreed by Gatherer; provided that Shipper hereby grants, without warranty of title, either express or implied, to the extent that it has the right to do so without the incurrence of material expense, an easement and right of way upon all lands covered by the Dedicated Properties, for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting, and removing all or any portion of the Gathering System, including all pipelines, meters, and other equipment necessary for the performance of this Agreement; provided, further, that the exercise of these rights by Gatherer shall not unreasonably interfere with Shipper’s lease operations or with the rights of owners in fee, and will be subject to Shipper’s safety and other reasonable access requirements applicable to Shipper’s personnel.  Shipper shall not have a duty to maintain the underlying agreements (such as leases, easements, and surface use agreements) that such grant of easement or right of way to Gatherer is based upon, and such grants of easement or right of way will terminate if Shipper loses its rights to the property, regardless of the reason for such loss of rights.  Notwithstanding the foregoing, (i) Shipper will assist Gatherer to secure replacements for such terminated grants of easement or right of way, in a manner consistent with the cooperation requirements of Section 3.9, (ii) to the extent that Shipper agrees that Gatherer’s Measurement Facilities may be located on Shipper’s Well Pad sites, Shipper shall be responsible for obtaining any necessary rights to locate such Measurement Facilities on such Well Pad sites, and (iii) Shipper shall use reasonable efforts to involve Gatherer in Shipper’s negotiations with the owners of lands covered by the Dedicated Properties so that Shipper’s surface use agreements and Gatherer’s rights of way with respect to such lands can be concurrently negotiated and obtained.

Section 3.9                                   Cooperation.  Because of the interrelated nature of the actions of the Parties required to obtain the necessary permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary to drill and complete each Planned Well and construct the required extensions of the Gathering System to each Planned Well Pad, the Parties agree to work together in good faith to obtain such permits, authorizations, consents and rights of way as expeditiously as reasonably practicable, all as provided herein.  The Parties further agree to cooperate with each other and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents and rights of way.

ARTICLE 4
TERM

Section 4.1                                   Term.  This Agreement shall become effective on the Effective Date and, unless terminated earlier by mutual agreement of the Parties, shall continue in effect until the twentieth (20th) anniversary of the Effective Date and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) until such time as this Agreement is terminated, effective upon an anniversary of the Effective Date, by notice from either Party to the other Party on or before the one hundred eightieth (180th) Day prior to such anniversary.

ARTICLE 5
FEES AND CONSIDERATION

Section 5.1                                   Fees.

(a)                                 Subject to the other provisions of this Agreement, including Section 5.1(c), Shipper shall pay Gatherer each Month in accordance with the terms of this Agreement, for all Services provided by Gatherer during such Month, an amount equal to the sum of the following:

(i)                                     The product of (A) the aggregate volume of Gas, stated in Mcf, received by Gatherer from Shipper or for Shipper’s account at each Receipt Point during such Month multiplied by (B) $0.30 (provided that such fee shall be discounted by fifty percent (50%) for Gas removed from the Gathering System for use lease operations fuel in accordance with Section 3.7) (as such fee may be increased or decreased in accordance with Section 5.1(b), the “Gathering Fee”);

(ii)                                  The product of (A) the aggregate volume of Gas, stated in Mcf, received from Shipper or for Shipper’s account entering any System High Pressure Line during such Month multiplied by (B) $0.18 (as may be increased or decreased in accordance with Section 5.1(b), the “High Pressure Gathering Fee”);

(iii)                               The product of (A) the aggregate volume of Gas, stated in Mcf, received from Shipper or for Shipper’s account and compressed and dehydrated at each System Compressor Station during such Month multiplied by (B) $0.18 (as may be increased or decreased in accordance with Section 5.1(b), the “Compression Fee”); and

(iv)                              If Gatherer is providing Liquid Hydrocarbons gathering Services pursuant to Section 2.3(c) the product of (A) the aggregate volume of Liquid Hydrocarbons, stated in Barrels, received from Shipper or for Shipper’s account entering the Gathering System during such Month multiplied by (B) the fee for such Services stated in Gatherer’s Proposal Notice (as may be increased or decreased in accordance with Section 5.1(b), the “Liquids Gathering Fee”).

(b)                                 After each of the first five (5) Contract Years, one hundred percent (100%), and after the sixth (6th) Contract Year and each Contract Year thereafter, fifty-five percent (55%), of the Gathering Fee, High Pressure Gathering Fee, Compression Fee, and Liquids Gathering Fee shall be adjusted up or down on an annual basis in proportion to the percentage change, from the preceding year, in the All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”). Such adjustment shall be made effective upon the first Day of each Contract Year commencing in the Contract Year beginning in 2014, and shall reflect the percentage change in the CPI as it existed for June of the preceding Contract Year from the CPI for the second immediately preceding June; provided, however, that the Gathering Fee, High Pressure Gathering Fee, Compression Fee, and Liquids Gathering Fee

shall never be less than the initial fees stated in Section 5.1(a); nor shall such fees be increased or decreased by more than 3% in any given Contract Year.

(c)                                  Subject to the other provisions of this Agreement, including Section 5.1(c), Shipper shall pay Gatherer the actual cost of electricity used as Fuel and allocated to Shipper in accordance with Section 6.2.

(d)                                 Notwithstanding the foregoing provisions of this Section 5.1; regardless of whether Shipper has any Firm Capacity Production:

(i)                                     If, with respect to any Contract Year in which there is a Minimum High Pressure Volume Commitment, Shipper shall pay to Gatherer, on or before the 30th Day after receipt of Gatherer’s invoice therefor (which shall be delivered not more than sixty (60) Days after the end of the relevant Contract Year), an amount equal to the excess, if any, of:

(A)                               the product of the Minimum High Pressure Volume Commitment for such Contract Year multiplied by the High Pressure Gathering Fee in effect for such Contract Year, over

(B)                               the product of the High Pressure Gathering Fee in effect for such Contract Year multiplied by the aggregate of the volumes of Dedicated Production, stated in Mcf, delivered or Made Available for Delivery at each System High Pressure Line during such Contract Year.

(ii)                                  If, with respect to any Contract Year in which there is a Minimum Compression Volume Commitment, Shipper shall pay to Gatherer, on or before the 30th Day after receipt of Gatherer’s invoice therefor (which shall be delivered not more than sixty (60) Days after the end of the relevant Contract Year), an amount equal to the excess, if any, of:

(A)                               the product of the Minimum Compression Volume Commitment for such Contract Year multiplied by the Compression Fee in effect for such Contract Year, over

(B)                               the product of the Compression Fee in effect for such Contract Year multiplied by the aggregate of the volumes of Dedicated Production, stated in Mcf, delivered or Made Available for Delivery at each System Compressor Station during such Contract Year.

(e)                                  All Services for which specific prices are not set forth in Section 5.1(a), including any required treating of Production and the handling and treatment of Condensate recovered from the Gathering System but excluding Liquid Hydrocarbons gathering, shall be priced on a cost of service basis as set forth in this Section 5.1(e).  In addition, notwithstanding the foregoing provisions of this Section 5.1 or any other provision to the contrary in this Agreement, Gatherer shall have the right to elect to be paid for some or all Services, but excluding Liquid Hydrocarbons gathering, on a cost of service basis to the extent set forth in this Section 5.1(e).  Gatherer shall have the right to elect to be paid on a cost of service basis (i) for any Services other than Services offered in respect of the Wells and Planned Wells set forth in the Initial Development Plan, all of which Services shall be performed for the volumetric fees, subject to the minimum volumes, set forth in Section 5.1(a) and Section 5.1(c), and (ii) any compression services in respect of the Wells and Planned Wells set forth in the Initial Development Plan if Gatherer determines in good faith that, if such services were to be performed for the volumetric fees, and subject to the minimum volumes, set forth in Section 5.1(a) and Section 5.1(c), it would receive a rate of return on its capital expenditures for such System Compressor Station of less than 13% over the period of 84 months after such System Compressor Station is placed into service.  With respect to such Services, Gatherer may elect, by notice to Shipper at least three (3) Months prior to the placement in service of the relevant facilities or parts of the Gathering System, or, in the case of any gathering facilities by Gatherer acquired pursuant to Section 2.5(a), in the notice given by Gatherer in accordance with such Section that Gatherer will acquire such gathering facilities, to be paid on a cost of service basis for the Services specified in such notice commencing with their placement in service or with the acquisition of such facilities, as applicable, and continuing for the remaining term of this Agreement, but only with respect to the facilities so acquired and/or discrete parts of the Gathering System (each, a “CS Facility”) that are placed into service after such notice.  The Services specified in such notice may be of any scope determined by Gatherer in its sole discretion and may include all eligible Services or any part thereof and may include, by way of example only, gathering Services with respect to a particular Well or group of Wells, compression Services and/or High Pressure Services with respect to a particular System Compressor Station and/or System High Pressure Line, all Services of a particular type, and any other subset of the Services determined by Gatherer, in each case subject to the foregoing sentence.  All Services provided from time to time on a cost of service basis shall be bundled together for purposes of calculating a single Monthly cost of service fee (the “Cost of Service Fee”), which shall be calculated with respect to each Contract Year as set forth in Exhibit H attached hereto.

ARTICLE 6
ALLOCATIONS

Section 6.1                                   Allocation of Lost and Unaccounted For Gas.  Lost and Unaccounted For Gas shall be allocated, on a Monthly basis, among all Receipt Points on each System Segment pro rata based upon the Thermal Content of all Gas received at all System Receipt Points on such System Segment during such Month.  Total Lost and Unaccounted For Gas with respect to each System Segment shall be determined by subtracting from the sum of the total Thermal Content of Gas received at all System Receipt Points on such System Segment during such Month the sum of (i) the Thermal Content of Gas actually delivered to all System Delivery Points on such System Segment during such Month, (ii) the Thermal Content of Condensate recovered from such System Segment during such Month (other than Condensate vaporized and reinjected into the Gas stream), and (iii) the Thermal Content of Gas used for Fuel on such System Segment, if any, during such Month.  Lost and Unaccounted For Gas shall be allocated, on a Monthly basis, to each Receipt Point based upon a fraction, the numerator of which is the total Thermal Content of Gas measured at such Receipt Point during such Month, and the denominator of which is the total Thermal Content of Gas measured at all System Receipt Points on the System Segment on which such Receipt Point is located during such Month.

Section 6.2                                   Allocation of Fuel.  Gatherer shall allocate Fuel (included Gas used as Fuel and the cost of electricity used as Fuel), on a Monthly basis, to each Receipt Point upstream of a System Compressor Station on a pro rata basis, based upon a fraction, the numerator of which is the total volume of Gas measured at such Receipt Point during such Month, and the denominator of which is the total volume of Gas measured at all System Receipt Points upstream of such System Compressor Station during such Month.  Gas consumed for Fuel shall be determined based actual measurements of Fuel consumption.

Section 6.3                                   Allocation of Condensate Recovered from the Gathering System.  Gatherer shall allocate the volume of Condensate collected from any System Segment (or from facilities at compressor stations downstream of System Delivery Points on such System Segment and allocated to the Gathering System by the operator of such compressor station) to each System Receipt Point on such System Segment during the applicable Month based on a fraction, the numerator of which is the theoretical volume of Condensate attributable to such System Receipt Point during such Month and the denominator of which is the total theoretical volume of Condensate for all such System Receipt Points on such System Segment during such Month.  The theoretical volume of Condensate at each System Receipt Point shall be determined by multiplying the total volume of Gas (in Mcf) received at the applicable System Receipt Point during the applicable Month by the Gallons per Mcf of pentanes and heavier components in such Gas determined at the relevant System Receipt Point on such System Segment.

Section 6.4                                   Allocation of Liquid Hydrocarbons.

(a)                                 Subject to Section 6.4(b), if Gatherer is providing Liquid Hydrocarbons gathering pursuant to Section 2.3(c), Gatherer shall allocate the volume of Liquid Hydrocarbons gathered to or delivered into storage tanks at each Delivery Point to each System Receipt Point upstream of such Delivery Point during the applicable Month based on a fraction, the numerator of which is the volume of Liquid Hydrocarbons received at such System Receipt Point and the numerator of which is the total volumes of Liquid Hydrocarbons received at all such System Receipt Points during such Month.

(b)                                 If Gatherer is providing Liquid Hydrocarbons gathering pursuant to Section 2.3(c), Gatherer shall not commingle Shipper’s Liquid Hydrocarbons received at the Receipt Points with Liquid Hydrocarbons constituting Third Party Production if the resulting commingled stream would have a market value that is materially less than the market value a stream composed solely of Shipper’s Liquid Hydrocarbons would have, unless Gatherer has provided by notice to Shipper a written allocation methodology that ensures that Shipper is allocated a portion of the commingled stream that would enable it to realize a market value that reasonably approximates the market value of such stream composed solely of Shipper’s Liquid Hydrocarbons.  From and after the delivery of such notice, Gatherer shall have the right to commingle such Liquid Hydrocarbons and shall apply such allocation methodology to such commingled stream.

ARTICLE 7
CERTAIN RIGHTS AND OBLIGATIONS OF PARTIES

Section 7.1                                   Operational Control of Gatherer’s Facilities.  Gatherer shall design, construct, own, operate, and maintain the Gathering System at its sole cost and risk.  Gatherer shall be entitled to full and complete operational control of its facilities and shall be entitled to schedule deliveries and to operate and reconfigure its facilities in a manner consistent with its obligations under this Agreement.

Section 7.2                                   Maintenance.  Gatherer shall be entitled, without liability, to interrupt its performance hereunder to perform necessary or desirable inspections, pigging, maintenance, testing, alterations, modifications, expansions, connections, repairs or replacements to its facilities as Gatherer deems necessary (“Maintenance”), with reasonable notice provided to Shipper, except in cases of emergency where such notice is impracticable or in cases where the operations of Shipper will not be affected.  Before the beginning of each calendar year, Gatherer shall provide Shipper in writing with a projected schedule of the Maintenance to be performed during the year and the anticipated date of such Maintenance.  On or before the 10th Day before the end of each Month, Gatherer shall provide Shipper with its projected maintenance schedule for the following Month.

Section 7.3                                   Firm Capacity Production; Capacity Allocations on the Gathering System.  Subject to the capacity allocations set forth in this Section 7.4, Gatherer has the right to contract with other Persons for the delivery of Third Party Production to the Gathering System, including the delivery of Firm Capacity Production.  If the volume of Gas or Liquid Hydrocarbons, as applicable, available for delivery into any System Segment exceeds the capacity of such System Segment at any point relevant to Gatherer’s service to Shipper hereunder, then Gatherer shall interrupt or curtail receipts of Production in accordance with the following:

(a)                                 First, Gatherer shall curtail all Interruptible Production prior to curtailing Firm Capacity Production.

(b)                                 Second, if additional curtailments are required beyond Section 7.4(a) above, Gatherer shall curtail Firm Capacity Production.  In the event Gatherer curtails some, but not all Firm Capacity Production on a particular Day, Gatherer shall allocate the capacity of the applicable point on the relevant System Segment available to such shippers of Firm Capacity Production, including Dedicated Production, on a pro rata basis based upon Shipper’s and the other shippers’ of Firm Capacity Production average of the confirmed nominations for the previous fourteen (14) Day period of Firm Capacity Production prior to the event causing the curtailment.

Section 7.4                                   Arrangements After Redelivery.  It shall be Shipper’s obligation to make any required arrangements with other parties for delivery of Shipper’s Production to the Receipt Points and Delivery Point Gas following delivery by Gatherer at the Delivery Points.

Section 7.5                                   Line Pack.  To the extent that it is necessary, in order for Gatherer to commence operations of new segments of the Gathering System, for Production to be used as line fill, Shipper shall provide such line fill to Gatherer.

ARTICLE 8
PRESSURES AT RECEIPT POINTS AND DELIVERY POINTS

Section 8.1                                   Pressures at Receipt Points.  Gatherer shall not operate the Gas Gathering System in such a manner as to cause the average pressure at any Receipt Point in any Month to exceed the lower of (a) two hundred (200) psig and (b) fifty (50) psig above the average suction pressure, as measured at the first separator or slug catcher upstream of any compression suction valve or any other valve that can be partially closed, at the nearest System Compressor Station downstream of such Receipt Point during such Month.  Subject to the foregoing, Shipper shall deliver or cause to be delivered Gas to each Receipt Point at sufficient pressure to enter the Gathering System against its operating pressure.

Section 8.2                                   Pressures at Delivery Points.  All System Compressor Stations (a) shall be designed for a suction pressure of from one hundred (100) psig to one hundred forty (140) psig and (b) shall be designed for and shall be operated at a discharge pressure sufficient to effect delivery to the relevant Downstream Pipeline or Processing Plant.

Section 8.3                                   Shipper Facilities.  Shipper, at its own expense, shall construct, equip, maintain, and operate all facilities (including separation, line heaters, and/or compression equipment) necessary to deliver Dedicated Production to Gatherer at the Receipt Points.  Shipper shall install and maintain sufficient pressure regulating equipment upstream of the Receipt Points in order to keep the pressure of the Gas delivered to Gatherer at the Receipt Points from exceeding the maximum allowable operating pressure at the applicable Receipt Point.  Gatherer shall design the Gas Gathering System to ANSI 300 standards or higher such that the maximum allowable operating pressure at each Receipt Point shall be not less than 740 psig.

ARTICLE 9
NOMINATION AND BALANCING

Section 9.1                                   Gatherer Notifications.  On or before the fifth (5th) Day prior to the end of each Month, Gatherer shall provide written notice to Shipper of Gatherer’s good faith estimate of any capacity allocations or curtailments for the any System Segment, if any, that, based on then currently available information, Gatherer anticipates will be required or necessary during the next Month, including as a result of any Maintenance.  Gatherer shall use all reasonable efforts to provide 48 hours advance notice of any actual event requiring allocation or curtailment, including Maintenance.

Section 9.2                                   Nominations.  On or before the second (2nd) Day prior to the end of each Month, Shipper shall provide to Gatherer nominations for deliveries of Dedicated Production to the Receipt Points and the delivery of Delivery Point Gas to the specified Delivery Points during the next Month.  Shipper shall have the right to change such nominations at any time subject to the requirements of the Persons receiving Delivery Point Gas downstream of the Delivery Points and subject to changes in wellhead volumes being delivered into the system.

Section 9.3                                   Balancing.  Gatherer will maintain records of any Daily and Monthly variances (“Imbalances”) between the volume of Dedicated Gas received at the Receipt Points and the volumes of Delivery Point Gas, plus Lost and Unaccounted for Gas, Fuel, and

Condensate allocated to Shipper.  Shipper shall make such changes in its nominations as Gatherer may from time to time reasonably request to maintain Daily and Monthly balances or to correct an Imbalance.  Shipper shall reimburse Gatherer for any cost, penalty, or fee arising from any Imbalance assessed against Gatherer by any Person receiving Dedicated Production downstream of the Delivery Points, except to the extent such Imbalance was caused by Gatherer. Upon the termination of this Agreement or at such other time as the Parties agree the Parties shall cash out any cumulative Imbalance using the applicable Index Price for the prior Month.

ARTICLE 10
QUALITY

Section 10.1                            Receipt Point Gas Quality Specifications.  Gas delivered by Shipper to the Receipt Points shall meet the following specifications (collectively, the “Gas Quality Specifications”):

(a)                                 The Gas shall not contain any of the following in excess of: one-quarter (1/4) grain of hydrogen sulfide per hundred (100) cubic feet; one (1) grain of total sulfur per hundred (100) cubic feet; two one-hundredths of one percent (0.02%) by volume of oxygen; or two percent (2%) by volume of nitrogen.

(b)                                 The total of all non-hydrocarbon gases shall not exceed three percent (3%) by volume.

(c)                                  The temperature of the Gas at the Receipt Point shall not be in excess of one hundred twenty (120) degrees Fahrenheit.

(d)                                 The Gas shall be free of solids, sand, salt, dust, gums, crude oil, and hydrocarbons in the liquid phase, and other objectionable substances which may be injurious to pipelines or which may interfere with the measurement, transmission or commercial utilization of said Gas.

Except for items (a) through (d) above, such Gas shall meet the most restrictive quality specifications required from time to time by the Downstream Pipelines receiving Delivery Point Gas, except for water vapor content, for which there shall be no specification applicable at the Receipt Points.

Section 10.2                            Non-Conforming Gas.   If any Gas delivered by Shipper fails at any time to conform to the Gas Quality Specifications, then Gatherer will have the right to immediately discontinue receipt of such non-conforming Gas so long as such Gas continues to be non-conforming.  Shipper agrees to undertake commercially reasonable measures to eliminate the cause of such non-conformance.  If Shipper fails to remedy such non-conformance, but such Gas conforms to all specifications other than hydrocarbon dew point and/or Gross Heating Value, then Gatherer agrees to (i) use commercially reasonable efforts to blend and commingle such Gas with other Gas in the Gathering System so that it meets the applicable specifications and (ii) if such Gas cannot be brought into compliance with such blending will continue to accept and redeliver such Gas to the Delivery Points that will accept such non-conforming Gas as long as (A) no harm is done to the Gathering System, (B) no harm is done to other shippers or their Gas, and (C) other shippers are not prevented from nominating Gas to their preferred Delivery Point.  In the event that Gatherer takes receipt of non-conforming Gas, Shipper agrees to be responsible for, and to defend, indemnify, release, and hold Gatherer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature resulting from such non-conforming Gas.

Section 10.3                            Delivery Point Gas Quality Specifications.  Gatherer shall redeliver the Delivery Point Gas that it is required to redeliver to Shipper at the Delivery Points meeting the Gas Quality Specifications, provided that Shipper delivers Gas to Gatherer at the Receipt Points which meets the Gas Quality Specifications.

Section 10.4                            Liquid Hydrocarbons Quality Requirements.  Liquid Hydrocarbons delivered by Shipper to the Receipt Points shall have gravity, viscosity, and other properties such that it is readily susceptible to gathering and handling through Gatherer’s existing facilities and such that it will not adversely affect the quality of Liquid Hydrocarbons received from other shippers or cause any material disadvantage to other shippers or Gatherer.  If any Liquid Hydrocarbons delivered by Shipper fails at any time to conform to the foregoing requirements, then Gatherer will have the right to immediately discontinue receipt of such non-conforming Liquid Hydrocarbons so long as such Liquid Hydrocarbons continues to be non-conforming.  Shipper agrees to undertake commercially reasonable measures to eliminate the cause of such non-conformance.  Gatherer shall ensure that the Liquid Hydrocarbons of other shippers are also required to meet the foregoing standards.

Section 10.5                            Greenhouse Gas Emissions.  Notwithstanding anything contained in this Agreement to the contrary, in the event there is an enactment of, or change in, any law after the Effective Date of this Agreement which, in Gatherer’s reasonable determination, results in (a) a Governmental Authority requiring Gatherer to hold or acquire emission allowances or their equivalent related to the carbon dioxide content or emissions or the greenhouse gas content or emissions attributable to Shipper’s Production and/or the gathering, or transportation of such Production (collectively, “Shipper’s GHG Emissions”) or (b) Gatherer incurring any costs or expenses attributable to Shipper’s Production, including any costs or expenses for disposal or treating of carbon dioxide attributable to such Production, or any other additional economic burden being placed on Gatherer in connection with or related to Shipper’s GHG Emissions, including any tax, assessment, or other cost or expense (collectively, “Emissions Charges”), then (i) Shipper will use reasonable efforts to provide any required emissions allowances or their equivalent to Gatherer in a timely manner (and shall indemnify and hold harmless Gatherer from against any Losses, including any expenses incurred by Gatherer in acquiring such allowances in the marketplace, arising out of Shipper’s failure to so provide such allowances) and (ii) Shipper shall be fully responsible for such Emissions Charges and shall reimburse Gatherer for any Emissions Charges paid by Gatherer within ten (10) Days of receipt of Gatherer’s invoice.

ARTICLE 11
MEASUREMENT EQUIPMENT AND PROCEDURES

Section 11.1                            Equipment.  Gatherer shall install, own, operate, and maintain Measurement Facilities to measure Production at all the System Receipt Points and shall ensure that the relevant Downstream Pipeline or Processing Plant installs, owns, operates, and maintains Measurement Facilities at the System Delivery Points (but downstream of any slug catcher) for Gas.  Measurement Facilities at the Receipt Points shall meet current industry standards for custody transfer measurement.  Shipper shall have the right to install check Measurement Facilities at each Receipt Point, including the right to install check measurement equipment on Gatherer’s meter tubes and orifice unions.

Section 11.2                            Gas Measurement Standards.  The following standards shall apply to the measurement of Gas hereunder:

(a)                                 Where measurement is by orifice meter, all fundamental constants, observations, records, and procedures involved in the determination and/or verification of the quantity and other characteristics of the Gas delivered hereunder shall be in accordance with the standards prescribed in the latest edition of A.G.A. Report No. 3 (ANSI/API 2530) “Orifice Metering of Natural Gas” with any revisions, amendments or supplements as may be mutually acceptable to the Parties.

(b)                                 Where measurement is by ultrasonic meter, all fundamental constants, observations, records, and procedures involved in the determination and/or verification of the quantity and other characteristics of the Gas delivered hereunder shall be in accordance with the standards prescribed in the latest edition of A.G.A. Report No. 9 “Measurement of Gas by Multi Path Ultrasonic Meters” with any revisions, amendments or supplements as may be mutually acceptable to the Parties.

(c)                                  The changing and integration of the charts (if utilized for measurement purposes hereunder) and calibrating and adjusting of meters shall be performed by Gatherer.

Section 11.3                            Liquid Hydrocarbons Measurement Standards.  The following standards shall apply to the measurement of Liquid Hydrocarbons hereunder:

(a)                                 Measurement Devices used in the measurement of Liquid Hydrocarbons shall be designed, installed, and operated in accordance with specifications of the American Petroleum Institute Manual of Petroleum Measurement Standards or other applicable industry standards, as amended from time to time.

(b)                                 The quality and gravity of Liquid Hydrocarbons shall be determined from laboratory analyses of representative samples following the calculation procedures in American Petroleum Institute Manual of Petroleum Measurement Standards or other applicable industry standards

Section 11.4                            Gas Measurement.

(a)                                 The unit of volume for measurement of Gas delivered hereunder shall be one Mcf at a base temperature of 60 degrees Fahrenheit and at an absolute pressure of 14.73 psia and without adjustment for water vapor content.  It is agreed that for the purposes of measurement and computations hereunder, (a) the atmospheric pressure shall be based on the atmospheric pressure determined and used by Downstream Pipelines at the Delivery Point(s) regardless of the atmospheric pressure at which the Gas is measured and (b) all measurements and testing performed hereunder shall all be made by Gatherer in accordance with applicable rules, regulations, and orders.

(b)                                 Gatherer’s Measurement Facilities at the System Receipt Points shall be spot samplers, continuous samplers, or gas chromatographs, as Gatherer shall in its discretion determine, subject to the minimum requirements set forth in the following three sentences.  Gatherer shall at least take monthly spot samples at all Measurement Facilities located at System Receipt Points where Gas is received into the Gathering System from a single Well.  At all Measurement Facilities located at System Receipt Points where Gas is received into the System from more than one Well, Gatherer shall at least (i) take monthly spot samples if such Measurement Facilities measure less than five thousand (5,000) Mcf per Day, (ii) use continuous samplers if such Measurement Facilities measure from five thousand (5,000) to twenty thousand (20,000) Mcf per Day, and (iii) use gas chromatographs if such Measurement Facilities measure more than twenty thousand (20,000) Mcf per Day.  Measurement at the System Delivery Points shall be done using continuous samplers (for Measurement Facilities metering less than twenty thousand (20,000) Mcf per Day) and online gas chromatographs (for Measurement Facilities metering twenty thousand (20,000) Mcf or more per Day).  Gatherer shall procure or cause to be procured a sample of Gas at each System Delivery Point and analyze the samples by chromatographic analysis to determine the component content (mole percent), specific gravity, and the Thermal Content thereof.  These determinations shall be made utilizing the following standards: (i) Gas Processors Association Obtaining Natural Gas Samples for Analysis by Gas, Publication No. 2166 as amended or supplemented from time to time and (ii) Gas Processors Association Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography, Publication No. 2161 as amended or supplemented from time to time, or (iii) any other tests that are mutually agreed by Shipper and Gatherer.

(c)                                  The specific gravity of Gas shall be measured by a standard gravity balance in accordance with the provisions of the Natural Gas Processors Association Publication No. 3130, entitled “Standard Method for Determining the Specific Gravity of Gas”, or by a gravitometer employing the “Momentum Method” as described in Chapter VII, “Determination of Specific Gravity”, of the American Gas Association Gas Measurement Manual, 1963, in each case, as such may be amended from time to time.  The specific gravity will be determined and calculated to the nearest one-thousandth (0.001).

(d)                                 The temperature of Gas shall be determined by means of a recording thermometer recording the temperature of such Gas flowing through each measurement meter.  The average temperature to the nearest one degree (1º) Fahrenheit, obtained while Gas is being delivered, will be the applicable flowing Gas temperature for the period under consideration.

(e)                                  The deviation of the Gas from Ideal Gas Laws shall be determined in accordance with the A.G.A. Par Research Project NX-19 Report “Manual for the Determination of Supercompressibilty Factors for Natural Gas”, Reprinted 1976, if the composition of the Gas is such to render this procedure applicable.

(f)                                   Physical constants required for making calculations hereunder shall be taken from the Gas Processors Association Table of Physical Properties for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry, Publication No. 2145 as amended or supplemented from time to time.  Physical constants for the hexanes and heavier hydrocarbons portion of hydrocarbon mixtures shall be assumed to be the same as the physical constants for hexane.

Section 11.5                            Notice of Measurement Facilities Inspection and Calibration.  Each Party shall give reasonable notice to the other Party in order that the other Party may, at its option, have representatives present to observe any reading, inspecting, testing, calibrating or adjusting of Measurement Facilities used in measuring or checking the measurement of receipts or deliveries of Production under this Agreement.  The official electronic data from such Measurement Facilities shall remain the property of the Measurement Facilities’ owner, but copies of such records shall, upon written request, be submitted, together with calculations and flow computer configurations therefrom, to the requesting Party for inspection and verification.

Section 11.6                            Measurement Accuracy Verification.

(a)                                 Each Party shall verify the accuracy of all Measurement Facilities owned by such Party at intervals based upon the following schedule:

(i)                                     semi-annually for Gas Measurement Facilities metering less than one thousand (1,000) Mcf per Day;

(ii)                                  quarterly for Gas Measurement Facilities metering between one thousand (1,000) and five thousand (5,000) Mcf per Day;

(iii)                               monthly for Gas Measurement Facilities metering more than five thousand (5,000) Mcf per Day; and

(iv)                              quarterly for Liquid Hydrocarbons Measurement Facilities.

Neither Party shall be required to cause adjustment or calibration of such equipment more frequently than once per Month, unless a special test is requested pursuant to Section 11.6.

(b)                                 If, during any test of the Measuring Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated flow rate through each meter run in excess of one percent (1%) of the adjusted flow rate (whether positive or negative and using the adjusted flow rate as the percent error equation denominator), then any previous recordings of such equipment shall be corrected to zero error for any period during which the error existed (and which is either known definitely or agreed to by the Parties) and the total flow for the period redetermined in accordance with the provisions of Section 11.7.  If the period of error condition cannot be determined or agreed upon between the Parties, such correction shall be made over a period extending over the last one half of the time elapsed since the date of the prior test revealing the one percent (1%) error.

(c)                                  If, during any test of any Measurement Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed one percent (1%) of the adjusted flow rate, all prior recordings and electronic flow computer data shall be considered to be accurate for quantity determination purpose.

Section 11.7                            Special Tests.  In the event a Party desires a special test (a test not scheduled by a Party under the provisions of Section 11.5) of any Measurement Facilities, seventy-two (72) hours advance notice shall be given to the other Party and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment.  If the Measurement Facilities tested are found to be within the range of accuracy set forth in Section 11.5(b), then the Party that requested the test shall pay the costs of such special test including any labor and transportation costs pertaining thereto.  If the Measurement Facilities tested are found to be outside the range of accuracy set forth in Section 11.5(b), then the Party that owns such Measurement Facilities shall pay such costs and perform the corrections according to Section 11.7.

Section 11.8                            Metered Flow Rates in Error.  If, for any reason, any Measurement Facilities are (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated flow rate through each meter run is found to be in error by an amount of the magnitude described in Section 11.5, the total quantity of Production delivered shall be determined in accordance with the first of the following methods which is feasible:

(a)                                 By using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as provided for in Section 11.5);

(b)                                 Where multiple meter runs exist in series, by calculation using the registration of such meter run equipment; provided that they are measuring Production from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;

(c)                                  By correcting the error by re-reading of the official charts, or by straightforward application of a correcting factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)                                 By estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

Section 11.9                            Record Retention.  The Party owning the Measurement Facilities shall retain and preserve all test data, charts, and similar records for any calendar year for a period of at least twenty-four (24) Months following the end of such calendar year unless applicable law or regulation requires a longer time period or the Party has received written notification of a dispute involving such records, in which case records shall be retained until the related issue is resolved.

Section 11.10                     Access.

(a)                                 Gatherer shall contract with eLynx Technologies or a provider of comparable services reasonably satisfactory to Shipper (the “Monitoring Services Provider”) for remote monitoring of Gas Measurement Facilities, including monitoring of measurement data on an hourly (or more frequent) basis for flow rate, meter pressures, meter temperature, orifice diameter, Gross Heating Value, and composition for importation into PRAMS Plus production software or comparable production software (“Remote Monitoring Data”).

(b)                                 Gatherer shall (i) provide the Monitoring Services Provider access to all of Gatherer’s radio and telephone infrastructure to access and gather all Remote Monitoring Data and (ii) cause the Monitoring Services Provider to allow Shipper to view and access all Remote

Monitoring Data on the Monitoring Service Provider’s system, including the ability to poll for Remote Monitoring Data through the Monitoring Services Provider’s system.

(c)                                  Gatherer shall provide Shipper 120 Days’ notice of any termination by Gatherer of its contract with any Monitoring Services Provider.

ARTICLE 12
NOTICES

Section 12.1                            Notices.  Unless otherwise provided herein, any notice, request, invoice, statement, or demand which either Party desires to serve upon the other regarding this Agreement shall be made in writing and shall be considered as delivered (i) when hand delivered, or (ii) when delivery is confirmed by pre-paid delivery service (such as FedEx, UPS, DHL or a similar delivery service), or (iii) if mailed by United States certified mail, postage prepaid, three (3) Business Days after mailing, or (iv) if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party, or (v) when sent via email; provided, if sent by email after normal business hours or if receipt of a facsimile transmission is confirmed after normal business hours, receipt shall be deemed to be the next Business Day.  Notwithstanding the foregoing, if a Party desires to serve upon the other a notice of default under this Agreement, or if Shipper desires to serve upon Gatherer a Connection Notice, the delivery of such notice shall be considered effective under this 0 only if delivered by any method set forth in items (i) through (iv) above.  Any notice shall be given to the other Party at the following address, or to such other address as either Party shall designate by written notice to the other:

Shipper:	ANTERO RESOURCES CORPORATION
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

With copy to:	For gas control, nominations & balancing:
Manager of Gas Marketing
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

Gatherer:	ANTERO RESOURCES MIDSTREAM LLC
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For gas control, nominations & balancing:
Manager of Gas Marketing
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

ARTICLE 13
PAYMENTS

Section 13.1                            Invoices.  Not later than the tenth (10th) Day following the end of each Month, Gatherer shall provide Shipper with a detailed statement setting forth the volume and Thermal Content of Gas and, if applicable, the volume of Liquid Hydrocarbons received by Gatherer at the Receipt Points in such Month, the volume and Thermal Content of Delivery Point Gas allocated to Shipper and, if applicable, the volume of Liquid Hydrocarbons redelivered to Shipper in such Month, the quantity of Gas and the cost of electricity used as Fuel allocated to Shipper in such Month, the volume and Thermal Content of Lost and Unaccounted For Gas for such Month, and the Gathering Fee, the High Pressure Gathering Fee, the Compression Fee, the Liquids Gathering Fee, and the Cost of Service Fee with respect to such Month, together with measurement summaries and the amount of any Imbalances and all relevant supporting documentation, to the extent available on such tenth (10th) Day (with Gatherer being obligated to deliver any such supporting documentation that is not available on such tenth (10th) Day as soon as it becomes available).  Shipper shall make payment to Gatherer by the last Business Day of the Month in which such invoice is received.  Such payment shall be made by wire transfer pursuant to wire transfer instructions delivered by Gatherer to Shipper in writing from time to time.  If any overcharge or undercharge in any form whatsoever shall at any time be found and the invoice therefor has been paid, Gatherer shall refund any amount of overcharge, and Shipper shall pay any amount of undercharge, within thirty (30) Days after final determination thereof, provided, however, that no retroactive adjustment will be made beyond a period of twenty-four (24) Months from the date of a statement hereunder.

Section 13.2                            Right to Suspend on Failure to Pay.  If any undisputed amount due hereunder remains unpaid for sixty (60) Days after the due date, Gatherer shall have the right to suspend or discontinue Services hereunder until any such past due amount is paid.

Section 13.3                            Audit Rights.  Either Party, on not less than thirty (30) Days prior written notice to the other Party, shall have the right at its expense, at reasonable times during normal business hours, but in no event more than twice in any period of twelve (12) consecutive Months, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, payment made under, or obligation or right pursuant to this Agreement.  The scope of any audit shall be limited to transactions affecting Dedicated Production and Delivery Point Gas hereunder and shall be limited to the twenty-four (24) Month period immediately prior to the Month in which the notice requesting an audit was given.  All statements, allocations, measurements, computations, charges, or payments made in any period prior to the twenty-four (24) Month period immediately prior to the Month in which the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes.

Section 13.4                            Payment Disputes.  In the event of any dispute with respect to any payment hereunder, Shipper shall make timely payment of all undisputed amounts, and Gatherer and Shipper will use good faith efforts to resolve the disputed amounts within sixty (60) Days following the original due date.  Any amounts subsequently resolved shall be due and payable within ten (10) Days of such resolution.

Section 13.5                            Interest on Late Payments.  In the event that Shipper shall fail to make timely payment of any sums, except those contested in good faith or those in a good faith dispute, when due under this Agreement, interest will accrue at an annual rate equal to ten percent (10%) from the date payment is due until the date payment is made.

Section 13.6                            Credit Assurance.  Gatherer shall apply consistent evaluation practices to all similarly situated shippers to determine the new Shipper’s financial ability to perform its payment obligations under this Agreement.

(a)                                 If Gatherer has reasonable grounds for insecurity regarding the performance of any obligation by Shipper under this Agreement (whether or not then due), Gatherer may demand Adequate Assurance of Performance from Shipper, which Adequate Assurance of Performance shall be provided to Gatherer within five (5) Days after written request.  If Shipper fails to provide such Adequate Assurance of Performance within such time, then Gatherer may suspend its performance under this Agreement until such Adequate Assurance of Performance is provided.  However, any action by Gatherer shall not relieve Shipper of its payment obligations.  The exercise by Gatherer of any right under this Section 13.6 shall be without prejudice to any claims for damages or any other right under this Agreement.  As used herein, “Adequate Assurance of Performance” means any of the following, in Gatherer’s reasonable discretion:

(i)                                     an irrevocable standby letter of credit in an amount not to exceed an amount that is equal to sixty (60) Days of Shipper’s payment obligations hereunder from a financial institution rated at least A- by S&P or at least A3 by Moody’s in a form and substance satisfactory to Gatherer;

(ii)                                  cash collateral in an amount not to exceed an amount that is equal to sixty (60) Days of Shipper’s payment obligations hereunder to be deposited in an escrow account as designated by Gatherer; Gatherer is hereby granted a security interest in and right of set-off against all cash collateral, which is or may hereafter be delivered or otherwise transferred to such escrow account in connection with this Agreement; or

(iii)                               a guaranty in an amount not to exceed an amount that is equal to sixty (60) Days of Shipper’s payment obligations hereunder reasonably acceptable to Gatherer.

(b)                                 The term of any security provided under this Section 13.6 shall be as reasonably determined by Gatherer, but it shall never exceed sixty (60) Days, after which the security shall terminate (or in the case of cash collateral, be immediately returned by Gatherer to Shipper without further action by either Party).  Nothing shall prohibit Gatherer, however, from requesting additional Adequate Assurance of Performance following the end of any such term, so long as the conditions triggering such a request under this Section 13.6 exist.

(c)                                  Should Shipper fail to provide Adequate Assurance of Performance within five (5) Days after receipt of written demand for such assurance (which shall include reasonable particulars for the demand and documentation supporting the calculation of such amount demanded), then Gatherer shall have the right (notwithstanding any other provision of this Agreement) to suspend performance under this Agreement until such time as Shipper furnishes Adequate Assurance of Performance.

Section 13.7                            Excused Performance.  Gatherer will not be required to perform or continue to perform services hereunder, and Shipper shall not be obligated to deliver Dedicated Production to the Gathering System (or make any payments required under Section 5.1(d)(i) and Section 5.1(d)(ii)) in the event:

(a)                                 the other Party has voluntarily filed for bankruptcy protection under any chapter of the United States Bankruptcy Code;

(b)                                 the other Party is the subject of an involuntary petition of bankruptcy under any chapter of the United States Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within ninety (90) Days of such filing; or

(c)                                  the other Party otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced.

ARTICLE 14
FORCE MAJEURE

Section 14.1                            Suspension of Obligations.  In the event a Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payments then or thereafter due hereunder, and such Party promptly gives notice and reasonably full particulars of such Force Majeure in writing to the other Party promptly after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as reasonably possible be remedied with all reasonable dispatch by the Party claiming Force Majeure.

Section 14.2                            Definition of Force Majeure.  The term “Force Majeure” as used in this Agreement shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accident to wells, machinery, equipment or lines of pipe, the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe, inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies, or government authorizations, any action or restraint by any Governmental Authority (so long as the Party claiming suspension has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with applicable laws, rules, regulations, or orders), and, in the case of Gatherer as the claiming party, any breach of any representation or warranty of Shipper or any failure by Shipper to perform any obligation of Shipper under that certain Contribution Agreement dated [                     ], 2013, by and between Shipper and Gatherer.

Section 14.3                            Settlement of Strikes and Lockouts.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the Party having the difficulty.

Section 14.4                            Payments for Gas Delivered.  Notwithstanding the foregoing, it is specifically understood and agreed by the Parties that an event of Force Majeure will in no way affect or terminate Shipper’s obligation to make payment for quantities of Gas delivered prior to such event of Force Majeure.

ARTICLE 15
INDEMNIFICATION

Section 15.1                            Gatherer.  Subject to the terms of this Agreement, including Section 18.8, Gatherer shall release, indemnify, defend, and hold harmless Shipper and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Gatherer and (ii) any breach of this agreement by Gatherer.

Section 15.2                            Shipper.  Subject to the terms of this Agreement, including Section 18.8, Shipper shall release, indemnify, defend, and hold harmless Gatherer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Shipper and (ii) any breach of this agreement by Shipper.

ARTICLE 16
CUSTODY AND TITLE

Section 16.1                            Custody.  As among the Parties, Shipper shall be in custody, control and possession of (i) Shipper’s Production hereunder until such Production is delivered to the Receipt Points and (ii) the Delivery Point Gas and Liquid Hydrocarbons after they are delivered to Shipper at the Delivery Points, including any portion of any Delivery Point Gas which accumulates as liquids.  As among the Parties, Gatherer shall be in custody, control and possession of all Production in the Gathering System at all other times, including any portion thereof which accumulates as liquids. The Party having custody and control of Production under the terms of this Agreement shall be responsible for, and shall defend, indemnify, release and hold the other Party and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature for anything that may happen or arise with respect to such Production when such Production is in its custody and control, including losses resulting from any negligent acts or omissions of any indemnified party, but excluding any losses to the extent caused by or arising out of the negligence, gross negligence, or willful misconduct of the indemnified party.

Section 16.2                            Shipper Warranty.  Shipper represents and warrants that it owns, or has the right to deliver to the Gathering System, all Production delivered under this Agreement, free and clear of all liens, encumbrances and adverse claims.  If the title to Production delivered by Shipper hereunder is disputed or is involved in any legal action, Gatherer shall have the right to cease receiving such Production, to the extent of the interest disputed or involved in legal action, during the pendency of the action or until title is freed from the dispute, or until Shipper furnishes, or causes to be furnished, indemnification to save Gatherer harmless from all claims arising out of the dispute or action, with surety acceptable to Gatherer.  Shipper hereby indemnifies Gatherer against and holds Gatherer harmless from any and all claims and losses arising out of or related to any breach of the foregoing representation and warranty..

Section 16.3                            Title.  Title to all Production delivered under this Agreement, including all constituents thereof, shall remain with and in Shipper or its customers at all times; provided, however, title to Production used as Fuel and Lost and Unaccounted For Gas shall pass from Shipper or its customer to Gatherer immediately downstream of the Receipt Point. Title to Condensate that is recovered from Shipper’s Gas in the Gathering System shall remain with Shipper.  Title to water (i) that is removed from Shipper’s Gas in Gatherer’s dehydration facilities shall pass to Gatherer immediately downstream of the point of recovery, and (ii) that condenses from Shipper’s Gas in the Gathering System shall pass to Gatherer immediately downstream of the Receipt Point.

ARTICLE 17
TAXES; ROYALTIES

Section 17.1                            Taxes.  Shipper shall pay or cause to be paid and agrees to hold Gatherer harmless as to the payment of all excise, gross production, severance, sales, occupation and all other Taxes, charges or impositions of every kind and character required by statute or by order of Governmental Authorities and levied against or with respect to Shipper’s Production, Delivery Point Gas or the Services provided under this Agreement.  Gatherer shall not become liable for such Taxes, unless designated to remit those Taxes on behalf of Shipper by any duly constituted jurisdictional agency having authority to impose such obligations on Gatherer, in which event the amount of such Taxes remitted on Shipper’s behalf shall be (i) reimbursed by Shipper upon receipt of invoice, with corresponding documentation from Gatherer setting forth such payments, or (ii) deducted from amounts otherwise due Gatherer under this Agreement.  Gatherer shall pay or cause to be paid all Taxes, charges and assessments of every kind and character required by statute or by order of Governmental Authorities with respect to the Gathering System.  Except as provided in Exhibit H attached hereto, neither Party shall be responsible nor liable for any Taxes or other statutory charges levied or assessed against the facilities of the other Party, including ad valorem tax (however assessed), used for the purpose of carrying out the provisions of this Agreement or against the net worth or capital stock of such Party.

Section 17.2                            Royalties.  As between the Parties, Shipper shall have the sole and exclusive obligation and liability for the payment of all Persons due any proceeds derived from Shipper’s Production or Delivery Point Gas (including all constituents and products thereof) delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds.  In no event will Gatherer have any obligation to those Persons due any of those proceeds of production attributable to any such Gas (including all constituents and products thereof) delivered under this Agreement.  Although Shipper shall retain title to Production as provided in this Section 16.3, Gatherer shall have the right to commingle Production delivered by Shipper with Third Party Production.

ARTICLE 18
MISCELLANEOUS

Section 18.1                            Rights.  The failure of either Party to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

Section 18.2                            Applicable Laws.  This Agreement is subject to all valid present and future laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the facilities utilized under this Agreement.  The Parties hereby agree that, in the event that (i) Gatherer’s facilities, or any part thereof, become subject to regulation by the Federal Energy Regulatory Commission, or any successor agency thereto (“FERC”), or any other Governmental Authority of the rates, terms and conditions for service, (ii) Gatherer becomes obligated by FERC or any other Governmental Authority to provide Services or any portion thereof on an open access, nondiscriminatory basis as a result of Gatherer’s execution, performance or continued performance of this Agreement or (iii) FERC or any other Governmental Authority seeks to modify any rates under, or terms or conditions of, this Agreement, then:

(a)                                 to the maximum extent permitted by law, it is the intent of the Parties that the rates and terms and conditions established by the FERC Governmental Authority having jurisdiction shall not alter the rates or terms and conditions set forth in this Agreement, and the Parties agree to vigorously defend and support in good faith the enforceability of the rates and terms and conditions of this Agreement;

(b)                                 in the event that FERC or the Governmental Authority having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, the Parties hereby agree to negotiate in good faith to enter into such amendments to this Agreement and/or a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth herein; and

(c)                                  in the event that the Parties are not successful in accomplishing the objectives set forth in (a) or (b) above such that the Parties are in substantially the same economic position as they were prior to any such regulation, then either Party may terminate this Agreement upon the delivery of written notice of termination to the other Party.

Section 18.3                            Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

(b)                                 The Parties agree that the appropriate, exclusive and convenient forum for any disputes between the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in City and County of Denver, Colorado, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.

Section 18.4                            Successors and Assigns.

(a)                                 This Agreement shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  Except as set forth in Section 18.4(b) and Section 18.4(c), neither Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement without the prior written consent of the other Party (which such consent shall not be unreasonably withheld, conditioned or delayed), and any assignment or attempted assignment made otherwise than in accordance with this Section 18.4 shall be null and void ab initio.

(b)                                 Notwithstanding the foregoing clause (a), Gatherer may perform all services under this Agreement itself using its own gathering, compression, and other facilities and/or perform any or all such services through third parties, in which case references herein to the Gathering System shall be deemed to be references to such facilities of the relevant third party.

(c)                                  Notwithstanding the foregoing clause (a):

(i)                                     Gatherer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Shipper if such assignment is made to any Person to which the Gathering System or any part thereof has been or will be transferred that assumes in writing all of Gatherer’s obligations hereunder (if applicable, to the extent that part of the Gathering System being transferred to such Person) and is (A) an Affiliate of Gatherer or (B) a Person to which the Gathering System has been or will be transferred who (1) hires (or retains, as applicable) operating personnel who are then operating the Gathering System (or has similarly experienced operating personnel itself), (2) has operated for at least two (2) years prior to such assignment systems similar to the Gathering System, or (3) contracts for the operation of the Gathering System with another Person that satisfies either of the foregoing conditions (1) or (2) in this clause (B), provided in the case of an assignment pursuant to this clause (B), the assignee has creditworthiness as reasonably determined by Shipper that is equal to the higher of Gatherer’s creditworthiness as of the Effective Date and Gatherer’s creditworthiness as of the date of the assignment.

(ii)                                  Gatherer shall have the right to grant a security interest in this Agreement to a lender or other debt provider (or trustee or agent on behalf of such lender) of Gatherer.

(iii)                               Shipper shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person to which it sells, assigns, or otherwise transfers all or any portion of the Dedicated Properties and who (A) who assumes in writing all of Shipper’s obligations hereunder (if applicable, to the extent of the Dedicated Properties being transferred to such Person) and (B) whose credit rating is equal to or greater than the greater of Producer’s credit rating as of the Effective Date and Producer’s credit rating as of the date of the assignment.

(d)                                 Upon an assignment by Gatherer in accordance with Section 17.4(e)(i)(B) Gatherer shall be released from its obligations under this Agreement to the extent of such assignment.  Upon an assignment by Shipper in accordance with Section 18.4(c)(ii), Shipper shall be released from its obligations under this Agreement to the extent of such assignment.

Section 18.5                            Severability.  If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, then (i) such provision shall be deemed inoperative to the extent it is deemed void or unenforceable, (ii) the Parties agree to enter into such amendments to this Agreement in order to give effect, to the greatest extent legally possible, to the provision that is determined to be void or unenforceable and (iii) the other provisions of this Agreement in all other respects shall remain in full force and effect and binding and enforceable to the maximum extent permitted by law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, negotiate to revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification.

Section 18.6                            Confidentiality.

(a)                                 Confidentiality.  Except as otherwise provided in this Section 18.6, each Party agrees that it shall maintain all terms and conditions of this Agreement, and all information disclosed to it by the other Party or obtained by it in the performance of this Agreement and relating to the other Party’s business (including Development Plans, Gathering System Plans, and all data relating to the production of Shipper, including well data, production volumes, volumes gathered, transported, or compressed, and gas quality) (collectively, “Confidential Information”) in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or its existence or any provisions contained herein without the express written consent of the other Party.

(b)                                 Permitted Disclosures.  Notwithstanding Section 18.6(a) disclosures of any Confidential Information may be made by either Party (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent to which a Party is required to disclose all or part of this Agreement by a statute or by the order or rule of a Governmental Authority exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including deposition, subpoena, interrogatory, or request for production of documents); (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third person in connection with a proposed sale or other transfer of a Party’s interest in this Agreement, provided such third person agrees in writing to be bound by the terms of this Section 18.6; (v) to its own directors, officers, employees, agents and representatives; (vi) to an Affiliate; (vii) to financial advisors, attorneys, and banks, provided that such Persons are subject to a confidentiality undertaking consistent with this Section 18.6(b), or (viii) except for information disclosed pursuant to Article 3 of this Agreement, to a royalty, overriding royalty, net profits or similar owner burdening Dedicated Production, provided such royalty, overriding royalty, net profits or similar owner, agrees in writing to be bound by the terms of this Section 18.6.

(c)                                  Notification.  If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement authorized by Section 17.6(b)(ii) or (iii), it shall so notify in writing the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available.

(d)                                 Party Responsibility.  Each Party shall be deemed solely responsible and liable for the actions of its directors, officers, employees, agents, representatives and Affiliates for maintaining the confidentiality commitments of this Section 18.6.

(e)                                  Public Announcements.  The Parties agree that prior to making any public announcement or statement with respect to this Agreement or the transaction represented herein permitted under this Section 18.6, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement prior to the intended release date of such announcement.  The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party to the text of a public announcement or statement.  Nothing contained in this Section 18.6 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to this Agreement or the transaction represented herein to any Governmental Authority to the extent required by applicable law or necessary to comply with disclosure requirements of the Securities and Exchange Commission, New York Stock Exchange, or any other regulated stock exchange.

(f)                                   Survival.  The provisions of this Section 18.6 shall survive any expiration or termination of this Agreement; provided that other than with respect to information disclosed pursuant to Article 3, as to which such provisions shall survive indefinitely, such provisions shall survive only a period of one (1) year.

Section 18.7                            Entire Agreement, Amendments and Waiver.  This Agreement, including all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter.  This Agreement may not be amended or modified in any manner except by a written document signed by the Parties that expressly amends this Agreement.  No waiver by either Party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided.  No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

Section 18.8                            Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY DAMAGE CLAIM ASSERTED BY OR AWARDED TO A THIRD PARTY FOR WHICH A PARTY WOULD OTHERWISE BE LIABLE UNDER ANY INDEMNIFICATION PROVISION SET FORTH HEREIN.

Section 18.9                            Headings.  The headings and captions in this Agreement have been inserted for convenience of reference only and shall not define or limit any of the terms and provisions hereof.

Section 18.10                     Rights and Remedies.  Except as otherwise provided in this Agreement, each Party reserves to itself all rights, counterclaims, other remedies and defenses that such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

Section 18.11                     No Partnership.  Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust, fiduciary or partnership duty, obligation or liability on or with regard to either Party.

Section 18.12                     Rules of Construction.  In construing this Agreement, the following principles shall be followed:

(a)                                 no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b)                                 examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c)                                  the word “includes” and its syntactical variants mean “includes, but is not limited to,” “includes without limitation” and corresponding syntactical variant expressions;

(d)                                 the plural shall be deemed to include the singular and vice versa, as applicable; and

(e)                                  references to Section shall be references to Sections of this Agreement.

Section 18.13                     No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever or whatsoever, it being the intention of the Parties that no third Person shall be deemed a third party beneficiary of this Agreement.

Section 18.14                     Further Assurances.  Each Party shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement.

Section 18.15                     Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.

Section 18.16                     Memorandum of Agreement.  Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in the form of EXHIBIT C attached hereto (as modified, including by the addition of any required property descriptions, required by local law and practice to put such Memorandum of record and put third parties on notice of this Agreement), which shall be placed of record in each state and county in which the currently-existing Dedicated Properties are located.  Further such memoranda shall be executed and delivered by Shipper as Gatherer from time to time requests to evidence the dedication of additional areas or Oil and Gas Interests under this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

Gathering and Compression Agreement

Signature Page

EXHIBIT A

EXCLUDED WELLS

All gathering to Bluestone and ExCo vertical wells and all gathering to Davis Well and McKinley 1 & 2 H Wells.

Exhibit A - Page 1

EXHIBIT B

PLANNED GAS DELIVERY POINTS

Low Pressure Delivery Points

West Virginia

1.              Antero Mountain Compressor Station (2)

2.              Antero Pennington Compressor Station (3)

3.              Antero Middlebourne Compressor Station(4)

4.              Antero North Canton Compressor Station(5)

5.              Antero White Oak Compressor Station

6.              Crestwood Appalachia Pipeline LLC (Crestwood) West Union Compressor Station(6)

7.              Crestwood Victoria Compressor Station(7)

Ohio

1.              Antero Crum Compressor Station(8)

2.              Antero Upper Miley Compressor Station(9)

3.              E2 Appalachian Compression, LLC, (E2) Upper Hill Compressor Station(10)

4.              E2 Batesville Compressor Station(11)

5.              E2 Reusser Compressor Station(12)

High Pressure Delivery Points

West Virginia

Receipt Points	Delivery Points
Antero Mountain Compressor Station	MarkWest Sherwood Plant
Antero Pennington Compressor Station	Summit Midstream Partners, LP (Summit)Pike Fork lateral
Antero Middlebourne Compressor Station	Magnum Hunter

(2)  Planned

(3)  Under construction

(4)  Planned

(5)  Planned

(6)  Under construction

(7)  Under construction

(8)  Planned

(9)  Planned

(10)  Under construction

(11)  Under construction

(12)  Under construction

Exhibit B - Page 1

Antero North Canton Compressor Station	Summit Pike Fork lateral
Antero White Oak Compressor Station	MarkWest Sherwood Plant
Crestwood West Union Compressor Station	MarkWest Sherwood Plant
Crestwood Victoria Compressor Station	Summit Pike Fork lateral
Antero high pressure gathering	MarkWest Liberty Midstream & Resources, LLC, Sherwood Gas Processing Plant
EXLP Operating LLC Pike Fork Compressor	Columbia Gas Transmission

Ohio

Receipt Points	Delivery Points
Antero high pressure gathering	MarkWest Utica EMG, LLC, Seneca Gas Processing Plant
Antero Sanford well gathering line	Dominion East Ohio
Antero Crum Compressor Station	MarkWest Seneca Plant
Antero Upper Miley Compressor Station	MarkWest Seneca Plant
E2 Appalachian Compression, LLC, (E2) Upper Hill Compressor Station	MarkWest Seneca Plant
E2 Batesville Compressor Station	MarkWest Seneca Plant
E2 Reusser Compressor Station	MarkWest Seneca Plant

Exhibit B - Page 2

EXHIBIT C

GATHERING SYSTEM

Any Low Pressure and High Pressure Gathering Systems gathering Gas from Shipper in the following counties and states:

Washington, PA;

Doddridge, WV;

Harrison, WV;

Tyler, WV;

Ritchie, WV;

Noble, OH;

Monroe, OH;

Guernsey, OH; and

Belmont, OH,

excluding facilities owned by Summit, Crestwood, ETC, M3, EQT, and MarkWest.

Exhibit C - Page 1

EXHIBIT D

INITIAL DEVELOPMENT PLAN

[to be attached]

Exhibit D - Page 1

EXHIBIT E

CONFLICTING DEDICATIONS

1.                                      Second Amended and Restated Gas Gathering Agreement between Shipper and M3 Appalachia Gathering, LLC, dated July 1, 2013

2.                                      Gathering and Compression Agreement between Shipper and Crestwood Marcellus Midstream LLC dated effective as of January 1, 2012.

3.                                      Gas Gathering Agreement between Shipper and ETC Northeast Pipeline, LLC, dated January 1, 2010, as amended through the Effective Date.

EXHIBIT E- Page 1

EXHIBIT F

INITIAL GATHERING SYSTEM PLAN

[to be attached]

Exhibit F- Page 1

EXHIBIT G

FORM OF CONNECTION NOTICE

Antero Resources Midstream LLC
1625 17th Street
Denver, Colorado 80202

Re:                             Gathering and Compression Agreement dated [                     ], 2013, between Antero Resources Corporation and Antero Resources Midstream LLC (the “Gathering Agreement”)

Ladies and Gentlemen:

This is a Connection Notice for purposes of the Gathering Agreement.  Capitalized terms used but not defined in this Connection Notice have the meanings given such terms in the Gathering Agreement.

Gatherer is hereby notified that Shipper is planning to drill and complete the Planned Wells at the Planned Well Pads by the Target Completion Dates, in each case as set forth below:

Planned Well	Planned Well Pad	Target Completion Date

Very truly yours,

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

Exhibit G- Page 1

EXHIBIT H

DEEMED CONNECTION NOTICES

Well	Target Completion Date
[ ]	[ ]

Exhibit H- Page 1

EXHIBIT I

COST OF SERVICE FEE

The Monthly Cost of Service Fee shall be calculated separately for each CS Facility for each Contract Year or, in the case of a CS Facility that is placed into service or acquired during a Contract Year, for the period from the first Day of the Month following the Month in which such CS Facility is placed into service or acquired through the end of such Contract Year, and for each Contract Year thereafter.  The Cost of Service Fees for all CS Facilities for each Month shall be summed to result in the total Cost of Service Fee payable for such Month.  The Monthly Cost of Service Fee for each Contract Year (or portion thereof, if applicable) for each CS Facility is determined as follows:

Monthly Capex Fee + Monthly O&M Fee = Monthly Cost of Service Fee.

The “Monthly Capex Fee” for each CS Facility is an amount equal to the product of (i) the amount that, if paid to Gatherer with respect to each Month remaining in the Recovery Term for such CS Facility, when taken together with all Prior Capex Fees paid to Gatherer for such CS Facility, would result in Gatherer recovering all of Gatherer’s capital expenditures for such CS Facility (including the cost of acquisition of such CS Facility from Producer, if applicable) over a period of 84 Months commencing with the placement in service or acquisition of such CS Facility (the “Recovery Term”), with a return on capital invested of 13% per annum. “Prior Capex Fees” means, with respect to any Contract Year and any CS Facility, the aggregate of the Monthly Capex Fees with respect to such CS Facility paid in all prior Contract Years.  For purposes of determining the Monthly Capex Fee for any CS Facility, if such CS Facility is specified or sized to gather, compress, or otherwise handle volumes of Production in excess of those volumes of Dedicated Production projected in the Development Plan to be put through such CS Facility, only such portion of such capital expenditures that would be required to build facilities specified and sized to gather, compress, or otherwise the volumes of Dedicated Production projected in the Development Plan to be put through such CS Facility shall be considered.

The “Monthly O&M Fee” for any Contract Year (or portion thereof, if applicable) is an amount equal to:

(i)                                     the sum of:

(a)                                 the operations and maintenance costs and expenses, including the costs and expenses of repairs and replacements in kind, that Gatherer estimates it will incur with respect to the CS Facility during such Contract Year (or such portion thereof, if applicable); plus

(b)                                 the O&M True Up Amount, if any,

(ii)                                  divided by 12 (or by the number of Months in such portion of such Contract Year, if applicable).

Exhibit I- Page 1

The “O&M True Up Amount” means, with respect to any Contract Year (or portion thereof, if applicable) and any CS Facility,

(i)                                     the positive or negative difference resulting from the following calculation:

(a)                                 the actual operations and maintenance costs and expenses, including the costs and expenses of repairs and replacements in kind,  incurred by Gatherer in the immediately prior Contract Year with respect to such CS Facility;

Minus

(b)                                 the sum of the aggregate Monthly O&M Fees paid to Gatherer with respect to such CS Facility with respect to the immediately prior Contract Year,

(ii)                                  plus 13% per annum.

The Monthly O&M Fee includes Gatherer’s allocation to the CS Facility of Gatherer’s overhead and general and administrative expenses together with Taxes payable by Gatherer with respect to the CS Facility or the Services performed in connection with the CS Facility (but excluding in any event Gatherer’s income taxes), to the extent not otherwise paid or reimbursed by Shipper pursuant to this Agreement.  For purposes of determining the Monthly O&M Fee for any CS Facility, if such CS Facility also used to gather, compress, or otherwise handle Third Party Production, only the portion of such operating expenses that are fairly allocable to gathering Dedicated Production shall be considered.

Exhibit I- Page 2

EXHIBIT J

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF GATHERING AGREEMENT (this “Memorandum”) is entered into effective [                   ], 2013 (the “Effective Date”), by and between ANTERO RESOURCES CORPORATION (“Shipper”), with an address of 1625 17th Street, Denver, Colorado 80202, and ANTERO RESOURCES MIDSTREAM LLC, with an address of 1625 17th Street, Denver, Colorado 80202 (“Gatherer”).

WHEREAS, Shipper and Gatherer entered into that certain Gathering and Compression Agreement effective [                   ] 2013 (the “Agreement”), pursuant to which Gatherer will provide certain gathering and other services as therein set forth;

WHEREAS, any capitalized term used, but not defined, in this Memorandum shall have the meaning ascribed to such term in the Agreement; and

WHEREAS, the Parties desire to file this Memorandum of record in the real property records of [counties/states], to give notice of the existence of the Agreement and certain provisions contained therein;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Notice.  Notice is hereby given of the existence of the Agreement and all of its terms, covenants and conditions to the same extent as if the Agreement was fully set forth herein.  Certain provisions of the Agreement are summarized in Sections 2 through 3 below.

2.                                      Dedication.  Subject to the exceptions, exclusions, and reservations set forth in the Agreement and the other terms and conditions of the Agreement,  Shipper has exclusively dedicated and committed to deliver to Gatherer, as and when produced, all Production produced on or after the date of the Agreement that is attributable to the Oil and Gas Interests now owned or hereafter acquired by Shipper and located wholly or partly within the states of Pennsylvania, West Virginia, and Ohio, and certain other areas, or on lands pooled, unitized or communitized wholly or partly within any portion of the Dedication Area (the “Dedicated Properties”), together with all Gas attributable to third parties that is produced from a Well located on the Dedicated Properties, which Gas Shipper has the right to control and deliver for gathering (“Dedicated Production”), for gathering through the Gathering System under the Agreement, and Shipper agrees not to deliver any Dedicated Production to any other gathering system (the foregoing dedication and commitment being herein referred to as the “Dedication”).

3.                                      Covenant Running with the Land.  So long as the Agreement is in effect, Dedication shall be a covenant running with the land and, subject to the exceptions and reservations set forth in the Agreement,  in the event Shipper sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Dedicated Properties, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state, and in the event Gatherer sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Gathering System, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.

4.                                      No Amendment to Agreement.  This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the Day first above written.

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

Exhibit J- Page 2

ACKNOWLEDGEMENTS

STATE OF COLORADO	§
§
CITY AND COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the            Day of               , 2013, by [                       ], [                       ] of Antero Resources Midstream LLC, a Delaware limited liability company, on behalf of said entity.

Notary Public in and for

Printed or Typed Name of Notary

STATE OF COLORADO	§
§
CITY AND COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the            Day of               , 2013, by [                       ], [                       ] of Antero Resources Corporation, a Delaware corporation, on behalf of said entity.

Notary Public in and for

Printed or Typed Name of Notary

Exhibit J- Page 3

EXHIBIT D

FORM OF ROFO AGREEMENT

[attached.]

D-1

RIGHT OF FIRST OFFER AGREEMENT

BY AND BETWEEN

ANTERO RESOURCES CORPORATION

AND

ANTERO RESOURCES MIDSTREAM LLC

DATED AS OF

[                 ]

Exhibit A	Conflicting Dedications
Exhibit B	Memorandum of Agreement
Exhibit C	Form of Gas Processing Agreement

D-i

RIGHT OF FIRST OFFER AGREEMENT

This Right of First Offer Agreement (this “Agreement”), dated as of  [                  ] (the “Effective Date”), is by and between ANTERO RESOURCES CORPORATION, a Delaware corporation (“Producer”), and ANTERO RESOURCES MIDSTREAM LLC, a Delaware limited liability company (“Midstream”).  Producer and Midstream may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.                                    Producer owns Oil and Gas Interests and intends to produce Gas (and/or liquid hydrocarbons) from wells on such Oil and Gas Interests.

B.                                    Producer and Midstream desire that Midstream should have certain rights to provide Services in respect of Producer Gas as set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE 1DEFINITIONS

Capitalized terms used in this Agreement shall have the respective meanings given to such terms set forth below.

Accepted Midstream Bid.  As defined in Section 3.2(c).

Accepted Third Party Bid.  As defined in Section 3.2(c).

Acquired Facility. As defined in Section 3.1(a).

Affiliate.  Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.  Affiliated shall have the correlative meaning.  The term “control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.  Notwithstanding the foregoing, any Person shall be deemed to control any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

Agreement.  As defined in the preamble hereof.

Bid. As defined in Section 3.2(a).

Bid Request.  As defined in Section 3.1(a).

Confidential Information. As defined in Section 6.6(a).

Conflicting Dedication.  Any processing agreement or other commitment or arrangement that would require Services to be provided with respect to Producer Gas by any Person other than Midstream.

Cubic Foot.  The volume of Gas in one cubic foot of space at a standard pressure and temperature base of 14.73 pounds per square inch absolute and 60 degrees Fahrenheit, respectively.

Day.  A period commencing at 10:00 a.m., Eastern Standard Time, on a calendar day and ending at 10:00 a.m., Eastern Standard Time, on the next succeeding calendar day.

Dedication Area.  As defined in Section 3.1(a)(vi).

Delivery Fee. As defined in Section 3.2(a)(iv).

Effective Date.  As defined in the preamble of this Agreement.

Fair Market Value.  With respect to any asset, the price that would be paid by a willing buyer of such asset to a willing seller, as determined by an independent nationally known investment banking firm selected by Midstream and reasonably acceptable to Producer.

Fee.  Any of the Processing Fee, Fractionation Fee, Marketing Fee or Delivery Fee, as the context may require.

Firm Capacity.  The volume of Producer’s Gas that is to be entitled to Services that are accorded the highest priority with respect to capacity allocations, interruptions, or curtailments.

Fractionated Products.  Finished liquid products fractionated from an undifferentiated stream of Plant Products, including ethane, propane, isobutane, normal butane and natural gasoline.

Fractionation Fee. As defined in Section 3.2(a)(iv).

Gas.  Any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons and inert and noncombustible gases, that is extracted from beneath the surface of the earth.

Governmental Authority.  Any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

Marketing Fee. As defined in Section 3.2(a)(iv).

Mcf.  One thousand (1,000) Cubic Feet.

MMcf.  One million (1,000,000) Cubic Feet.

Midstream.  As defined in the preamble of this Agreement.

Month.  A period commencing at 10:00 a.m., Eastern Standard Time, on the first Day of a calendar month and extending until 10:00 a.m., Eastern Standard Time, on the first Day of the next succeeding calendar month.

New Services. As defined in Section 3.1(a).

Oil and Gas Interests.  Oil and gas leasehold interests and oil and gas mineral fee interests, including working interests, overriding royalty interests, net profits interests, carried interests, and similar rights and interests.

Parties.  As defined in the preamble of this Agreement.

Party.  As defined in the preamble of this Agreement.

Person.  An individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust, an unincorporated organization, or any other entity or organization, including a Governmental Authority.

Plant Products.  Propane, ethane, iso-butane, normal butane, iso-pentane, normal pentane, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane and incidental ethane included in any such plant products, which are separated, extracted, recovered or condensed, and saved, from Producer Gas.

Processing Agreement.  A gas processing and fractionation agreement in substantially the form set forth in Exhibit C to this Agreement, completed as set forth in Section 3.3(a)(i)(A) or Section 3.4(a).

Processing Fee. As defined in Section 3.2(a)(iii).

Processing Services.  The processing of Producer Gas for the removal of Plant Products and the delivery of the resulting residue Gas and Plant Products to or for the account of Producer.

Producer.  As defined in the preamble of this Agreement.

Producer Gas.  All Gas that Producer has the right to control and deliver for processing.

Services.  (i) The Processing Services; (ii) the fractionation of Plant Products; (iii) the transportation of Plant Products and/or the exchange of Plant Products for Fractionated Products; and (iv) the marketing and delivery of Fractionated Products.

Services Agreement.  Any Processing Agreement or any other agreement entered into in accordance with this Agreement for the provision of any Services.

Third Party Bid. As defined in Section 3.1(c).

Third Party Bidder. As defined in Section 3.1(c).

Withdrawn Bid Request.  As defined in Section 3.2(c).

ARTICLE 2DEDICATION

Section 2.1                                   Dedication.  Subject to Section 2.2 through Section 2.4, Producer covenants and commits not to obtain any Services in respect of Producer Gas from any third party.

Section 2.2                                   Conflicting Dedications.  Producer shall have the right to comply with each of the Conflicting Dedications set forth in Exhibit A and any other Conflicting Dedication (a) entered into by a non-Affiliated predecessor-in-interest to Producer that is applicable as of the date of acquisition thereof to any Oil and Gas Interests acquired by Producer or its Affiliates after the Effective Date (but not any entered into in connection with such acquisition) or (b) entered into pursuant to a Third Party Bid in accordance with Section 3.4; provided, however, that Producer shall have the right to comply with Conflicting Dedications only until the first Day of the Month following the termination of such Conflicting Dedication and shall not take any voluntary action (including the exercise of any right to extend) to extend the term of such Conflicting Dedication beyond the minimum term provided for in the document evidencing such Conflicting Dedication.  Producer represents that, except as set forth in Exhibit A, Producer Gas is not as of the Effective Date subject to any Conflicting Dedication. If Producer Gas produced from a well on a well pad is subject to a Conflicting Dedication that Producer has the right to comply with under this Section 2.2, Producer has the right, in complying with such Conflicting Dedication, to deliver all Producer Gas from such well pad in accordance with the Conflicting Dedication, even if all wells on such well pad are not subject to such Conflicting Dedication.

Section 2.3                                   Reservations.  Producer reserves the following rights with respect to Producer Gas for itself and for the operator of the properties covered by Producer’s Oil and Gas Interests:  (a) to operate wells producing Producer Gas as a reasonably prudent operator in its sole discretion, including the right, but never the obligation, to drill new wells, to repair and rework old wells, to renew or extend, in whole or in part, any Oil and Gas Interest, and to cease production from or abandon any well or surrender any such Oil and Gas Interest, in whole or in part, when no longer deemed by Producer to be capable of producing Gas in paying quantities under normal methods of operation; (b) to use Producer Gas for operations (including reservoir pressure maintenance and drilling or fractionation fuel); (c) to deliver or furnish to Producer’s lessors and holders of other existing similar burdens on production such Gas and other production as is required to satisfy the terms of the applicable leases or other applicable instruments; and (d) to pool, communitize, or unitize Producer’s Oil and Gas Interests with respect to Producer Gas, provided that Producer’s share of Gas produced from such pooled, communitized, or unitized Oil and Gas Interests shall be committed and dedicated to this Agreement.

Section 2.4                                   Covenant Running with the Land.  The covenant and commitment made by Producer under this Article 2 is a covenant running with the land. For the avoidance of doubt, in the event Producer sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in any property covered by any Oil and Gas Interest, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.  Notwithstanding the foregoing, Producer shall be permitted to sell, transfer, convey, assign, grant, or otherwise dispose of any property free of the covenant and commitment made under this Article 2 in a sale or other disposition involving a number of net acres covered by any Oil and Gas Interest that, when added to the total of net acres covered by any Oil and Gas Interest theretofore and, where applicable, simultaneously disposed of free of dedication hereunder pursuant to this Section 2.4, does not exceed the aggregate number of net acres covered by any Oil and Gas Interest acquired by Producer after the Effective Date.  At the request of Midstream, the Parties shall execute and record an amendment to the memorandum of this Agreement previously entered into, as provided in Section 6.16, to reflect any such addition to or release of acreage.

ARTICLE 3RIGHT OF FIRST OFFER

Section 3.1                                   Bid Request.

(a)                     Subject to Section 2.2 through Section 2.3, if Producer requires any Services in respect of any Producer Gas that are not the subject of a Services Agreement then in effect and are not otherwise already being provided by Midstream (“New Services”), including any such New Services to be provided through any existing facility acquired or proposed to be acquired by Producer (an “Acquired Facility”), Producer shall promptly (and, in the case of the acquisition of any Acquired Facility, on or before the 10th Day after the acquisition of such Acquired Facility) provide notice to Midstream of such desired New Services, which notice (the “Bid Request”) shall include, to the extent applicable:

(i)                                     confirmation that the New Services include all Services with respect to Producer Gas produced from the Dedication Area described in the Bid Request, or a description of any Conflicting Dedication and the Services being excluded from the Bid Request as a result of such Conflicting Dedication;

(ii)                                  a description of the initial required delivery points to which Producer’s residue Gas is to be redelivered to Producer (including any existing delivery points to which residue Gas is to be delivered from the Acquired Facility);

(iii)                               Producer’s required Firm Capacity in MMcf per Day;

(iv)                              in the case of an Acquired Facility, a reasonable description of the Acquired Facility and the price paid or proposed to be paid by Producer for the Acquired Facility, including any liabilities assumed by Producer, and details of any third party contracts for processing at the Acquired Facility;

(v)                                 a description of any new facilities Producer desires, including the capacity thereof;

(vi)                              a description of the area that will constitute the “Dedication Area” for purposes of any Processing Agreement or other Services Agreement entered into pursuant to such Bid Request with respect to the New Services (the “Dedication Area”);

(vii)                           the Oil and Gas Interests located in the Dedication Area with respect to which the New Services are required, including a description of any existing wells and a proposed development plan for the wells to be drilled on such Oil and Gas Interests during the period of at least 18 Months after such notice, including production forecasts for all such wells; and

(viii)                        if the New Services do not include Processing Services, a form of Services Agreement covering the New Services.

(b)                     Notwithstanding Section 3.1(a), if from time to time any Processing Agreement is in effect, Producer shall not be required to issue a Bid Request in connection with any desired expansion of the Processing Plant (as defined in such Processing Agreement) to provide Increased Capacity (as defined in such Processing Agreement).

(c)                      Concurrently with or following its delivery of a Bid Request to Midstream, Producer may seek bids from third parties (each, a “Third Party Bidder”, and each bid received from a Third Party Bidder a “Third Party Bid”) to provide the New Services set forth in the Bid Request on the same terms and conditions as are set forth in the Bid Request (which, if the New Services include Processing Services, shall be substantially the terms and conditions set forth in the Processing Agreement or, if the New Services do not include Processing Services, shall be substantially the terms and conditions set forth in the form of Services Agreement delivered by Producer with the relevant Bid Request). Any such Third Party Bid shall only be considered if it is received by Producer on or before the 30th Day after Midstream’s receipt of the Bid Request, and only if such Third Party Bid (i) includes itemized fees for each of the New Services that are the subject of the Bid Request, as well as details of all other proposed charges and costs applicable to such Third Party Bid, and (ii) does not propose any changes to the Processing Agreement or proposed form of Services Agreement (as applicable).

Section 3.2                                   Bid; Bid Award.

(a)                     If Midstream desires to provide any or all of the New Services set forth in a Bid Request, Midstream shall deliver a notice on or before the 30th Day after such Bid Request, which notice (the “Bid”) shall include, in each case on the basis that such New Services shall be provided on substantially the terms and conditions set forth in the Processing Agreement or, if the New Services do not include Processing Services, the form of Services Agreement included in the Bid Request:

(i)                                     confirmation as to whether Midstream desires to provide the New Services, including to acquire the Acquired Facility from Producer, or construct and operate the required new facilities, as applicable;

(ii)                                  in each case, the scope of the New Services Midstream would be willing to provide (upon completion of the acquisition of the Acquired Facility or construction of the new facilities, if applicable);

(iii)                               if the Services Midstream would be willing to provide include Processing Services, Midstream’s proposed processing fee per Mcf (the “Processing Fee”); and

(iv)                              if the Services Midstream would be willing to provide include fractionation services, Midstream’s proposed (A) fractionation fee per gallon of Plant Products to be exchanged for Fractionated Products (the “Fractionation Fee”), (B) delivery fee per gallon of Plant Products (the “Delivery Fee”), and (C) marketing fee per gallon of Plant Products (the “Marketing Fee”).

(b)                                 Producer shall provide copies of all Third Party Bids to Midstream within 5 Days of receipt. On or before the 45th Day after Midstream’s receipt of the Bid

Request, Midstream may submit to Producer a revised Bid in respect of all or any portion of the original Bid.

(c)                                  On or before the 60th Day after a Bid Request, Producer shall inform Midstream, with respect to each of the New Services requested in the Bid Request, that (i) it is accepting Midstream’s Bid for such Service (such Bid, as it relates to Services for which such Bid was accepted, an “Accepted Midstream Bid”), (ii) it is accepting a Third Party Bid for such Service on the basis that the Fee proposed in such Third Party Bid for such Service was lower than the Fee proposed in Midstream’s Bid for such Service or on the basis that Midstream did not deliver a Bid or propose a Fee for such Service (such Third Party Bid, as it relates to Services for which such Third Party Bid was accepted, an “Accepted Third Party Bid”), or (iii) it has elected not to acquire such Service and not to carry out such Service itself and is accordingly withdrawing the Bid Request with respect to such Services (such Bid Request, as it relates to Services with respect to which it is being withdrawn, a “Withdrawn Bid Request”).  For purposes of the foregoing, each New Service covered by each Bid and also covered by a Third Party Bid shall be evaluated separately, and awarded separately, based on the Fee for such Service stated in such Bid and such Third Party Bid.

Section 3.3                                   Accepted Bid.

(a)                                 Upon a Bid becoming an Accepted Midstream Bid:

(i)                                     if the Services to which the Accepted Midstream Bid relates include Processing Services:

(A)                               the Parties shall promptly execute and deliver to each other a Processing Agreement in respect of such Services, completed based upon the Accepted Bid, with such changes or modifications as shall be agreed by the Parties, and:

(1)                                 depending upon the Services the subject of the Accepted Bid: the Processing Fees (as defined in the Processing Agreement) shall be the Processing Fees are set forth in the Accepted Bid (if applicable), the Fractionation Fees (as defined in the Processing Agreement) shall be the Fractionation Fees set forth in the Accepted Bid (if applicable), the Delivery Fees (as defined in the Processing Agreement) shall be the Delivery Fees set forth in the Accepted Bid (if applicable) and the Marketing Fees (as defined in the Processing Agreement) shall be the Marketing Fees set forth in the Accepted Bid (if applicable);

(2)                                 the Dedication Area described in the Bid Request shall be the Dedication Area for purposes of the Processing Agreement;

(3)                                 in the case of a Bid Request relating to an Acquired Facility, the Processing Agreement shall be revised to the extent reasonably necessary to take account of the Services being provided at an existing processing facility rather than a newly-built facility;

(B)                               in the case of a Bid Request relating to an Acquired Facility, Producer shall as soon as reasonably practicable transfer to Midstream the Acquired Facility and all appurtenant equipment and facilities, as well as any third party contracts for Services at such Acquired Facility;

(ii)                                  if the Services to which the Accepted Midstream Bid relates do not include Processing Services, the Parties shall promptly negotiate, execute and deliver to each other a Services Agreement in respect of such Services in the form provided by Producer in the Bid Request, completed based on the Accepted Midstream Bid, with such changes or modifications as shall be agreed by the Parties or, if no such form was required to be provided in the Bid Request, such form as shall be agreed by the Parties.

(b)                     In respect of any Acquired Facility, Producer shall use reasonable efforts to cause the transaction documents for the acquisition thereof to state a separate purchase price (and separately state any assumed liabilities) for such Acquired Facility. If, pursuant to Section 3.3(a), Midstream is to acquire from Producer an Acquired Facility, such acquisition shall be made at the same price at which the Acquired Facility was acquired by Producer, including the assumption of any liabilities with respect thereto assumed by Producer. If the transaction documents for Producer’s acquisition of the Acquired Facility did not state a separate purchase price for the Acquired Facility, the purchase price to be paid by Midstream to Producer for the Acquired Facility shall be equal to the Fair Market Value of the Acquired Facility, and Midstream shall assume all liabilities in respect of the Acquired Facility to the extent arising from the ownership and operation of the Acquired Facility and/or any occurrence from and after the closing of the purchase of the Acquired Facility by Midstream.

Section 3.4                                   Accepted Third Party Bid.  With respect to any Services requested in a Bid Request as to which a Third Party Bid is accepted as provided in Section 3.2(c) above, Producer shall be entitled, for a period of 90 days after such Third Party Bid is accepted, (a) to enter into a Processing Agreement or a Services Agreement in the form provided by Producer in the Bid Request (or, if no such form was required to be provided in the Bid Request, such form as shall be agreed by Producer and the Third Party Bidder), in either case completed based on the Accepted Third Party Bid, for Fees that are no more than the Fees proposed in such Accepted Third Party Bid, in which case such Processing Agreement or Services Agreement shall constitute a Conflicting Dedication, and (b) if such Bid Request related to an Acquired Facility, transfer to the Third Party Bidder the Acquired Facility and all appurtenant equipment and facilities, as well as any third party contracts for Services at such Acquired, on the same basis as the Acquired Facility would have been required to be transferred to Midstream pursuant to Section 3.3(b).

Section 3.5                                   Midstream Rights Unaffected.

(a)                                 Any Services covered by any Bid Request (i) with respect to which a Third Party Bid is accepted but with respect to which Producer does not enter into a Processing Agreement or other Services Agreement in accordance with Section 3.4 within the 90-Day period provided for in such section or (ii) that is a Withdrawn Bid Request shall continue to be subject to this Agreement, and, if Producer thereafter desires such Services, it shall comply with the provisions of this Agreement with respect thereto.

(b)                                 If Midstream does not provide a Bid in response to a Bid Request, or provides a Bid (or revised Bid) that does not become an Accepted Bid, the rights of Midstream under this Agreement shall be unaffected, and Producer shall remain obligated to provide a Bid Request in accordance with Section 3.1 if at any time Producer requires any New Services, until termination or expiry of this Agreement in accordance with its terms.

ARTICLE 4TERM

Section 4.1                                   Term.  This Agreement shall become effective on the Effective Date and, unless terminated earlier by mutual agreement of the Parties, shall continue in effect until the twentieth (20th) anniversary of the Effective Date.

ARTICLE 5NOTICES

Section 5.1                                   Notices.  Unless otherwise provided herein, any notice, request, invoice, statement, or demand which either Party desires to serve upon the other regarding this Agreement shall be made in writing and shall be considered as delivered (i) when hand delivered, or (ii) when delivery is confirmed by pre-paid delivery service (such as FedEx, UPS, DHL or a similar delivery service), or (iii) if mailed by United States certified mail, postage prepaid, three (3) Business Days after mailing, or (iv) if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party, or (v) when sent via email; provided, if sent by email after normal business hours or if receipt of a facsimile transmission is confirmed after normal business hours, receipt shall be deemed to be the next Business Day.  Notwithstanding the foregoing, if a Party desires to serve upon the other a notice of default under this Agreement, the delivery of such notice shall be considered effective under this Section 5.1 only if delivered by any method set forth in items (i) through (iv) above.  Any notice shall be given to the other Party at the following address, or to such other address as either Party shall designate by written notice to the other:

Producer:	ANTERO RESOURCES CORPORATION
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

With copy to:	For gas control, nominations & balancing:
Manager of Gas Marketing
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

Midstream:	ANTERO RESOURCES MIDSTREAM LLC
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

With copy to:	For gas control, nominations & balancing:
Manager of Gas Marketing
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

ARTICLE 6MISCELLANEOUS

Section 6.1                                   Rights.  The failure of either Party to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

Section 6.2                                   Applicable Laws.  This Agreement is subject to all valid present and future laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the facilities utilized under this Agreement.

Section 6.3                                   Governing Law; Jurisdiction.

(a)                     This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

(b)                     The Parties agree that the appropriate, exclusive and convenient forum for any disputes between the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in City and County of Denver, Colorado, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.

Section 6.4                                   Successors and Assigns.

(a)                     This Agreement shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  To the extent any Affiliate of Producer acquires any Oil and Gas Interests of Producer, Producer shall cause such

Affiliate to comply with the obligations of Producer under this Agreement in the event such Affiliate requires Services relating to such Oil and Gas Properties.  Except as set forth in Section 6.4(b) and Section 6.4(c), neither Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement without the prior written consent of the other Party (which such consent shall not be unreasonably withheld, conditioned or delayed), and any assignment or attempted assignment made otherwise than in accordance with this Section 6.4 shall be null and void ab initio.

(b)                     Notwithstanding the foregoing clause (a), Midstream may elect that, rather than Midstream itself, any subsidiary of Midstream may enter into any Processing Agreement or Services Agreement pursuant to this Agreement.

(c)                      Notwithstanding the foregoing clause (a):

(i)                                     Midstream shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Producer to any Person to which all or substantially all of the midstream business of Midstream has been or will be transferred.

(ii)                                  Midstream shall have the right to grant a security interest in this Agreement to a lender or other debt provider (or trustee or agent on behalf of such lender) of Midstream.

(d)                     Upon an assignment by Midstream in accordance with Section 6.4(c)(i) Midstream shall be released from its obligations under this Agreement to the extent of such assignment.

Section 6.5                                   Severability.  If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, then (i) such provision shall be deemed inoperative to the extent it is deemed void or unenforceable, (ii) the Parties agree to enter into such amendments to this Agreement in order to give effect, to the greatest extent legally possible, to the provision that is determined to be void or unenforceable and (iii) the other provisions of this Agreement in all other respects shall remain in full force and effect and binding and enforceable to the maximum extent permitted by law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, negotiate to revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification.

Section 6.6                                   Confidentiality.

(a)                     Confidentiality.  Except as otherwise provided in this Section 6.6, each Party agrees that it shall maintain all terms and conditions of this Agreement, and all information disclosed to it by the other Party or obtained by it in the performance of this Agreement and relating to the other Party’s business (including all data relating to the production of Producer, including well data, production volumes, volumes gathered, transported, or compressed, and gas quality) (collectively, “Confidential Information”) in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or its existence or any provisions contained herein without the express written consent of the other Party.

(b)                     Permitted Disclosures.  Notwithstanding Section 6.6(a), disclosures of any Confidential Information may be made by either Party (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent to which a Party is required to disclose all or part of this Agreement by a statute or by the order or rule of a Governmental Authority exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including deposition, subpoena, interrogatory, or request for production of documents); (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third person in connection with a proposed sale or other transfer of a Party’s interest in this Agreement, provided such third person agrees in writing to be bound by the terms of this Section 6.6; (v) to its own directors, officers, employees, agents and representatives; (vi) to an Affiliate; (vii) to financial advisors, attorneys, and banks, provided that such Persons are subject to a confidentiality undertaking consistent with this Section 6.6(b), or (viii) to a royalty, overriding royalty, net profits or similar owner burdening Producer Gas, provided such royalty, overriding royalty, net profits or similar owner, agrees in writing to be bound by the terms of this Section 6.6.

(c)                      Notification.  If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement authorized by Section 6.6(b)(ii) or (iii), it shall so notify in writing the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available.

(d)                     Party Responsibility.  Each Party shall be deemed solely responsible and liable for the actions of its directors, officers, employees, agents, representatives and Affiliates for maintaining the confidentiality commitments of this Section 6.6.

(e)                      Public Announcements.  The Parties agree that prior to making any public announcement or statement with respect to this Agreement or the transaction represented herein permitted under this Section 6.6, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement prior to the intended release date of such announcement.  The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party to the text of a public announcement or statement.  Nothing contained in this Section 6.6 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to this Agreement or the transaction represented herein to any Governmental Authority to the extent required by applicable law or necessary to comply with disclosure requirements of the Securities and Exchange Commission, New York Stock Exchange, or any other regulated stock exchange.

(f)                       Survival.  The provisions of this Section 6.6 shall survive any expiration or termination of this Agreement for a period of one (1) year.

Section 6.7                                   Entire Agreement, Amendments and Waiver.  This Agreement, including all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter.  This Agreement may not be amended or modified in any manner except by a written document signed by the Parties that expressly amends this Agreement.  No waiver by either Party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided.  No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

Section 6.8                                   Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY DAMAGE CLAIM ASSERTED BY OR AWARDED TO A THIRD PARTY FOR WHICH A PARTY WOULD OTHERWISE BE LIABLE UNDER ANY INDEMNIFICATION PROVISION SET FORTH HEREIN.

Section 6.9                                   Headings.  The headings and captions in this Agreement have been inserted for convenience of reference only and shall not define or limit any of the terms and provisions hereof.

Section 6.10                            Rights and Remedies.  Except as otherwise provided in this Agreement, each Party reserves to itself all rights, counterclaims, other remedies and defenses that such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

Section 6.11                            No Partnership.  Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust, fiduciary or partnership duty, obligation or liability on or with regard to either Party.

Section 6.12                            Rules of Construction.  In construing this Agreement, the following principles shall be followed:

(a)                     no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b)                     examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c)                      the word “includes” and its syntactical variants mean “includes, but is not limited to,” “includes without limitation” and corresponding syntactical variant expressions;

(d)                     the plural shall be deemed to include the singular and vice versa, as applicable; and

(e)                      references to Section shall be references to Sections of this Agreement.

Section 6.13                            No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever or whatsoever, it being the intention of the Parties that no third Person shall be deemed a third party beneficiary of this Agreement.

Section 6.14                            Further Assurances.  Each Party shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement.

Section 6.15                            Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.

Section 6.16                            Memorandum of Agreement.  Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in a form substantially similar to Exhibit B, which shall be placed of record in each state and county in which the properties covered by Producer’s Oil and Gas Interests are located, and further memoranda in substantially similar form shall be recorded in additional counties as may be required upon any future acquisition by Producer of Oil and Gas Interests.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

ANTERO RESOURCES CORPORATION

By:
Name:

Title:

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

Right of First Offer Agreement

Signature Page

EXHIBIT A

Conflicting Dedications

1.                                      Gas Processing Agreement between Producer and MarkWest Liberty Midstream & Resources LLC dated March 31, 2011, as amended through the Effective Date

2.                                      Natural Gas Liquids Exchange Agreement (Sherwood) between Producer and MarkWest Liberty Midstream & Resources dated March 31, 2011, as amended through the Effective Date

3.                                      Gas Processing Agreement between Producer and MarkWest Utica EMG, LLC, dated October 30, 2012, as amended through the Effective Date

4.                                      Natural Gas Liquids Exchange and Marketing Agreement (Seneca) between Producer and MarkWest Utica EMG, LLC, dated October 30, 2012, as amended through the Effective Date

Gas Processing (Right of First Offer) Agreement

Signature Page

EXHIBIT B

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF GAS PROCESSING (RIGHT OF FIRST OFFER) AGREEMENT (this “Memorandum”) is entered into effective [                       ], 2013 (the “Effective Date”), by and between ANTERO RESOURCES CORPORATION (“Producer”), with an address of 1625 17th Street, Denver, Colorado 80202, and ANTERO RESOURCES MIDSTREAM LLC (“Midstream”), with an address of 1625 17th Street, Denver, Colorado 80202.

WHEREAS, Producer and Midstream entered into that certain Gas Processing (Right of First Offer) Agreement effective [                       ] 2013 (the “Agreement”), pursuant to which Midstream has a right of first offer in respect of the provision of certain gas processing and other services as therein set forth;

WHEREAS, any capitalized term used, but not defined, in this Memorandum shall have the meaning ascribed to such term in the Agreement; and

WHEREAS, the Parties desire to file this Memorandum of record in the real property records of [counties/states], to give notice of the existence of the Agreement and certain provisions contained therein;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Notice.  Notice is hereby given of the existence of the Agreement and all of its terms, covenants and conditions to the same extent as if the Agreement was fully set forth herein.  Certain provisions of the Agreement are summarized in Sections 2 through 3 below.

2.                                      Dedication.  Subject to the exceptions, exclusions, and reservations set forth in the Agreement and the other terms and conditions of the Agreement, Producer has covenanted that, other than as permitted by the Agreement, it will not obtain from any third party any processing, fractionation, delivery or marketing services in respect of any Gas that is attributable to any Oil and Gas Interests of Producer or to any property pooled, unitized or communitized with the property covered by such Oil and Gas Interests (the “Oil and Gas Interests”), together with all Gas attributable to third parties that is produced from a well located on the property covered by the Oil and Gas Interests, which Gas Producer has the right to control and deliver for processing (“Producer Gas”), other than as permitted by the Agreement (the foregoing dedication and commitment being herein referred to as the “Dedication”).

3.                                      Covenant Running with the Land.  So long as the Agreement is in effect, the Dedication shall be a covenant running with the land and, subject to the exceptions and reservations set forth in the Agreement, in the event Producer sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Oil and Gas Interests, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.

4.                                      No Amendment to Agreement.  This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the Day first above written.

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

Acknowledgements

STATE OF COLORADO	§
§
CITY AND COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the         Day of                , 2013, by [                            ], [                       ] of Antero Resources Midstream LLC, a Delaware limited liability company, on behalf of said entity.

Notary Public in and for

Printed or Typed Name of Notary

STATE OF COLORADO	§
§
CITY AND COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the             Day of          , 2013, by [                              ], [                       ] of Antero Resources Corporation, a Delaware corporation, on behalf of said entity.

Notary Public in and for

Printed or Typed Name of Notary

EXHIBIT C

FORM OF GAS PROCESSING AGREEMENT

GAS PROCESSING AGREEMENT

BY AND BETWEEN

ANTERO RESOURCES CORPORATION

AND

ANTERO RESOURCES MIDSTREAM LLC

DATED AS OF

[                        ]

i

ii

Exhibit A	Delivery Points
Exhibit B	Conflicting Dedications
Exhibit C	Memorandum of Agreement
Exhibit D	Excluded Wells
Exhibit E	Dedication Area

iii

GAS PROCESSING AGREEMENT

This Gas Processing Agreement (this “Agreement”), dated as of [                    ] (the “Effective Date”), is by and between ANTERO RESOURCES CORPORATION, a Delaware corporation (“Producer”), and ANTERO RESOURCES MIDSTREAM LLC, a Delaware limited liability company (“Processor”).  Producer and Processor may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.                                    Producer owns the Dedicated Properties and intends to produce Gas (and/or liquid hydrocarbons) from wells thereon.

B.                                    [On [                    ], 2013, Producer and Processor entered into an agreement for, among other things, the gathering and compression of Dedicated Gas (the “Gathering Agreement”), pursuant to which Processor agrees to redeliver Dedicated Gas to the delivery points set forth in the Gathering Agreement, which include the Receipt Points hereunder.](13)

C.                                    Producer desires to contract with Processor to provide the Services with respect to Dedicated Gas, and Processor desires to provide the Services to Producer with respect to Dedicated Gas, in each case in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used, but not otherwise defined, in this Agreement shall have the respective meanings given to such terms set forth below:

Adequate Assurance of Performance.  As defined in Section 13.6(a).

Additional Processing Facilities.  As defined in Section 3.3.

Affiliate.  Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.  Affiliated shall have the correlative meaning.  The term “control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.  Notwithstanding the foregoing, any Person shall be deemed to control any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

Agreement.  As defined in the preamble hereof.

(13)  References to the Gathering Agreement will not be needed for any Processing Agreement that relates to Oil and Gas Interests not connected to the gathering system. References have been square bracketed for ease of identification in the event they are to be deleted.

1

Btu.  The amount of heat required to raise the temperature of one pound of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 psia.

Business Day.  Any calendar Day that commercial banks in New York City are open for business.

Bypass Gas.  Gas delivered by Producer or by a third party to the Plant Receipt Points that is bypassed around the Processing Plant and is therefore not processed.

Bypass Point.  A point at the Processing Plant where Gas is redirected to bypass the Processing Plant.

Confidential Information.  As defined in Section 18.6(a).

Conflicting Dedication.  Any processing agreement or other commitment or arrangement that would require Dedicated Gas to be processed other than at the Processing Plant [and/or would require the resulting Plant Products to be fractionated other than under this Agreement](14).

Contract Year.  Each of (i) the period from the Processing Effective Date to the last Day of the Month in which the first anniversary of the Processing Effective Date occurs and (ii) each period of twelve (12) Months thereafter.

CPI.  As defined in Section 5.1(b).

Cubic Foot.  The volume of Gas in one cubic foot of space at a standard pressure and temperature base of 14.73 psia and 60 degrees Fahrenheit, respectively.

Day.  A period commencing at 10:00 a.m., Eastern Standard Time, on a calendar day and ending at 10:00 a.m., Eastern Standard Time, on the next succeeding calendar day. Daily shall have the correlative meaning.

Dedicated Gas.  All Gas that is attributable to any Dedicated Property (including all Gas attributable to third parties that is produced from a well located on such Dedicated Property) that Producer has the right to control and deliver for processing and that is produced on or after the Processing Effective Date with respect to such Dedicated Property, except for Gas being produced from the wells identified in Exhibit D.

Dedicated Properties.  All Oil and Gas Interests now owned or hereafter acquired by Producer and located wholly or partly within the Dedication Area or pooled, unitized or communitized with Oil and Gas Interests located wholly or partly within the Dedication Area, provided that Dedicated Properties shall not include any Oil and Gas Interests that are unitized or pooled with the properties of third parties that are not Dedicated Properties if Producer is not the operator of such unit.

Dedication Area.  The Dedication Area set forth in Exhibit E.

[Delivery Fee.  As defined in Section 5.1(a)(iii).]

Delivery Point.  Each point identified in Exhibit A at which Residue Gas allocated to Producer is delivered to a Downstream Pipeline by Processor, and any additional delivery points that, from time to

(14)  To be deleted if fractionation services are not to be provided under this Agreement.

2

time after the Effective Date, are added at the request of Producer (at Producer’s expense) to permit delivery to Downstream Pipelines.

Design Recoveries.  As defined in Section 3.2(a).

Downstream Pipeline.  Any Gas pipeline or any facilities of any end-user or local distribution company, in each case downstream of the Processing Plant, into which Residue Gas allocated to Producer is delivered.

Effective Date.  As defined in the preamble of this Agreement.

Emissions Charges.  As defined in Section 10.4.

Ethane Nomination. As defined in Section 3.4(a).

Ethane Recovery Mode.  The operation of the Processing Plant in such a way as to maximize the recovery and delivery of ethane from Producer Gas.

Ethane Rejection Mode. The operation of the Processing Plant in such a way as to minimize the recovery and delivery of ethane from Producer Gas, subject to the minimum ethane recovery rate required to meet the then-applicable Residue Gas specifications of the Downstream Pipelines.

Fees.  Together, the Processing Fee, [the Delivery Fee], [the Fractionation Fee] and [the Marketing Fee].

Firm Capacity.  The volume of Producer’s Gas delivered to the Receipt Points that is entitled to Firm Service, as designated in Section 2.5, together with any Increased Capacity that is added to the Firm Capacity in accordance with Section 3.3.

Firm Service.  Services that are accorded the highest priority in the Processing Plant with respect to capacity allocations, interruptions, or curtailments, specifically including (i) the Services provided to Producer hereunder with respect to Producer’s Firm Capacity and (ii) services to any Person for which Processor is contractually obligated to give the highest priority.

Force Majeure.  As defined in Section 14.2.

[Fractionated Products.  Finished liquid products fractionated from the undifferentiated stream of Plant Products extracted in the Processing Plant, including ethane, propane, isobutane, normal butane and natural gasoline.]

[Fractionation Fee.  As defined in Section 5.1(a)(ii).]

Fuel.  Gas and electric power used in the operation of the Processing Plant.

Gallon.  One U.S. gallon, which is equal to 231 cubic inches.

Gas.  Any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons and inert and noncombustible gases, that is extracted from beneath the surface of the earth.

Gas Quality Specifications.  As defined in Section 10.1.

[Gathering Agreement.  As defined in the recitals.]

3

[Gathering Receipt Point.  Each “Receipt Point” as defined in the Gathering Agreement.]

Gross Heating Value.  The number of Btus produced by the complete combustion in air, at a constant pressure, of one Cubic Foot of Gas when the products of combustion are cooled to the initial temperature of the Gas and air and all water formed by combustion is condensed to the liquid state.

Governmental Authority.  Any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

Imbalance.  As defined in Section 9.3.

Increased Capacity.  As defined in Section 3.3.

Index Price.  For Gas produced from the Marcellus formation in West Virginia, the “Midpoint Average” price published in Platt’s Gas Daily Price Guide for “Columbia Gas/Appalachia”.  For Gas produced from the Utica formation in Ohio, the “Midpoint Average” price published in Platt’s Gas Daily Price Guide for “Texas Eastern M-2 Receipts”.  For other Gas production, an index price determined by Producer and reasonably acceptable to Processor based on where such Gas production is being sold, or, if no appropriate index is available, a price based on a netback calculation determined by Producer and reasonably acceptable to Processor.

Interruptible Gas.  Gas that is accorded the lowest priority in the Processing Plant with respect to capacity allocations, interruptions, or curtailments.  In accordance with Section 7.4, Interruptible Gas will be the first Gas removed from the Processing Plant in the event of an interruption or curtailment.

Interruptible Gas Plant Receipt Points.  As defined in Section 6.3(a).

Lost and Unaccounted For Gas.  Gas received into the Processing Plant that is released or lost through piping, equipment, operations, or measurement losses or inaccuracies or that is vented, flared or lost in connection with the operation of the Processing Plant.

Made Available for Delivery.  In connection with deliveries of Dedicated Gas under this Agreement, Dedicated Gas that meets the Gas Quality Specifications and is unable to be delivered to the applicable point as a result of Processor’s failure to perform its obligations under this Agreement [or the Gathering Agreement].

Maintenance.  As defined in Section 7.3.

[Marketing Fee.  As defined in Section 5.1(a)(iv).]

Mcf.  One thousand (1,000) Cubic Feet.

Measurement Facilities.  Any facility or equipment used to measure the volume of Gas, which may include meter tubes, recording devices, communication equipment, buildings and barriers.

Minimum Processing Volume Commitment.  With respect to each of the first ten Contract Years, a volume of Dedicated Gas per Day, stated in MMcf, equal to 75% of the nameplate processing capacity of the Processing Plant from time to time (without taking into account any limitations to such processing

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capacity as a result of Maintenance or Force Majeure). If there is any Increased Capacity pursuant to Section 3.3, the Minimum Processing Volume Commitment will be increased by a volume of Dedicated Gas per Day, stated in MMcf, equal to 75% of such Increased Capacity with respect to the period from the date the Additional Processing Facilities are first placed in service by Processor through the end of the Contract Year in which such Additional Processing Facilities were placed in service and with respect to each of the ten following Contract Years.

MMBtu.  One million (1,000,000) Btus.

MMcf.  One million (1,000,000) Cubic Feet.

Monitoring Services Provider.  As defined in Section 11.9(a).

Month.  A period commencing at 10:00 a.m., Eastern Standard Time, on the first Day of a calendar month and extending until 10:00 a.m., Eastern Standard Time, on the first Day of the next succeeding calendar month.  Monthly shall have the correlative meaning.

[Net Sales Price.  A price per gallon of each individual Fractionated Product exchanged for Plant Products allocated to Producer in accordance with this Agreement, which shall be the weighted average net price per gallon received by Processor for the total volume of each individual Fractionated Product sold to third parties who are not Affiliates of Processor during the relevant Month at the Fractionation Plant.  To determine the Net Sales Price, Processor shall deduct from the actual gross sales prices of such Fractionated Products the out-of-pocket costs and expenses related to the Services provided under this Agreement in respect of the fractionation, transportation and sale of such Fractionated Products, including fuel, tank car rentals, Taxes (excluding income taxes), offsite storage, and other costs and expenses, in each case, paid to any Person on arm’s length terms (or, in the case of Taxes, to a taxing authority pursuant to applicable law), to determine a net price (FOB the Processing Plant or netted back to the Processing Plant, as applicable) for such sale.]

Nomination.  As defined in Section 9.2.

Oil and Gas Interests.  Oil and gas leasehold interests and oil and gas mineral fee interests, including working interests, overriding royalty interests, net profits interests, carried interests, and similar rights and interests.

Parties.  As defined in the preamble of this Agreement.

Party.  As defined in the preamble of this Agreement.

Person.  An individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust, an unincorporated organization, or any other entity or organization, including a Governmental Authority.

Plant Delivery Point.  Each point at which Processor redelivers Residue Gas from the Processing Plant to or for the account of customers, including the Delivery Points.

Plant Products.  Propane, ethane, iso-butane, normal butane, iso-pentane, normal pentane, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane and incidental ethane included in any Plant Products, which are separated, extracted, recovered or condensed, and saved, from Gas processed in the Processing Plant.

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Plant Products Delivery Point.  [The point at or downstream of the Processing Plant at which Plant Products are delivered to Producer] OR [The point downstream of any de-ethanizer or fractionation plant at which Fractionated Products are redelivered to Processor immediately prior to such Fractionated Products being delivered to the purchaser thereof](15).

Plant Receipt Point.  Each point where Gas first enters the Processing Plant, including the Receipt Points.

Plant Site.  As defined in Section 3.2(c).

Processing Effective Date.  The date on which the Processing Plant has been constructed and made operational and is capable of operating at the design capacity and Design Recoveries specified in Section 3.2(a).

Processing Fee.  As defined in Section 5.1(a)(i).

Processing Plant. The Gas processing facilities to be installed and constructed by Processor at the Plant Site, including, to the extent installed, cryogenic, refrigeration and chilling equipment, absorption vessels, product separation and fractionation vessels, product storage vessels, associated condensing, heating, compressing, pumping, conveying, dehydration and other equipment, instrumentation, and recompression and refrigeration compression facilities, and all related structures; the Residue Gas pipelines to the Plant Delivery Points and the associated interconnections; and all easements, rights-of-way, and other property rights on which any of the foregoing facilities are located; in each case wherever located.

Processor.  As defined in the preamble of this Agreement.

Producer.  As defined in the preamble of this Agreement.

Producer Gas.  Dedicated Gas delivered to the Receipt Points pursuant to this Agreement.

Producer Plant Products.  That portion of the Plant Products allocated to the Producer in accordance with Section 6.4.

Producer Residue Gas.  Residue Gas allocated to Producer under this Agreement.

Producer’s GHG Emissions.  As defined in Section 10.4.

psia.  Pounds per square inch, absolute.

psig.  Pounds per square inch, gauge.

Receipt Point.  The inlet flange of Processor’s facilities at each point at the Processing Plant where Producer[, Processor (in its capacity as Gatherer under the Gathering Agreement)] or a third party gathering Producer’s Gas delivers Producer’s Gas to the Processing Plant.

Remote Monitoring Data.  As defined in Section 11.9(a).

Required Processing Effective Date.  As defined in Section 3.2(d).

(15)  The appropriate definition will depend upon whether or not fractionation services are to be provided under this Agreement.

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Residue Gas.  That portion of the Gas delivered to the Plant Receipt Points that remains after processing at the Processing Plant (if processed) and after Fuel and Lost and Unaccounted For Gas, including Bypass Gas.

Services.  As defined in Section 3.1.

Shortfall Period.  As defined in Section 2.5.

Taxes.  All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of Gas, or upon the Services, including gathering, transportation, handling, transmission, compression, processing, treating, conditioning, distribution, sale, use, receipt, delivery or redelivery of Gas, Residue Gas or Plant Products, including, without limitation, gross receipts taxes, and including all of the foregoing now existing or in the future imposed or promulgated.

Theoretical Gallons.  The number of Gallons of Plant Products in Gas at any particular point determined by Processor using generally-accepted industry standards utilizing chromatograph analysis taken on Gas samples from the relevant point.

Thermal Content.  For Gas, the product of (i) a volume of Gas in Cubic Feet and (ii) the Gross Heating Value of such Gas, as expressed in MMBtus.  For [any Plant Product] OR [Plant Products], the product of (i) a volume of [such Plant Product] OR [the Plant Products] in Gallons and (ii) the Gross Heating Value per Gallon determined in accordance with the GPA 2145-09 Table of Physical Properties for Hydrocarbons and GPA 8173 Method for Converting Mass of Natural Gas Liquids and Vapors to Equivalent Liquid Volumes, in each case as revised from time to time.

Third Party Gas.  Gas produced by Persons other than Producer and not considered Dedicated Gas hereunder.

Water Services Agreement.  That certain water services agreement dated [                ] made by and between Producer and Processor.

ARTICLE 2
PRODUCER COMMITMENTS

Section 2.1                                   Producer’s Dedication.  Subject to Section 2.2 through Section 2.4, (a) Producer exclusively dedicates and commits to deliver to Processor, as and when produced, all Dedicated Gas, up to the amount of Producer’s then-current Firm Capacity, for processing under this Agreement[, including the fractionation and marketing of the Plant Products extracted from such Dedicated Gas,] and (b) Producer agrees not to deliver any Dedicated Gas to any processing plant other than the Processing Plant.

Section 2.2                                   Conflicting Dedications.  Producer shall have the right to comply with each of the Conflicting Dedications set forth in Exhibit B hereto and any other Conflicting Dedication entered into by a non-Affiliated predecessor in interest to Producer that is applicable as of the date of acquisition thereof to any Dedicated Property acquired after the Effective Date (but not any entered into in connection with such acquisition); provided, however, that Producer shall have the right to comply with Conflicting Dedications only until the first Day of the Month following the termination of such Conflicting Dedication and shall not take any voluntary action (including the exercise of any right to extend) to extend the term of such Conflicting Dedication

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beyond the minimum term provided for in the document evidencing such Conflicting Dedication.  Producer represents that, except as set forth in Exhibit B, Dedicated Gas is not as of the Effective Date subject to any Conflicting Dedication. If Dedicated Gas produced from a well on a well pad is subject to a Conflicting Dedication that Producer has the right to comply with under this Section 2.2, Producer has the right, in complying with such Conflicting Dedication, to deliver all Dedicated Gas from such well pad in accordance with the Conflicting Dedication, even if all wells on such well pad are not subject to such Conflicting Dedication.

Section 2.3                                   Producer’s Reservations.  Producer reserves the following rights with respect to Dedicated Gas for itself and for the operator of the relevant Dedicated Properties:  (a) to operate wells producing Dedicated Gas as a reasonably prudent operator in its sole discretion, including the right, but never the obligation, to drill new wells, to repair and rework old wells, to renew or extend, in whole or in part, any Oil and Gas Interest covering any of the Dedicated Properties, and to cease production from or abandon any well or surrender any such Oil and Gas Interest, in whole or in part, when no longer deemed by Producer to be capable of producing Gas in paying quantities under normal methods of operation; (b) to use Dedicated Gas for operations (including reservoir pressure maintenance and drilling or fractionation fuel); (c) to deliver or furnish to Producer’s lessors and holders of other existing similar burdens on production such Gas and other production as is required to satisfy the terms of the applicable leases or other applicable instruments; and (d) to pool, communitize, or unitize Producer’s Oil and Gas Interests with respect to Dedicated Gas, provided that the Producer’s share of Gas produced from such pooled, communitized, or unitized Oil and Gas Interests shall be committed and dedicated to this Agreement.

Section 2.4                                   Covenant Running with the Land.  The dedication and commitment made by Producer under this Article 2 is a covenant running with the land. For the avoidance of doubt and in addition to that which is provided in Section 18.4, in the event Producer sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Dedicated Properties, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.  Notwithstanding the foregoing, Producer shall be permitted to sell, transfer, convey, assign, grant, or otherwise dispose of Dedicated Properties free of the dedication hereunder in a sale or other disposition in which a number of net acres of Dedicated Properties that, when added to the total of net acres of Dedicated Properties theretofore and, where applicable, simultaneously disposed of free of dedication hereunder pursuant to this Section 2.4, does not exceed the aggregate number of net acres of Dedicated Properties acquired by Producer after the Effective Date, including in a transaction in which Dedicated Properties are exchanged for other properties located in the Dedication Area that would be subject to dedication hereunder. At the request of Processor, the Parties shall execute and record an amendment to the memorandum of this Agreement previously entered into, as provided in Section 18.16, to reflect additions to the Dedicated Properties.

Section 2.5                                   Firm Capacity.  As of the Processing Effective Date, Producer shall have Firm Capacity of [            ] MMcf per Day.  If, during any period of six (6) consecutive Months at any time after the Processing Effective Date, Producer fails to deliver to the Receipt Points, on average during such six (6) Month period (the “Shortfall Period”), a volume of Producer Gas per Day equal to at least [75]% of Producer’s then-effective Firm Capacity, then Producer’s Firm

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Capacity shall be reduced by the amount by which Producer’s Firm Capacity exceeds the volume per Day, on average in the relevant Shortfall Period, of Producer Gas delivered to the Receipt Points.  Such reduction shall remain effective for the remainder of the term of this Agreement, subject to any subsequent reductions pursuant to this Section 2.6. [Notwithstanding the foregoing provisions of this Section 2.5, the Firm Capacity of Producer shall not be reduced pursuant to this Section 2.5 to the extent that such reduction would cause the Firm Capacity of Producer to fall below (i) [125]% of the Minimum Processing Volume Commitment applicable from time to time, if any or (ii) if no Minimum Processing Volume Commitment is applicable at the relevant time, [110]% of average Daily deliveries of Producer Gas delivered hereunder during the applicable Shortfall Period.]

ARTICLE 3
SERVICES

Section 3.1                                   Processor Service Commitment.  Subject to and in accordance with the terms and conditions of this Agreement, Processor commits to providing the following services (collectively, the “Services”) to Producer, commencing on the Processing Effective Date:

(a)                                 receive, or cause to be received, from or for the account of Producer, at the Receipt Points, all Dedicated Gas tendered by Producer;

(b)                                 either process such Dedicated Gas at the Processing Plant or, as permitted by Section 7.6 or Section 10.2, bypass such Dedicated Gas around the Processing Plant and, in either case, redeliver Residue Gas to Producer, or for Producer’s account, at the Delivery Points nominated by Producer in accordance with Section 9.2;

(c)                                  [deliver to Producer the Plant Products at the Plant Products Delivery Point] OR [exchange the unfractionated Plant Products available at the tailgate of the Processing Plant for Fractionated Products allocated to Producer at the Plant Products Delivery Point in accordance with Section 3.5; and](16)

(d)                                 [market such Fractionated Products for the account of Producer, deliver Fractionated Products exchanged in accordance with paragraph (c) above to the purchaser thereof at the Plant Products Delivery Point, and pay Producer the net sales proceeds of such Fractionated Products, in each case in accordance with Section 3.5].

Section 3.2                                   Processing Plant.  Processor hereby agrees as follows with respect to the Processing Plant.

(a)                                 Processor shall design, engineer, procure, construct and install the Processing Plant, or shall procure the same, and shall use commercially reasonable efforts to construct and install the Processing Plant as soon as is practicable under the circumstances that, from time to time, may exist.  After the Processing Effective Date, the Processing Plant will have processing capacity of at least [          ] MMcf per day with design recoveries (“Design Recoveries”) as follows:

(16)  The appropriate description will depend upon whether or not fractionation services are to be provided under this Agreement.

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Design Plant Recovery	When Operating in Ethane Rejection Mode	When Operating in Ethane Recovery Mode
Helium	0.0%	0.0%
CO2 - Carbon Dioxide	0.0%	0.0%
N2 - Nitrogen	0.0%	0.0%
H2S - Hydrogen Sulfide	0.0%	0.0%
C1 - Methane	0.0%	0.0%
C2 - Ethane	2.0%	85.0%
C3 - Propane	90.0%	98.0%
IC4 - Isobutane	98.0%	99.5%
NC4 - Normal Butane	99.5%	99.8%
C5+ - Natural Gasoline	99.9%	99.9%

(b)                                 The Processing Plant shall include the installation, at Processor’s cost, of a residue gas pipeline for redelivery of the Residue Gas to the Delivery Points set forth on Exhibit A attached hereto.

(c)                                  The Processing Plant will be constructed at a site to be determined by Processor that is reasonably acceptable to Producer (the “Plant Site”).  The Plant Site may be acquired in fee or under a site lease or other form of interest as is reasonably acceptable to Processor.  The Plant Site will reserve in favor of Producer, for the use of Producer and its contractors [(including the Gatherer under the Gathering Agreement)] and their respective successors and assigns, appropriate fee parcels, easements or other surface and underground rights sufficient for Producer and such contractors to construct, locate, and operate the inlet facilities required for the delivery of Producer’s Gas to the Processing Plant at the Receipt Points, including, but not limited to, inlet slug catchers, pig receivers, and compression facilities.

(d)                                 If the Processing Effective Date has not occurred by the end of twenty-one (21) months after the Effective Date (the “Required Processing Effective Date”), and such delay is not due to Force Majeure, then after the Processing Effective Date occurs, Processor will not charge Producer any of the Fees for a number of Days equal to the number of Days following the Required Processing Effective Date until the Processing Effective Date, but only with respect to those volumes of Producer’s Gas up to its Firm Capacity that were not processed at the Processing Plant as Interruptible Gas during such delay period.  The remedy described above shall be Producer’s sole and exclusive remedy for any such delay.

Section 3.3                                   Expansion of Processing Plant.  If Producer determines at any time or from time to time that it requires capacity at the Processing Plant in excess of its then-existing Firm Capacity (“Increased Capacity”), Producer will provide written notice to Processor of its Increased Capacity requirements at least eighteen (18) months in advance.  Producer shall reasonably demonstrate to Processor Producer’s drilling plans to support the amount of Increased Capacity.  If Processor desires to provide such Increased Capacity on the terms and conditions set forth in this Agreement, Processor will notify Producer that it will so provide such Increased Capacity on or before the 60th Day after Producer’s notice of such Increased Capacity, and Processor will design the expanded or new processing facilities at the Processing Plant (“Additional Processing Facilities”) to meet Producer’s Increased Capacity requirements.  Following the completion of the Additional Processing Facilities, Producer will have Firm Capacity in respect of the Increased Capacity in such Additional Processing Facilities so

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requested by Producer pursuant to this Section 3.3.  If Processor does not notify Producer, on or before the 60th Day after Producer’s notice to Processor of Producer’s Increased Capacity requirements, that Processor will provide such Increased Capacity on the terms and conditions set forth in this Agreement, Dedicated Gas up to a Daily volume equal to such Increased Capacity shall be released from Producer’s commitments under Article 2, and Producer shall be free to commit and deliver such volume of Dedicated Gas to a third party for processing, fractionation, and marketing. If the Additional Processing Facilities are not completed by the end of eighteen (18) months after the notice provided by Producer of its Increased Capacity Requirements, and such delay is not due to Force Majeure, then after the Additional Processing Facilities are completed, Processor will not charge Producer any of the Fees for a number of Days equal to the number of Days of such delay, but only with respect to those volumes of Producer’s Gas up to its Firm Capacity that were not processed at the Processing Plant as Interruptible Gas during such delay period.  The remedy described above shall be Producer’s sole and exclusive remedy for any such delay.

Section 3.4                                   Ethane Nomination.  From the Processing Effective Date:

(a)                                 At least one (1) Business Day prior to the date on which any ethane pipeline or other receiving transporter or purchaser requires monthly nominations to be submitted in respect of a Month, Producer shall provide written notice to Processor (each, an “Ethane Nomination”), which shall either (x) direct Processor to operate the Processing Plant in Ethane Recovery Mode during such Month or (y) direct Processor to operate the Processing Plant in Ethane Rejection Mode during such Month.

(b)                                 If Producer fails to deliver an Ethane Nomination within the time required, Producer shall be deemed to have delivered an Ethane Nomination directing Processor to operate the Processing Plant in Ethane Rejection Mode.

(c)                                  Despite an Ethane Nomination directing Processor to operate the Processing Plant in Ethane Recovery Mode, Processor may instead continue to operate the Processing Plant in Ethane Rejection Mode and deliver to Producer the volume of ethane that would have been allocable to Producer had the Processing Plant been operated in Ethane Recovery Mode.  Such ethane shall be delivered by Processor from other sources or supplies of ethane in lieu of recovering the ethane from Producer’s Gas.  In the case where an Ethane Nomination requires Ethane Recovery Mode and Processor continues to operate in Ethane Rejection Mode, during such period Producer shall be allocated Plant Products (other than ethane) on the basis of the Design Recoveries for operating in Ethane Recovery Mode, and the allocation of Residue Gas to Producer shall be determined taking into account the Thermal Content resulting from the application of such Design Recoveries.

Section 3.5                                   [Exchange and Marketing of Fractionated Plant Products.]

(a)                                 [Subject to and in accordance with the terms and conditions of this Agreement, commencing on the Processing Effective Date, Processor (i) shall exchange all Plant Products allocated to Producer in accordance with Article 6 for Fractionated Products based on the volume and composition of Plant Products allocated to Producer in accordance with Article 6, (ii) shall market, as Producer’s agent, such Fractionated Products in accordance with the terms

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of this Section 3.5, and (iii) shall pay Producer, in respect of each Month, one hundred percent (100%) of the Net Sales Price for such Fractionated Products multiplied by the number of Gallons of Fractionated Products sold during such Month.  Producer hereby designates Processor as its agent for the purpose of marketing, selling and transporting for sale the Fractionated Products.

(b)                                 If for any reason at any time Processor is unable to fully exchange Fractionated Products for all the Plant Products allocated to Producer in accordance with Article 6, then any products delivered at the Plant Products Delivery Point that do not constitute Fractionated Products will be marketed and sold in accordance with this Agreement and consistent with the provisions governing the marketing and sale of Fractionated Products; provided that, Processor shall use commercially reasonable efforts, taking into account the additional costs of storing, transporting and/or fractionating such other products and the then-current differential between market prices of the individual components thereof and the sale of such products as a mixed stream of natural gas liquids, to utilize substitute means of fractionating the Plant Products allocated to Producer for the ultimate sale of components thereof or store any such other products exchanged therefor until fractionation is possible.]

ARTICLE 4
TERM

Section 4.1                                   Term.  This Agreement shall become effective on the Effective Date and, unless terminated earlier by mutual agreement of the Parties, shall continue in effect until the twentieth (20th) anniversary of the Effective Date and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) until such time as this Agreement is terminated, effective upon an anniversary of the Effective Date, by notice from either Party to the other Party on or before the one hundred eightieth (180th) Day prior to such anniversary.

ARTICLE 5
FEES AND CONSIDERATION

Section 5.1                                   Fees.

(a)                                 Subject to the other provisions of this Agreement, including Section 5.1(d), and commencing on the Processing Effective Date, Producer shall pay Processor in respect of each Month (or partial Month) from and after the Processing Effective Date in accordance with the terms of this Agreement, for all Services provided by Processor under this Agreement during such period, an amount equal to the sum of the following:

(i)                                     The product of (A) the aggregate volume of Gas, stated in Mcf, received by Processor from Producer or for Producer’s account at each Receipt Point during such period (excluding Bypass Gas) multiplied by (B) $[         ] (as may be increased or decreased in accordance with Section 5.1(b), the “Processing Fee”);

(ii)                                  [The product of (A) the aggregate volume of Producer Plant Products, stated in Gallons, allocated to Producer under this Agreement with respect to

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such period multiplied by (B) $[         ] (as may be increased or decreased in accordance with Section 5.1(b), the “Fractionation Fee”);]

(iii)                               [The product of (A) the aggregate volume of Producer Plant Products, stated in Gallons, allocated to Producer under this Agreement with respect to such period multiplied by (B) $[         ] (as may be increased or decreased in accordance with Section 5.1(b), the “Delivery Fee”); and]

(iv)                              [The product of (A) the aggregate volume of Producer Plant Products, stated in Gallons, sold by Processor on behalf of Producer under this Agreement during such period multiplied by (B) $[         ] (as may be increased or decreased in accordance with Section 5.1(b), the “Marketing Fee”)].

(b)                                 After each of the first five (5) Contract Years, one hundred percent (100%), and after the sixth (6th) Contract Year and each Contract Year thereafter, fifty-five percent (55%), of each of the Fees shall be adjusted up or down on an annual basis in proportion to the percentage change, from the preceding year, in the All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”). Such adjustment shall be made effective upon the first Day of the relevant Contract Year, and shall reflect the percentage change in the CPI as it existed for June of the preceding Contract Year from the CPI for the second immediately preceding June; provided, however, that the Fees shall never be less than the initial fees stated in Section 5.1(a); nor shall any Fees be increased or decreased by more than 3% in any given Contract Year.

(c)                                  Subject to the other provisions of this Agreement, including Section 5.1(d), Producer shall pay Processor the actual cost of electricity used as Fuel and allocated to Producer in accordance with Section 6.2.

(d)                                 Notwithstanding the foregoing provisions of this Section 5.1, regardless of whether Producer utilize any portion of its Firm Capacity, with respect to any Contract Year in which there is a Minimum Processing Volume Commitment, Producer shall pay to Processor, on or before the 30th Day after receipt of Processor’s invoice therefor (which shall be delivered not more than sixty (60) Days after the end of the relevant Contract Year), an amount equal to the excess, if any, of:

(i)                                     the sum of (A) the Minimum Processing Volume Commitment for such Contract Year multiplied by the Processing Fee for such Contract Year[, plus (B) the sum of the Fractionation Fee, the Delivery Fee, and the Marketing Fee that Processor would earn on the volumes of Plant Products extracted from the Minimum Processing Volume Commitment for such Contract Year, based on the Design Recoveries] over

(ii)                                  the sum of (X) the aggregate amount of Fees paid with respect such Contract Year and (Y) the sum of (1) the product of the Processing Fee in effect for such Contract Year multiplied by the aggregate of the volumes of Dedicated Gas, stated in Mcf, Made Available for Delivery by Producer at each Receipt Point during such Contract Year[, plus (2) the Fractionation Fee, the Delivery Fee, and the Marketing Fee

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that Processor would have earned on the volumes of Plant Products extracted from the volumes of Dedicated Gas so Made Available for Delivery, based on Design Recoveries].

ARTICLE 6
ALLOCATIONS

The allocations set forth in this Article 6 shall be made by Processor on a Monthly basis.

Section 6.1                                   Allocation of Lost and Unaccounted For Gas.

(a)                                 Total Lost and Unaccounted For Gas with respect to the Processing Plant in respect of each Month shall be determined by subtracting from the total Thermal Content of Gas received at all Plant Receipt Points during such Month the sum of (i) the Thermal Content of Residue Gas actually delivered to all Plant Delivery Points during such Month, (ii) the Thermal Content of Plant Products actually delivered to the Plant Products Delivery Point during such Month, and (iii) the Thermal Content of Gas used for Fuel at the Processing Plant, if any, during such Month.

(b)                                 Thermal Content of Lost and Unaccounted For Gas shall be allocated to each Plant Receipt Point on a pro rata basis, based upon a fraction, the numerator of which is the total Thermal Content of Gas measured at such Plant Receipt Point during the relevant Month (less all Bypass Gas attributable to such Plant Receipt Point), and the denominator of which is the total Thermal Content of Gas measured at all Plant Receipt Points (less the total of all Bypass Gas) during such Month.

(c)                                  [Thermal Content of Lost and Unaccounted For Gas that has been allocated to a Receipt Point in accordance with paragraph (b) above shall be allocated to each Gathering Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the total Thermal Content of Gas measured at such Gathering Receipt Point during the relevant Month, and the denominator of which is the total Thermal Content of Gas measured at all Gathering Receipt Points during such Month.]

Section 6.2                                   Allocation of Fuel.

(a)                                 Total Fuel shall be determined based on actual measurements of Fuel consumption.

(b)                                 Fuel (including Gas used as Fuel and the cost of electricity used as Fuel) shall be allocated to each Plant Receipt Point on a pro rata basis, based upon a fraction, the numerator of which is the total volume of Gas (in Mcf) measured at such Plant Receipt Point during the relevant Month (less all Bypass Gas attributable to such Plant Receipt Point), and the denominator of which is the total volume of Gas (in Mcf) measured at all Plant Receipt Points (less the total of all Bypass Gas) during such Month.

(c)                                  [Fuel that has been allocated to a Receipt Point in accordance with paragraph (b) above shall be allocated to each Gathering Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the total volume of Gas (in Mcf) measured at such

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Gathering Receipt Point during the relevant Month, and the denominator of which is the total volume of Gas (in Mcf) measured at all Gathering Receipt Points during such Month.]

Section 6.3                                   Allocation of Bypass Gas.  Thermal Content of Bypass Gas bypassed at any Bypass Point during a Month shall be allocated to each Plant Receipt Point upstream of the relevant Bypass Point as follows:

(a)                                 First, by allocation on a pro rata basis among all Plant Receipt Points (upstream of the relevant Bypass Point) at which Interruptible Gas was delivered (together, the “Interruptible Gas Plant Receipt Points”) during the relevant Month (based on a fraction, the numerator of which is the Thermal Content of Gas received at the relevant Interruptible Gas Plant Receipt Point during the relevant Month, and the denominator of which is the Thermal Content of all Gas delivered at all Interruptible Gas Plant Receipt Points during such Month), to a maximum amount (in Thermal Content) for each such Interruptible Gas Receipt Point equal to the Thermal Content of the total Interruptible Gas received at such Interruptible Gas Plant Receipt Point during such Month.

(b)                                 Secondly, to the extent of any remaining Bypass Gas after the allocation set forth in paragraph (a) above, on a pro rata basis among all Plant Receipt Points (upstream of the relevant Bypass Point) at which any Gas was delivered during the relevant Month (based on a fraction, the numerator of which is the Thermal Content of Gas received at the relevant Plant Receipt Point during the relevant Month, and the denominator of which is the Thermal Content of all Gas delivered at all Plant Receipt Points upstream of the relevant Bypass Point during such Month), to a maximum amount (in Thermal Content) for each such Plant Receipt Point equal to the total Thermal Content of all Gas entitled to Firm Service that was received at such Plant Receipt Point during such Month.

(c)                                  [Thermal Content of Bypass Gas that has been allocated to a Receipt Point in accordance with paragraphs (a) and (b) above shall be allocated to each Gathering Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the Thermal Content of Gas measured at such Gathering Receipt Point during the relevant Month, and the denominator of which is the total Thermal Content of Gas measured at all Gathering Receipt Points during such Month.]

Section 6.4                                   Allocation of Plant Products.

(a)                                 The volume (in Gallons) of [each Plant Product] OR [the Plant Products](17) at the Plant Products Delivery Point shall be allocated to each Plant Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the Theoretical Gallons of the [relevant Plant Product] OR [Plant Products] contained in the Gas received at such Plant Receipt Point during the relevant Month (such Gas measurement being calculated minus any Bypass Gas, Fuel and Lost and Unaccounted For Gas allocated to such Plant Receipt Point in accordance with this Agreement), and the denominator of which is the Theoretical Gallons of the [relevant Plant Product] OR [Plant Products] contained in the Gas received at all Plant Receipt Points during

(17)  The appropriate wording will depend on whether Processor is to provide fractionation services under this Agreement.

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such Month (such Gas measurement being calculated minus any Bypass Gas, Fuel and Lost and Unaccounted For Gas allocated to such Plant Receipt Point in accordance with this Agreement).

(b)                                 [The volume (in Gallons) of [each Plant Product] OR [the Plant Products] that has been allocated to a Receipt Point in accordance with paragraph (a) above shall be allocated to each Gathering Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the Theoretical Gallons of the [relevant Plant Product] OR [Plant Products] contained in the Gas measured at such Gathering Receipt Point during the relevant Month (less the volume of fuel and lost and unaccounted for Gas allocated to such Gathering Receipt Point in accordance with the Gathering Agreement in respect of such Month), and the denominator of which is the Theoretical Gallons of the [relevant Plant Product] OR [Plant Products] contained in the Gas measured at all Gathering Receipt Points during the relevant Month (less the volume of all fuel and lost and unaccounted for Gas allocated to all Gathering Receipt Points in accordance with the Gathering Agreement).]

Section 6.5                                   Allocation of Residue Gas.

(a)                                 Thermal Content of Residue Gas available for redelivery at the Delivery Points shall be allocated to each Plant Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the Thermal Content of the Gas received at such Plant Receipt Point during the relevant Month (less the Thermal Content of the Bypass Gas, Plant Products, Fuel and Lost and Unaccounted For Gas allocated to such Plant Receipt Point in accordance with this Agreement), and the denominator of which is the Thermal Content of all Gas delivered at all Plant Receipt Points during such Month (less the Thermal Content of all Bypass Gas, Plant Products, Fuel and Lost and Unaccounted For Gas in respect of such Month).

(b)                                 [Thermal Content of Residue Gas that has been allocated to a Receipt Point in accordance with paragraph (a) above shall be allocated to each Gathering Receipt Point on a pro rata basis, based on a fraction, the numerator of which is the Thermal Content of Gas measured at such Gathering Receipt Point during the relevant Month (less the Thermal Content of fuel and lost and unaccounted for Gas allocated to such Gathering Receipt Point in accordance with the Gathering Agreement in respect of such Month), and the denominator of which is the total Thermal Content of Gas measured at all Gathering Receipt Points during such Month (less the Thermal Content of all fuel and lost and unaccounted for Gas allocated to all Gathering Receipt Points in accordance with the Gathering Agreement).]

Section 6.6                                   [Gathering System Measurement Information].  [Producer shall direct the gatherer under the Gathering Agreement to provide to Processor such measurement and allocation information as Processor may request to permit Processor to allocate Lost and Unaccounted For Gas, Fuel, Residue Gas, Bypass Gas and Plant Products to the Gathering Receipt Points in accordance with this Section 6.6.]

ARTICLE 7
CERTAIN RIGHTS AND OBLIGATIONS OF PARTIES

Section 7.1                                   Processing Rights.  Producer shall cause the Producer Gas delivered to the Processing Plant not to have been, before delivery, processed for the extraction of Plant Products

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and other valuable components.  Nothing in this Section 7.1 shall limit the right of Producer or any other Person to dehydrate Gas or to treat Gas for the removal of carbon dioxide or hydrogen sulfide.

Section 7.2                                   Operational Control of Processor’s Facilities.  Processor shall design, construct, own, operate, and maintain the Processing Plant at its sole cost and risk.  Processor shall be entitled to full and complete operational control of its facilities and shall be entitled to schedule deliveries and to operate and reconfigure its facilities in a manner consistent with its obligations under this Agreement.

Section 7.3                                   Maintenance.  Processor shall be entitled, without liability, to interrupt its performance hereunder to perform necessary or desirable inspections, pigging, maintenance, testing, alterations, modifications, expansions, connections, repairs or replacements to its facilities as Processor deems necessary (“Maintenance”), with reasonable notice provided to Producer, except in cases of emergency where such notice is impracticable or in cases where the operations of Producer will not be affected.  Before the beginning of each calendar year, Processor shall provide Producer in writing with a projected schedule of the Maintenance to be performed during the year and the anticipated date of such Maintenance.  On or before the 10th Day before the end of each Month, Processor shall provide Producer with its projected maintenance schedule for the following Month.

Section 7.4                                   Firm Capacity; Capacity Allocations at the Processing Plant.  Subject to the capacity allocations set forth in this Section 7.4, Processor has the right to contract with other Persons for the processing of Third Party Gas at the Processing Plant, including by providing such Persons with Firm Service[, so long as the aggregate amount of Producer’s Firm Capacity and all Third Party Gas entitled to Firm Service does not, together, exceed the total processing capacity of the Processing Plant].  If the processing capacity at the Processing Plant is limited at any particular time, including for reasons of Maintenance or Force Majeure, then Processor shall interrupt or curtail receipts of Gas in accordance with the following:

(a)                                 First, Processor shall curtail all Interruptible Gas prior to curtailing Gas that is entitled to Firm Service.

(b)                                 Second, if additional curtailments are required beyond Section 7.4(a) above, Processor shall curtail Gas that is entitled to Firm Service.  In the event Processor curtails some, but not all such Gas on a particular Day, Processor shall allocate the capacity of the Processing Plant on a pro rata basis based upon the average of the Producer’s and the other Firm Service producers’ confirmed nominations for the previous fourteen (14) Day period (in respect of their Firm Service entitlements) prior to the event causing the curtailment.

Section 7.5                                   Arrangements After Redelivery.  It shall be Producer’s obligation to make any required arrangements with other parties for delivery of Producer’s Gas to the Receipt Points and removal of Residue Gas following delivery by Processor at the Delivery Points.

Section 7.6                                   Bypass Gas.  Subject always to Section 7.4, during any period when (i) all or any portion of the Processing Plant is shut down because of mechanical failure, Maintenance, operating conditions outside of the design parameters of the Processing Plant, or Force Majeure,

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(ii) Producer’s Gas Made Available for Delivery, together with Third Party Gas delivered to the Processing Plant, exceeds the capacity of the Processing Plant, or (iii) Processor determines reasonably and in good faith that the operation of all or any portion of the Processing Plant will cause injury or harm to Persons or property or to the integrity of the Processing Plant, Processor may, if the relevant Downstream Pipelines are willing to take unprocessed Gas, elect to bypass Producer’s Gas around the Processing Plant, in which case such Producer’s Gas shall be Bypass Gas in respect of which Processor’s obligations under Section 10.3 will not apply.

ARTICLE 8
PRESSURES AT RECEIPT POINTS AND DELIVERY POINTS

Section 8.1                                   Pressure at Receipt Points.  Producer shall deliver or shall cause to be delivered Producer’s Gas hereunder at a pressure sufficient to enter the Processing Plant at the Receipt Points at a pressure not less than 950 psig.  In the event that Producer’s Gas is delivered at the Receipt Points at a pressure less than 950 psig, Processor will operate the Processing Plant and process Producer’s Gas in each case to the extent commercially practicable and reasonable under the circumstances and taking into account the impact that such lower pressure may have on the operation of the Processing Plant, and Producer agrees to be responsible for, and to defend, indemnify, release, and hold Processor and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature resulting from such low pressure Gas.

Section 8.2                                   Pressure at Delivery Points.  Processor shall redeliver Producer’s Residue Gas within the pressure parameters required by the Downstream Pipelines; provided, however, Processor shall have no obligation to compress Residue Gas to a pressure exceeding 1,200 psig.

ARTICLE 9
NOMINATION AND BALANCING

Section 9.1                                   Processor Notifications.  On or before the fifth (5th) Day prior to the end of each Month, Processor shall provide written notice to Producer of Processor’s good faith estimate of any capacity allocations or curtailments for the Processing Plant, if any, that, based on then currently available information, Processor anticipates will be required or necessary during the next Month, including as a result of any Maintenance.  Processor shall use all reasonable efforts to provide 48 hours’ advance notice of any actual event requiring allocation or curtailment, including Maintenance.

Section 9.2                                   Nominations.  Scheduling of receipts and deliveries of gas between the Receipt Point and Delivery Points shall be in accordance with Processor’s reasonable nomination and scheduling procedures and the nomination and scheduling procedures and imbalance tolerance levels of the downstream transporters.  No later than two (2) Business Days prior to the end of each Month, Producer shall notify Processor of the quantity of gas in MMBtu Producer expects to make available and deliver at the Receipt Points and receive at the Delivery Points each Day of the following Month, including identification of each such Receipt Point and Delivery Point and the volumes of delivery at each Receipt Point and Delivery Point identified (the “Nomination”).  No later than five (5) Business Days prior to the end of each Month, Processor shall notify Producer of the estimated Fuel expected to be used at the Processing Plant

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for the following Month, expressed as a percentage of the MMBtus delivered at the Receipt Points (using the allocation methodology set forth in Section 6.2), after taking into consideration the anticipated operational efficiencies and operational mode of the Processing Plant.  Should Producer desire to change the Nomination during a Month, such change to the Nomination shall be in accordance with the nomination procedures of the Downstream Pipelines.  Residue Gas shall be delivered by Processor in accordance with confirmation by the Downstream Pipelines of the Nomination and/or changes to the Nomination.

Section 9.3                                   Balancing.  Processor will maintain records of any Daily and Monthly variances (“Imbalances”) between the volume of Dedicated Gas received at the Receipt Points and the volumes of Producer Residue Gas (after Lost and Unaccounted for Gas, Fuel and Plant Products allocated to Producer).  Producer shall make such changes in its Nominations as Processor may from time to time reasonably request to maintain Daily and Monthly balances or to correct an Imbalance.  Producer shall reimburse Processor for any cost, penalty, or fee arising from any Imbalance assessed against Processor by any Person receiving Producer Residue Gas downstream of the Delivery Points or Producer Plant Products downstream of the Plant Products Delivery Point, except to the extent such Imbalance was caused by Processor. Upon the termination of this Agreement or at such other time as the Parties agree the Parties shall cash out any cumulative Imbalance using the applicable Index Price for the prior Month.

ARTICLE 10
QUALITY

Section 10.1                            Receipt Point Gas Quality Specifications.  Gas delivered by Producer to the Receipt Points shall meet the following specifications (collectively, the “Gas Quality Specifications”):

(a)                                 The Gas shall not contain any of the following in excess of: one-quarter (1/4) grain of hydrogen sulfide per hundred (100) Cubic Feet; one (1) grain of total sulfur per hundred (100) Cubic Feet; two one-hundredths of one percent (0.02%) by volume of oxygen; or two percent (2%) by volume of nitrogen.

(b)                                 The total of all non-hydrocarbon gases shall not exceed three percent (3%) by volume.

(c)                                  The temperature of the Gas at the Receipt Point shall not be in excess of one hundred twenty (120) degrees Fahrenheit.

(d)                                 The Gas shall be free of solids, sand, salt, dust, gums, crude oil, and hydrocarbons in the liquid phase, and other objectionable substances which may be injurious to pipelines or which may interfere with the measurement, transmission or commercial utilization of said Gas.

Except for items (a) through (d) above, such Gas shall be of such quality as would, after processing (assuming the proper performance by Processor of its obligations under this Agreement) meet the most restrictive quality specifications required from time to time by the Downstream Pipelines, including as to water vapor content.

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Section 10.2                            Non-Conforming Gas.   If any Gas delivered by Producer fails at any time to conform to the Gas Quality Specifications, then Processor will have the right to immediately discontinue receipt of such non-conforming Gas so long as such Gas continues to be non-conforming.  Producer agrees to undertake commercially reasonable measures to eliminate the cause of such non-conformance.  If Producer fails to remedy such non-conformance, but such Gas conforms to all specifications other than hydrocarbon dew point and/or Gross Heating Value, then Processor agrees to (i) use commercially reasonable efforts to blend and commingle such Gas with other Gas in the Processing Plant so that it meets the applicable specifications and (ii) if such Gas cannot be brought into compliance with such blending, will continue to accept such Gas, such Gas will be Bypass Gas, and Processor shall redeliver such Bypass Gas to those Delivery Points at which the Downstream Pipelines will accept such non-conforming Gas as long as (A) no harm is done to the Processing Plant, (B) no harm is done to other customers of Processor or their Gas, and (C) other customers of Processor are not prevented from nominating Gas to their preferred Plant Delivery Point.  In the event that Processor takes receipt of non-conforming Gas, Producer agrees to be responsible for, and to defend, indemnify, release, and hold Processor and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature resulting from such non-conforming Gas.

Section 10.3                            Producer Residue Gas Quality Specifications.  Processor shall redeliver the Producer Residue Gas at the Delivery Points meeting the Gas Quality Specifications[, provided that Producer complies with its obligations in the proviso to Section 10.3 of the Gathering Agreement].

Section 10.4                            Greenhouse Gas Emissions.  Notwithstanding anything contained in this Agreement to the contrary, in the event there is an enactment of, or change in, any law after the Effective Date of this Agreement which, in Processor’s reasonable determination, results in (a) a Governmental Authority requiring Processor to hold or acquire emission allowances or their equivalent related to the carbon dioxide content or emissions or the greenhouse gas content or emissions attributable to Producer’s Gas and/or the gathering, or transportation of such Gas (collectively, “Producer’s GHG Emissions”) or (b) Processor incurring any costs or expenses attributable to Producer’s Gas, including any costs or expenses for disposal or treating of carbon dioxide attributable to such Gas, or any other additional economic burden being placed on Processor in connection with or related to Producer’s GHG Emissions, including any tax, assessment, or other cost or expense (collectively, “Emissions Charges”), then (i) Producer will use reasonable efforts to provide any required emissions allowances or their equivalent to Processor in a timely manner (and shall indemnify and hold harmless Processor from against any Losses, including any expenses incurred by Processor in acquiring such allowances in the marketplace, arising out of Producer’s failure to so provide such allowances) and (ii) Producer shall be fully responsible for such Emissions Charges and shall reimburse Processor for any Emissions Charges paid by Processor within ten (10) Days of receipt of Processor’s invoice.

ARTICLE 11
MEASUREMENT EQUIPMENT AND PROCEDURES

Section 11.1                            Equipment.  Processor shall install, own, operate, and maintain Measurement Facilities to measure Gas at all Plant Receipt Points downstream of any slug

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catcher and, provided Producer bears the cost of the same, shall ensure that each Downstream Pipeline installs, owns, operates, and maintains Measurement Facilities at the Plant Delivery Points.  Measurement Facilities at the Plant Receipt Points shall meet current industry standards for custody transfer measurement.  Producer shall have the right to install check Measurement Facilities at each Receipt Point, including the right to install check measurement equipment on Processor’s meter tubes and orifice unions.

Section 11.2                            Gas Measurement Standards.  The following standards shall apply to the measurement of Gas hereunder:

(a)                                 Where measurement is by orifice meter, all fundamental constants, observations, records, and procedures involved in the determination and/or verification of the quantity and other characteristics of the Gas delivered hereunder shall be in accordance with the standards prescribed in the latest edition of A.G.A. Report No. 3 (ANSI/API 2530) “Orifice Metering of Natural Gas” with any revisions, amendments or supplements as may be mutually acceptable to the Parties.

(b)                                 Where measurement is by ultrasonic meter, all fundamental constants, observations, records, and procedures involved in the determination and/or verification of the quantity and other characteristics of the Gas delivered hereunder shall be in accordance with the standards prescribed in the latest edition of A.G.A. Report No. 9 “Measurement of Gas by Multi Path Ultrasonic Meters” with any revisions, amendments or supplements as may be mutually acceptable to the Parties.

(c)                                  The changing and integration of the charts (if utilized for measurement purposes hereunder) and calibrating and adjusting of meters shall be performed by Processor.

Section 11.3                            Gas Measurement.

(a)                                 The unit of volume for measurement of Gas delivered hereunder shall be one Mcf at a base temperature of 60 degrees Fahrenheit and at an absolute pressure of 14.73 psia and without adjustment for water vapor content.  It is agreed that for the purposes of measurement and computations hereunder, (a) the atmospheric pressure shall be based on the atmospheric pressure determined and used by Downstream Pipelines at the Delivery Points regardless of the atmospheric pressure at which the Gas is measured and (b) all measurements and testing performed hereunder shall all be made by Processor in accordance with applicable rules, regulations, and orders.

(b)                                 Processor’s Measurement Facilities at the Plant Receipt Points shall be continuous samplers or gas chromatographs, as Processor shall in its discretion determine, subject to the minimum requirements set forth in the following sentence.  Measurement at the Plant Receipt Points shall be done using continuous samplers (for Measurement Facilities metering less than twenty thousand (20,000) Mcf per Day) and online gas chromatographs (for Measurement Facilities metering twenty thousand (20,000) Mcf or more per Day).  Measurement at the Plant Delivery Points shall be done using continuous samplers (for Measurement Facilities metering less than twenty thousand (20,000) Mcf per Day) and online gas chromatographs (for Measurement Facilities metering twenty thousand (20,000) Mcf or more per Day).  Processor

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shall procure or cause to be procured a sample of Gas at each Plant Delivery Point and analyze the samples by chromatographic analysis to determine the component content (mole percent), specific gravity, and the Thermal Content thereof.  These determinations shall be made utilizing the following standards: (i) Gas Processors Association Obtaining Natural Gas Samples for Analysis by Gas, Publication No. 2166 as amended or supplemented from time to time and (ii) Gas Processors Association Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography, Publication No. 2161 as amended or supplemented from time to time, or (iii) any other tests that are mutually agreed by Producer and Processor.

(c)                                  The specific gravity of Gas shall be measured by a standard gravity balance in accordance with the provisions of the Natural Gas Processors Association Publication No. 3130, entitled “Standard Method for Determining the Specific Gravity of Gas”, or by a gravitometer employing the “Momentum Method” as described in Chapter VII, “Determination of Specific Gravity”, of the American Gas Association Gas Measurement Manual, 1963, in each case, as such may be amended from time to time.  The specific gravity will be determined and calculated to the nearest one-thousandth (0.001).

(d)                                 The temperature of Gas shall be determined by means of a recording thermometer recording the temperature of such Gas flowing through each measurement meter.  The average temperature to the nearest one degree (1º) Fahrenheit, obtained while Gas is being delivered, will be the applicable flowing Gas temperature for the period under consideration.

(e)                                  The deviation of the Gas from the thermodynamic laws applying to perfect gases shall be determined in accordance with the A.G.A. Par Research Project NX-19 Report “Manual for the Determination of Supercompressibilty Factors for Natural Gas”, Reprinted 1976, if the composition of the Gas is such to render this procedure applicable.

(f)                                   Physical constants required for making calculations hereunder shall be taken from the Gas Processors Association Table of Physical Properties for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry, Publication No. 2145 as amended or supplemented from time to time.  Physical constants for the hexanes and heavier hydrocarbons portion of hydrocarbon mixtures shall be assumed to be the same as the physical constants for hexane.

Section 11.4                            Notice of Measurement Facilities Inspection and Calibration.  Each Party shall give reasonable notice to the other Party in order that the other Party may, at its option, have representatives present to observe any reading, inspecting, testing, calibrating or adjusting of Measurement Facilities used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement.  The official electronic data from such Measurement Facilities shall remain the property of the Measurement Facilities’ owner, but copies of such records shall, upon written request, be submitted, together with calculations and flow computer configurations therefrom, to the requesting Party for inspection and verification.

Section 11.5                            Measurement Accuracy Verification.

(a)                                 Each Party shall verify the accuracy of all Measurement Facilities owned by such Party at intervals based upon the following schedule:

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(i)                                     semi-annually for Gas Measurement Facilities metering less than one thousand (1,000) Mcf per Day;

(ii)                                  quarterly for Gas Measurement Facilities metering between one thousand (1,000) and five thousand (5,000) Mcf per Day; and

(iii)                               monthly for Gas Measurement Facilities metering more than five thousand (5,000) Mcf per Day.

Neither Party shall be required to cause adjustment or calibration of such equipment more frequently than once per Month, unless a special test is requested pursuant to Section 11.6.

(b)                                 If, during any test of the Measuring Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated flow rate through each meter run in excess of one percent (1%) of the adjusted flow rate (whether positive or negative and using the adjusted flow rate as the percent error equation denominator), then any previous recordings of such equipment shall be corrected to zero error for any period during which the error existed (and which is either known definitely or agreed to by the Parties) and the total flow for the period redetermined in accordance with the provisions of Section 11.7.  If the period of error condition cannot be determined or agreed upon between the Parties, such correction shall be made over a period extending over the last one half of the time elapsed since the date of the prior test revealing the one percent (1%) error.

(c)                                  If, during any test of any Measurement Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed one percent (1%) of the adjusted flow rate, all prior recordings and electronic flow computer data shall be considered to be accurate for quantity determination purpose.

Section 11.6                            Special Tests.  In the event a Party desires a special test (a test not scheduled by a Party under the provisions of Section 11.5) of any Measurement Facilities, seventy-two (72) hours advance notice shall be given to the other Party and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment.  If the Measurement Facilities tested are found to be within the range of accuracy set forth in Section 11.5(b), then the Party that requested the test shall pay the costs of such special test including any labor and transportation costs pertaining thereto.  If the Measurement Facilities tested are found to be outside the range of accuracy set forth in Section 11.5(b), then the Party that owns such Measurement Facilities shall pay such costs and perform the corrections according to Section 11.7.

Section 11.7                            Metered Flow Rates in Error.  If, for any reason, any Measurement Facilities are (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated flow rate through each meter run is found to be in error by an amount of the magnitude described in Section 11.5, the total quantity of Gas delivered shall be determined in accordance with the first of the following methods which is feasible:

(a)                                 using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as provided for in Section 11.5);

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(b)                                 Where multiple meter runs exist in series, by calculation using the registration of such meter run equipment; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;

(c)                                  By correcting the error by re-reading of the official charts, or by straightforward application of a correcting factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)                                 By estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

Section 11.8                            Record Retention.  The Party owning the Measurement Facilities shall retain and preserve all test data, charts, and similar records for any calendar year for a period of at least twenty-four (24) Months following the end of such calendar year unless applicable law or regulation requires a longer time period or the Party has received written notification of a dispute involving such records, in which case records shall be retained until the related issue is resolved.

Section 11.9                            Access.

(a)                                 Processor shall contract with eLynx Technologies or a provider of comparable services reasonably satisfactory to Producer (the “Monitoring Services Provider”) for remote monitoring of Gas Measurement Facilities, including monitoring of measurement data on an hourly (or more frequent) basis for flow rate, meter pressures, meter temperature, orifice diameter, Gross Heating Value, and composition for importation into PRAMS Plus production software or comparable production software (“Remote Monitoring Data”).

(b)                                 Processor shall (i) provide the Monitoring Services Provider access to all of Processor’s radio and telephone infrastructure to access and gather all Remote Monitoring Data and (ii) cause the Monitoring Services Provider to allow Producer to view and access all Remote Monitoring Data on the Monitoring Service Provider’s system, including the ability to poll for Remote Monitoring Data through the Monitoring Services Provider’s system.

(c)                                  Processor shall provide Producer 120 Days’ notice of any termination by Processor of its contract with any Monitoring Services Provider.

ARTICLE 12
NOTICES

Section 12.1                            Notices.  Unless otherwise provided herein, any notice, request, invoice, statement, or demand which either Party desires to serve upon the other regarding this Agreement shall be made in writing and shall be considered as delivered (i) when hand delivered, or (ii) when delivery is confirmed by pre-paid delivery service (such as FedEx, UPS, DHL or a similar delivery service), or (iii) if mailed by United States certified mail, postage prepaid, three (3) Business Days after mailing, or (iv) if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party, or (v) when sent via email; provided, if sent by email after normal business hours or if receipt of a facsimile transmission is confirmed after normal business hours, receipt shall be deemed to be the next Business Day.

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Notwithstanding the foregoing, if a Party desires to serve upon the other a notice of default under this Agreement, the delivery of such notice shall be considered effective under this Section 12.1 only if delivered by any method set forth in items (i) through (iv) above.  Any notice shall be given to the other Party at the following address, or to such other address as either Party shall designate by written notice to the other:

Producer:                                                                                            ANTERO RESOURCES CORPORATION
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

With copy to:                                                                     For gas control, nominations & balancing:
Manager of Gas Marketing
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

Processor:                                                                                         ANTERO RESOURCES MIDSTREAM LLC
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

With copy to:                                                                      For gas control, nominations & balancing:
Manager of Gas Marketing
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

ARTICLE 13
PAYMENTS

Section 13.1                            Invoices.  Not later than the tenth (10th) Day following the end of each Month, Processor shall provide Producer with a detailed statement setting forth:

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(a)                                 the volume and Thermal Content of Gas received by Processor at the Plant Receipt Points in such Month, the volume and Thermal Content of Residue Gas delivered at the Plant Delivery Points in such Month, the quantity of Gas and the cost of electricity used as Fuel in such Month, the volume and Thermal Content of Lost and Unaccounted For Gas for such Month, and the volume and Thermal Content of Plant Products delivered to the Plant Products Delivery Point in such Month;

(b)                                 the volume and Thermal Content of Producer Gas received by Processor at the Receipt Points in such Month, the volume and Thermal Content of Producer Residue Gas delivered to the Delivery Points in such Month, the quantity of Gas and the cost of electricity used as Fuel and allocated to Producer in such Month, the volume and Thermal Content of Lost and Unaccounted For Gas for such Month allocated to Producer in accordance with this Agreement, and the volume and Thermal Content of Producer Plant Products delivered to the Plant Products Delivery Point in such Month;

(c)                                  the Processing Fee, [the Fractionation Fee], [the Delivery Fee] and [the Marketing Fee] with respect to such Month; and

(d)                                 relevant measurement summaries and the amount of any Imbalances and all relevant supporting documentation, to the extent available on such tenth (10th) Day (with Processor being obligated to deliver any such supporting documentation that is not available on such tenth (10th) Day as soon as it becomes available).

Producer shall make payment to Processor by the last Business Day of the Month in which such invoice is received.  Such payment shall be made by wire transfer pursuant to wire transfer instructions delivered by Processor to Producer in writing from time to time.  If any overcharge or undercharge in any form whatsoever shall at any time be found and the invoice therefor has been paid, Processor shall refund any amount of overcharge, and Producer shall pay any amount of undercharge, within thirty (30) Days after final determination thereof, provided, however, that no retroactive adjustment will be made beyond a period of twenty-four (24) Months from the date of a statement hereunder.

[Processor shall be entitled to set off any Net Sales Price owed by Processor to Producer from time to time under Section 3.5(a) against any amount owing by Producer to Processor under this Agreement, the Gathering Agreement and/or the Water Services Agreement from time to time, such that only the net amount shall be payable.]

Section 13.2                            Right to Suspend on Failure to Pay.  If any undisputed amount due hereunder remains unpaid for sixty (60) Days after the due date, Processor shall have the right to suspend or discontinue Services hereunder until any such past due amount is paid.

Section 13.3                            Audit Rights.  Either Party, on not less than thirty (30) Days prior written notice to the other Party, shall have the right at its expense, at reasonable times during normal business hours, but in no event more than twice in any period of twelve (12) consecutive Months, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, payment made under, or obligation or right pursuant to this Agreement.  The scope of any audit shall be limited to transactions affecting Dedicated Gas hereunder and shall be limited to the twenty-four (24) Month period

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immediately prior to the Month in which the notice requesting an audit was given.  All statements, allocations, measurements, computations, charges, or payments made in any period prior to the twenty-four (24) Month period immediately prior to the Month in which the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes.

Section 13.4                            Payment Disputes.  In the event of any dispute with respect to any payment hereunder, Producer shall make timely payment of all undisputed amounts, and Processor and Producer will use good faith efforts to resolve the disputed amounts within sixty (60) Days following the original due date.  Any amounts subsequently resolved shall be due and payable within ten (10) Days of such resolution.

Section 13.5                            Interest on Late Payments.  In the event that Producer shall fail to make timely payment of any sums, except those contested in good faith or those in a good faith dispute, when due under this Agreement, interest will accrue at an annual rate equal to ten percent (10%) from the date payment is due until the date payment is made.

Section 13.6                            Credit Assurance.  Processor shall apply consistent evaluation practices to all similarly situated producers to determine Producer’s financial ability to perform its payment obligations under this Agreement.

(a)                                 If Processor has reasonable grounds for insecurity regarding the performance of any obligation by Producer under this Agreement (whether or not then due), Processor may demand Adequate Assurance of Performance from Producer, which Adequate Assurance of Performance shall be provided to Processor within five (5) Days after written request.  If Producer fails to provide such Adequate Assurance of Performance within such time, then Processor may suspend its performance under this Agreement until such Adequate Assurance of Performance is provided.  However, any action by Processor shall not relieve Producer of its payment obligations.  The exercise by Processor of any right under this Section 13.6 shall be without prejudice to any claims for damages or any other right under this Agreement.  As used herein, “Adequate Assurance of Performance” means any of the following, in Processor’s reasonable discretion:

(i)                                     an irrevocable standby letter of credit in an amount not to exceed an amount that is equal to sixty (60) Days of Producer’s payment obligations hereunder from a financial institution rated at least A- by S&P or at least A3 by Moody’s in a form and substance satisfactory to Processor;

(ii)                                  cash collateral in an amount not to exceed an amount that is equal to sixty (60) Days of Producer’s payment obligations hereunder to be deposited in an escrow account as designated by Processor; Processor is hereby granted a security interest in and right of set-off against all cash collateral, which is or may hereafter be delivered or otherwise transferred to such escrow account in connection with this Agreement; or

(iii)                               a guaranty in an amount not to exceed an amount that is equal to sixty (60) Days of Producer’s payment obligations hereunder reasonably acceptable to Processor.

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(b)                                 The term of any security provided under this Section 13.6 shall be as reasonably determined by Processor, but it shall never exceed sixty (60) Days, after which the security shall terminate (or in the case of cash collateral, be immediately returned by Processor to Producer without further action by either Party).  Nothing shall prohibit Processor, however, from requesting additional Adequate Assurance of Performance following the end of any such term, so long as the conditions triggering such a request under this Section 13.6 exist.

(c)                                  Should Producer fail to provide Adequate Assurance of Performance within five (5) Days after receipt of written demand for such assurance (which shall include reasonable particulars for the demand and documentation supporting the calculation of such amount demanded), then Processor shall have the right (notwithstanding any other provision of this Agreement) to suspend performance under this Agreement until such time as Producer furnishes Adequate Assurance of Performance.

Section 13.7                            Excused Performance.  Processor will not be required to perform or continue to perform the Services hereunder, and Producer shall not be obligated to deliver Dedicated Gas to the Processing Plant (or make any payments required under Section 5.1(d)) in the event:

(a)                                 the other Party has voluntarily filed for bankruptcy protection under any chapter of the United States Bankruptcy Code;

(b)                                 the other Party is the subject of an involuntary petition of bankruptcy under any chapter of the United States Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within ninety (90) Days of such filing; or

(c)                                  the other Party otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced.

ARTICLE 14
FORCE MAJEURE

Section 14.1                            Suspension of Obligations.  In the event a Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payments then or thereafter due hereunder, and such Party promptly gives notice and reasonably full particulars of such Force Majeure in writing to the other Party promptly after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as reasonably possible be remedied with all reasonable dispatch by the Party claiming Force Majeure.

Section 14.2                            Definition of Force Majeure.  The term “Force Majeure” as used in this Agreement shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, strikes, lockouts or other industrial disturbances,

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acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accident to wells, machinery, equipment or lines of pipe, the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe, inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies, or government authorizations, any action or restraint by any Governmental Authority (so long as the Party claiming suspension has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with applicable laws, rules, regulations, or orders), [and, in the case of either party as the claiming party, any failure by the other party to perform any obligation on such other party under the Gathering Agreement,] and, in the case of Processor as the claiming party, any breach of any representation or warranty of Producer or any failure by Producer to perform any obligation of Producer under that certain Contribution Agreement dated [                   ], 2013, by and between Producer and Processor.

Section 14.3                            Settlement of Strikes and Lockouts.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the Party having the difficulty.

Section 14.4                            Payments for Gas Delivered.  Notwithstanding the foregoing, it is specifically understood and agreed by the Parties that an event of Force Majeure will in no way affect or terminate Producer’s obligation to make payment for quantities of Producer Residue Gas and Producer Plant Products delivered prior to such event of Force Majeure.

ARTICLE 15
INDEMNIFICATION

Section 15.1                            Processor.  Subject to the terms of this Agreement, including Section 18.8, Processor shall release, indemnify, defend, and hold harmless Producer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Processor and (ii) any breach of this agreement by Processor.

Section 15.2                            Producer.  Subject to the terms of this Agreement, including Section 18.8, Producer shall release, indemnify, defend, and hold harmless Processor and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Producer and (ii) any breach of this agreement by Producer.

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ARTICLE 16
CUSTODY AND TITLE

Section 16.1                            Custody.  As between the Parties, Producer shall be in custody, control and possession of (i) Producer Gas until such Gas is delivered to the Receipt Points, (ii) Producer Residue Gas after it is delivered to Producer at the Delivery Points, and (iii) Producer Plant Products after they are delivered to Producer at the Plant Products Delivery Point.  As among the Parties, Processor shall be in custody, control and possession of all Gas, Residue Gas and Plant Products in the Processing Plant at all other times. The Party having custody and control of Gas, Residue Gas and Plant Products under the terms of this Agreement shall be responsible for, and shall defend, indemnify, release and hold the other Party and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature for anything that may happen or arise with respect to such Gas, Residue Gas or Plant Products when such Gas, Residue Gas or Plant Products are in its custody and control, including losses resulting from any negligent acts or omissions of any indemnified party, but excluding any losses to the extent caused by or arising out of the negligence, gross negligence, or willful misconduct of the indemnified party.

Section 16.2                            Producer Warranty.  Producer represents and warrants that it owns, or has the right to deliver to the Processor in accordance with this Agreement, all Producer Gas delivered under this Agreement, free and clear of all liens, encumbrances and adverse claims.  If the title to Gas delivered by Producer hereunder is disputed or is involved in any legal action, Processor shall have the right to withhold payment (with interest at the prime rate as published in the Wall Street Journal, under “Money Rates”), or cease receiving such Gas, to the extent of the interest disputed or involved in legal action, during the pendency of the action or until title is freed from the dispute, or until Producer furnishes, or causes to be furnished, indemnification to save Processor harmless from all claims arising out of the dispute or action, with surety acceptable to Processor.  Producer hereby indemnifies Processor against and holds Processor harmless from any and all claims and losses arising out of or related to any breach of the foregoing representation and warranty.

Section 16.3                            Title.  Other than as set forth in this Section 16.3, title to all Producer Gas delivered under this Agreement, including all constituents thereof, shall remain with and in Producer or its customers at all times; provided, however, title to Fuel and Lost and Unaccounted For Gas shall pass from Producer or its customer to Processor immediately downstream of the Receipt Points.  Title to Producer Plant Products shall pass from Producer to Processor[, and title to Fractionated Products exchanged for Producer Plant Products in accordance with Section 3.5 shall pass from Processor to Producer, in each case] at the Plant Products Delivery Point. [Title to the Fractionated Products shall remain with Producer until completion of the sale to the relevant customer of Producer.] Although Producer shall retain title to Producer Gas as provided in this Section 16.3, Producer Gas shall constitute part of the supply of Gas from all sources to the Processing Plant and, as such, Processor shall have the right to commingle Producer Gas with Third Party Gas. Producer recognizes that no segregated facilities are provided by Processor hereunder.

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ARTICLE 17
TAXES; ROYALTIES

Section 17.1                            Taxes.  Producer shall pay or cause to be paid and agrees to hold Processor harmless as to the payment of all excise, gross production, severance, sales, occupation and all other Taxes, charges or impositions of every kind and character required by statute or by order of Governmental Authorities and levied against or with respect to Producer Gas, Producer Residue Gas, Producer Plant Products or the Services provided under this Agreement.  Processor shall not become liable for such Taxes, unless designated to remit those Taxes on behalf of Producer by any duly constituted jurisdictional agency having authority to impose such obligations on Processor, in which event the amount of such Taxes remitted on Producer’s behalf shall be (i) reimbursed by Producer upon receipt of invoice, with corresponding documentation from Processor setting forth such payments, or (ii) deducted from amounts otherwise due Processor under this Agreement.  Processor shall pay or cause to be paid all Taxes, charges and assessments of every kind and character required by statute or by order of Governmental Authorities with respect to the Processing Plant.  Neither Party shall be responsible nor liable for any Taxes or other statutory charges levied or assessed against the facilities of the other Party, including ad valorem tax (however assessed), used for the purpose of carrying out the provisions of this Agreement or against the net worth or capital stock of such Party.

Section 17.2                            Royalties.  As between the Parties, Producer shall have the sole and exclusive obligation and liability for the payment of all Persons due any proceeds derived from Producer Gas, Producer Residue Gas or Producer Plant Products delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds.  In no event will Processor have any obligation to those Persons due any of those proceeds of production attributable to any such Producer Gas, Producer Residue Gas or Producer Plant Products delivered under this Agreement.

ARTICLE 18
MISCELLANEOUS

Section 18.1                            Rights.  The failure of either Party to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

Section 18.2                            Applicable Laws.  This Agreement is subject to all valid present and future laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the facilities utilized under this Agreement.

Section 18.3                            Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

(b)                                 The Parties agree that the appropriate, exclusive and convenient forum for any disputes between the Parties arising out of this Agreement or the transactions contemplated

31

hereby shall be in any state or federal court in City and County of Denver, Colorado, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.

Section 18.4                            Successors and Assigns.

(a)                                 This Agreement shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  Except as set forth in Section 18.4(b) and Section 18.4(c), neither Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement without the prior written consent of the other Party (which such consent shall not be unreasonably withheld, conditioned or delayed), and any assignment or attempted assignment made otherwise than in accordance with this Section 18.4 shall be null and void ab initio.

(b)                                 Notwithstanding the foregoing clause (a), Processor may perform all services under this Agreement itself using its own gathering, compression, and other facilities and/or perform any or all such services through third parties, in which case references herein to the Processing Plant shall be deemed to be references to such facilities of the relevant third party.

(c)                                  Notwithstanding the foregoing clause (a):

(i)                                     Processor shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Producer if such assignment is made to any Person to which the Processing Plant or any part thereof has been or will be transferred that assumes in writing all of Processor’s obligations hereunder (if applicable, to the extent that part of the Processing Plant being transferred to such Person) and is (A) an Affiliate of Processor or (B) a Person to which the Processing Plant has been or will be transferred who (1) hires (or retains, as applicable) operating personnel who are then operating the Processing Plant (or has similarly experienced operating personnel itself), (2) has operated for at least two (2) years prior to such assignment facilities similar to the Processing Plant, or (3) contracts for the operation of the Processing Plant with another Person that satisfies either of the foregoing conditions (1) or (2) in this clause (B), provided in the case of an assignment pursuant to this clause (B), the assignee has creditworthiness as reasonably determined by Producer that is equal to the higher of Processor’s creditworthiness as of the Effective Date and Processor’s creditworthiness as of the date of the assignment.

(ii)                                  Processor shall have the right to grant a security interest in this Agreement to a lender or other debt provider (or trustee or agent on behalf of such lender) of Processor.

(iii)                               Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Processor, to any Person to which it sells, assigns, or otherwise transfers all or any portion of the Dedicated Properties and (A) who assumes in writing all of Producer’s obligations hereunder (if

32

applicable, to the extent of the Dedicated Properties being transferred to such Person) and (B) whose credit rating is equal to or greater than the greater of Producer’s credit rating as of the Effective Date and Producer’s credit rating as of the date of the assignment.

(d)                                 Upon an assignment by Processor in accordance with Section 18.4(c)(i)(B) Processor shall be released from its obligations under this Agreement to the extent of such assignment.  Upon an assignment by Producer in accordance with Section 18.4(c)(ii), Producer shall be released from its obligations under this Agreement to the extent of such assignment.

Section 18.5                            Severability.  If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, then (i) such provision shall be deemed inoperative to the extent it is deemed void or unenforceable, (ii) the Parties agree to enter into such amendments to this Agreement in order to give effect, to the greatest extent legally possible, to the provision that is determined to be void or unenforceable and (iii) the other provisions of this Agreement in all other respects shall remain in full force and effect and binding and enforceable to the maximum extent permitted by law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, negotiate to revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification.

Section 18.6                            Confidentiality.

(a)                                 Confidentiality.  Except as otherwise provided in this Section 18.6, each Party agrees that it shall maintain all terms and conditions of this Agreement, and all information disclosed to it by the other Party or obtained by it in the performance of this Agreement and relating to the other Party’s business (including all data relating to the production of Producer, including well data, production volumes, volumes gathered, transported, or compressed, and gas quality) (collectively, “Confidential Information”) in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or its existence or any provisions contained herein without the express written consent of the other Party.

(b)                                 Permitted Disclosures.  Notwithstanding Section 18.6(a), disclosures of any Confidential Information may be made by either Party (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent to which a Party is required to disclose all or part of this Agreement by a statute or by the order or rule of a Governmental Authority exercising jurisdiction over the subject matter hereof, by order, by regulations, or by other compulsory process (including deposition, subpoena, interrogatory, or request for production of documents); (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third person in connection with a proposed sale or other transfer of a Party’s interest in this Agreement, provided such third person agrees in writing to be bound by the terms of this Section 18.6; (v) to its own directors, officers, employees, agents and representatives; (vi) to an Affiliate; (vii) to financial advisors, attorneys, and banks, provided that such Persons are subject to a confidentiality undertaking consistent with this Section 18.6(b), or (viii) except for information disclosed pursuant to Article 3 of this Agreement, to a royalty, overriding royalty, net profits or similar owner burdening Dedicated Gas, provided such royalty, overriding royalty, net profits or similar owner, agrees in writing to be bound by the terms of this Section 18.6.

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(c)                                  Notification.  If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement authorized by Section 18.6(b)(ii) or (iii), it shall so notify in writing the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available.

(d)                                 Party Responsibility.  Each Party shall be deemed solely responsible and liable for the actions of its directors, officers, employees, agents, representatives and Affiliates for maintaining the confidentiality commitments of this Section 18.6.

(e)                                  Public Announcements.  The Parties agree that prior to making any public announcement or statement with respect to this Agreement or the transaction represented herein permitted under this Section 18.6, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement prior to the intended release date of such announcement.  The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party to the text of a public announcement or statement.  Nothing contained in this Section 18.6 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to this Agreement or the transaction represented herein to any Governmental Authority to the extent required by applicable law or necessary to comply with disclosure requirements of the Securities and Exchange Commission, New York Stock Exchange, or any other regulated stock exchange.

(f)                                   Survival.  The provisions of this Section 18.6 shall survive any expiration or termination of this Agreement; provided that other than with respect to information disclosed pursuant to Article 3, as to which such provisions shall survive indefinitely, such provisions shall survive only a period of one (1) year.

Section 18.7                            Entire Agreement, Amendments and Waiver.  This Agreement, including all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter.  This Agreement may not be amended or modified in any manner except by a written document signed by the Parties that expressly amends this Agreement.  No waiver by either Party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided.  No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

Section 18.8                            Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT

34

LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY DAMAGE CLAIM ASSERTED BY OR AWARDED TO A THIRD PARTY FOR WHICH A PARTY WOULD OTHERWISE BE LIABLE UNDER ANY INDEMNIFICATION PROVISION SET FORTH HEREIN.

Section 18.9                            Headings.  The headings and captions in this Agreement have been inserted for convenience of reference only and shall not define or limit any of the terms and provisions hereof.

Section 18.10                     Rights and Remedies.  Except as otherwise provided in this Agreement, each Party reserves to itself all rights, counterclaims, other remedies and defenses that such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

Section 18.11                     No Partnership.  Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust, fiduciary or partnership duty, obligation or liability on or with regard to either Party.

Section 18.12                     Rules of Construction.  In construing this Agreement, the following principles shall be followed:

(a)                                 no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b)                                 examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c)                                  the word “includes” and its syntactical variants mean “includes, but is not limited to,” “includes without limitation” and corresponding syntactical variant expressions;

(d)                                 the plural shall be deemed to include the singular and vice versa, as applicable; and

(e)                                  references to Section shall be references to Sections of this Agreement.

Section 18.13                     No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever or whatsoever, it being the intention of the Parties that no third Person shall be deemed a third party beneficiary of this Agreement.

Section 18.14                     Further Assurances.  Each Party shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement.

35

Section 18.15                     Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.

Section 18.16                     Memorandum of Agreement.  Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a “short form” memorandum of this Agreement in the form of Exhibit C attached hereto (as modified, including by the addition of any required property descriptions, required by local law and practice to put such Memorandum of record and put third parties on notice of this Agreement), which shall be placed of record in each state and county in which the Dedicated Properties are located.

36

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

1

EXHIBIT A

DELIVERY POINTS

[to be attached]

EXHIBIT A - Page 1

EXHIBIT B

CONFLICTING DEDICATIONS

[                                          ]

EXHIBIT B - Page 1

EXHIBIT C

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF PROCESSING AGREEMENT (this “Memorandum”) is entered into effective [                 ], 2013 (the “Effective Date”), by and between ANTERO RESOURCES CORPORATION (“Producer”), with an address of 1625 17th Street, Denver, Colorado 80202, and ANTERO RESOURCES MIDSTREAM LLC (“Processor”), with an address of 1625 17th Street, Denver, Colorado 80202.

WHEREAS, Producer and Processor entered into that certain Gas Processing Agreement effective [                 ] 2013 (the “Agreement”), pursuant to which Processor will provide certain gas processing and other services as therein set forth;

WHEREAS, any capitalized term used, but not defined, in this Memorandum shall have the meaning ascribed to such term in the Agreement; and

WHEREAS, the Parties desire to file this Memorandum of record in the real property records of [counties/states], to give notice of the existence of the Agreement and certain provisions contained therein;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Notice.  Notice is hereby given of the existence of the Agreement and all of its terms, covenants and conditions to the same extent as if the Agreement was fully set forth herein.  Certain provisions of the Agreement are summarized in Sections 2 through 3 below.

2.             Dedication.  Subject to the exceptions, exclusions, and reservations set forth in the Agreement and the other terms and conditions of the Agreement, (a) Producer has exclusively dedicated and committed to deliver to Processor, as and when produced, all Gas produced on or after the date of the Agreement that is attributable to the Oil and Gas Interests set forth in the Schedule hereto, or pooled, unitized or communitized therewith (the “Dedicated Properties”), together with all Gas attributable to third parties that is produced from a well located on the Dedicated Properties, which Gas Producer has the right to control and deliver for processing (“Dedicated Gas”), for processing at the Processing Plant under the Agreement, and (b) Producer agrees not to deliver any Dedicated Gas to any other processing facility (the foregoing dedication and commitment being herein referred to as the “Dedication”).

3.             Covenant Running with the Land.  So long as the Agreement is in effect, the Dedication shall be a covenant running with the land and, subject to the exceptions and reservations set forth in the Agreement, (a) in the event Producer sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Dedicated Properties, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state, and (b) in the event Processor sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in the Processing Plant, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.

4.             No Amendment to Agreement.  This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the Day first above written.

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

Schedule — Oil and Gas Interests

[                             ]

Acknowledgements

STATE OF COLORADO	§
§
CITY AND COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the             Day of               , 2013, by [                      ], [                      ] of Antero Resources Midstream LLC, a Delaware limited liability company, on behalf of said entity.

Notary Public in and for

Printed or Typed Name of Notary

STATE OF COLORADO	§
§
CITY AND COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the             Day of              , 2013, by [                      ], [                      ] of Antero Resources Corporation, a Delaware corporation, on behalf of said entity.

Notary Public in and for

Printed or Typed Name of Notary

EXHIBIT D

EXCLUDED WELLS

EXHIBIT E

DEDICATION AREA

EXHIBIT E

FORM OF WATER SERVICES AGREEMENT

[attached]

WATER SERVICES AGREEMENT

BY AND BETWEEN

ANTERO RESOURCES CORPORATION

AND

ANTERO RESOURCES MIDSTREAM LLC

DATED AS OF

[                          ]

i

ii

Section 17.15	Counterpart Execution	31

Exhibit A	Initial Service Area
Exhibit B	Initial Water Facilities
Exhibit C	Take Points
Exhibit D	Initial Development Plan
Exhibit E	Initial Water Facilities Plan
Exhibit F	Form of Connection Notice
Exhibit G	Deemed Connection Notices
Exhibit H	Cost of Service Fee

iii

WATER SERVICES AGREEMENT

This Water Services Agreement (this “Agreement”), dated as of [                       ] (the “Effective Date”), is by and between ANTERO RESOURCES CORPORATION, a Delaware corporation (“Producer”), and ANTERO RESOURCES MIDSTREAM LLC, a Delaware limited liability company (“Midstream”).  Producer and Midstream may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.                                    Producer owns Oil and Gas Interests and intends to drill and complete Wells for the production of Hydrocarbons in the Initial Service Area and may from time to time own Oil and Gas Interests and may drill and complete Wells for the production of Hydrocarbons in other areas.

B.                                    Producer requires supplies of Water in its areas of operation for hydraulic fracturing operations and other purposes and has the right to take Water from various rivers and other Water sources to use for such purposes in its operations in the Initial Service Area and may from time to time have rights to take Water from other sources for such operations and operations in other areas.

C.                                    Midstream has acquired the Water Facilities, which Producer has been using to take Water from its Water sources and to make available such Water in its areas of operation in the Initial Service Area, including certain related assets, from Producer.  Midstream anticipates the expansion of the Water Facilities to make available Water to additional locations in the Initial Service Area and other areas.

D.                                    Producer desires to contract with Midstream to provide the Services utilizing the Water Facilities in the Service Area, and Midstream desires to provide the Services to Producer, in each case in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used, but not otherwise defined, in this Agreement shall have the respective meanings given to such terms set forth below:

Adequate Assurance of Performance.  As defined in Section 13.6(a).

Affiliate.  Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.  Affiliated shall have the correlative meaning.  The term “control” (including its derivatives and similar terms) shall mean possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.  Notwithstanding the foregoing, any Person shall be deemed to control any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, or if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

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Agreement.  As defined in the preamble hereof.

Applicable Law.  Any applicable law, statute, regulation, rule, code, administrative order or enforcement action (whether national, local, municipal, territorial, provincial, or federal) of any Governmental Authority to the extent they apply to the Services or the Parties.

Barrel.  Forty-two Gallons.

Business Day.  Any calendar Day that commercial banks in New York City are open for business.

Completion Deadline.  As defined in Section 3.4(b).

Connection Notice.  As defined in Section 3.4(b).

Confidential Information.  As defined in Section 18.6(a).

Contract Year.  Each of (i) the period from the Effective Date to the last Day of the Month in which the first anniversary of the Effective Date occurs and (ii) each period of twelve (12) Months thereafter.

Cost of Service Fee.  As defined in Section 5.1(c).

CPI.  As defined in Section 5.1(b).

CS Facility.  As defined in Section 5.1(c).

Day.  A period commencing at 10:00 a.m., Eastern Standard Time, on a calendar day and ending at 10:00 a.m., Eastern Standard Time, on the next succeeding calendar day.  Daily shall have the correlative meaning.

Delivery Point.  The inlet flange of Producer’s Water tank or other Producer storage facility located at or in the vicinity of a Well Pad.

Delivery Point Fee.  As defined in Section 5.1(a)(i).

Development Plan.  As defined in Section 3.3(a).

Effective Date.  As defined in the preamble of this Agreement.

Fair Market Value.  With respect to any asset, the price that would be paid by a willing buyer of such asset to a willing seller, as determined by an independent nationally known investment banking firm selected by Midstream and reasonably acceptable to Producer.

Firm Service.  Services that are accorded the highest priority on the Water Facilities with respect to capacity allocations, interruptions, or curtailments, specifically including the Services provided to Producer hereunder.  Firm Services will be the last curtailed on the relevant part of the Water Facilities in the event of an interruption or curtailment, and all Firm Services will be treated equally in the event an allocation is necessary.

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Force Majeure.  As defined in Section 14.2.

Gallon.  One U.S. gallon, which is equal to 231 cubic inches.

Gas.  Any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons and inert and noncombustible gases, that is extracted from beneath the surface of the earth.

Governmental Approval.  Any permit, license, consent, clearance, certificate, approval, authorization or similar document or authority which any Applicable Law or Governmental Authority requires either Party to hold or obtain in order for the Services to be performed, including any that are required to take Water from the Take Points.

Governmental Authority.  Any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

Hydrocarbons.  Gas and/or Liquid Hydrocarbons.

Initial Development Plan.  The Development Plan attached hereto as Exhibit D.

Initial Service Area.  The area described in Exhibit A hereto.

Interruptible Service.  Service that is accorded the lowest priority on the Water Facilities with respect to capacity allocations, interruptions, or curtailments.  Interruptible Service will be the first curtailed on the Water Facilities in the event of an interruption or curtailment.

Liquid Hydrocarbons.  Oil, condensate, natural gasoline and all the liquid hydrocarbon production from wells, or a blend of such.

Maintenance.  As defined in Section 7.3.

Maximum BPM Rate.  Thirty-five (35) Barrels per minute.

Measurement Facilities.  Any facility or equipment used to measure the volume of Water, which may include meter tubes, isolation valves, tank strappings, recording devices, communication equipment, buildings and barriers.

Midstream.  As defined in the preamble of this Agreement.

Month.  A period commencing at 10:00 a.m., Eastern Standard Time, on the first Day of a calendar month and extending until 10:00 a.m., Eastern Standard Time, on the first Day of the next succeeding calendar month.  Monthly shall have the correlative meaning.

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Oil and Gas Interests.  Oil and gas leasehold interests and oil and gas mineral fee interests, including working interests, overriding royalty interests, net profits interests, carried interests, and similar rights and interests.

Parties.  As defined in the preamble of this Agreement.

Party.  As defined in the preamble of this Agreement.

Person.  An individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust, an unincorporated organization, or any other entity or organization, including a Governmental Authority.

Planned Well.  As defined in Section 3.3(a).

Planned Well Pad.  As defined in Section 3.3(a).

Producer.  As defined in the preamble of this Agreement.

Required Pumping Station.  As defined in Section 3.7.

Required Retention Facility.  As defined in Section 3.6.

Retention Facility.  Each retention area or other similar facility used to temporarily store Water prior to its being made available at a Delivery Point.

Retention Facility Fee.  As defined in Section 5.1(a)(ii).

Service Area.  The Initial Service Area and any other area that becomes part of the Service Area pursuant to Section 20.1.

Service Area Properties.  All Oil and Gas Interests now owned or hereafter acquired by Producer and located wholly or partly within the Service Area or pooled, unitized or communitized with Oil and Gas Interests located wholly or partly within the Service Area; provided that Service Area Properties shall not include any Oil and Gas Interests that are unitized or pooled with the properties of third parties that are not Service Area Properties if Producer is not the operator of such unit.

Services.  As defined in Section 3.1.

System Pumping Station.  As defined in Section 3.7.

System Retention Facility.  As defined in Section 3.6.

System Segment.  A physically separate segment of the Water Facilities that connects one or more Take Points to one or more System Retention Facilities, together with any underground Water lines downstream of such System Retention Facilities and any rights of way downstream of such System Retention Facilities for surface Water lines, including all underground Water pipelines, System Retention Facilities, System Pumping Stations, Take Point Facilities,

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Measurement Facilities, rights of way, fee parcels, surface rights, and permits, and all appurtenant facilities.

System Delivery Point.  Each point on any System Segment when Water is made available to customers, including the Delivery Points.

System Take Point.  Each take point on any System Segment, including the Take Points.

Take Point.  Those points specified in Exhibit C hereto, together with such additional points as are specified by Producer in accordance with Section 3.5 from which, in accordance with agreements with the holders of water rights and/or Applicable Laws and required Governmental Approvals, Producer has procured the right for Midstream to take Water to make available to Producer for use in accordance with this Agreement.

Take Point Facilities.  All facilities located at any Take Point that are necessary for Midstream to take Water from the Water source at such Take Point.

Target Commencement Date.  As defined in Section 3.4(b).

Water.  Raw fresh water.  For the avoidance of doubt, “Water” does not include recycled flowback water or produced water.

Water Facilities.  The Water facilities described in Exhibit B being acquired by Midstream from Producer as of the date hereof, together with any additional System Segments constructed after the date hereof, as such Water facilities are expanded after the date hereof, including, in each case, to the extent now in existence or constructed or installed in the future, all underground Water pipelines, System Retention Facilities, System Pumping Stations, Take Point Facilities, Measurement Facilities, rights of way (whether for underground or surface use), fee parcels, surface rights, and permits, and all appurtenant facilities.

Water Facilities Plan.  As defined in Section 3.3(b).

Water Quality Standards.  As defined in Section 9.1.

Well.  A well for the production of Hydrocarbons in which Producer owns an interest that is located on the Service Area Properties or for which Water is required to be made available from the Water Facilities in accordance with this Agreement.

Well Pad.  The surface installation on which one or more Wells are located.

ARTICLE 2
PRODUCER COMMITMENTS

Section 2.1                                   Producer Commitments.  Subject to the terms and conditions of this Agreement, Producer covenants and commits to exclusively use Water made available at the Delivery Points or otherwise made available by Midstream to Producer under this Agreement for use in its hydraulic fracturing operations for all Wells operated by Producer in the Service Area.

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Section 2.2                                   Covenant Running with the Land.  The covenant and commitment made by Producer under this Article 2 is a covenant running with the land. For the avoidance of doubt and in addition to that which is provided in Section 18.4, in the event Producer sells, transfers, conveys, assigns, grants, or otherwise disposes of any or all of its interest in any of its Service Area Properties, then any such sale, transfer, conveyance, assignment, grant, or other disposition shall be expressly subject to this Agreement and any instrument of conveyance shall so state.  Notwithstanding the foregoing, Producer shall be permitted to sell, transfer, convey, assign, grant, or otherwise dispose of Service Area Properties free of the covenant and commitment made under this Article 2 in a sale or other disposition in which a number of net acres of Service Area Properties that, when added to the total of net acres of Service Area Properties theretofore and, where applicable, simultaneously disposed of free of the commitment made by Producer under this Article 2, does not exceed the aggregate number of net acres of Service Area Properties acquired by Producer after the Effective Date, including in a transaction in which Service Area Properties are exchanged for other properties located in the Service Area that would be subject to commitment made by Producer under this Article 2.

Section 2.3                                   Additional Oil and Gas Interests or Water Facilities.

(a)                                 If at any time Producer acquires any existing Water facilities through which Water is made available to any Oil and Gas Interests, it shall, by notice to Midstream on or before the 10th day after such acquisition, which notice shall include a reasonable description of such Water facilities and such Oil and Gas Interests (including an update to the Development Plan reflecting such Oil and Gas Interests in which Producer owns or is acquiring an interest) and the price paid by Producer for such Water facilities, including any liabilities assumed by Producer, offer to sell to Midstream such Water facilities, including all underground Water pipelines, retention facilities, pumping stations, take point facilities, delivery points, measurement facilities, rights of way (whether for underground or surface use), fee parcels, surface rights, and permits, and all appurtenant facilities, as well as any third party contracts for Water services utilizing such pipeline facilities, at the same price at which such Water facilities were acquired by Producer, including the assumption of any liabilities with respect thereto assumed by Producer.  Midstream shall have the right, to be exercised by notice to Producer on or before the 60th Day after Producer’s notice of its acquisition of such Water facilities, to acquire such Water facilities at such price (including the assumption of such liabilities).  If Midstream does not give such notice to Producer on or before such 30th Day, Midstream shall be deemed to have waived its right to acquire such Water facilities, except in the case of a third party services offer as provided below, and (i) Producer shall have the right to own and operate such facilities to make available Water to the Oil and Gas Interests described in such notice in which Producer owns an interest and all other Oil and Gas Interests within the area within three miles of any such Oil and Gas Interest and/or (ii) Producer shall have the right to solicit proposals from a third party service provider to acquire, own, and operate such facilities to make available Water to the Oil and Gas Interests described in such notice in which Producer owns an interest and all Oil and Gas Properties in which Producer owns an interest within the area within three miles of any such Oil and Gas Property.   If Producer obtains any such third party proposal, it shall, by notice to Midstream, provide Midstream with all the terms and conditions thereof, and Midstream shall have the right to elect, by notice to Producer on or before the 60th Day after its receipt of Producer’s notice containing the terms and conditions of such proposal, to acquire such Water facilities and provide such services on the same terms and conditions as those offered

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by the third party service provider.  If Midstream does not so elect on or before such 60th Day, Midstream shall be deemed to have waived its right to acquire such gathering facilities and provide such services, and Producer shall have the right to contract with such third party service provider to acquire such facilities and to provide such services on such terms and conditions to the Oil and Gas Interests described in such notice in which Producer owns an interest and all other Oil and Gas Interests within the area within three miles of any such Oil and Gas Interest.   If Midstream elects to acquire such Water facilities, the closing of Midstream’s purchase of such Water facilities from Producer shall take place as soon as reasonably practicable following Midstream’s exercise of its right to acquire such Water facilities.  From and after the closing of such purchase by Midstream, all Oil and Gas Properties owned by Producer the Water for which is being made available utilizing such water facilities as well as Oil and Gas Properties owned by Producer within the area within three miles of any such Oil and Gas Property shall become Service Area Properties, and such area, to the extent not in or part of the then-existing Service Area, shall become part of the Service Area, such Water facilities shall be deemed to be one or more System Segments and part of the Water Facilities, and the proposed Development Plan update included in Producer’s notice shall become part of the Development Plant.  In any transaction in which Producer so acquires Water facilities, Producer shall use reasonable efforts to cause the transaction documents for such acquisition to state a separate purchase price (and separately state any assumed liabilities) for such Water facilities.  If notwithstanding such reasonable efforts the transaction documents for such acquisition do not state a separate purchase price, the purchase price to be paid by Midstream to Producer for such Water facilities shall be equal to the Fair Market Value of such Water facilities, and Midstream shall assume all liabilities in respect of such Water facilities to the extent arising from the ownership and operation of such Water facilities and/or any occurrence from and after the closing of the purchase of such Water facilities by Midstream.

(b)                                 If at any time Producer desires to construct, own, and operate, or to have constructed and operated, Water facilities to make available Water to any Oil and Gas Interests in which Producer owns an interest outside the then-existing Service Area, Producer shall, by notice to Midstream specifying (i) the facilities it desires and the take points and delivery points it plans to connect, (ii) the Oil and Gas Interests owned by Producer to which Water is to be made available utilizing such facilities (including an update to the Development Plan reflecting such Oil and Gas Interests), and (iii) a proposed development plan for the Wells to be drilled on such Oil and Gas Interests during the period of at least 18 Months after such notice, offer to Midstream the opportunity to construct, own, and operate such facilities as part of the Water Facilities on the terms set forth in this Agreement.  Midstream shall have the right, to be exercised by notice to Producer on or before the 60th Day after Producer’s notice, to elect to construct, own, and operate such facilities.  If Midstream exercises such right, from and after the date of Midstream’s notice of exercise, the area within three miles of the Oil and Gas Properties described in such notice, to the extent not in or part of the then-existing Service Area, shall become part of the Service Area, such Water facilities as they are constructed shall be deemed to be part of the Water Facilities, and the proposed Development Plan update included in Producer’s notice shall become part of the Development Plan.  If Midstream does not give such notice to Producer on or before such 60th Day, Midstream shall be deemed to have waived its right to construct, own, and operate the facilities set forth in Producer’s notice as part of the Water Facilities on the terms set forth in this Agreement, except in the case of a third party services offer as provided below,  and (1) Producer shall have the right to construct, own, and

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operate such facilities to make available Water to the Oil and Gas Interests described in such notice or (2) Producer shall have the right to solicit proposals from a third party service provider to construct, own, and operate such facilities to make available Water to the Oil and Gas Interests described in such notice and to make available Water to all Oil and Gas Properties owned by Producer within the area within three miles of any such Oil and Gas Property.  If Producer obtains any such third party proposal, it shall, by notice to Midstream, provide Midstream with all the terms and conditions thereof, and Midstream shall have the right to elect, by notice to Producer on or before the 60th Day after its receipt of Producer’s notice containing the terms and conditions of such proposal, to construct, own, and operate such water facilities to make available Water to the Oil and Gas Interests described in such notice on the same terms and conditions as those offered by the third party service provider.  If Midstream does not so elect on or before such 60th Day, Midstream shall be deemed to have waived its right to provide such services, and Producer shall have the right to contract with such third party service to make available Water to the Oil and Gas Interests described in such notice and to make available Water to all Oil and Gas Properties owned by Producer within the area within three miles of any such Oil and Gas Property.

(c)                                  Midstream shall have the right at any time after the Effective Date to notify Producer that Midstream desires to increase the scope of this Agreement to include the treatment, handling, and/or disposal of flowback water, produced water, and/or drilling fluids and/or other fluid waste handling services (“Water Treatment Services”).  Midstream shall have the right to give one or more such notices, each covering one or more such types of services.  On or before the 30th Day after any such notice, Producer shall by notice to Midstream request from Midstream a proposal to provide the type or types of Water Treatment Services specified in the Midstream notice to the extent that Producer is then utilizing Water Treatment Services of such type (such notice, a “Request for Proposal”), and thereafter Producer shall provide a further Request for Proposal each time that it desires any such Water Treatment Services in addition to those covered in a prior Request for Proposal for such type of Water Treatment Services.  Each Request for Proposal shall specify the Water Treatment Services that Producer desires, the proposed terms and conditions on which such Water Treatment Services would be provided, and the Oil and Gas Interests with respect to which it desires such Water Treatment Services.  Midstream shall have the right, to be exercised by notice to Producer on or before the 60th Day after the Request for Proposal (such notice, a “Proposal Notice”), to make a proposal to provide such Water Treatment Services.  Concurrently with or following its Request for Proposal to Midstream, Producer may seek proposals from third parties to provide such Water Treatment Services on the same terms and conditions.  Producer shall not accept any such proposal from any third party for such Water Treatment Services unless (i) such third party’s offer is received on or before the 60th day after the Request for Proposal, is on the same terms and conditions as the Request for Proposal, and offers fees for such Water Treatment Services that are better for Producer than those offered by Midstream in its Proposal Notice, (ii) Producer, by notice to Midstream, provides a copy of such third party proposal to Midstream, and (iii) Midstream does not, by notice to Producer on or before the 30th Day after notice of such third party offer is received from Producer, offer to provide such Water Treatment Services for fees at least equal to those proposed by the third party. If Midstream’s proposal is accepted or if Midstream matches a third party offer, Midstream and Producer shall document their agreement for Midstream to provide such services on the terms and conditions in the Request for Proposal and the Proposal Notice.

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Section 2.4                                   Priority of Services.  All Services provided under this Agreement shall be Firm Services.

ARTICLE 3
SERVICES; WATER FACILITIES EXPANSION AND CONNECTION OF DELIVERY POINTS

Section 3.1                                   Midstream Service Commitment.  Subject to and in accordance with the terms and conditions of this Agreement, Midstream commits to providing the following services (collectively, the “Services”) to Producer:

(a)                                 take, or cause to be taken, at each Take Point on each Day, Water in a quantity at least equal to the lesser of (i) the maximum capacity of the Take Point Facilities as they then exist at such Take Point on such Day, (ii) the maximum volume of Water that may be taken at such Take Point in accordance with Producer’s rights to take Water at such Take Point, including Applicable Laws and/or any relevant Governmental Approval, and (iii) such volume of Water as shall be nominated by Producer in accordance with this Agreement;

(b)                                 make available or cause to be made available, by underground or surface water lines and through the use of System Retention Facilities if applicable, such Water at the Delivery Points nominated by Producer in accordance with this Agreement in the quantities specified by Producer, up to the Maximum BPM Rate; and

(c)                                  permit Producer to remove such Water from the System Retention Facilities by truck for use in its hydraulic fracturing operations (and for no other use).

Section 3.2                                   Water Availability and Quantity.  The obligation of Midstream to perform the Services is subject to the conditions that (a) Producer has obtained all necessary rights, including all Governmental Approvals (but excluding any leases, easements, or other real property rights necessary for the location of Take Point Facilities, which, subject to the other provisions of this Agreement, shall be the obligation of Midstream), to take Water from the Take Points in sufficient volumes to make available Water at the Delivery Points in the volumes specified in Section 3.1(b) and (b) the quality of the Water available to be taken at such Take Points is at all times in compliance with the Water Quality Standards.  Midstream shall be relieved of its obligations to provide the Services to the extent that it is prevented from doing so because either of such conditions is not satisfied at any time.

Section 3.3                                   Development Plan; Water Facilities Plan; Exchange and Review of Information.

(a)                                 The Initial Development Plan describes Producer’s planned development and drilling activities relating to the Service Area Properties through the date that is 18 months after the Effective Date (such plan, as updated as hereinafter provided, and including any proposed development plan that becomes part of the Development Plan pursuant to Section 2.3, the “Development Plan”).  Following the Effective Date, Producer shall provide Midstream an updated Development Plan describing the planned development and drilling activities relating to the Service Area Properties for the 18-Month period commencing on the date of such updated Development Plan on or before the last Day of each Month.  Each Development Plan will

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include (i) information as to the Wells that Producer expects will be drilled during such period (each such Well reflected in a Development Plan, a “Planned Well”), information as to each Well Pad expected to be constructed during such period (each such Well Pad reflected in a Development Plan, a “Planned Well Pad”) and the approximate locations thereof, and the earliest date on which one or more Planned Wells at each such Planned Well Pad are expected to be completed and (ii) good faith and reasonable forecasts of the periods of time during which Water will be required at each Well Pad for the purpose of hydraulic fracturing operations for all Planned Wells on such Well Pad and the volumes of Water that will be required for such Planned Wells during the 18-Month period following the date of such Development Plan (to the extent not previously provided or, if earlier provided, as revised in Producer’s good faith estimation).  Producer shall make its representatives available to discuss the Development Plan from time to time with Midstream and its representatives, in order to facilitate advance planning for expansion or improvement of the Water Facilities and to address other matters relating to the construction and installation of additions to the Water Facilities.  Producer may provide updated or amended Development Plans to Midstream at any time and shall provide its then-current Development Plan to Midstream from time to time on or prior to the fifth (5th) Business Day after Midstream’s request therefor.

(b)                                 Attached hereto as Exhibit E is a Water Facilities plan describing and/or depicting the Water Facilities, including all Take Points, pipelines, Retention Facilities, Delivery Points, rights of way for surface Water lines, and all Pumping Stations and other major physical facilities, together with their locations, sizes and other physical specifications, operating parameters, capacities, and other relevant specifications, and together with a schedule for completing the construction and installation of the planned portions thereof, in each case as currently in existence, under construction, or planned (such plan, as updated as hereinafter provided, the “Water Facilities Plan”).  Based on the Development Plans and such other information about the expected development of the Service Area Properties as shall be provided to Midstream by or on behalf of Producer, Midstream shall periodically update the Water Facilities Plan.  Without limiting the generality of the foregoing, Midstream shall ensure that the Water Facilities Plan reflects each Monthly Development Plan not later than 30 Days after such Development Plan is delivered. Midstream shall make the Water Facilities Plan available for inspection by Producer and its representatives from time to time and shall make representatives of Midstream available to discuss the Water Facilities Plan from time to time with Producer and its representatives.  Midstream shall provide Producer updates not less frequently than Monthly on the progress of work on all facilities necessary to connect the Water Facilities to Delivery Points at the Planned Well Pads as set forth in the then-current Water Facilities Plan.

(c)                                  The Parties recognize that the plans for the development of the Service Area Properties set forth in the Development Plans, as well as all information provided by Producer to Midstream regarding its intentions with respect to the development of the Service Area Properties, are subject to change and revision at any time at the discretion of Producer, and that such changes may impact the timing, configuration, and scope of the planned activities of Midstream.  The exchange of such information and any changes thereto shall not give rise to any rights or liabilities as between the Parties except as expressly set forth in this Agreement, and Midstream shall determine at its own risk the time at which it begins to work on and incur costs in connection with particular Water Facilities expansion projects, including the acquisition of rights of way, equipment, and materials.  Without limiting the generality of the foregoing,

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Producer has no obligation to Midstream under this Agreement to develop or produce any Hydrocarbons from the Service Area Properties or to pursue or complete any drilling or development on the Service Area Properties, whether or not envisioned in the Development Plan.

Section 3.4                                   Expansion of Water Facilities; Connection of Delivery Points.

(a)                                 The Water Facilities shall be designed, developed, and constituted for the purpose of providing Services as and when needed to provide Water to the Service Area Properties, and Midstream shall be obligated, at its sole cost and expense, subject to the provisions of this Agreement, to plan, procure, construct, install, own, and operate the Water Facilities so as to timely connect the Water Facilities to the Delivery Points at all Planned Well Pads and timely commence providing the full scope of Services with respect to all the Planned Wells in accordance with this Section 3.4; provided, that the foregoing shall not preclude Midstream from also designing, developing and constituting the Water Facilities to services to third parties.

(b)                                 Midstream shall be obligated to connect the Water Facilities to Delivery Points at a particular Well Pad only if Midstream has received from Producer a notice in the form of Exhibit F hereto (or in such form as Producer and Midstream shall otherwise agree from time to time) stating that Producer intends to drill, complete, and carry out hydraulic fracturing operations on such Wells at such Well Pad (a “Connection Notice”) and setting forth the target date for the commencement of hydraulic fracturing operations (the “Target Commencement Date”) at such Well Pad and the volumes of Water to be made available at the Delivery Points starting on such Target Commencement Date.  Following receipt of a Connection Notice, Midstream shall cause the necessary facilities to be constructed to connect the Water Facilities to the Delivery Points at the Well Pads referred to in such Connection Notice and to commence the Services with respect to such Delivery Points.  Such facilities shall be able to make Water available to the Delivery Point at the Planned Well Pad as soon as reasonably practicable following the Connection Notice and in any event on or before the later to occur of (1) the Target Commencement Date with respect to such Planned Well Pad, (2) the date that is 180 Days after the Connection Notice, (3) for any Well Pad located in the Initial Service Area but in any area outside the area described in Exhibit A as the “core area”, the date specified for such area in Exhibit A, (4) for any Well Pad located outside the Initial Service Area, the date that is 18 months after the area in which such Well  Pad is located became part of the Service Area, and (5) the date on which the initial Planned Well(s) at such Planned Well Pad has reached its projected depth and is ready for completion and hydraulic fracturing operations (the later of such dates, with respect to such Planned Well Pad, the “Completion Deadline”).  Midstream shall provide Producer notice promptly upon Midstream’s becoming aware of any reason to believe that it may not be able to connect a Planned Well Pad to the Water Facilities by the Target Commencement Date therefor or to otherwise complete all facilities necessary to provide the full scope of Services with respect to the Delivery Points at such Planned Well Pad by the Target Commencement Date therefor.  If and to the extent Midstream is delayed in completing and making available such facilities by a Force Majeure event or any action of Producer that is inconsistent with the cooperation requirements of Section 3.9, then the Completion Deadline for such connection shall be extended for a period of time equal to that during which Midstream’s completion and making available of such facilities was delayed by such events or actions.  If

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such facilities are not completed and made available by the Completion Deadline, as Producer’s sole and exclusive remedies for such delay,

(i)                                     if Midstream notifies Producer that the required volumes of Water are available at a System Retention Facility, Producer shall have the right to pick up such volumes of Water at such System Retention Facility and truck it to the Delivery Point at the Well Pad, in which case the Producer’s actual cost of trucking such Water to  such Delivery Point shall be deducted from the Delivery Point Fee or the Cost of Service Fee, as applicable; or

(ii)                                  if the required volumes of Water are not available at a System Retention Facility as provided in clause (i) above, Producer shall have the right to obtain Water from sources other than Midstream for hydraulic fracturing operations at such Well Pad and truck such Water to such Well Pad until such time as the Delivery Point at such Well Pad is connected to the Water Facilities and the Water Facilities are ready to make available Water at such Delivery Point and to commence the Services with respect thereto, in which case Producer shall be entitled to recover from Midstream the excess, if any, of its costs of obtaining such Water and trucking such Water to such Well Pad over the Delivery Point Fee or the Cost of Service Fee, as applicable, that it would have been obligated to pay Midstream for the same volumes of Water; or

(iii)                               Producer shall have the right to complete the procurement, construction and/or installation of any rights or facilities necessary to connect the Delivery Point at the relevant Planned Well Pad to the Water Facilities and to permit Water to be made available at such Delivery Point, in which case Midstream shall pay to Producer an amount equal to 115% of all reasonable costs and expenses incurred by Producer in so procuring, constructing, and/or installing such rights and facilities, and Producer shall convey all such rights and facilities to Midstream and such rights and facilities shall thereafter be part of the Water Facilities.

The remedies set forth in clauses (i), (ii) and (iii) above shall be applicable to Wells with Completion Deadlines that are 180 Days or more after the Effective Date.  Once a Well Pad is connected to the Water Facilities, Midstream shall maintain such connection until such time as Producer has advised Midstream that all hydraulic fracturing operations have been completed on all Planned Wells at such Well Pad; provided that Midstream shall have the right to remove and re-lay temporary surface water lines from time to time as long as no delay or disruption in Producer’s hydraulic fracturing operations results therefrom.

(c)                                  If the actual commencement of hydraulic fracturing operations at a particular Well Pad is delayed more than 30 Days after the Target Commencement Date for such Well Pad and the Water Facilities are connected to the Delivery Point at such Well Pad and available to commence providing the Services with respect to the Planned Wells on such Well Pad prior to the date such initial Planned Well is ready for hydraulic fracturing, Midstream shall be entitled to a fee equal to interest per annum at the Wall Street Journal prime rate on the incremental cost and expense incurred by Midstream to procure, construct and install the relevant rights and facilities to connect to such Well Pad and to cause such facilities to be available to commence providing Services thereto for the number of Days after the Target Commencement Date until the Day that hydraulic fracturing of the first Well at such Well Pad has commenced;

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provided, however, that if hydraulic fracturing of such Well has not commenced by the date that is six months after the Target Commencement Date for such Well or, as of an earlier date, Producer notifies Midstream that it has elected not to fracture any Planned Wells at such Planned Well Pad, Producer shall pay to Midstream an amount equal to 115% of all reasonable incremental costs and expenses incurred by Midstream in procuring, constructing and installing such rights and facilities to connect the Water Facilities to such Planned Well Pad and to cause such facilities to be available to commence providing Services thereto, and Midstream shall assign, transfer, and deliver to Producer all rights and facilities (including equipment, materials, work in progress, and completed construction) the costs and expenses of which have so been paid by Producer, to Producer.  If Producer so pays Midstream and later completes a Well at such Well Pad which it desires to hydraulically fracture, or if such facilities are later used to connect and hydraulically fracture a Well at a different Planned Well Pad or for a third party, Midstream shall refund to Producer such amount paid by Producer, and Producer shall retransfer such rights and facilities to Midstream.

(d)                                 A Connection Notice shall be deemed to have been given for the Planned Wells set forth on Exhibit G hereto, the Target Commencement Date for which shall be as set forth Exhibit G.  Such Connection Notice shall be deemed to have been given for each such Planned Well 180 Days prior to such Target Commencement Date.

Section 3.5                                   Take Points.  Midstream shall be obligated, at Midstream’s cost, to provide Take Point Facilities with respect to the Take Points set forth on Exhibit C.  All such Take Points shall be provided with all Take Point Facilities (including any Measurement Facilities) necessary to take volumes of Water set forth for each such Take Point on Exhibit C (with all expansions of capacity at such Take Point Facilities, being at Producer’s sole, cost, risk, and expense).  Producer shall have right from time to time to specify in the Development Plan or in a Connection Notice that an additional Take Point shall be added and that Water from such Take Point shall be made available to Delivery Points connected to a particular System Segment.  If Producer so specifies, Midstream shall, at Producer’s sole cost, risk, and expense, provide Take Point Facilities for such Take Point and a connection between such Take Point Facilities and such System Segment.

Section 3.6                                   Retention Facilities.  The Water Facilities Plan will describe the Retention Facilities that will be required to permit Midstream to provide the Services in accordance with this Agreement (each, a “Required Retention Facility”).  Midstream shall install such Required Retention Facilities and shall operate and maintain such Required Retention Facilities (each such Required Retention Facility so installed by Midstream, a “System Retention Facility”).  For the avoidance of doubt, Midstream shall have the right at any time to add additional retention facilities to the Water Facilities as it deems necessary or appropriate to provide the Services and such services as it is providing to third parties.

Section 3.7                                   Pumping Facilities.  The Water Facilities Plan will describe the pumping facilities that will be required in order for Water to be made available at the Delivery Points at the delivery rates specified in Section 3.1(b) (each a”Required Pumping Station”).  Midstream shall install each such Required Pumping Station and shall operate and maintain each Required Pumping Station (each such Required Pumping Station so installed by Midstream, a “System Pumping Station”).  For the avoidance of doubt, Midstream shall have the right at any time to

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add additional pumping facilities to the Water Facilities as it deems necessary or appropriate to provide the Services and such services as it is providing to third parties.

Section 3.8                                   Right of Way and Access.  Midstream is responsible for the acquisition of rights of way, crossing permits, licenses, use agreements, access agreements, leases, fee parcels, and other rights in land right necessary to construct, own, and operate the Water Facilities, and all such rights in land shall be solely for use by Midstream and shall not be shared with Producer, except as otherwise agreed by Midstream; provided that Producer hereby grants, without warranty of title, either express or implied, to the extent that it has the right to do so without the incurrence of material expense, an easement and right of way upon all lands covered by the Service Area Properties, for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting, and removing all or any portion of the Water Facilities, including all pipelines, meters, and other equipment necessary for the performance of this Agreement; provided, further, that the exercise of these rights by Midstream shall not unreasonably interfere with Producer’s lease operations or with the rights of owners in fee, and will be subject to Producer’s safety and other reasonable access requirements applicable to Producer’s personnel.  Producer shall not have a duty to maintain the underlying agreements (such as leases, easements, and surface use agreements) that such grant of easement or right of way to Midstream is based upon, and such grants of easement or right of way will terminate if Producer loses its rights to the property, regardless of the reason for such loss of rights.  Notwithstanding the foregoing, (i) Producer will assist Midstream to secure replacements for such terminated grants of easement or right of way, in a manner consistent with the cooperation requirements of Section 3.9, (ii) to the extent that Producer agrees that Midstream’s Measurement Facilities may be located on Producer’s Well Pad sites, Producer shall be responsible for obtaining any necessary rights to locate such Measurement Facilities on such Well Pad sites, and (iii) Producer shall use reasonable efforts to involve Midstream in Producer’s negotiations with the owners of lands covered by the Service Area Properties so that Producer’s surface use agreements and Midstream’s rights of way with respect to such lands can be concurrently negotiated and obtained. Without limiting the generality of the foregoing, Producer agrees to make space available at each Delivery Point sufficient for Midstream to install and construct pig receiving and other facilities necessary for Midstream to pig the Water Facilities to each Delivery Point.

Section 3.9                                   Cooperation.  Because of the interrelated nature of the actions of the Parties required to obtain the necessary permits and authorizations from the appropriate Governmental Authorities and the necessary consents, rights of way and other authorizations from other Persons necessary to drill and complete each Planned Well and construct the required extensions of the Water Facilities to each Planned Well Pad, the Parties agree to work together in good faith to obtain such permits, authorizations, consents and rights of way as expeditiously as reasonably practicable, all as provided herein.  The Parties further agree to cooperate with each other and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents and rights of way.

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ARTICLE 4
TERM

Section 4.1                                   Term.  This Agreement shall become effective on the Effective Date and, unless terminated earlier by mutual agreement of the Parties, shall continue in effect until the twentieth (20th) anniversary of the Effective Date and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) until such time as this Agreement is terminated, effective upon an anniversary of the Effective Date, by notice from either Party to the other Party on or before the one hundred eightieth (180th) Day prior to such anniversary.

ARTICLE 5
FEES AND CONSIDERATION

Section 5.1                                   Fees.

(a)                                 Subject to the other provisions of this Agreement, including Section 5.1(c), Producer shall pay Midstream each Month in accordance with the terms of this Agreement, for all Services provided by Midstream during such Month, an amount equal to the sum of the following:

(i)                                     The product of (A) the aggregate volume of Water, stated in Barrels, made available by Midstream to the Delivery Points during such Month multiplied by (B) $3.50 (as may be increased or decreased in accordance with Section 5.1(b), the “Delivery Point Fee”); and

(ii)                                  The product of (A) the aggregate volume of Water, stated in Barrels, picked up by Producer at the System Retention Facilities as contemplated by Section 3.1(c) during such Month multiplied by (B) $3.00 (as may be increased or decreased in accordance with Section 5.1(b), the “Retention Facility Fee”).

(b)                                 After each of the first five (5) Contract Years, one hundred percent (100%), and after the sixth (6th) Contract Year and each Contract Year thereafter, fifty-five percent (55%) of the Delivery Point Fee and the Retention Facility Fee shall be adjusted up or down on an annual basis in proportion to the percentage change, from the preceding year, in the All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100, as published by the United States Department of Labor, Bureau of Labor Statistics (“CPI”). Such adjustment shall be made effective upon the first Day of each Contract Year commencing in the Contract Year beginning in 2014, and shall reflect the percentage change in the CPI as it existed for June of the preceding Contract Year from the CPI for the second immediately preceding June; provided, however, that the Delivery Point Fee and the Retention Facility Fee shall never be less than the initial fees stated in Section 5.1(a); nor shall such fees be increased or decreased by more than 3% in any given Contract Year.

(c)                                  Notwithstanding the foregoing provisions of this Section 5.1 or any other provision to the contrary in this Agreement, Midstream shall have the right to elect to be paid for some or all Services on a cost of service basis to the extent set forth in this Section 5.1(c).  Midstream shall have the right to elect to be paid on a cost of service basis for any Services other

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than Services offered in respect of the Delivery Points at the Planned Well Pads set forth in the Initial Service Area, all of which Services shall be performed for the volumetric fees set forth in Section 5.1(a) and Section 5.1(b).  With respect to any other Services, Midstream may elect, by notice to Producer at least three (3) Months prior to the commencement of any Contract Year or, in the case of any water facilities acquired by Midstream pursuant to Section 2.3(a), in the notice given by Midstream  in accordance with such Section that Midstream will acquire such water facilities, to be paid on a cost of service basis for the Services specified in such notice commencing at the beginning of such Contract Year or with the acquisition of such facilities, as applicable, and continuing for the remaining term of this Agreement, but only with respect to the facilities so acquired or discrete parts of the Water Facilities (each, a “CS Facility”) that are placed into service or acquired during such Contract Year or a later Contract Year, as applicable.  The Services specified in such notice may be of any scope determined by Midstream in its sole discretion and may include all eligible Services or any part thereof and may include, by way of example only, making Water available at a particular Delivery Point or group of Delivery Points, providing additional System Retention Facilities or System Pumping Facilities, connecting additional Take Points, and any other subset of the Services determined by Midstream, in each case subject to the foregoing sentence.  All Services provided from time to time on a cost of service basis shall be bundled together for purposes of calculating a single Monthly cost of service fee (the “Cost of Service Fee”), which shall be calculated with respect to each Contract Year as set forth in Exhibit H attached hereto.

ARTICLE 6
CERTAIN RIGHTS AND OBLIGATIONS OF PARTIES

Section 6.1                                   Operational Control of Midstream’s Facilities.  Subject to the terms and conditions of this Agreement, Midstream shall design, construct, own, operate, and maintain the Water Facilities at its sole cost and risk.  Midstream shall be entitled to full and complete operational control of its facilities and shall be entitled to operate and reconfigure its facilities in a manner consistent with its obligations under this Agreement.

Section 6.2                                   Maintenance.  Midstream shall be entitled, without liability, to interrupt its performance hereunder to perform necessary or desirable inspections, maintenance, testing, alterations, modifications, expansions, connections, repairs or replacements to its facilities as Midstream deems necessary (“Maintenance”), with reasonable notice provided to Producer, except in cases of emergency where such notice is impracticable or in cases where the operations of Producer will not be affected.  Before the beginning of each calendar year, Midstream shall provide Producer in writing with a projected schedule of the Maintenance to be performed during the year and the anticipated date of such Maintenance.  On or before the 10th Day before the end of each Month, Midstream shall provide Producer with its projected maintenance schedule for the following Month.

Section 6.3                                   Third Party Services; Capacity Allocations on the Water Facilities.

(a)                                 Subject to this Section 7.4 and the other provisions of this Agreement, Midstream has the right to contract with other Persons to perform services utilizing the Water Facilities on an Interruptible Service basis.

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(b)                                 If on any Day the total volumes of Water that Midstream has agreed to take from all System Take Points on a particular System Segment, including the volumes Midstream is obligated to take pursuant to Section 3.1(a), for any reason (including Maintenance, Force Majeure, or any foreseen or unforeseen reduction in capacity) exceed the capacity of such System Segment, including any System Retention Facilities located on such System Segment, Midstream shall reduce the volumes taken from all the System Take Points pursuant to its agreements with third parties prior to any reduction in the amounts taken at the Take Points pursuant to this Agreement.

(c)                                  To the extent that the volumes of Water that Midstream has agreed to make available at the System Delivery Points on a particular System Segment, including the volumes that Midstream is obligated to make available at the Delivery Points pursuant to Section 3.1(b), for any reason (including Maintenance, Force Majeure, or any foreseen or unforeseen reduction in capacity) exceed the capacity of such System Segment to make available Water at the System Delivery Points, then Midstream shall interrupt or curtail volumes of Water made available to System Delivery Points other than the Delivery Points prior to any reduction in the amounts made available at the Delivery Points.

(d)                                 Except as otherwise provided in this Section 6.3, Midstream shall be free to use any Water present in the Water Facilities to satisfy its obligations to Producer and any third party and shall not be obligated to ensure that Water taken from any Take Point is utilized only to perform Services for Producer; provided, however, that Midstream shall comply with any restrictions on the use of any Water taken from any Take Point and made available to any third party, and ensure that such third party also so complies, to the extent that Producer has informed Midstream of such restrictions.

ARTICLE 7
DELIVERY RATES

Section 7.1                                   Delivery Rates.  Subject to the other provisions of this Agreement, Midstream shall construct and operate the Water Facilities in a manner so as to permit Water to be made available at the Delivery Points at delivery rates equal to or greater than the Maximum BPM Rate.

Section 7.2                                   Producer Facilities.  Producer, at its own expense, shall construct, equip, maintain, and operate all facilities necessary to receive Water into the tanks or other storage facilities located at the Delivery Points at delivery rates at least equal to the Maximum BPM Rate.  Producer shall be responsible at its own expense for disposing of any Water delivered to Producer to hereunder in the volumes and flow rates provided for hereunder but that Producer is unable to use or store.

ARTICLE 8
NOMINATION

Section 8.1                                   Maximum Take Point Volumes.  Producer has informed Midstream of the maximum volume of Water that can be taken, if any, in accordance with Producer’s rights to take such Water, including any Applicable Law or Governmental Approval, at each of the currently

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existing Take Points. Producer shall inform Midstream of the maximum volume of Water that can be taken, if any in accordance with Producer’s rights to take such Water, including any Applicable Law or Governmental Approval, at each new Take Point established in accordance with Section 3.5.  Producer shall notify Midstream of any change to such maximum volumes immediately after Producer becomes aware of any such change.

Section 8.2                                   Take Point Nominations.  If Producer desires that Midstream take volumes of Water from any Take Point on any Day that are less than the greater of (a) the maximum capacity of the Take Point Facilities as they then exist at such Take Point on such Day and (b) the maximum volume of Water that may be taken on such Day at such Take Point in accordance with Producer’s rights to take Water at such Take Point, including Applicable Law and/or any relevant Governmental Approval, Producer may from time to time nominate Take Point volumes for such Take Point as it desires to be taken at each such Take Point, on not less than 5 Business Days’ notice to Midstream.

Section 8.3                                   Delivery Point Nominations.  If Producer desires that Midstream make available at any Delivery Point volumes of Water less than the volumes stated in the Connection Notice with respect to such Delivery Point, Producer may from time to time nominate Delivery Point volumes for such Delivery Point, on not less than 5 Business Days’ notice to Midstream.

ARTICLE 9
WATER QUALITY

Section 9.1                                   Take Point Water Standards.  Water at each Take Point shall be free from any contamination or any substances that would result in such Water being unsuitable for use in hydraulic fracturing operations in accordance with all then-applicable general industry practices, Applicable Laws, and Governmental Approvals, or that would result in any damage to the Water Facilities (the standards set forth in this Section 9.1 being called the “Water Quality Standards”).

Section 9.2                                   Non-Conforming Take Point Water.   If the Water quality at any Take Point does not conform to the Water Quality Standards, then Midstream will have the right to immediately discontinue taking Water at such Take Point as long as the Water at such Take Point continues to be non-conforming.  In the event that Midstream takes receipt of non-conforming Water at any Take Point, Producer agrees to be responsible for, and to defend, indemnify, release, and hold Midstream and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature resulting from such non-conforming Water.

Section 9.3                                   Delivery Point Water Quality Standards.  Midstream shall make available Water at each Delivery Point that meets the Water Quality Standards, provided that Water at the Take Points meets the Water Quality Standards, and subject to the provisions of Section 9.4.

Section 9.4                                   Retention Facility Contamination.  Midstream shall use reasonable efforts to ensure that Water that is held in the System Retention Facilities is not subject to any contamination or pollution that would result in the Water held in the System Retention Facilities not meeting the Water Quality Standards.  Except to the extent that Midstream has failed to

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perform its obligations set forth in the immediately preceding sentence, Producer agrees to be responsible for, and to defend, indemnify, release, and hold Midstream and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature resulting from the quality of the Water in the System Retention Facilities, including any remediation obligation under any Applicable Laws relating to the environment.

ARTICLE 10
MEASUREMENT EQUIPMENT AND PROCEDURES

Section 10.1                            Equipment.  Midstream shall install, own, operate, and maintain Measurement Facilities (a) to measure the volumes of Water taken at each Take Point on each Day and (b) to measure the volumes of Water made available at each Delivery Point on each Day.  Producer shall have the right to install check Measurement Facilities at each Take Point and each Receipt Point, including the right to install check measurement equipment on Midstream’s meter tubes and orifice unions.  The changing and integration of the charts (if utilized for measurement purposes hereunder) and calibrating and adjusting of meters shall be performed by Midstream.

Section 10.2                            Units of Measurement. The unit of volume for measurement of Water made available hereunder shall be one Barrel.  Delivery rates shall be stated in Barrels per minute.

Section 10.3                            Notice of Measurement Facilities Inspection and Calibration.  Each Party shall give reasonable notice to the other Party in order that the other Party may, at its option, have representatives present to observe any reading, inspecting, testing, calibrating or adjusting of Measurement Facilities used in measuring or checking the measurement of volumes of Water under this Agreement.  The official electronic data from such Measurement Facilities shall remain the property of the Measurement Facilities’ owner, but copies of such records shall, upon written request, be submitted, together with calculations and flow computer configurations therefrom, to the requesting Party for inspection and verification.

Section 10.4                            Measurement Accuracy Verification.

(a)                                 Each Party shall verify the accuracy of all Measurement Facilities owned by such Party no less frequently than quarterly.  Neither Party shall be required to cause adjustment or calibration of such equipment more frequently than once per Month, unless a special test is requested pursuant to Section 11.6.

(b)                                 If, during any test of the Measuring Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated flow rate through each meter run in excess of two percent (2%) of the adjusted flow rate (whether positive or negative and using the adjusted flow rate as the percent error equation denominator), then any previous recordings of such equipment shall be corrected to zero error for any period during which the error existed (and which is either known definitely or agreed to by the Parties) and the total flow for the period redetermined in accordance with the provisions of Section 11.7.  If the period of error condition cannot be determined or agreed upon between the Parties, such correction shall

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be made over a period extending over the last one half of the time elapsed since the date of the prior test revealing the two percent (2%) error.

(c)                                  If, during any test of any Measurement Facilities, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed two percent (2%) of the adjusted flow rate, all prior recordings and electronic flow computer data shall be considered to be accurate for volume determination purpose.

Section 10.5                            Special Tests.  In the event a Party desires a special test (a test not scheduled by a Party under the provisions of Section 11.5) of any Measurement Facilities, seventy-two (72) hours advance notice shall be given to the other Party and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment.  If the Measurement Facilities tested are found to be within the range of accuracy set forth in Section 11.5(b), then the Party that requested the test shall pay the costs of such special test including any labor and transportation costs pertaining thereto.  If the Measurement Facilities tested are found to be outside the range of accuracy set forth in Section 11.5(b), then the Party that owns such Measurement Facilities shall pay such costs and perform the corrections according to Section 11.7.

Section 10.6                            Metered Flow Rates in Error.  If, for any reason, any Measurement Facilities are (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated flow rate through each meter run is found to be in error by an amount of the magnitude described in Section 11.5, the total volumes of Water made available shall be determined in accordance with the first of the following methods which is feasible:

(a)                                 By using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as provided for in Section 11.5);

(b)                                 Where multiple meter runs exist in series, by calculation using the registration of such meter run equipment; provided that they are measuring Production from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;

(c)                                  By correcting the error by re-reading of the official data, or by straightforward application of a correcting factor to the volumes recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)                                 By estimating the volumes, based upon volumes made available during periods of similar conditions when the meter was registering accurately.

Section 10.7                            Record Retention.  The Party owning the Measurement Facilities shall retain and preserve all test data, flow metering data, and similar records for any calendar year for a period of at least twenty-four (24) Months following the end of such calendar year unless Applicable Law requires a longer time period or the Party has received written notification of a dispute involving such records, in which case records shall be retained until the related issue is resolved.

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ARTICLE 11
NOTICES

Section 11.1                            Notices.  Unless otherwise provided herein, any notice, request, invoice, statement, or demand which either Party desires to serve upon the other regarding this Agreement shall be made in writing and shall be considered as delivered (i) when hand delivered, or (ii) when delivery is confirmed by pre-paid delivery service (such as FedEx, UPS, DHL or a similar delivery service), or (iii) if mailed by United States certified mail, postage prepaid, three (3) Business Days after mailing, or (iv) if sent by facsimile transmission, when receipt is confirmed by the equipment of the transmitting Party, or (v) when sent via email; provided, if sent by email after normal business hours or if receipt of a facsimile transmission is confirmed after normal business hours, receipt shall be deemed to be the next Business Day.  Notwithstanding the foregoing, if a Party desires to serve upon the other a notice of default under this Agreement, or if Producer desires to serve upon Midstream a Connection Notice, the delivery of such notice shall be considered effective under this 0 only if delivered by any method set forth in items (i) through (iv) above.  Any notice shall be given to the other Party at the following address, or to such other address as either Party shall designate by written notice to the other:

Producer:	ANTERO RESOURCES CORPORATION
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

With copy to:	For water control, nominations & balancing:
Completion Supervisor
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

Midstream:	ANTERO RESOURCES MIDSTREAM LLC
1625 17th Street
Denver, Colorado 80202

Attn: Chief Financial Officer
Phone: (303) 357-7310
Fax Number: (303) 357-7315

For water control, nominations & balancing:
Scheduling Coordinator

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Phone: (303) 357-7310
Fax Number: (303) 357-7315

For accounting, financial, and legal:
Controller
Phone: (303) 357-7310
Fax Number: (303) 357-7315

ARTICLE 12
PAYMENTS

Section 12.1                            Invoices.  Not later than the tenth (10th) Day following the end of each Month, Midstream shall provide Producer with a detailed statement setting forth the volumes of Water made available during such Month at the Delivery Points and the volumes of Water taken by Producer from the System Retention Facilities during such Month and the Delivery Point Fee, the Retention Facility Fee, and, if applicable, the Cost of Service Fee with respect to such Month, together with measurement summaries and all relevant supporting documentation, to the extent available on such tenth (10th) Day (with Midstream being obligated to deliver any such supporting documentation that is not available on such tenth (10th) Day as soon as it becomes available).  Producer shall make payment to Midstream by the last Business Day of the Month in which such invoice is received.  Such payment shall be made by wire transfer pursuant to wire transfer instructions delivered by Midstream to Producer in writing from time to time.  If any overcharge or undercharge in any form whatsoever shall at any time be found and the invoice therefor has been paid, Midstream shall refund any amount of overcharge, and Producer shall pay any amount of undercharge, within thirty (30) Days after final determination thereof, provided, however, that no retroactive adjustment will be made beyond a period of twenty-four (24) Months from the date of a statement hereunder.

Section 12.2                            Right to Suspend on Failure to Pay.  If any undisputed amount due hereunder remains unpaid for sixty (60) Days after the due date, Midstream shall have the right to suspend or discontinue Services hereunder until any such past due amount is paid.

Section 12.3                            Audit Rights.  Either Party, on not less than thirty (30) Days prior written notice to the other Party, shall have the right at its expense, at reasonable times during normal business hours, but in no event more than twice in any period of twelve (12) consecutive Months, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, payment made under, or obligation or right pursuant to this Agreement.  The scope of any audit shall be limited to transactions affecting Water volumes hereunder or the Cost of Service Fee and shall be limited to the twenty-four (24) Month period immediately prior to the Month in which the notice requesting an audit was given.  All statements, allocations, measurements, computations, charges, or payments made in any period prior to the twenty-four (24) Month period immediately prior to the Month in which the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes.

Section 12.4                            Payment Disputes.  In the event of any dispute with respect to any payment hereunder, Producer shall make timely payment of all undisputed amounts, and Midstream and Producer will use good faith efforts to resolve the disputed amounts within sixty

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(60) Days following the original due date.  Any amounts subsequently resolved shall be due and payable within ten (10) Days of such resolution.

Section 12.5                            Interest on Late Payments.  In the event that Producer shall fail to make timely payment of any sums, except those contested in good faith or those in a good faith dispute, when due under this Agreement, interest will accrue at an annual rate equal to ten percent (10%) from the date payment is due until the date payment is made.

Section 12.6                            Credit Assurance.  Midstream shall apply consistent evaluation practices to all similarly situated customers to determine the new Producer’s financial ability to perform its payment obligations under this Agreement.

(a)                                 If Midstream has reasonable grounds for insecurity regarding the performance of any obligation by Producer under this Agreement (whether or not then due), Midstream may demand Adequate Assurance of Performance from Producer, which Adequate Assurance of Performance shall be provided to Midstream within five (5) Days after written request.  If Producer fails to provide such Adequate Assurance of Performance within such time, then Midstream may suspend its performance under this Agreement until such Adequate Assurance of Performance is provided.  However, any action by Midstream shall not relieve Producer of its payment obligations.  The exercise by Midstream of any right under this Section 13.6 shall be without prejudice to any claims for damages or any other right under this Agreement.  As used herein, “Adequate Assurance of Performance” means any of the following, in Midstream’s reasonable discretion:

(i)                                     an irrevocable standby letter of credit in an amount not to exceed an amount that is equal to sixty (60) Days of Producer’s payment obligations hereunder from a financial institution rated at least A- by S&P or at least A3 by Moody’s in a form and substance satisfactory to Midstream;

(ii)                                  cash collateral in an amount not to exceed an amount that is equal to sixty (60) Days of Producer’s payment obligations hereunder to be deposited in an escrow account as designated by Midstream; Midstream is hereby granted a security interest in and right of set-off against all cash collateral, which is or may hereafter be delivered or otherwise transferred to such escrow account in connection with this Agreement; or

(iii)                               a guaranty in an amount not to exceed an amount that is equal to sixty (60) Days of Producer’s payment obligations hereunder reasonably acceptable to Midstream.

(b)                                 The term of any security provided under this Section 13.6 shall be as reasonably determined by Midstream, but it shall never exceed sixty (60) Days, after which the security shall terminate (or in the case of cash collateral, be immediately returned by Midstream to Producer without further action by either Party).  Nothing shall prohibit Midstream, however, from requesting additional Adequate Assurance of Performance following the end of any such term, so long as the conditions triggering such a request under this Section 13.6 exist.

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(c)                                  Should Producer fail to provide Adequate Assurance of Performance within five (5) Days after receipt of written demand for such assurance (which shall include reasonable particulars for the demand and documentation supporting the calculation of such amount demanded), then Midstream shall have the right (notwithstanding any other provision of this Agreement) to suspend performance under this Agreement until such time as Producer furnishes Adequate Assurance of Performance.

Section 12.7                            Excused Performance.  Midstream will not be required to perform or continue to perform Services, and Producer shall not be obligated to obtain Water under this Agreement, in the event:

(a)                                 the other Party has voluntarily filed for bankruptcy protection under any chapter of the United States Bankruptcy Code;

(b)                                 the other Party is the subject of an involuntary petition of bankruptcy under any chapter of the United States Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within ninety (90) Days of such filing; or

(c)                                  the other Party otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test; and/or however such insolvency may otherwise be evidenced.

ARTICLE 13
FORCE MAJEURE

Section 13.1                            Suspension of Obligations.  In the event a Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligation to make payments then or thereafter due hereunder, and such Party promptly gives notice and reasonably full particulars of such Force Majeure in writing to the other Party promptly after the occurrence of the cause relied on, then the obligations of the Party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as reasonably possible be remedied with all reasonable dispatch by the Party claiming Force Majeure.

Section 13.2                            Definition of Force Majeure.  The term “Force Majeure” as used in this Agreement shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accident to wells, machinery, equipment or lines of pipe, the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe, inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies, or government authorizations, any action or restraint by any Governmental

24

Authority (so long as the Party claiming suspension has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with any Applicable Law), and any breach of any representation or warranty of Producer or any failure by Producer to perform any obligation of Producer under that certain [Contribution Agreement] dated [                          ], 2013, by and between Producer and Midstream.

Section 13.3                            Settlement of Strikes and Lockouts.  It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the Party having the difficulty.

Section 13.4                            Payments for Water Made Available.  Notwithstanding the foregoing, it is specifically understood and agreed by the Parties that an event of Force Majeure will in no way affect or terminate Producer’s obligation to make payment for volumes of Water made available prior to such event of Force Majeure.

ARTICLE 14
INDEMNIFICATION

Section 14.1                            Midstream.  Subject to the terms of this Agreement, including Section 18.8, Midstream shall release, indemnify, defend, and hold harmless Producer and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Midstream and (ii) any breach of this agreement by Midstream.

Section 14.2                            Producer.  Subject to the terms of this Agreement, including Section 18.8, Producer shall release, indemnify, defend, and hold harmless Midstream and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees from and against all claims and losses arising out of or relating to (i) the operations of Producer and (ii) any breach of this agreement by Producer.

ARTICLE 15
CUSTODY AND TITLE

Section 15.1                            Custody.  As among the Parties, Producer shall be in custody, control and possession of (i) Water until such Water is taken into the Water Facilities at the Take Points and (ii) Water after such Water is made available at the Delivery Points or until such Water is picked up by Producer at a System Facility.  As among the Parties, Midstream shall be in custody, control and possession of all Water in the Water Facilities at all other times. Except as otherwise provided in this Agreement, the Party having custody and control of Water under the terms of this Agreement shall be responsible for, and shall defend, indemnify, release and hold the other Party and its Affiliates, directors, officers, employees, agents, consultants, representatives, and invitees harmless from and against, all claims and losses of whatever kind and nature for anything that may happen or arise with respect to such Water when such Water is in its custody

25

and control, including losses resulting from any negligent acts or omissions of any indemnified party, but excluding any losses to the extent caused by or arising out of the negligence, gross negligence, or willful misconduct of the indemnified party.

ARTICLE 16
PAYMENTS FOR WATER; TAXES

Section 16.1                            Payments for Water; Taxes.  To the extent that any Person is entitled to any payment in respect of Water taken from any Take Point, including any taxes, Producer shall pay or cause to be paid and agrees to hold Midstream harmless as to the payment of all such payments or taxes.  Midstream shall not become liable for such payments or taxes, unless designated to remit those taxes on behalf of Producer by any duly constituted Governmental Authority having authority to impose such obligations on Midstream, in which event the amount of such taxes remitted on Producer’s behalf shall be reimbursed by Producer upon receipt of invoice, with corresponding documentation from Midstream setting forth such payments.  Midstream shall pay or cause to be paid all taxes, charges and assessments of every kind and character required by statute or by order of Governmental Authorities with respect to the Water Facilities.  Except as provided in Exhibit H attached hereto, neither Party shall be responsible nor liable for any taxes or other statutory charges levied or assessed against the facilities of the other Party, including ad valorem tax (however assessed), used for the purpose of carrying out the provisions of this Agreement or against the net worth or capital stock of such Party.  Notwithstanding the foregoing, to the extent that such payments or taxes relate to Water that is made available to a third party pursuant to Section 6.3(d), Midstream shall look only to such third  party, and not to Producer, for payment or reimbursement of such payments and taxes to the extent relating to the Water made available to such third party, and shall use reasonable efforts to ensure that Water not subject to such payments and taxes is made available to Producer in preference to third parties.

ARTICLE 17
MISCELLANEOUS

Section 17.1                            Rights.  The failure of either Party to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

Section 17.2                            Applicable Laws.  This Agreement is subject to all valid present and future laws, regulations, rules and orders of Governmental Authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the facilities utilized under this Agreement.  To the extent that the performance of the Services by Midstream shall at any point in time become prohibited or restricted by Applicable Laws or the provisions of any Governmental Approval, Midstream shall be relieved from its obligations to perform such Services.

Section 17.3                            Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

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(b)                                 The Parties agree that the appropriate, exclusive and convenient forum for any disputes between the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in City and County of Denver, Colorado, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement.  The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts.

Section 17.4                            Successors and Assigns.

(a)                                 This Agreement shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

(b)                                 To the extent any Affiliate of Producer acquires any Oil and Gas Interests or any water facilities, Producer shall cause such Affiliate to comply with the obligations of Producer under Article 2 of this Agreement with respect to its Oil and Gas Interests and to enter into an agreement with Midstream substantially the same as this Agreement.

(c)                                  Except as set forth in Section 18.4(b) and Section 18.4(c), neither Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement without the prior written consent of the other Party (which such consent shall not be unreasonably withheld, conditioned or delayed), and any assignment or attempted assignment made otherwise than in accordance with this Section 18.4 shall be null and void ab initio.

(d)                                 Notwithstanding the foregoing clause (c), Midstream may perform all services under this Agreement itself using its own water facilities and/or perform any or all such services through third parties, in which case references herein to the Water Facilities shall be deemed to be references to such facilities of the relevant third party.

(e)                                  Notwithstanding the foregoing clause (c):

(i)                                     Midstream shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Producer if such assignment is made to any Person to which the Water Facilities or any part thereof has been or will be transferred that assumes in writing all of Midstream’s obligations hereunder (if applicable, to the extent that part of the Water Facilities being transferred to such Person) and is (A) an Affiliate of Midstream or (B) a Person to which the Water Facilities has been or will be transferred who (1) hires (or retains, as applicable) operating personnel who are then operating the Water Facilities (or has similarly experienced operating personnel itself), (2) has operated for at least two (2) years prior to such assignment systems similar to the Water Facilities, or (3) contracts for the operation of the Water Facilities with another Person that satisfies either of the foregoing conditions (1) or (2) in this clause (B), provided in the case of an assignment pursuant to this clause (B), the assignee has creditworthiness as reasonably determined by Producer that is equal to the higher of Midstream’s creditworthiness as of the Effective Date and Midstream’s creditworthiness as of the date of the assignment.

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(ii)                                  Midstream shall have the right to grant a security interest in this Agreement to a lender or other debt provider (or trustee or agent on behalf of such lender) of Midstream.

(iii)                               Producer shall have the right to assign its rights under this Agreement, in whole or in part, as applicable, without the consent of Midstream, to any Person to which it sells, assigns, or otherwise transfers all or any portion of the Service Area Properties and who (A) who assumes in writing all of Producer’s obligations hereunder (if applicable, to the extent of the Service Area Properties being transferred to such Person) and (B) whose credit rating is equal to or greater than the greater of Producer’s credit rating as of the Effective Date and Producer’s credit rating as of the date of the assignment.

(f)                                   Upon an assignment by Midstream in accordance with Section 17.4(e)(i)(B) Midstream shall be released from its obligations under this Agreement to the extent of such assignment.  Upon an assignment by Producer in accordance with Section 18.4(c)(ii), Producer shall be released from its obligations under this Agreement to the extent of such assignment.

Section 17.5                            Severability.  If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, then (i) such provision shall be deemed inoperative to the extent it is deemed void or unenforceable, (ii) the Parties agree to enter into such amendments to this Agreement in order to give effect, to the greatest extent legally possible, to the provision that is determined to be void or unenforceable and (iii) the other provisions of this Agreement in all other respects shall remain in full force and effect and binding and enforceable to the maximum extent permitted by Applicable Law; provided, however, that in the event that a material term under this Agreement is so modified, the Parties will, timely and in good faith, negotiate to revise and amend this Agreement in a manner which preserves, as closely as possible, each Party’s business and economic objectives as expressed by the Agreement prior to such modification.

Section 17.6                            Confidentiality.

(a)                                 Confidentiality.  Except as otherwise provided in this Section 18.6, each Party agrees that it shall maintain all terms and conditions of this Agreement, and all information disclosed to it by the other Party or obtained by it in the performance of this Agreement and relating to the other Party’s business (including Development Plans, Water Facilities Plans, and all data relating to the production of Producer) (collectively, “Confidential Information”) in strictest confidence, and that it shall not cause or permit disclosure of this Agreement or its existence or any provisions contained herein without the express written consent of the other Party.

(b)                                 Permitted Disclosures.  Notwithstanding Section 18.6(a) disclosures of any Confidential Information may be made by either Party (i) to the extent necessary for such Party to enforce its rights hereunder against the other Party; (ii) to the extent to which a Party is required to disclose all or part of this Agreement by a statute or by the order or rule of a Governmental Authority exercising jurisdiction over the subject matter hereof, by order, by

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regulations, or by other compulsory process (including deposition, subpoena, interrogatory, or request for production of documents); (iii) to the extent required by the applicable regulations of a securities or commodities exchange; (iv) to a third person in connection with a proposed sale or other transfer of a Party’s interest in this Agreement, provided such third person agrees in writing to be bound by the terms of this Section 18.6; (v) to its own directors, officers, employees, agents and representatives; (vi) to an Affiliate; (vii) to financial advisors, attorneys, and banks, provided that such Persons are subject to a confidentiality undertaking consistent with this Section 18.6(b), or (viii) except for information disclosed pursuant to Article 3 of this Agreement, to a royalty, overriding royalty, net profits or similar owner burdening production from the Service Area Properties, provided such royalty, overriding royalty, net profits or similar owner, agrees in writing to be bound by the terms of this Section 18.6.

(c)                                  Notification.  If either Party is or becomes aware of a fact, obligation, or circumstance that has resulted or may result in a disclosure of any of the terms and conditions of this Agreement authorized by Section 17.6(b)(ii) or (iii), it shall so notify in writing the other Party promptly and shall provide documentation or an explanation of such disclosure as soon as it is available.

(d)                                 Party Responsibility.  Each Party shall be deemed solely responsible and liable for the actions of its directors, officers, employees, agents, representatives and Affiliates for maintaining the confidentiality commitments of this Section 18.6.

(e)                                  Public Announcements.  The Parties agree that prior to making any public announcement or statement with respect to this Agreement or the transaction represented herein permitted under this Section 18.6, the Party desiring to make such public announcement or statement shall provide the other Party with a copy of the proposed announcement or statement prior to the intended release date of such announcement.  The other Party shall thereafter consult with the Party desiring to make the release, and the Parties shall exercise their reasonable best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both such Parties or (ii) in the case of a statement to be made solely by one Party, obtain approval of the other Party to the text of a public announcement or statement.  Nothing contained in this Section 18.6 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to this Agreement or the transaction represented herein to any Governmental Authority to the extent required by Applicable Law or necessary to comply with disclosure requirements of the Securities and Exchange Commission, New York Stock Exchange, or any other regulated stock exchange.

(f)                                   Survival.  The provisions of this Section 18.6 shall survive any expiration or termination of this Agreement; provided that other than with respect to information disclosed pursuant to Article 3, as to which such provisions shall survive indefinitely, such provisions shall survive only a period of one (1) year.

Section 17.7                            Entire Agreement, Amendments and Waiver.  This Agreement, including all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter.  This Agreement may not be amended or modified in any manner except by a written document signed

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by the Parties that expressly amends this Agreement.  No waiver by either Party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided.  No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

Section 17.8                            Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, OR BUSINESS INTERRUPTIONS; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY DAMAGE CLAIM ASSERTED BY OR AWARDED TO A THIRD PARTY FOR WHICH A PARTY WOULD OTHERWISE BE LIABLE UNDER ANY INDEMNIFICATION PROVISION SET FORTH HEREIN.

Section 17.9                            Headings.  The headings and captions in this Agreement have been inserted for convenience of reference only and shall not define or limit any of the terms and provisions hereof.

Section 17.10                     Rights and Remedies.  Except as otherwise provided in this Agreement, each Party reserves to itself all rights, counterclaims, other remedies and defenses that such Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by Applicable Law.

Section 17.11                     No Partnership.  Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust, fiduciary or partnership duty, obligation or liability on or with regard to either Party.

Section 17.12                     Rules of Construction.  In construing this Agreement, the following principles shall be followed:

(a)                                 no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b)                                 examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c)                                  the word “includes” and its syntactical variants mean “includes, but is not limited to,” “includes without limitation” and corresponding syntactical variant expressions;

(d)                                 the plural shall be deemed to include the singular and vice versa, as applicable; and

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(e)           references to Section shall be references to Sections of this Agreement.

Section 17.13       No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other Person whomsoever or whatsoever, it being the intention of the Parties that no third Person shall be deemed a third party beneficiary of this Agreement.

Section 17.14       Further Assurances.  Each Party shall take such acts and execute and deliver such documents as may be reasonably required to effectuate the purposes of this Agreement.

Section 17.15       Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

Water Services Agreement

Signature Page

EXHIBIT A

INITIAL SERVICE AREA

Centralized Water System
West Virginia
WATER INFRASTRUCTURE SERVICE AREA
CORE AREA
12 MONTHS AFTER THE EFFECTIVE DATE
18 MONTHS AFTER THE EFFECTIVE DATE
Ohio River
Ohio River Withdrawal Point
Middle Island Creek Withdrawal Point
West Fork Withdrawal Point
Middlebourne
Canton
Lumberport
Salem/Clarksburg
Greenbrier/Tichenal
Tom's Fork
West
Elk
2013
2014
2015
2022

Exhibit A - Page 1

Exhibit A - Page 2

EXHIBIT B

INITIAL WATER FACILITIES

1.              All existing or imminent buried Water pipelines and associated appurtenances.

2.              All existing or imminent temporary surface Water pipeline and associated appurtenances.

3.              All Water pipeline and associated appurtenances contained in inventory and designated for future Water pipeline projects.

4.              All existing or imminent pump stations, transfer pumps, or booster pumps that are designated for the transfer of Water up to the Producer’s receiving tanks/pits.

5.              All pump stations, transfer pumps, or booster pumps that are contained in inventory and designated for the future transfer of Water up to the Producer’s receiving tanks/pits.

6.              All existing or imminent operational equipment, tools, telemetry devices, vehicles necessary for operation of the line.

7.              All existing or imminent surface use agreements for withdrawal points, access roads, impoundments, pump stations, maintenance shops, laydown or staging yards and surface feature access pads.

8.              Fresh Water Impoundments (“FWIs”) (status as of October 10, 2013):

FWIs built and in-service:

1.              Harshbarger North FWI

2.              Harshbarger South FWI

3.              Marsden FWI

4.              Quinn FWI

5.              Bonnell FWI

FWIs – constructing:

1.              Hinter Heirs South FWI

2.              Hinter Heirs North FWI

3.              Pearl Jean South FWI

4.              Pearl Jean North FWI

5.              Annie Horizontal FWI

Exhibit B - Page 1

6.              Lake FWI

7.              Nimorwicz West FWI

8.              Nimorwicz East FWI

9.              Foreman FWI

10.       Bee Lewis FWI

Planning/Permitting/waiting on release/waiting on SUA:

1.              John Richards Centralized Pit (produced water storage)

2.              Whitehair FWI

3.              Hartley West FWI

4.              Melody FWI

5.              Spiker FWI

6.              Heflin FWI

7.              James Webb FWI

8.              Lemley FWI

Exhibit B - Page 2

EXHIBIT C

TAKE POINTS

Fresh Water Impoundments (status as of October 10, 2013)

FWIs built and in-service

1.             Harshbarger North FWI

2.             Harshbarger South FWI

3.             Marsden FWI

4.             Quinn FWI

5.             Bonnell FWI

FWIs – constructing

1.             Hinter Heirs South FWI

2.             Hinter Heirs North FWI

3.             Pearl Jean South FWI

4.             Pearl Jean North FWI

5.             Annie Horizontal FWI

6.             Lake FWI

7.             Nimorwicz West FWI

8.             Nimorwicz East FWI

9.             Foreman FWI

10.          Bee Lewis FWI

Planning/Permitting/waiting on release/waiting on SUA

1.             John Richards Centralized Pit (produced water storage)

2.             Whitehair FWI

3.             Hartley West FWI

4.             Melody FWI

5.             Spiker FWI

6.             Heflin FWI

7.             James Webb FWI

8.             Lemley FWI

Exhibit C - Page 1

West Virginia

1.             Ohio River at Ben’s Run Withdrawal Site (Tyler County), reference NOAA Website – Willow Island Lock and Dam

Min Gauge Reading:  6,468 cfs

Maintain local pass-by of 6,468 cfs

Max. pump rate:  7.48 cfs (3,360 gpm)

2.             West Fork River at JCP Withdrawal Site (Harrison County), reference USGS Station Number 03061000

Min Gauge Reading:  175.00 cfs

Maintain local pass-by of 146.25 cfs

Max. pump rate: 4.46 cfs (2,000 gpm)

3.             West Fork River at McDonald Withdrawal Site (Harrison County), reference USGS Station Number 03061000

Min Gauge Reading:  175.00 cfs

Maintain local pass-by of 106.30 cfs

Max. pump rate: 6.68 cfs (3,000 gpm)

4.             West Fork River at GAL Withdrawal Site (Harrison County), reference USGS Station Number 03061000

Min Gauge Reading:  175.00 cfs

Maintain local pass-by of 105.39 cfs

Max. pump rate: 4.46 cfs (2,000 gpm)

5.             Middle Island Creek at Dawson Withdrawal Site (Tyler County), reference USGS Station Number 03114500

Min Gauge Reading:  76.03 cfs

Maintain local pass-by of 28.83 cfs

Max. pump rate: 6.68 cfs (3,000 gpm)

6.             Middle Island Creek at Mees Withdrawal Site (Pleasants County), reference USGS Station Number 03114500

Min Gauge Reading:  52.59 cfs

Maintain local pass-by of 47.63 cfs

Max. pump rate: 7.48 cfs (3,360 gpm)

Exhibit C - Page 2

7.             McElroy Creek at Forest Withdrawal (Tyler County), reference USGS Station Number 03114500

Min Gauge Reading:  74.77 cfs

Maintain local pass-by of 13.10 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

8.             McElroy Creek at Sweeney Withdrawal (Doddridge County), reference USGS Station Number 03114500

Min Gauge Reading:  69.73 cfs

Maintain local pass-by of 6.66 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

9.             Meathouse Fork at Gagnon Withdrawal Site (Doddridge County), reference USGS Station Number 03114500

Min Gauge Reading:  71.96 cfs

Maintain local pass-by of 13.10 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

10.          Meathouse Fork at Whitehair Withdrawal Site (Doddridge County), reference USGS Station Number 03114500

Min Gauge Reading:  69.73 cfs

Maintain local pass-by of 7.28 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

11.          Tom’s Fork at Erwin Withdrawal (Doddridge County), reference USGS Station Number 03114500

Min Gauge Reading:  69.73 cfs

Maintain local pass-by of 0.59 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

12.          Arnold Creek at Davis Withdrawal Site (Doddridge County), reference USGS Station Number 03114500

Min Gauge Reading:  69.73 cfs

Maintain local pass-by of 3.08 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

Exhibit C - Page 3

13.          Buckeye Creek at Powell Withdrawal Site (Doddridge County), reference USGS Station Number 03114500

Min Gauge Reading:  69.73 cfs

Maintain local pass-by of 4.59 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

14.          South Fork of Hughes River at Knight Withdrawal Site (Ritchie County), reference USGS Station Number 03155220

Min Gauge Reading:  39.80 cfs

Maintain local pass-by of 1.95 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

15.          North Fork of Hughes River at Davis Withdrawal Site (Ritchie County), reference USGS Station Number 03155220

Min Gauge Reading:  35.23 cfs

Maintain local pass-by of 2.19 cfs

Max. pump rate: 2.23 cfs (1,000 gpm)

Exhibit C - Page 4

Ohio

High Priority

Location	Latitude	Longitude	Status	Desktop Evaluation	Field Recon	Site Access	Delineation	SUA	Stream Gaging Events	Rating Curve/Pump Sheet	Registration	Floodplain	ODOT	Construction Release	ODNR Registration Number	Parcel ID	Property Owner	Comments

Buffalo Creek 4	39.811790	-81.467680	Registered	Complete	Complete	Obtained	Complete	Pending	4	Complete	2.00	Pending	Pending	Pending	02487	467877787	James E & Rosemary L Johnson	Issue with pricing, currenlty considering Buffalo Creek Arnold location
Buffalo Creek-Arnold	39.863557	-81.526403	Registered	Complete	Complete	Obtained	Pending	Pending	12	Pending	2.00	Pending	Pending	Pending	02628	05-21125.002	Michael R & Judy M Arnold	Registration and design complete. Stream gaging will continue to be performed in support of a current or upcoming frac and to maintain an understanding of the regional flow and seasonal variations.
East Fork Duck Creek-6	39.645811	-81.309128	Registered	Complete	Complete	Obtained	Complete	In place	14	Complete	2.00	Completed	Pending	Pending	02543	467869656	Christopher A & Paula D Vetter

Waiting on Rettew Survey which is a field markout i.e. stakes in ground. Stream gaging will continue to be performed in support of a current or upcoming frac and to maintain an understanding of the regional flow and seasonal variations.

Jordan Jones 1	39.763746	-81.200327	Registered	Complete	Complete	Obtained	Complete	In place	NA	N/A	0.500	NA	NA	Approved	02458	408880971	Gary A & Nancy S Or Survivor Rubel	Rettew - What is appropriate drawdown, pulled at times 500,000 GPD on last frac, Rettew recommends drawdown of no more than 1/2 vol.
Kerry Brown Withdrawal	39.58746	-80.97836	Registered	Complete	Complete	Obtained	Complete	In place	NA	N/A	2.000	NA	NA	Approved	02449	408891558	Guy L & Josephine G Or Survivor Brown	Is built, no plans to use, when Grimes built will cancell registration and SUA
Lewis Grimes Rock Quarry	39.505552	-81.087615	Registered	Complete	Complete	Obtained	Complete	In place	NA	N/A	2.000	Pending	NA	Approved	02450	150057020000	John Grimes	Authorized to do construction. Design complete.
Opossum Run	39.869684	-81.420662	Registered	Complete	Complete	Obtained	Complete	In place	15	Complete	1.200	NA	NA	Approved	02452	467879431	Wayne F & Martha J Miley

Will be utilized during storm events in the summer months. Stream gaging will continue to be performed in support of a current or upcoming frac and to maintain an understanding of the regional flow and seasonal variations.

Rubel 4	39.780167	-81.196681	Registered	Complete	Complete	Obtained	Complete	Pending	NA	N/A	0.250	NA	NA	TBD	02451	408891675	Gary A & Nancy S Or Survivor Rubel	Rubel reviewing agreement, has not been used, is truck loadout
Rubel Pad Ground Water Withdrawal	39.833172	-81.302765	Registered	Complete	Complete	Obtained	Complete	In place	NA	N/A	0.750	NA	NA	NA	02550	408880908	Gary A & Nancy S Or Survivor Rubel	Used to fill Rubel FWI, can pipe from Carpenter to Rubel FWI only. Sampled on 9/19. Expecting results the week of 9/30. Per ODNR, Rettew will unregister source at the end of the year.
Seneca Fork Wills Creek - 2	39.931389	-81.457222	Registered	Complete	Complete	Obtained	Complete	In place	13	Complete	2.00	Completed	NA	Approved	02481	31-00426	Julia J Postlethwait	Broken weld down on bridge, county to fix bridge, will be shut down, using staff gage at bridge.
Skin Creek-1 (Rubel)	39.83223	-81.30409	Registered	Complete	Complete	Complete	Complete	In place	18	Complete	1.00	NA	NA	NA	02555	408880908	Gary A & Nancy S Or Survivor Rubel	Next to Rubel pad, used to fill Rubel FWI. Staff gage decommissioned on 9/25. Per ODNR, Rettew will unregister source at the end of the year.
Slope Creek Reservoir (Barnesville #3)	39.907492	-81.165197	Registered	Complete	Complete	Obtained	Pending	Pending	NA	NA	2.00	NA	Pending	Pending	02629	37-60021.000	The Village of Barnesville	Registration and design complete.
South Fork (Carpenter)	39.813710	-81.307880	Registered	Complete	Complete	Obtained	Complete	In place	19	Complete	2.00	2/20/2013	2/20/2013	2/22/2013	02488	408885365	Wallace R & Judy A Or Survivor Carpenter

Across road from Carpenter pad - direct fill to Carpenter FWI. Stream gaging will continue to be performed in support of a current or upcoming frac and to maintain an understanding of the regional flow and seasonal variations.

West Fork Duck Creek - Buckey	39.794094	-81.562736	Registered	Complete	Complete	Obtained	Complete	In place	14	Complete	2.00	Submitted	NA	Pending	02482	467875881	Michael R & Linda Buckey

Not in floodplain, in use as truck loadout. Stream gaging will continue to be performed in support of a current or upcoming frac and to maintain an understanding of the regional flow and seasonal variations.

Beaver Creek-4	39.908867	-81.316445	Registered	Complete	Complete	Obtained	Complete	In place	4	Pending	2.00	Completed	Complete	Complete	02673	467876191	Shawn Q Carpenter

Week of 9/9: Install staff gage, gage stream, preliminary design completed and registered. Support for Roe/Ervin well pads. Updated Roe to Ervin Design to Antero on 9/27. ODOT and Floodplain Permits issued on 9/27. Stream gaging will continue to be performed in support of a current or upcoming frac and to maintain an understanding of the regional flow and seasonal variations.

Exhibit C - Page 1

Low Priority

Location	Latitude	Longitude	Status	Desktop Evaluation	Field Recon	Site Access	Delineation	SUA	Stream Gaging Events	Rating Curve/Pump Sheet	Registration	Floodplain	ODOT	Construction Release	ODNR Registration Number	Parcel ID	Property Owner	Comments

Beaver Creek-2	39.906603	-81.320415	On Hold	Complete	Complete	Obtained												NEED UPDATE FROM UTICA TEAM Potential feed to Ervin impoundment (across the road).
Beaver Creek-3	39.901428	-81.319465	On Hold	Complete	Complete	Obtained			4									NEED UPDATE FROM UTICA TEAM Favorable due to deep pools in stream and road access. On hold, consult Aaron on Beaver Creek-2 potential.
Boggs Fork-2	40.177966	-81.189805	On Hold	Complete														To support Piedmont Lake area well pads.
Bushy Fork	40.10065	-81.430289	On Hold	Complete														Possible Ervin Source useful for rig program in Barnsville area
Clear Fork	40.156895	-81.448634	On Hold	Complete														Possible Ervin Source useful for rig program in Barnsville area
Khune Pond	39.670273	-81.477492	On Hold	Complete	Complete	Obtained			NA									Bath Survey complete-25 foot depth throughout pond, 15 feet off shoreline. Do not register per Aaron.
Middle Fork at Hideaway	39.636361	-81.363163	On Hold	Complete	Complete	Obtained			1

RETTEW — identify specific locations based on field recon; Antero - Landowner authorization/SUA, delineation, and water testing; RETTEW — Stream gaging (3-5 events) and registration . Relocated withdraw point to the south

Ohio River-10	39.79044	-80.84325	On Hold	NA														Pipeline Sources from Ohio river to Carpenter FWI
Ohio River-2 (Route 7 & 556)	39.772631	-80.866189	On Hold	NA														Pipeline Sources from Ohio river to Carpenter FWI
Ohio River-9 (Route 7 & 78)	39.76465	-80.87155	On Hold	NA														Pipeline Sources from Ohio river to Carpenter FWI-Primary Option
Piedmont Lake-1	40.162223	-81.185484	On Hold	Complete												545059592	Muskingham Watershed Conservancy Dist V	To support Piedmont Lake area well pads.
Salt Fork Lake	40.087931	-81.511942	On Hold	Complete														Possible Ervin Source, useful for rig program in Barnsville area, N of I-70
Salt Fork-1	40.075707	-81.432662	On Hold	Complete														Possible Ervin Source, useful for rig program in Barnsville area, N of I-70
Seneca Fork Wills Creek - 4	39.864005	-81.321436	On Hold	Complete														DISCUSS AT UTICA MEETING, ISSUE IS LAKE PROXIMITY, ADF = 524,000 BBLPD. Site visit needed. To utilize with South Fork-2 at single loadout.
Skull Fork-1	40.197821	-81.270588	On Hold	Complete														To support Piedmont Lake area well pads.
South Fork-2	39.852887	-81.328698	On Hold	Complete														DISCUSS AT UTICA MEETING, ISSUE IS LAKE PROXIMITY, ADF = 509,000 BBLPD. Site visit needed. To utilize with Seneca Fork Wills Creek-4 at single loadout.

Exhibit C - Page 2

Location	Latitude	Longitude	Status	Desktop Evaluation	Field Recon	Site Access	Delineation	SUA	Stream Gaging Events	Rating Curve/Pump Sheet	Registration	Floodplain	ODOT	Construction Release	ODNR Registration Number	Parcel ID	Property Owner	Comments

Spencer Creek	40.055672	-81.153597	On Hold	Complete	Drive-by													ADF = 370,000 BBLPD, useful for rig program in Barnsville area
Stillwater Creek-1	40.195978	-81.221571	On Hold	Complete														To support Piedmont Lake area well pads.
B & O Pond	39.961278	-81.280618	Do Not Pursue	Complete														Small source, could be utilized for 1-2 fracs in the summer. Site visit needed.
Beaver Creek	39.91102	-81.30281	Do Not Pursue	Complete	Complete	Obtained												Unfavorable due to golf course
Buffalo Creek	39.86396	-81.533559	Do Not Pursue	Complete														BC 3 & 4 are preferred locations
Buffalo Creek 2	39.836750	-81.504740	Do Not Pursue	Complete														BC 3 & 4 are preferred locations
Buffalo Creek 3 - Rt 146 and Cooper Road	39.849444	-81.518889	Do Not Pursue	Complete	Complete	Obtained	Complete		3									Replaced by Buffalo Ck Arnold,
Buffalo Creek 5 (Rt 146 West of Sarisville)	39.816643	-81.481521	Do Not Pursue	Complete														BC 3 & 4 are preferred locations
Buffalo Creek-6	39.820696	-81.482134	Do Not Pursue	Complete														Replaced by Buffalo Ck Arnold,
Buffalo Wills Pond	39.906094	-81.564696	Do Not Pursue	Complete					NA									18.5 acres, possible EQT TLO being constructed here. Antero needs to contact land owner.
Christman Pond	39.78345	-81.29697	Do Not Pursue	Complete	Complete	Obtained												LO wants to preserve ponds-other options on property are inadequate
City of Byesville	—	—	Do Not Pursue	—	—	—	—	—	—		—							Prefer not to use it, will not be used to support Wayne and Schroider fracs
City of Caldwell	—	—	Do Not Pursue	—	—	—	—	—	—		—							Prefer not to use it, will not be used to support Wayne and Schroider fracs
Clear Fork Little Muskingum River	39.713908	-81.262185	Do Not Pursue	Complete	Complete													Not an adequate site. Need to explore other options near by.
Clear Fork Little Muskingum River & Indian Run	39.630435	-81.225289	Do Not Pursue	Complete	Complete													Move withdraw point on northern side of Route 537.
Cline Pond	39.886836	-81.319883	Do Not Pursue	Complete														Possible Storage,
Consol/CNX Site 27 - Courtney Run	39.660778	-80.991919	Do Not Pursue															West of play
Consol/CNX Site 35 - Kirk Anderson #2	40.146111	-81.163056	Do Not Pursue															West of play
Consol/CNX Site 36 – Muskingum	39.675000	-81.716111	Do Not Pursue															West of play
Cranenest Fork (Route 26 & 800)	39.729032	-81.119076	Do Not Pursue	Complete														RETTEW — Identify preferred locations for withdrawals; Antero - Landowner authorization/SUA prior to delineation, gaging and registration
Cumb. LS Pond 1	39.876624	-81.680747	Do Not Pursue	Complete	Complete													Access issues with AEP/Anadarko agreement

Exhibit C - Page 3

Location	Latitude	Longitude	Status	Desktop Evaluation	Field Recon	Site Access	Delineation	SUA	Stream Gaging Events	Rating Curve/Pump Sheet	Registration	Floodplain	ODOT	Construction Release	ODNR Registration Number	Parcel ID	Property Owner	Comments

Cumb. LS Pond 10	39.879877	-81.698185	Do Not Pursue	Complete	Complete													Access issues with AEP/Anadarko agreement
Cumb. LS Pond 13	39.882213	-81.684024	Do Not Pursue	Complete	Complete													Access issues with AEP/Anadarko agreement
Cumb. LS Pond 2	39.875199	-81.686866	Do Not Pursue	Complete	Complete													Access issues with AEP/Anadarko agreement
Cumberland LS - Pond 3	39.870122	-81.690489	Do Not Pursue	—	—	—	—	—	—		—							Active mining activities
Cumberland LS - Pond 4	39.873211	-81.696256	Do Not Pursue	—	—	—	—	—	—		—							Active mining activities
Cumberland LS - Pond 5	39.871748	-81.697748	Do Not Pursue	—	—	—	—	—	—		—							Active mining activities
Dale Witt	—	—	Do Not Pursue															Private Pond - Low Priority
East Fork Duck Creek-5	39.666507	-81.322882	Do Not Pursue	Complete														Have -6 don’t need -5, .
EastFork Duck Creek (Route 145 & 260)	39.649479	-81.309876	Do Not Pursue	Complete	Complete	Obtained												RETTEW — Identify preferred locations for withdrawals; Antero - Landowner authorization/SUA prior to delineation, gaging and registration. Relocate to the north.
George Thompson Pond	39.983725	-81.485307	Do Not Pursue	Complete	Complete	Obtained	Complete		NA									Draft Registration to Antero 12/21/12/Sold to Robert Le; under negotiation, wants $10/1,000
Glady’s Run	39.847649	-81.341997	Do Not Pursue	Complete														ADF = 118,000 BBLPD,
Jordan Jones 2	39.767084	-81.170135	Do Not Pursue	Complete	Complete	Obtained	—	—	—		—							Release Mr Rubel from agreement, no plans to use
Khune Pond Stream	39.670185	-81.475175	Do Not Pursue	Complete	Complete	Obtained												Desktop eval needed
Leatherwood Creek 1	40.005172	-81.514869	Do Not Pursue	Complete														Overuse by other operators and not close to our play
Leatherwood Creek 2	39.996017	-81.49897	Do Not Pursue	Complete														Overuse by other operators and not close to our play
Leatherwood Creek 3	39.989915	-81.495938	Do Not Pursue	Complete														Prefer George Thompson Pond
Leatherwood Creek-4	39.968927	-81.316331	Do Not Pursue	Complete	Drive-by													Overuse by other operators and not close to our play
Leatherwood Creek-5	39.66916667	-81.48277778	Do Not Pursue															Overuse by other operators and not close to our play
Matt Blakely Proposed Pond 1	39.88783	-81.41319	Do Not Pursue	Complete	—	—	—	—	—		—							Proposed Pond Inferred dammed drainage.
Matt Blakely Proposed Pond 2	39.88451	-81.43235	Do Not Pursue	Complete	—	—	—	—	—		—							Proposed Pond Inferred dammed drainage.

Exhibit C - Page 4

Location	Latitude	Longitude	Status	Desktop Evaluation	Field Recon	Site Access	Delineation	SUA	Stream Gaging Events	Rating Curve/Pump Sheet	Registration	Floodplain	ODOT	Construction Release	ODNR Registration Number	Parcel ID	Property Owner	Comments

Muskingum River (near Devola)	39.483785	-81.50023	Do Not Pursue	Complete														USACOE Section 10 and other requirements/permission - may require relocation Superior Quality designations
OH River Quarry	39.352236	-81.347350	Do Not Pursue	Complete					NA									39 acres, 300,857 bbls per 1 ft drop, potential Ohio River wateline option, avoid Wayne NForest
Ohio Power Company Pond Mm-34 & Dyes Creek	39.721529	-81.670133	Do Not Pursue															AEP ReCreation Land - Mining Recleamation permitting may be required - follow up wht AEP/OEPA
Ohio Power Company Ponds off of Horse Run Rd	39.733678	-81.732044	Do Not Pursue															AEP ReCreation Land - Mining Recleamation permitting may be required - follow up wht AEP/OEPA
Robert Lee Pond	40.001036	-81.513246	Do Not Pursue	Complete	Complete	Obtained			NA									Draft Registration to Antero 12/21/12 - Landowner Concerns
Robert Miley Existing Pond	39.86236	-81.44882	Do Not Pursue	Complete	Complete	Obtained	Complete	—	—		—							Dammed drainage Insufficient capacity
Robert Miley Proposed Pond	39.859450	-81.445050	Do Not Pursue	Complete	Complete	Obtained	Complete	—	—		—							Unpermitted wetland disturbances
Robin’s Ridge Golf Course N Pond	39.94073	-81.43744	Do Not Pursue	Complete	—	—	—	—	—		—							Insufficient Capacity Restricted access
Robin’s Ridge Golf Course S Pond	39.93815	-81.44001	Do Not Pursue	Complete	—	—	—	—	—		—							Insufficient CapacityRestricted access
Ron Tank Lake	39.86629	-81.29784	Do Not Pursue	Complete	—	—	—	—	—		—							Dammed intermittent stream
Rubel 2 Ponds	—	—	Do Not Pursue	—	Complete	Obtained	—	—	—		—

Release Rubel from water use agreement, See 11/1/12 email and aerial photo and notes from onsite, water is pumped from Rubel 5 to Rubel 2 and some question as to whether Rubel Pond water in general is considerd part of Sennicaville lake.

Salt Fork-2	40.025064	-81.329914	Do Not Pursue	Complete	Drive-by													Aaron to drive-by 1/31; distance does not favor new source in light of existing sources
Seneca Fork Wills Creek - 1	39.912590	-81.517250	Do Not Pursue	Complete														Better Location at Seneca Fork Wills Creek - 2
Seneca Fork Wills Creek-3	39.86667	-81.331110	Do Not Pursue	Complete														Location is within 1/2 mile buffer, confiremed by Aaron G
South Fork Captina Creek (Route 26 & Brushy Creek Rd)	39.905629	-81.079544	Do Not Pursue	Complete														East of Barnsville, RETTEW — Identify preferred locations for withdrawals; Antero - Landowner authorization/SUA prior to delineation, gaging and registration
South Fork/Skin Creek (Rubel Stream Withdrawal)	39.831059	-81.309809	Do Not Pursue	Complete	Complete	Obtained	Complete		3									Draft Registration to Antero 12/21/12 - Landowner Concerns
Strip Mine Ponds	40.005217	-81.267625	Do Not Pursue	Complete														On Hold due to access issues, steep slopes, and neighbor concerns
Sunfish Creek -1	39.780589	-81.059558	Do Not Pursue	Complete	Complete

Exhibit C - Page 5

Location	Latitude	Longitude	Status	Desktop Evaluation	Field Recon	Site Access	Delineation	SUA	Stream Gaging Events	Rating Curve/Pump Sheet	Registration	Floodplain	ODOT	Construction Release	ODNR Registration Number	Parcel ID	Property Owner	Comments

Sunfish Creek -2	39.784778	-81.119770	Do Not Pursue	Complete	Complete	Obtained					Pending
Tim Hall (Pond)	39.880300	-81.383580	Do Not Pursue	Complete	Complete	Obtained	Complete	—	—		—							Pond was constructed within jurisdictional stream channel without confirmation of State/Federal permits prior to construction. Per J Alberts/D Bulian - Do not pursue as a source.
West Fork Duck Creek - Caldwell	39.75132	-81.52768	Do Not Pursue	Complete	Complete													Need to assess ownership
West Fork Duck Creek-3	39.668264	-81.485053	Do Not Pursue	Complete	Complete	Obtained												Coordination w/ County Engineer and ODOT-I77 and Rt 821, desktop eval needed, would make a good truck loadout, down by Khun Pond near interstate Exit 16

Exhibit C - Page 6

EXHIBIT D

INITIAL DEVELOPMENT PLAN

[to be attached]

Exhibit D - Page 1

EXHIBIT E

INITIAL WATER FACILITIES PLAN

[to be attached]

Exhibit E - Page 1

EXHIBIT F

FORM OF CONNECTION NOTICE

Antero Resources Midstream LLC
1625 17th Street
Denver, Colorado 80202

Re:                             Water  Services Agreement dated [                 ], 2013, between Antero Resources Corporation and Antero Resources Midstream LLC (the “Water Services Agreement”)

Ladies and Gentlemen:

This is a Connection Notice for purposes of the Water Services Agreement.  Capitalized terms used but not defined in this Connection Notice have the meanings given such terms in the Water Services Agreement.

Midstream is hereby notified that Producer is planning to drill, complete, and hydraulically fracture the Planned Wells at the Planned Well Pads by the Target Commencement Dates, in each case as set forth below and will require the volumes of Water stated below to be made available at the Delivery Points located at such Planned Well Pads for the number of days after the Target Commencement Date as set forth below:

Planned Well	Planned Well Pad	Target Commencement Date	Volumes (GPD x Number of Days)

Very truly yours,

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

Exhibit F - Page 1

EXHIBIT G

DEEMED CONNECTION NOTICES

Well	Target Commencement Date
[ ]	[ ]

Exhibit G - Page 1

EXHIBIT H

COST OF SERVICE FEE

The Monthly Cost of Service Fee for each Contract Year shall be calculated separately for each CS Facility.  The Cost of Service Fees for each CS Facility are then summed to result in the total Cost of Service Fee payable for each Month in the Contract Year.  The Monthly Cost of Service Fee for each Contract Year for each CS Facility is determined as follows:

Monthly Capex Fee + Monthly O&M Fee = Monthly Cost of Service Fee.

The “Monthly Capex Fee” for each CS Facility is an amount equal to the product of (i) the amount that, if paid to Midstream with respect to each Month remaining in the Recovery Term for such CS Facility, when taken together with all Prior Capex Fees paid to Midstream for such CS Facility, would result in Midstream recovering Producer’s share of all capital expenditures for such CS Facility over a period of 84 Months commencing with the placement in service of such CS Facility (the “Recovery Term”), with a return on capital invested of 13% per annum. “Prior Capex Fees” means, with respect to any Contract Year and any CS Facility, the aggregate of the Monthly Capex Fees with respect to such CS Facility paid in all prior Contract Years.  For purposes of determining the Monthly Capex Fee for any Contract Year, “Producer’s share” of the relevant capital expenditures is Producer’s Throughput Percentage for the Recovery Term, determined using actual throughput where historical throughput volumes are available and estimated throughput volumes for future periods.

The “Monthly O&M Fee” for any Contract Year is an amount equal to:

(i)                                     the sum of:

(a)                                 (1) the operations and maintenance costs and expenses, including the costs and expenses of repairs and replacements in kind, that Midstream estimates it will incur with respect to the CS Facility during the Contract Year multiplied by (2) Midstream’s estimate of Producer’s Throughput Percentage for such Contract Year; plus

(b)                                 the O&M True Up Amount, if any,

(ii)                                  divided by 12.

The “O&M True Up Amount” means, with respect to any Contract Year and any CS Facility,

(i)                                     the positive or negative difference resulting from the following calculation:

(a)                                 the product of (x) the actual operations and maintenance costs and expenses, including the costs and expenses of repairs and replacements in kind, incurred by Midstream in the immediately prior Contract Year with respect to such CS Facility multiplied by (y) Producer’s actual Throughput Percentage for such Contract year;

H-1

Minus

(b)                                 the sum of the aggregate Monthly O&M Fees paid to Midstream with respect to such CS Facility with respect to the immediately prior Contract Year,

(ii)                                  plus 13% per annum.

The Monthly O&M Fee includes Midstream’s reasonable allocation to the CS Facility of Midstream’s overhead and general and administrative expenses together with taxes payable by Midstream with respect to the CS Facility or the Services performed in connection with the CS Facility (but excluding in any event Midstream’s income taxes), to the extent not otherwise paid or reimbursed by Producer pursuant to this Agreement.

The “Throughput Percentage” for any CS Facility for any period is a fraction the numerator of which is the total volumes of Water put through such CS Facility under this Agreement during such period and the denominator is the total volumes of Water put through such CS Facility (including third party volumes) during such period.

H-2

EXHIBIT F

FORM OF LICENSE AGREEMENT

THIS LICENSE AGREEMENT, including all Exhibits hereto (this “Agreement”), is entered into and effective the          day of                                       , 20         (the “Effective Date”), by and between Antero Resources Corporation, a Delaware corporation (“Licensor”), and Antero Resources Midstream LLC, a Delaware limited liability company (“Licensee”). Licensor and Licensee are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor and Licensee have entered into that certain Contribution Agreement dated October         , 2013 (the “Contribution Agreement”);

WHEREAS, Licensor has certain rights in and to the names and marks listed on Exhibit A hereto (such marks, singularly and collectively, are referred to as the “Marks”); and

WHEREAS, Licensee wishes to engage in the business of the gathering or transportation of hydrocarbons and the undertaking of other midstream activities (the “Business”) using the Assets transferred in the Contribution Agreement and desires to obtain a nonexclusive license to use the Marks in connection with the Business (the “Licensed Uses”), and Licensor is willing to permit such use by Licensee subject to the terms of this Agreement;

WHEREAS, Licensor also has certain ownership rights in and to certain unregistered intellectual property (other than trademarks, service marks and other source identifiers) that Licensor has used in the Business (collectively the “Licensed Intellectual Property”);

NOW, THEREFORE, in consideration of the mutual agreements and promises expressed in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties have agreed as follows:

1.                                      License Grant.  Subject to the terms and conditions of this Agreement, Licensor grants Licensee, who hereby accepts:  (a) a nonexclusive and nontransferable right and license to use the Marks solely in connection with the Licensed Uses and solely in the United States of America; and (b) a nonexclusive and nontransferable right and license to use, copy, prepare derivative works, and modify the Licensed Intellectual Property for internal use in connection with the Business conducted by Licensee.  Except for such license, all other rights are hereby reserved to Licensor.  Licensee shall not sell, lease, transfer, or otherwise distribute any items bearing or provide any services in connection with the Marks except Licensed Uses.  Nothing herein shall provide Licensee with any right to, and Licensee shall not at any time, register in Licensee’s name any domain name containing any of the Marks or any portion or derivative thereof or any term confusingly similar thereto.

2.                                      Use of the Marks.  All uses of and references to the Marks by Licensee shall conform with such instructions therefor as Licensor from time to time may provide Licensee.  As soon as reasonably practicable after any request therefor made by Licensor, Licensee shall place the following notice (or such other notice as Licensor may reasonably request) in a prominent place on each of the Licensed Uses and, if the Licensed Uses include services, on each copy of any promotional or advertising materials or media which contain, embody, or mention the Marks:

™/®                      ANTERO RESOURCES CORPORATION

As to those Marks which have been registered in the U.S.A., Licensee shall use the “®” symbol.  Otherwise, Licensee shall use the symbol “™”.

3.                                      Ownership.  The Marks and the Licensed Intellectual Property, and all rights relating thereto, shall remain the sole and exclusive property of Licensor.  All uses of the Marks, and all promotional, advertising, and packaging materials used in connection with the Licensed Uses, by Licensee, its subsidiaries, affiliates, officers, agents, servants, employees, and representatives shall be in accordance with the standards of quality as shall be set by Licensor from time to time and all such uses shall inure solely to the benefit of Licensor.  Nothing in this Agreement or otherwise shall give Licensee or others any right, title, or interest whatsoever in and to the Marks and the Licensed Intellectual Property other than the rights expressly granted hereunder.  Licensee agrees that it shall not attack or dispute Licensor’s title or rights in and to the Marks and the Licensed Intellectual Property or the validity thereof.  Licensee shall not register the Marks in its own name, except solely for the registration and ownership of the name “ANTERO RESOURCES MIDSTREAM LLC,” which, in the event of the expiration or termination of this Agreement, shall be deemed automatically transferred to and owned by Licensor.

4.                                      Use by Others.  Licensor, and its other licensees, shall have the right to use the Marks simultaneously with the use of the Marks by Licensee.  Licensor does not warrant or represent that Licensee will have the sole and exclusive right to use the Marks.  Licensor is not obliged to indemnify or reimburse Licensee for any expenses by Licensee in connection with Licensee’s use of the Marks.

5.                                      Modifications.  Licensee recognizes and agrees that from time to time, Licensor may change or modify the Marks.  Licensee agrees that it shall accept and promptly use such changes and modifications as if they were a part of this Agreement at the time of the execution hereof, and to make any and all expenditures that such changes or modifications may require.  Licensee shall not modify or alter the Marks and shall not use the Marks in connection or combination with any other trademark or service mark without the prior written approval of Licensor.  Licensee may not use the Marks on any new products, goods, promotional materials, or any other items without first submitting two (2) actual specimens of same to Licensor and obtaining Licensor’s prior written consent to such proposed usage, which consent shall be deemed given unless Licensor notifies Licensee otherwise within five business days of Licensee’s submission of such specimens.  Licensee shall not use, form or participate in the formation or operation of any firm or company which incorporates or embodies any of the Marks or Licensor’s name, and Licensee shall not allow others to use the Marks or Licensor’s name.

6.                                      Quality Control.  The quality of the Licensed Uses, as well as the quality of all promotional and advertising materials using the Marks, shall meet or exceed the quality of the corresponding goods, services, and promotional and advertising materials of Licensor prior to the Effective Date.  Licensee shall cooperate with Licensor in facilitating Licensor’s control of the nature and quality of the Licensed Uses, and all promotional, advertising, and packaging materials therefor, and to permit the reasonable inspection of Licensee’s operations, and to supply Licensor with specimens of use of the Marks promptly upon Licensor’s request therefor.  Licensee shall sell only those Licensed Uses which have been previously authorized by Licensor and which meet or exceed Licensor’s quality standards.

7.                                      Protection of the Marks.  Licensee shall cooperate with Licensor in connection with efforts to protect the Marks.  Licensee shall promptly comply with Licensor’s reasonable requests for information, specimens of usage, and the like, and shall promptly execute such lawful instruments as Licensor may reasonably request.  In the event of any actual or suspected infringement or piracy of any aspect of the Marks, Licensee shall immediately report the same to Licensor in writing.  Licensor shall have the sole and exclusive right to institute any claim, demand, or cause of action with respect to any such suspected or actual infringement or piracy.  Licensor shall have no obligation or duty, however, to institute any such claim, demand, or cause of action.  Licensee shall furnish Licensor full cooperation in connection with any such claim, demand, or cause of action.  If requested by Licensor to do so, Licensee shall join as a party to or shall file in its own name such claim to, demand, or cause of action and, in such situations, shall be entitled to recover any damages suffered by Licensee as a result of such infringement or piracy.

8.                                      Confidentiality.

(a)                                 Licensee shall maintain the Licensor’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by Licensor in writing or as expressly permitted in this Section 8.  Licensee further agrees to take the same care with the Licensor’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.  Excepted from these obligations of confidence and non-use is that information which:  (i)  is available, or becomes available, to the general public without fault of the Licensee; (ii)  was in the possession of Licensee on a non-confidential basis prior to receipt of the same from Licensor; (iii) is obtained by Licensee without an obligation of confidence from a third party who is rightfully in possession of such information and, to Licensee’s knowledge, is under no obligation of confidentiality to Licensor; or (iv) is independently developed by Licensee without reference to or use of Licensor’s Confidential Information.  For the purpose of this Section 8(a), a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or underlies, more general information in the public domain or in the possession of the receiving Party.

(b)                                 Notwithstanding Section 8(a), if the Licensee becomes legally compelled to disclose, or is required to disclose by the listing standards of the New York Stock Exchange, any of the Licensor’s Confidential Information, Licensee shall promptly advise Licensor of such requirement to disclose Confidential Information, in order that, where possible, Licensor may seek a protective order or such other remedy as the Licensor may consider appropriate in the circumstances.  Licensee shall disclose only that portion of Licensor’s Confidential Information that it is required to disclose.

(c)                                  Licensee will limit access to the Confidential Information of Licensor to those of its employees and contractors that have a need to know such information in order for Licensee to exercise or perform its rights and obligations under this Agreement (the “Licensee Personnel”).  The Licensee Personnel who have access to any Confidential Information of Licensor will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof.  Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Licensee Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Licensee Personnel by Licensor.

9.                                      Independent Contractor Relationship.  Licensee certifies that it is an independent contractor and not the agent or legal representative of Licensor and that any representation made or agreement executed by Licensee shall be Licensee’s sole responsibility.  Licensee shall conduct its business for the promotion and provision of services and uses within the Licensed Uses as a principal solely for its own account and at its own expense and risk.  Licensee shall be solely responsible for all commitments incurred or assumed by it during the term of this Agreement or thereafter, and Licensor shall not be held responsible in any manner therefor, irrespective of any suggestion or recommendation with respect thereto by Licensor or its employees or representatives.  Licensee represents that it will not act or represent itself directly or by implication as an agent for Licensor and will not attempt to create any obligation, or make any representation, on behalf of or in the name of Licensor.  Licensee further shall not have authority to and shall not appoint any licensee, associate licensee or sublicensee of the Marks without the prior written approval of an authorized officer of Licensor.  All financial and other obligations associated with Licensee’s business are and will remain the sole responsibility of Licensee.  Because

Licensor and Licensee are independent contractors, nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the activities of the other; (ii) constitute the parties as principal and agent, partners, joint venturers, or co-owners or otherwise as participants in a joint undertaking; or (iii) allow Licensee to create or assume any obligation on behalf of Licensor for any purpose whatsoever.  THIS IS NOT A FRANCHISE (OR BUSINESS OPPORTUNITY) RELATIONSHIP.

10.                               Protection of Goodwill.  Licensee at all times shall use its best efforts to act and operate in a manner consistent with good business ethics, and in a manner that will reflect favorably on the Licensed Uses and on the goodwill and reputation of Licensor and the Marks.  Licensee’s best efforts shall include at a bare minimum, but are not limited to, the prompt performance of all of its obligations under this Agreement.  Licensee at all times shall refrain from engaging in any illegal, unethical, unfair or deceptive practices, whether with respect to the Licensed Uses or otherwise.  Licensor may immediately terminate this Agreement if Licensee does anything which in Licensor’s opinion may tarnish or diminish the goodwill associated with the Marks and/or the goodwill or reputation of Licensor.

11.                               Taxes.  Licensee shall pay all license fees, sales, use, occupation, personal property, transportation and excise taxes and any other fees, assessments or taxes which may be assessed or levied by any national, state or local government and any departments and subdivisions thereof, on or against any of the Licensed Uses or in connection with this Agreement and/or Licensee’s business.

12.                               Disclaimers; Limits of Liability.  LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES AND DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, THAT MIGHT OTHERWISE ARISE INCLUDING THE IMPLIED WARRANTIES OF (1) MERCHANTABILITY; AND (2) FITNESS FOR A PARTICULAR PURPOSE; AND (3) THAT THE LICENSED USES AND/OR LICENSEE’S USE OF THE MARKS ARE FREE FROM INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, OR PROPRIETARY RIGHTS OF THIRD PARTIES.   NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE TO LICENSEE AS TO ITS EARNINGS, SUCCESS, REVENUES, PROFITS OR LOSSES PURSUANT TO THIS AGREEMENT AND LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY EARNINGS, SUCCESS, REVENUES, PROFIT, LOSS, OR FAILURE OF LICENSEE HEREUNDER.  LICENSOR’S ENTIRE LIABILITY AND LICENSEE’S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FROM ANY CAUSE WHATSOEVER, WHETHER SOUNDING IN CONTRACT, TORT, UNDER STATUTE, OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY NONPERFORMANCE OR MISREPRESENTATION) SHALL BE LIMITED TO THE AGGREGATE SUM OF U.S. $10,000.  IN NO EVENT WILL LICENSOR BE LIABLE FOR (i) ANY DAMAGES CAUSED, IN WHOLE OR PART, BY LICENSEE, OR FOR (ii) ANY LOST REVENUES, LOST PROFITS, LOST SAVINGS OR OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY ANY PERSON EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR CLAIMS.

13.                               Term and Termination.  Unless previously terminated as provided for herein, this Agreement shall remain in full force and effect until 20 years from the Effective Date.  Licensor may terminate this Agreement upon three (3) months written notice to Licensee, with the license to terminate at the end of such three (3) months, and either party may terminate this Agreement in the event of a material breach by the other upon fifteen (15) days prior written notice thereof to the other, with the license to terminate at the end of such fifteen (15) days.

14.                               Post-Terminations Rights/Duties.  Upon termination of this Agreement, Licensee shall promptly cease all use of the Marks and shall not thereafter adopt or use in any manner any name, trademark, service mark, logo, device, or the like which is or may be confusingly similar to the Marks.

Licensor shall have no responsibility to reimburse Licensee for any costs or expenses in connection with relabeling or removing the Marks in use by Licensee or with respect to any Licensed Uses remaining in Licensee’s inventory at the date this Agreement is terminated and shall have no liability to Licensee for such inventory.  Upon the termination hereof, Licensee shall destroy or sell to Licensor at Licensor’s option all materials in Licensee’s possession, custody, or control which bear the Marks.  Neither Licensor nor Licensee shall by reason of the termination or nonrenewal of this Agreement be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments.  Upon termination of this Agreement, Licensee shall thereafter refrain from operating or doing business under any name or in any manner that might tend to give the general public the impression that the license granted pursuant to this Agreement is still in force or that Licensee is in any way connected or affiliated with or sponsored by Licensor.  In addition, upon written request by Licensor, all of Licensor’s Confidential Information in whatever form shall be returned to Licensor upon termination of this Agreement, without Licensee retaining copies thereof except that one copy of all such Confidential Information may be retained by Licensee’s legal department solely to the extent that Licensee is required to keep a copy of such Confidential Information pursuant to applicable law.  The provisions of Sections 3, 10, 11, 13, 14, 15, and 19 shall survive the termination or expiration of this Agreement.

15.                               Indemnity.  Licensee shall be solely responsible for and shall defend, indemnify, and hold Licensor harmless from and against any and all claims or causes of action whatsoever, and any and all liabilities and every loss, cost, and expense, including the cost of investigating the claim and reasonable attorneys’ fees incurred by Licensor, brought by Licensee’s employees, agents, subcontractors, sublicensees, and representatives, or any other third party, caused by, arising out of, or relating to the exercise or practice of the rights granted hereunder by Licensor to Licensee.  This contractual obligation of indemnification shall extend to and cover the manufacture, use, sale, lease, rental or other providing or marketing of any Licensed Uses and any other goods or services in connection with which Licensee has used the Marks.  This contractual obligation of indemnification shall extend in favor of the officers, employees, agents, and representatives of Licensor.  This contractual obligation of indemnification shall include claims, demands, or causes of action on account of any death or bodily injury to person or injury to property or economic loss.  THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL INCLUDE CLAIMS, DEMANDS, OR CAUSES OF ACTION ALLEGING SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT ON THE PART OF LICENSOR.

16.                               Amendment; Waiver; Modification.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure therefrom, shall be effective unless in writing and signed by duly authorized representatives of each party.  No notice to or demand on Licensee shall entitle it to any other or further notice or demand in similar or other circumstances.  No failure or delay on the part of Licensor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

17.                               Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Licensee shall not grant any sublicenses or assign, delegate or otherwise transfer its rights or obligations hereunder or any interest herein (including any assignment or transfer occurring by operation of law) without the prior written consent of Licensor.  Licensor may freely assign or transfer any or all of its rights, obligations, or interest herein.

18.                               Compliance with Laws.  Licensee shall, at all times hereunder, comply with any and all applicable laws, including without limitation all applicable export and import laws and regulations.  Licensee shall not export any Licensed Uses outside the United States without first obtaining or procuring any necessary governmental license or approval and the prior written approval of an authorized officer of Licensor as to any such specific area or country.

19.                               Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section of this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile transmission or sent by registered or certified mail (return receipt requested) or by nationally recognized overnight courier (with evidence of delivery and postage and other fees prepaid) as follows:

If to Licensee:                                                                                                                  Antero Resources Midstream LLC
1625 17th Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: (303) 357-7315

If to Licensor:                                                                                                                   Antero Resources Corporation
1625 17th Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Facsimile: (303) 357-7315

or to such other representative or at such other address or facsimile number of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made upon the date of receipt by the applicable Party.

20.                               Choice of Law.  This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction.

21.                               Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Texas, in Harris County or the federal courts located in the Southern District of the State of Texas.  The Parties agree that, after such a dispute is before a court as specified in this Section 8.4 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 8.4 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

22.                               Reformation; Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

23.                               Force Majeure.  Licensor shall not be responsible for any delay or failure in performance hereunder due to fire, flood, or other natural catastrophe, Act of God, governmental action, war or civil disturbance, strike, manufacturer’s or supplier’s nondelivery or any other cause beyond Licensor’s reasonable control, whether similar or dissimilar to any of the foregoing.

24.                               Sole and Entire Agreement.  Each of the parties hereto agrees that there are no other agreements, understandings, or representations, oral or written, other than as set forth herein, that this Agreement supersedes and replaces any and all prior and contemporaneous agreements, understandings, representations, statements, or other communications, relating to the subject matter hereof, and that each Party is not relying on any prior understanding or representation, oral or written, that is not included or reflected in this Agreement.  The parties hereto further agree that this Agreement constitutes the sole and entire agreement between the parties relating to the subject matter hereof.

25.                               No Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

26.                               Counterparts.  This Agreement may be executed in any number of copies, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  The organization of this Agreement is for convenience of reference and shall not constitute a part of the Agreement for any other purpose.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties to be effective the day and year first above written.

Licensor:	Licensee:

ANTERO RESOURCES CORPORATION	ANTERO RESOURCES MIDSTREAM LLC

By:	By

EXHIBIT A TO LICENSE AGREEMENT

The “Marks” consist of the following:

1.                                      The following registration:

Mark	U.S. Registration/Application No.

ANTERO RESOURCES	3,081,917

2.                                      Common law rights in and to “ANTERO RESOURCES,” “ANTERO RESOURCES CORPORATION” and the following logo:

EXHIBIT G

REQUIRED CONSENTS

ANTERO LINE	GRANTOR	GRANTEE	EXECUTED	PARCEL TAX ID	RECORDING DATE	BOOK PAGE INSTRUMENT	CONSENT TO ASSIGN
WV-B18-007.000	HOLLAND, MARY, EST	ANTERO RESOURCES APPALACHIAN CORPORATION	4/24/2012	8-23-2	08/19/2013	311/201 #181740	ASSIGNMENT WITH LANDOWNER NOTICE AND APPROVAL REQUIRED. NO ASSIGNMENT WILL BE EFFECTIVE WITHOUT WRITTEN CONSENT FROM THE LANDOWNER, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD.
WV-CN-003.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	4/25/2012	5-17-39 5-17-03 5-17-11 5-17-12.1 5-17-14	5/16/2012	396/29 #59818	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
WV-CS-003.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	3/23/2012	3-2-4.2	4/12/2012	299/75 #161840	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
WV-CO-001.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	7/18/2012	5-17-3	9/5/2013	425/167 #77237	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE COASTAL 1 & 2
WV-CO-001.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	7/18/2012	5-17-3	9/5/2013	425/167 #77237	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED

ANTERO LINE COASTAL HILLTOP
WV-CHT-001.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	7/2/2012	6-12-17	10/5/2012	303/302 #167312	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE NEW MILTON LATERAL
WV-NM-001.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	6/21/2013	6-8-35 6-12-1			GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE TOM’S FORK
WV-TF-008.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	3/27/2013	6-8-35			GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE CANTON NORTH AND WATER LINE
WV-CN-003.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	4/25/2012	5-17-39 5-17-03 5-17-11 5-17-12.1 5-17-14	5/16/2012	396/29 #59818	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE VOGT
WV-VT-004.000	COASTAL FOREST RESOURCE COMPANY	ANTERO APPALACHIAN RESOURCES CORPORATION	1/7/2013	1-6-37.1			GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
WV-CHT-001.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	7/2/2012	6-12-17	10/5/2012	303/302 #167312	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED

ANTERO LINE WHITEHAIR
WV-CS-003.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	3/23/2012	3-2-4.2	4/12/2012	299/75 #161840	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE WHITEHAIR
WV-WH-002.000	COASTAL FOREST RESOURCES COMPANY	ANTERO RESOURCES APPALACHIAN CORPORATION	7/2/2012	6-12-17	10/5/2012	303/302 #167312	GRANTOR’S PRIOR WRITTEN CONSENT REQUIRED
ANTERO LINE OHIO PIPEYARD
OH-PIPEYARD-001.000	KIRK K. MILLER PROPERTIES LLC	ANTERO RESOURCES APPALACHIAN CORPORATION	10/01/2012	23-85347.001, 23-85343.002, 23-85343.001, 23-85345.001, 23-79320.001, 23-79308.001			LESSEE SHALL NOT ASSIGN ITS INTEREST IN THIS LEASE OR SUBLEASE THE PREMISES WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.
ANTERO LINE OHIO -
OH-BV-002.000	Wyscarver, James C & Amy D	ANTERO RESOURCES CORPORATION	08/02/2013	01-21323

Should Grantee assign the Agreement to a third party, Grantee must (1) advise the Grantors of said assignment in writing; (2) advise third party of this Addendum and (3) delivery of copy of the Addendum to aid third party prior to assignment.

EXHIBIT H

EXCLUDED WELLS

All gathering to Bluestone and ExCo vertical wells and all gathering to Davis Well and McKinley 1 & 2 H wells.

H-1